                                                                    EXHIBIT 10.5

                                                              EXECUTION ORIGINAL



       INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                       TELECOMMUNICATIONS ACT OF 1996

                         Dated as of January 29, 1997/1/
                                                      -

                                by and between

                    AMERITECH INFORMATION INDUSTRY SERVICES, a division of Ameritech Services, Inc.
               on behalf of and as agent for Ameritech Michigan

                                      and

                 FOCAL COMMUNICATIONS CORPORATION OF MICHIGAN



____________________________

/1/     See Footnote 21 on Signature Page.
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                               TABLE OF CONTENTS

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ARTICLE I
     DEFINITIONS AND CONSTRUCTION...........................        2
     1.1   Structure........................................        2
     1.2   Defined Terms....................................        2
     1.3   Interpretation...................................        2
     1.4   Joint Work Product...............................        2
     1.5   Regional Matters.................................        3

ARTICLE II
     GENERAL SERVICE RELATED PROVISIONS.....................        3
     2.1   Interconnection Activation Date..................        3
     2.2   Bona Fide Request................................        4
     2.3   Technical References.............................        4
     2.4   Use of Services..................................        4

ARTICLE III
     INTERCONNECTION PURSUANT TO SECTION 251(c)(2)..........        4
     3.1   Scope............................................        4
     3.2   Interconnection Points and Methods...............        5
     A3.2  Focal Alternative Methods of Interconnection.....        5
     B3.2  Ameritech Alternative Methods of Interconnection.        6
     C3.2  SS7 Interconnection..............................       10
     3.3   Fiber-Meet.......................................       11
     3.4   Interconnection in Additional LATAs..............       13
     3.5   Additional Interconnection in Existing LATAs.....       13
     3.6   Nondiscriminatory Interconnection................       13
     3.7   Network Management...............................       14
     3.8   Standards of Performance.........................       14
     3.9   9-1-1 Service....................................       15

ARTICLE IV
     TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE
     SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)..........       18
     4.1   Scope of Traffic.................................       18
     4.2   Limitations......................................       18
     4.3   Trunk Group Architecture and Traffic Routing.....       19
     4.4   Signaling........................................       19
     4.5   Grades of Service................................       20
     4.6   Measurement and Billing..........................       20
     4.7   Reciprocal Compensation Arrangements -- Section
               251(b)(5)....................................       21
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ARTICLE V
     TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC
     PURSUANT TO 251(c)(2)..................................       22
     5.1   Scope of Traffic.................................       22
     5.2   Trunk Group Architecture and Traffic Routing.....       22

ARTICLE VI
     MEET-POINT BILLING ARRANGEMENTS........................       22
     6.1   Meet-Point Billing Services......................       22
     6.2   Data Format and Data Transfer....................       23
     6.3   Errors or Loss of Access Usage Data..............       24
     6.4   Payment..........................................       24
     6.5   Additional Limitations of Liability Applicable
               to Meet-Point Billing Arrangements...........       24

ARTICLE VII
     TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC....       25
     7.1   Information Services Traffic.....................       25
     7.2   BLV/BLVI Traffic.................................       26
     7.3   Transit Service..................................       26

ARTICLE VIII
     INSTALLATION, MAINTENANCE, TESTING AND REPAIR..........       28
     8.1   Plan.............................................       28
     8.2   Operation and Maintenance........................       28
     8.3   Installation, Maintenance, Testing, and Repair...       29
     8.4   Additional Terms.................................       29

ARTICLE IX
     UNBUNDLED ACCESS -- SECTION 251(c)(3)..................       29
     9.1   Access to Network Elements.......................       29
     9.2   Network Elements.................................       30
     9.3   Combination of Network Elements..................       30
     9.4   Nondiscriminatory Access to and Provision of
               Network Elements.............................       32
     9.5   Provisioning of Network Elements.................       32
     9.6   Availability of Additional or Different Quality
               Network Elements.............................       33
     9.7   Pricing of Unbundled Network Elements............       33
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     9.8   Billing..........................................       34
     9.9   Maintenance of Unbundled Network Elements........       34
     9.10  Standards of Performance.........................       34

ARTICLE X
     RESALE AT WHOLESALE RATES -- SECTION 251(c)(4).........       36
     10.1  Telecommunications Services Available for Resale
               at Wholesale Rates...........................       36
     10.2  Other Services...................................       37
     10.3  Limitations on Availability of Resale Services...       37
     10.4  Additional Charges for Resale Services...........       38
     10.5  Restrictions on Resale Services..................       38
     10.6  New Resale Services; Changes in Provision of
               Resale Services..............................       39
     10.7  Operations Support Systems Functions.............       39
     10.8  Nondiscriminatory Provision of Resale Services...       39
     10.9  Standards of Performance.........................       39
     10,10 Branding.........................................       41
     10.11 Primary Local Exchange and Interexchange Carrier
               Selections...................................       42
     10.12 Functionality Required To Support Resale Service.       44
     10.13 Service Functions................................       44
     10.14 Responsibilities of Focal........................       47
     10.15 Responsibilities of Ameritech ...................       47
     10.16 Exchange of Billing Information..................       48
     10.17 Use of Service...................................       49

ARTICLE XI
     NOTICE OF CHANGES -- SECTION 251(c)(5).................       50

ARTICLE XII
     COLLOCATION -- SECTION 251(c)(6).......................       50
     12.1  Physical Collocation.............................       50
     12.2  Virtual Collocation in Physical Collocation
               Space........................................       50
     12.3  Virtual Collocation in Virtual Collocation Space.       50
     12.4  Nondiscriminatory Collocation....................       51
     12.5  Eligible Equipment...............................       51
     12.6  Transmission Facility Options....................       51
     12.7  Interconnection with other Collocated Carriers...       51
     12.8  Interconnection Points and Cables................       52
     12.9  Allocation of Collocation Space..................       52
     12.10 Security Arrangements............................       53
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     12.11 Subcontractor and Vendor Approval................       53
     12.12 Delivery of Collocated Space.....................       53
     12.13 Pricing .........................................       57
     12.14 Billing..........................................       57
     12.15 Common Requirements..............................       57
     12.16 Additional Requirements..........................       57
     12.17 Protection of Service and Property...............       57
     12.18 Standards of Performance.........................       58

ARTICLE XIII
     NUMBER PORTABILITY -- SECTION 251(b)(2)................       58
     13.1  Provision of Local Number Portability............       58
     13.2  Interim Number Portability ("INP")...............       58
     13.3  Remote Call Forwarding ("RCF")...................       58
     13.4  Direct Inward Dialing............................       59
     13.5  NXX Migration....................................       60
     13.6  Other Interim Number Portability Provisions......       60
     13.7  Compensation on Traffic to INP'ed Numbers........       61
     13.8  Pricing For Interim Number Portability...........       62
     13.9  Permanent Number Portability.....................       62
     13.10 Other INP Methods................................       62

ARTICLE XIV
     DIALING PARITY-- SECTIONS 251(b)(3) and 271(e)(2)(B)...       62

ARTICLE XV
     DIRECTORY LISTINGS -- SECTION 251(b)(3)................       62
     15.1  Directory Listings...............................       62
     15.2  Listing and Listing Updates......................       63

ARTICLE XVI
     ACCESS TO POLES, DUCTS, CONDUITS AND RIGHTS-OF-WAY
           -- SECTIONS......................................       64
     16.1  Structure Availability...........................       64
     16.2  Franchises, Permits and Consents.................       65
     16.3  Access and Modifications.........................       65
     16.4  Installation and Maintenance Responsibility......       66
     16.5  Installation and Maintenance Standards...........       67
     16.6  Implementation Team..............................       67
     16.7  Access Requests..................................       67
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     16.8  Unused Space.....................................       67
     16.9  Maintenance Ducts................................       67
     16.10 Applicability....................................       67
     16.11 Other Arrangements...............................       68
     16.12 Cost of Certain Modifications....................       68
     16.13 Maps and Records.................................       68
     16.14 Focal Access.....................................       68
     16.15 Occupancy Permit.................................       68
     16.16 Inspections......................................       69
     16.17 Damage to Attachments............................       69
     16.18 Charges..........................................       69
     16.19 Nondiscrimination................................       69
     16.20 Interconnection..................................       69
     16.21 Cost Imputation..................................       69
     16.22 Structure Leasing Coordinator....................       70
     16.23 State Regulation.................................       70
     16.24 Abandonments, Sales or Dispositions..............       70
     16.25 Standards of Performance.........................       70

ARTICLE XVII
     REFERRAL ANNOUNCEMENT..................................       70

ARTICLE XVIII
     IMPLEMENTATION TEAM AND IMPLEMENTATION PLAN............       71
     18.1  Implementation Team..............................       71
     18.2  Implementation Plan..............................       71
     18.3  Action of Implementation Team....................       73
     18.4  Further Coordination and Performance.............       73
     18.5  Operational Review...............................       73
     18.6  Additional Duties of Implementation Team.........       74

ARTICLE XIX
     GENERAL RESPONSIBILITIES OF THE PARTIES................       74
     19.1  Compliance with Implementation Schedule..........       75
     19.2  Compliance with Applicable Law...................       75
     19.3  Necessary Approvals..............................       75
     19.4  Environmental Hazards............................       75
     19.5  Forecasting Requirements.........................       75
     19.6  Certain Network Facilities.......................       76
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     19.7  Traffic Management and Network Harm..............       76
     19.8  Insurance........................................       77
     19.9  Labor Relations..................................       77
     19.10 Good Faith Performance...........................       77
     19.11 Responsibility to Customers......................       77
     19.12 Unnecessary Facilities...........................       77
     19.13 Cooperation......................................       77
     19.14 NXX Code Administration..........................       77
     19.15 LERG Listings....................................       77
     19.16 LERG Use.........................................       78
     19.17 Switch Programming...............................       78
     19.18 Transport Facilities.............................       78

ARTICLE XX
     PROPRIETARY INFORMATION................................       78
     20.1  Definition of Proprietary Information............       78
     20.2  Disclosure and Use...............................       79
     20.3  Government Disclosure............................       81
     20.4  Ownership........................................       81

ARTICLE XXI
     TERM AND TERMINATION...................................       82
     21.1  Term.............................................       82
     21.2  Renegotiation of Certain Terms...................       82
     21.3  Default..........................................       83
     21.4  Transitional Support.............................       83
     21.5  Payment Upon Expiration or Termination...........       83

ARTICLE XXII
     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES...........       83

ARTICLE XXIII
     CANCELLATION CHARGES...................................       84

ARTICLE XXIV
     SEVERABILITY...........................................       84
     24.1  Severability.....................................       84
     24.2  Non-Contravention of Laws........................       84
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ARTICLE XXV
     INDEMNIFICATION........................................       84
     25.1  General Indemnity Rights.........................       84
     25.2  Indemnification Procedures.......................       85

ARTICLE XXVI
     LIMITATION OF LIABILITY................................       86
     26.1  Limited Responsibility...........................       86
     26.2  Apportionment of Fault...........................       86
     26.3  Limitation of Damages............................       86
     26.4  Limitations in Tariffs...........................       87
     26.5  Consequential Damages............................       87
     26.6  Remedies.........................................       87

ARTICLE XXVII
     BILLING................................................       88
     27.1  Billing..........................................       88
     27.2  Recording........................................       88
     27.3  Payment Of Charges...............................       88
     27.4  Late Payment Charges.............................       88
     27.5  Adjustments......................................       89
     27.6  Interest on Unpaid Amounts.......................       89

ARTICLE XXVIII
     AUDIT RIGHTS, DISPUTED AMOUNTS AND DISPUTE RESOLUTION..       89
     28.1  Audit Rights.....................................       89
     28.2  Disputed Amounts.................................       91
     28.3  Dispute Escalation and Resolution................       92
     28.4  Equitable Relief.................................       92

ARTICLE XXIX
     REGULATORY APPROVAL....................................       93
     29.1  Commission.......................................       93
     29.2  Tariffs..........................................       93
     29.3  Amendment or Other Changes to the Act,
                Reservation of Rights.......................       94
     29.4  Regulatory Changes...............................       94
     29.5  Proxy Rates......................................       94
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ARTICLE XXX
       MISCELLANEOUS........................................       94
       30.1  Authorization..................................       94
       30.2  Designation of Affiliate.......................       95
       30.3  Subcontracting.................................       95
       30.4  Independent Contractor.........................       95
       30.5  Force Majeure..................................       95
       30.6  Governing Law..................................       96
       30.7  Taxes..........................................       96
       30.8  Non-Assignment.................................       97
       30.9  Non-Waiver.....................................       97
       30.10 Notices........................................       97
       30.11 Publicity and Use of Trademarks or Service
                Marks.......................................       98
       30.12 Nonexclusive Dealings..........................       98
       30.13 No Third Party Beneficiaries, Disclaimer of
                Agency......................................       99
       30.14 No License.....................................       99
       30.15 Survival.......................................       99
       30.16 Scope of Agreement.............................       99
       30.17 Counterparts...................................       99
       30.18 Entire Agreement...............................       99

ARTICLE XXXI
       AMERITECH COLLOCATION................................      100
       31.1  Physical Collocation...........................      100
       31.2  Eligible Equipment.............................      100
       31.3  Transmission Facility Options..................      100
       31.4  Interconnection Points and Cables..............      100
       31.5  Allocation of Collocation Space................      101
       31.6  Subcontractor and Vendor Approval..............      101
       31.7  Delivery of Collocated Space...................      101
       31.8  Pricing........................................      102
       31.9  Billing........................................      102
       31.10 Additional Requirements........................      102
       31.11 Protection of Service and Property.............      103
       31.12 Standards of Performance.......................      104
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                                    -viii-

             INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252
                     OF THE TELECOMMUNICATIONS ACT OF 1996

      This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("AGREEMENT"), is effective as of the 29th day of January, 1997/2/ (the "EFFECTIVE DATE"), by and between Ameritech Information
              -
Industry Services, a division of Ameritech Services, Inc., a Delaware corporation with offices at 350 North Orleans, Third Floor, Chicago, Illinois 60654, on behalf of and as agent for Ameritech Michigan (Ameritech Michigan referred to herein as "AMERITECH") and Focal Communications Corporation of Michigan, a Delaware corporation, with offices at 200 N. LaSalle Street, Suite 800, Chicago, Illinois 60601 ("FOCAL").

                                   RECITALS

      A. Ameritech is an Incumbent Local Exchange Carrier as defined by the Act, authorized to provide certain Telecommunications Services within Michigan.

      B. Ameritech is engaged in the business of providing, among other things, local Telephone Exchange Service within Michigan.

      C. Focal has been granted authority to provide certain local Telephone Exchange Services within Michigan and is a Local Exchange Carrier as defined by the Act.

      D. The Parties desire to Interconnect their telecommunications networks and facilities to comply with the Act, and exchange traffic so that their respective residential and business Customers may communicate with each other over, between and through such networks and facilities.

      E. The Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will Interconnect their networks and facilities and provide to each other Telecommunications Services as required by the Act as set forth herein.

      NOW, THEREFORE, in consideration of the mutual premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Focal and Ameritech hereby agree as follows.


___________________

/2/   See Footnote 21 on Signature Page.
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                                   ARTICLE I
                         DEFINITIONS AND CONSTRUCTION

      1.1  STRUCTURE.

This Agreement includes certain Exhibits and Schedules which immediately follow this Agreement, all of which are hereby incorporated in this Agreement by this reference and constitute a part of this Agreement.

      1.2 DEFINED TERMS. Capitalized terms used in this Agreement shall have the respective meanings specified in SCHEDULE 1.2 or as defined elsewhere in
                                     ------------
this Agreement.

      1.3  INTERPRETATION.

           (a)  The definitions in SCHEDULE 1.2 shall apply equally to both the
                                   ------------
                singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE," "INCLUDES" AND "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The words "SHALL" and "WILL" are used interchangeably throughout this Agreement and the use of either connotes a mandatory requirement. The use of one or the other shall not mean a different degree or right or obligation for either Party.

           (b) References herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

           (c) The headings of the Articles, Sections, Exhibits and Schedules are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

           (d) Unless the context shall otherwise require, any reference to any agreement, other instrument (including Ameritech, Focal or other third party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation, rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).

           (e) In the event of a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall govern.

      1.4 JOINT WORK PRODUCT. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

      1.5  REGIONAL MATTERS.

           (a) Focal has a regional administrative structure in which its central region ("REGION") comprises the states of Illinois, Ohio, Indiana, Michigan and Wisconsin, states in which Ameritech Michigan and its Affiliates conduct business operations and in which Ameritech Michigan and certain of its Affiliates are Incumbent Local Exchange Carriers. Ameritech Michigan and Focal currently perform, or cause their Affiliates to perform, administrative and specialized business operations on a centralized basis in the Region.

           (b) The Parties shall cooperate in the administration and performance of this Agreement and any other agreements between the Parties and their Affiliates approved under Section 252 of the Act relating to the Parties' provision of Telecommunications Services in the Region (the "REGIONAL INTERCONNECTION AGREEMENTS") so that the following are accomplished:

                (1) Whenever this Agreement requires a procedure for deployment of the relevant facilities, services and functions, including formation of an Implementation Team and the development of an Implementation Plan, the Parties shall, to the maximum extent practicable in light of local state differences, use a single Implementation Team to develop a single Implementation Plan which will satisfy the requirements of all Regional Interconnection Agreements. Except as necessary to accommodate individual state differences or requirements, meetings of the Implementation Team shall be held in Chicago, Illinois; and

                (2) The Parties agree that they will use their best efforts to maintain single points of contact and operational interfaces for all Regional Interconnection Agreements.


                                  ARTICLE II
                      GENERAL SERVICE RELATED PROVISIONS

      2.1  INTERCONNECTION ACTIVATION DATE

      Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to ARTICLES III and IV for the
                                                  ------------     --
transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic, and Interconnection of the Parties' facilities and equipment to provide Focal access to Ameritech's unbundled Network Elements pursuant to
ARTICLE IX, shall be established on or before the corresponding "INTERCONNECTION
----------

ACTIVATION DATE" shown for each LATA and Wire Center set forth on SCHEDULE 2.1.
                                                                  ------------
The Parties shall refine estimated Interconnection Activation Dates and identify additional Interconnection Activation Dates using the principles set forth in
SECTION 3.4.4. SCHEDULE 2.1 may be revised and supplemented from time to time
-------------  ------------
upon the mutual agreement of the Parties to reflect the Interconnection of additional LATAs and Wire Centers by attaching one or more supplementary schedules to such Schedule.

      2.2  BONA FIDE REQUEST.

      Any request by Focal for certain services, including features, capabilities, functionality, Network Elements or Combinations that are not otherwise provided by the terms of this Agreement at the time of such request shall be made pursuant to the Bona Fide Request process set forth on SCHEDULE
                                                                     --------
2.2.
---

      2.3  TECHNICAL REFERENCES.

      Technical References that describe the practices, procedures and specifications for certain services (and the applicable interfaces relating thereto) are listed on SCHEDULE 2.3 (THE "TECHNICAL REFERENCE SCHEDULE") to
                       ------------
assist the Parties in meeting their respective responsibilities hereunder.

      2.4  USE OF SERVICES.

      Subject to the requirements of this Agreement, the Act, the Commission and the FCC, Focal may, subject to the payment to Ameritech of all applicable charges, add to, delete from or change a purchased Resale Service or Network Element in the provision of service to its Customer.

                                  ARTICLE III
                 INTERCONNECTION PURSUANT TO SECTION 251(C)(2)

      3.1  SCOPE.

      ARTICLE III describes the physical architecture for Interconnection of the
      -----------
Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic between the respective business and residential Customers of the Parties pursuant to Section 251(c)(2) of the Act. Interconnection may not be used solely for the purpose of originating a Party's own interexchange traffic. ARTICLES IV and V prescribe
                                                  -----------     -
the specific logical trunk groups (and traffic routing parameters) which will be configured over the physical Interconnections described in this ARTICLE III
                                                                -----------
related to the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic, respectively. Other trunk groups, as described in this Agreement, may be configured using this architecture.

      3.2  INTERCONNECTION POINTS AND METHODS.

           3.2.1  In each LATA identified on SCHEDULE 2.1, Focal and Ameritech
                                             ------------
shall Interconnect their networks at the correspondingly identified Ameritech and Focal Wire Centers on SCHEDULE 2.1 for the transmission and routing within
                          ------------
that LATA of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act.

           3.2.2 Interconnection in each LATA shall be accomplished at any technically feasible point within the Parties' networks through either (i) Collocation in Ameritech's Wire Centers as provided in ARTICLE XII or (ii) any
                                                       -----------
other Interconnection method to which the Parties may agree in advance of the applicable Interconnection Activation Date for a given LATA and which is consistent with the Act, including a Fiber-Meet as provided in SECTION 3.3.
                                                               -----------
Notwithstanding the foregoing, as provided in Section 251(c)(2) of the Act, Focal, at its option, may request Interconnection of its facilities and equipment to Ameritech's network at any technically feasible point in Ameritech's network, including a mid-span meet arrangement at any transmission rate for a Telecommunications Service that Ameritech offers to itself, its subsidiaries, its Affiliates or other persons.

           3.2.3 If Focal elects Collocation as an Interconnection method or elects a network architecture that requires Ameritech to Interconnect with Focal's facilities via Collocation, Focal agrees to provide to Ameritech Collocation for purposes of that Interconnection on a nondiscriminatory basis and on rates, terms and conditions to be negotiated by the Parties under a separate agreement that are no less favorable than Focal provides to other similarly situated Telecommunications Carriers.


     A3.2  FOCAL ALTERNATIVE METHODS OF INTERCONNECTION. As an alternative to
           --------------------------------------------
Collocation in Ameritech's Wire Center or Fiber Meet as currently provided for in this Agreement, Focal may interconnect with Ameritech for purposes of delivering Local Traffic and IntraLATA Toll Traffic originating in Focal's network for termination on Ameritech's network by using the alternative method of Interconnection as described below.

           A3.2.1 Under this method of Interconnection, Focal will transport Local Traffic and IntraLATA Toll Traffic to Ameritech's Tandem or End Offices by using trunks (i.e., DS1's) on existing DS3 access facilities between Focal's Central Office Switches and the Ameritech Wire Center. Such facilities may be provided by Ameritech, Focal, other vendors used by Focal or Ameritech, or a combination thereof.

           A3.2.2 If additional capacity is needed for Interconnection under this method, Focal will provision such facilities (i) from Ameritech under its access tariff; (ii) from Focal's own facility inventory; or
           (iii) from an alternative access vendor.

           A3.2.3 Focal agrees that until such time as may be agreed to by the Parties, or ordered by any court, regulatory authority or other tribunal of any dispute, Focal will not use the Dedicated Transport Network Element (without access via Collocation) for purposes of Interconnection pursuant to the method described in this SECTION
                                                                    -------
           A.3.2.
           -----

           A3.2.4 Focal must interconnect with Ameritech at a DS1 Bandwidth. Ameritech may allow Interconnection at other bandwidths where technically feasible and mutually agreeable at termination charges to be agreed upon by the Parties.

     B3.2  AMERITECH ALTERNATIVE METHODS OF INTERCONNECTION.  Ameritech will
           ------------------------------------------------
Interconnect with Focal for purposes of delivering Local Traffic and IntraLATA Toll Traffic originating in Ameritech's network for termination on Focal's network by using one of the following methods or such other methods as may be agreed upon by the Parties.

           a) Collocation in the LEC Access Equipment Room in Focal's Wire Centers as described in SECTION B3.2.1 below:
                                   --------------

           b)      Leasing of DS1 facilities from Focal as described in SECTION
                                                                        -------
           B3.2.2 below; or
           ------

           c) Leasing facilities from third parties collocated in Focal's space.

           B3.2.1  Collocation in Focal Wire Center. Under this method of
                   --------------------------------
           Interconnection, Ameritech may transport Local Traffic and IntraLATA Toll Traffic to the designated Point of Interconnection ("POI") in Focal's Wire Centers by using its self-provided facilities which are terminated in Ameritech's equipment located in the LEC Access Equipment Room/3/ in Focal's Wire Center used to provide total
                          -
           services access/4/ for Focal or in Focal provided equipment (when
                           -
           both Focal and Ameritech are located in the same building).

                   B3.2.1.1 Collocation for purposes of this method of Interconnection will be furnished by Focal under the same terms and conditions that it is provided today to Ameritech for total service access terminal equipment. However, since these terms and conditions may vary from Focal Wire Center to Focal Wire Center, Focal agrees that the terms and conditions described in ARTICLE XXXI will apply. Focal agrees to provide
                                ------------
                   such Collocation on a non-


______________________

/3/ The LEC Access Equipment Room is the space Focal furnishes to Ameritech pursuant to Section 2.3.3 of Ameritech Tariff F.C.C. No.2.

/4/    Total service access are access services purchased by Focal from
 -
       Ameritech to provide switched or dedicated access to Focal Customers.

                   discriminatory basis in accordance with the requirements of
                   Section 3.2.3 of the Agreement and Section 202(a) of the Act.

                   B3.2.1.2 In order to accommodate this method of Interconnection, Ameritech may utilize existing equipment installed for the purposes of providing total service access for Focal's use or place additional equipment in the space.

                   B3.2.1.3 Ameritech will interconnect with Focal at each Focal Wire Center in the LATA from each Ameritech Wire Center at which Focal elects to interconnect with Ameritech. Therefore, for each Wire Center combination specified in
                   SCHEDULE 2.1, traffic will terminate between the Parties'
                   ------------
                   respective networks. In those LATA's where Focal does not have a Central Office Switch, Focal will designate a facility Point of Presence (POP) in the LATA where Ameritech will interconnect with Focal. Any transport of traffic beyond that POP will be Focal's responsibility and at Focal's cost. If Focal has more than one local switch in the same building, the interconnection POI for all switches may be located in the same physical space.

                   B3.2.1.4 Ameritech must Interconnect with Focal at a DS1 bandwidth. Focal may allow Interconnection at other bandwidths where technically feasible and mutually agreeable at termination charges to be agreed upon by the Parties. DS1 Collocation Termination charges apply for the use of space provided for terminating Local Traffic and IntraLATA Toll Traffic as specified in Exhibit PS-VII-A. If the facility is terminated to Focal at a DS3 level, Ameritech must purchase 28 DS1 Collocation Termination charges and DS3 to DS1 multiplexing, from Focal.

           B3.2.2  Leasing Facilities from Focal. Under this method of
                   -----------------------------
           Interconnection, Ameritech may transport traffic to the designated POI in Focal's Wire Centers by using DS1 facilities furnished by Focal. Such facilities may be used by Ameritech solely for purposes of delivering Local Traffic and IntraLATA Toll Traffic originating in Ameritech's network for termination on Focal's local network. The POI will be established pursuant to the requirements of SECTION B3.2.1.3.
                                                               ----------------

                   B3.2.2.1 Leasing of Focal provided facilities may be used by Ameritech as a: i) permanent method of Interconnection, ii) an interim method of Interconnection if Ameritech does not have sufficient capacity on its transport equipment in the LEC Access space in Focal's Wire Center as described in SECTION B3.2.3 or iii) in conjunction with Collocation as
                   --------------
                   described in SECTION B3.2.4.
                                --------------

                   B3.2.2.2 If Ameritech requests to lease Focal provided facilities, Focal will determine the availability of DS1 transport capacity between Ameritech and

                   Focal in order to fulfill the Interconnection access request. If capacity is available, Focal will notify Ameritech and provide Connecting Facility Assignments (CFA). If DS1 capacity is not available from Focal provided facilities, Focal will notify Ameritech that Focal will not fulfill the Interconnection access request. Focal will have no obligation to add facilities to meet Ameritech's request.

                   B3.2.2.3 If Ameritech leases facilities from Focal, such facilities will be provided pursuant to Focal's standard terms and conditions for that service, except that the rates specified in Exhibit PS-VII-A shall supersede the corresponding rates in such standard terms and conditions.

                   B3.2.2.4 The standard interval for Focal provided facilities is thirty-three (33) Business Days from the date of receipt of Ameritech's ASR. However, the initial request for Interconnection at an Focal Wire Center will be regarded as a project and therefore require negotiated intervals on an individual case basis.

            B3.2.3  Interim Leasing.  Focal will provide Ameritech a minimum of
                    ---------------
            ninety (90) calendar days prior notification of its intention to begin accepting incoming traffic from Ameritech. If Ameritech elects to interconnect with Focal using the method described in SECTION
                                                                     -------
            B3.2.1 and does not have sufficient capacity on its transport
            ------
            equipment in the LEC Access space in Focal's Wire Center to meet the Interconnection traffic requirements, at either Party's request, Ameritech will use facilities leased from Focal.

                   B3.2.3.1 Interim facilities will be provided by Focal pursuant to the requirements of SECTION B3.2.2, subject to
                                                   --------------
                   the following:

                         B3.2.3.1.1 If Ameritech is required to use Focal provided DS1 facilities for an interim period, Ameritech will pay Focal the nonrecurring charge and the monthly recurring charge for these facilities, subject to the discount described below.

                         B3.2.3.1.2 No discounts shall apply if the additional equipment which Ameritech must install can be added to existing bays in the space.

                         B3.2.3.1.3 If Ameritech requires the addition of a new bay to complete Interconnection by Collocation, and Focal gives Ameritech less than ninety (90) calendar days advance notice of its intention to accept incoming traffic, the DS1 rate will be reduced by 1/60 of the monthly recurring, charge for each day less than such ninety (90) calendar days of the notification of intent to accept incoming traffic. The discounted rate will only be applicable for a period of no longer than 150 calendar days from the date Focal informed Ameritech of its intention to accept incoming traffic. At the 151st calendar day, the discounts will no longer apply. Ameritech has the option to use these facilities as a permanent method of Interconnection or to transition to physical Collocation as a method of Interconnection. If Ameritech opts to transition to physical Collocation facilities, Focal will waive additional non-recurring charges. If Ameritech elects to keep leased facilities as a permanent method of Interconnection, Focal will bill Ameritech for and Ameritech will repay the discounts that had been applied in the interim period.

           B3.2.4  Leasing in Conjunction with Physical Collocation. Ameritech
                   ------------------------------------------------
           may elect to combine Interconnection by Collocation as described in SECTION B3.2.1 with leasing facilities from Focal as described in
           --------------
           SECTION B3.2.2 by using the leased facilities to connect from an
           --------------
           intermediate point on the Focal network at which Ameritech is Collocated to the Focal Wire Center at which the designated POI is located. For example, the Focal End Office is Office A and Focal facility office is Office B. Ameritech may have capacity to terminate a facility at Focal Office B, but decides to lease a facility from Focal to get to the End Office A. In this scenario, both DS1 facility charges and charges for Focal space would apply.

           B3.2.5  Interconnection in Other ILEC Territories. In those instances
                   -----------------------------------------
           where Focal's POI is in an ILEC territory other than Ameritech's in a multi-jurisdictional LATA, Ameritech may interconnect using such other ILEC facilities for transporting Local Traffic and IntraLATA Toll Traffic to the designated POI in Focal's Wire Centers by using ILEC provided facilities which are terminated in ILEC's equipment located in the LEC Access Equipment Room in Focal's Wire Center used to provide total service access/5/ for Focal or in Focal provided equipment (when both Focal and the ILEC are located in the same building) on the same terms and conditions as specified in B.3.2.1.
                                                                      -------

           B3.2.6  Leasing Facilities From Third Parties.  In the future,
                   --------------------------------------
           Ameritech may utilize Alternate Access Providers which are collocated in Focal Wire Centers to lease facilities for interconnecting with Focal for the termination of Ameritech's Local Traffic and IntraLATA Toll Traffic. Upon notification from Ameritech of its intent to utilize Alternate Access Provider facilities, Focal will provide applicable pricing to be agreed upon by the Parties.


     C3.2  SS7 INTERCONNECTION.
           -------------------

____________________

/5/  Total service access are access services purchased by Focal from ILEC to
 -
     provide switched or dedicated access to Focal Customers.

          C.3.2.1  Ameritech's Use of Focal Network. Focal's process for billing
                   --------------------------------
          Signaling Facility, Port and Message Usage is outlined below. For Common Channel Signaling (CCS) network usage dedicated to network Interconnection, Focal will apply its tariffed monthly recurring and non-recurring rates for Ports and Links used by Ameritech as well as a per message CCS call set-up charge. In the case of CCS network usage shared for exchange access and network interconnection purposes, Focal has developed a process for calculating a Percent Local Signaling factor. In the course of exchanging traffic with Focal, Ameritech will utilize the Focal CCS network. This procedure will enable Focal to calculate a factor that will be applied to its tariffed recurring and non-recurring rates for Signaling Ports and Links, as well as to measure and apply a rate per CCS call set up message. Focal will bill Ameritech both pro-rated link facility and port charges based on a percentage factor and a per signaling message charge applied to each inbound call attempt. This usage bill will be based on Initial
          Address Messages (IAM). Transaction Capabilities Application Part
          (TCAP) messages are not part of Focal's current service offering. If in the future Focal requires TCAP messages to be exchanged, the Parties will negotiate appropriate rates.

                   C.3.2.1.1  Signaling Facility and Port Billing Criteria for
                              -----------------------------------------------
                   Shared CCS Network Usage
                   ------------------------

                   Focal will initiate and maintain a process that will poll its end offices switches to develop an aggregate collection of inbound call attempts received from Ameritech. This number will be used as a numerator in a formula to calculate a usage percentage. Focal will also aggregate total originating and terminating call attempts traversing all trunk groups between Ameritech and Focal's end office switches. This number will serve as the denominator. The percentage derived from this process will be applied as a factor against Focal's tariffed recurring and non-recurring rates for Signaling Links and Ports.

                   TOTAL # CALL ATTEMPTS INBOUND LOCAL TRUNKS = % FACTOR
                   ------------------------------------------
                   TOTAL # IN & OUT CALL ATTEMPTS ON ALL TRUNKS

                   % FACTOR X FACILITY & PORT RATE = FIXED BILL

                   C3.2.1.2  Signaling Message Usage Billing
                             -------------------------------

                   Focal will also apply a per signaling message rate to the total number of inbound call attempts as aggregated and described above. This rate will represent the total number of IAMs that are involved in the call set up process. See example

                   TOTAL # CALL ATTEMPTS X IAM PER MESSAGE =USAGE BILL INBOUND LOCAL TRUNKS RATE

                   C3.2.1.3  Credits and Debits
                             ------------------

                   The percentage factor will be applied against Focal's Signaling Facility and Port rates to create a prorated bill that will be rendered to Ameritech for payment. Additionally, Focal will include the per message usage total in the bill rendered to Ameritech.

           C3.2.2  Focal's Use of Ameritech's Signaling.  For Common Channel
                   ------------------------------------
           Signaling (CCS) network usage dedicated to network interconnection, Focal will pay Ameritech on the same basis as it pays Ameritech for signaling associated with switched access until such time as (i) Ameritech implements a method to measure CCS usage associated with local traffic; or (ii) the Parties agree otherwise, or are ordered by any court, regulatory authority or other tribunal.

           C3.2.3 Each Party will bill in accordance with the methodology described above. However, neither Party agrees with the methodology described above for calculating and charging for signaling usage of the other Party. Therefore, a Party may challenge the methodology described above in accordance with the dispute resolution procedure of SECTION 28.3 and challenge the billing in accordance with its
              ------------
           rights under SECTION 28.2. If a different methodology is ordered by a
                        ------------
           court, regulatory authority or other tribunal of such dispute, charges will be trued-up in accordance with the methodology for charging for CCS usage approved in such proceeding.

      3.3  FIBER-MEET.

           3.3.1 If the Parties Interconnect their networks pursuant to a Fiber-Meet, the Parties shall jointly engineer and operate a single Synchronous Optical Network ("SONET") transmission system. Unless otherwise mutually agreed, this SONET transmission system shall be configured as illustrated in EXHIBIT A,
                                                                     ---------
and engineered, installed, and maintained as described in this ARTICLE III and
                                                               -----------
in the Plan (as defined in SECTION 8.1).
                           -----------

           3.3.2 Ameritech shall, wholly at its own expense, procure, install and maintain Optical Line Terminating Multiplexor ("OLTM") equipment in the Ameritech Interconnection Wire Center ("AIWC") identified for each LATA set forth on SCHEDULE II.1, in capacity sufficient to provision and maintain all
         -------------
logical trunk groups prescribed by ARTICLES IV and V.
                                   -----------     -

           3.3.3 Focal shall, wholly at its own expense, procure, install and maintain the OLTM equipment in the Focal Interconnection Wire Center ("FIWC") identified for that LATA in SCHEDULE II.1, in capacity sufficient to provision
                            -------------
and maintain all logical trunk groups prescribed by ARTICLES IV and V.
                                                    -----------     -

           3.4.3 Unless otherwise agreed by the Parties, the Parties shall designate the Wire Center Focal has identified as its initial Routing Point in the LATA as the FIWC in that LATA and shall designate the Ameritech Tandem Office Wire Center within the LATA nearest to the FIWC (as measured in airline miles utilizing the V&H coordinates method) as the AIWC in that LATA.

           3.4.4 The Interconnection Activation Date in each new LATA shall be mutually established based on then-existing force and load, the scope and complexity of the requested Interconnection and other relevant factors. The Parties acknowledge that, as of the Effective Date, the average interval to establish Interconnection via Collocation or Fiber-Meet is one hundred fifty
(150) days. Within ten (10) Business Days of Ameritech's receipt of Focal's notice specified in SECTION 3.4.1, Ameritech and Focal shall confirm the AIWCs,
                    -------------
the FIWCs and the Interconnection Activation Date for the new LATA by attaching a supplementary schedule to SCHEDULE 2.1.
                            -------------

      3.5 ADDITIONAL INTERCONNECTION IN EXISTING LATAs. If Focal deploys additional switches in a LATA after the Effective Date, or otherwise wishes to establish Interconnection with additional Ameritech Central Offices, Focal shall be entitled, upon written notice thereof to Ameritech, to establish such Interconnection and the terms and conditions of this Agreement shall apply to such Interconnection. If Ameritech deploys additional switches in a LATA after the Effective Date, or otherwise wishes to establish Interconnection with additional Focal Central Offices, Ameritech shall be entitled, upon written notice thereof to Focal, to establish such Interconnection and the terms and conditions of this Agreement shall apply to such Interconnection. If either Party establishes an additional Tandem Switch in a given LATA, the Parties shall jointly determine the requirements regarding the establishment and maintenance of separate trunk group connections and the sub-tending arrangements relating to Tandem Switches and End Offices which serve the other Party's Customers within the Exchange Areas served by such Tandem Switches.

      3.6 NONDISCRIMINATORY INTERCONNECTION. Interconnection shall be equal in quality to that provided by the Parties to themselves or any subsidiary, Affiliate or other person. For purposes of this SECTION 3.6, "EQUAL IN quality"
                                                -----------
means the same technical criteria and service standards that a Party uses within its own network. If Focal requests an Interconnection that is of a different quality than that provided by Ameritech to itself or any subsidiary, Affiliate or other person, such request shall be treated as a Bona Fide Request and established upon rates, terms and conditions consistent with the Act.

      3.7  NETWORK MANAGEMENT.

           3.7.1 Focal and Ameritech shall work cooperatively to install and maintain a reliable network. Focal and Ameritech shall exchange appropriate information (e.g., maintenance contact numbers, network information, information
             ----
required to comply with law enforcement and other security agencies of the government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

           3.7.2 Focal and Ameritech shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

      3.8  STANDARDS OF PERFORMANCE.

           3.8.1 Each Party shall provide the other Party Interconnection (i) in accordance with SECTION 3.6 as determined by this SECTION 3.8 and (ii) as
                   -----------                       -----------
required by the Commission (collectively, the "INTERCONNECTION PERFORMANCE BENCHMARKS").

           3.8.2 To determine a Party's compliance with the Interconnection Performance Benchmarks, each Party shall maintain separate records of the specific criteria listed on SCHEDULE 3.8 (each, an "INTERCONNECTION PERFORMANCE
                            ------------
ACTIVITY") relating to Interconnection that it provides to itself, its subsidiaries, and Affiliates (the "PROVIDING PARTY'S INTERCONNECTION RECORDS") and to other LECs (the "OTHER LEC INTERCONNECTION RECORDS") and parallel records of the Interconnection that the Providing Party provides to the other Party (the "OTHER PARTY'S INTERCONNECTION RECORDS") and shall use the methods described in SCHEDULE 3.8 to calculate Interconnection Performance Activity and
             ------------
determine compliance with such Interconnection Performance Activity and with such additional criteria to which the Parties may agree upon, including those regarding Ameritech's compliance with different performance levels and intervals requested by Focal and provided by Ameritech pursuant to SECTION 3.6 and a Bona
                                                         -----------
Fide Request.

           3.8.3 The Providing Party shall provide to the other Party for each calendar month (a "REPORTING PERIOD"), by the twenty-second (22nd) day of the following month, in a self-reporting format, the Providing Party's Interconnection Records, the Other LEC Interconnection Records and the Other Party's Interconnection Records so that the Parties can determine the Providing Party's compliance with the Interconnection Performance Benchmarks If (i) the Providing Party fails to comply with an Interconnection Performance Benchmark with respect to an Interconnection Performance Activity for a Reporting Period.
(ii) the sample size of the Interconnection Performance Activity measured for such Reporting Period is statistically valid and (iii) the amount by which the applicable Interconnection Performance Activity deviates from the corresponding Interconnection Performance Benchmark is statistically significant, then the Providing Party shall have committed a "Specified Performance Breach". Notwithstanding anything to the contrary in this SECTION 3.8, the Parties
                                                 -----------
acknowledge that (x) the Providing Party shall not be required to provide to the other Party those Other LEC Interconnection Records that correspond to and measure levels of quality and performance levels and intervals of Interconnection that are requested by an Other LEC pursuant to 47 C.F.R. (S)5 1.305(a)(4); (y) the Other LEC Interconnection Records shall be provided to the other Party on an aggregate basis and (z) such Other LEC Interconnection Records shall be provided to the other Party in a manner that preserves the confidentiality of each other LEC and any of such LEC's proprietary information (including CPNI).

           3.8.4 In no event shall the Providing Party be deemed to have committed a Specified Performance Breach if the Providing Party's failure to meet or exceed an Interconnection Performance Activity is caused by a Delaying Event. If a Delaying Event (i) prevents the Providing

Party from performing a certain function or action that affects an Interconnection Performance Activity, then such occurrence shall be excluded from the calculation of such Interconnection Performance Activity and the determination of the Providing Party's compliance with the applicable Interconnection Performance Benchmark or (ii) only suspends the Providing Party's ability to timely perform such Interconnection Performance Activity, then the applicable time frame in which the Providing Party's compliance with the Interconnection Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

           3.8.5 Upon the occurrence of a Specified Performance Breach by the Providing Party, the other Party may forego the dispute escalation procedures set forth in SECTION 28.3 and (i) bring an action against the Providing Party in
             ------------
an appropriate Federal district court, (ii) file a complaint with the FCC pursuant to Sections 207 or 208 of the Act, (iii) seek a declaratory ruling from the FCC, (iv) file a complaint in accordance with the rules, guidelines and regulations of the Commission or (v) seek other relief under Applicable Law.

           3.8.6 The other Party shall also be entitled to any Credit Allowances pursuant to the same terms and conditions that the Providing Party offers Credit Allowances to its Customers, including those described on SCHEDULE
                                                                        --------
10.9.6.
------

           3.8.7   The Parties' agreement to the procedures set forth in this
SECTION 3.8 shall not (i) relieve either Party of its obligations to perform
-----------
any other duties under this Agreement or (ii) constitute a waiver of a right of either Party to claim that the parity requirements of this Agreement and of the Act have or have not been met.

3.9  9-1-1 SERVICE.

           3.9.1 Ameritech shall provide 9-1-1 Service to Focal as described in this SECTION 3.9 in each Rate Center in which (i) Focal is authorized to
        -----------
provide local exchange services and (ii) Ameritech is the 9-1-1 service provider.

           3.9.2   Service and Facilities Provided.

           (a) Ameritech will provide Focal with multiplexing at a designated Ameritech Central Office at the rates set forth at
                   Item I of the Pricing Schedule and pursuant to the terms and conditions in applicable tariffs. Ameritech will also provide Focal with trunking from the Ameritech Central Office to the designated Ameritech Control Office(s) with sufficient capacity to route Focal's originating 9-1-1 calls over Service Lines to the designated primary PSAP or to designated alternate locations. Such trunking will be provided at the rates set forth at Item I of the Pricing Schedule. If Focal forwards the ANI information of the calling party to the Control Office, Ameritech will forward that calling number and the associated street address to the PSAP for display. If no ANI is forwarded by Focal, Ameritech will display a Central Office identification code for display at the PSAP.

           (b) Focal will provide the necessary trunking to route originating 9-1-1 traffic from Focal's End Office(s) to the Ameritech Control Office(s). The points of Interconnection for primary and diverse routes are identified at SECTION 2 of
                                                                    ---------
                   SCHEDULE 3.9. Focal may, at its option, acquire such
                   ------------
                   trunking from Ameritech at rates, terms and conditions provided in Ameritech's tariffs.

           (c) Ameritech will provide to Focal, in paper or mechanized format, an address and routing file that will specify which 9-1-1 Control Office serves as the jurisdictional 9-1-1 answering point for Customers within the Exchange Areas served by Focal. The address and routing file will be provided by exchange rate center or community upon request. A specified charge as set forth at Item I of the Pricing Schedule will apply per request. Until such time as a mechanized process for provision of this information is made available by Ameritech and, at intervals determined by Ameritech, Ameritech shall provide to Focal in a paper format any updates to the address and routing file.

           (d) Ameritech will coordinate access to the Ameritech ALI database for the initial loading and updating of Focal Customer information. Access coordination will include:

                   (1) Ameritech provided format requirements and a delivery address for Focal to supply an electronic version of Customer telephone numbers, addresses and other information both for the initial load and, where applicable, daily updates. Ameritech shall confirm receipt of this data as described in SECTION
                                                              -------
                         III.9.2(h);
                         ----------

                   (2) Coordination of error resolution involving entry and update activity;

                   (3) Provisioning of specific 9-1-1 routing information on each access line;

                   (4) Updating the Ameritech ALI database from paper records of service order activity supplied by Focal is optional. The charge for this service is separate and set forth at Item I of the Pricing Schedule under the category "Optional Manual Update"; and

                   (5) Providing Focal with reference data required to ensure that Focal's Customer will be routed to the correct Control Office when originating a 9-1-1 call.

           (e)     Focal shall pay Ameritech a one-time charge as set forth at
                   Item I of the Pricing Schedule per 9-1-1 Control Office trunk group (the "9-1-1 CONTROL OFFICE SOFTWARE ENHANCEMENT CONNECTION CHARGE"). Although the services offered in this Agreement and the charges set forth at Item I of the

                   Pricing Schedule contemplate that each NXX will reside in a single Control Office, Focal may, at its sole option, designate that an NXX shall reside in more than one 9-1-1 Control Office.

          (f) In the event of an Ameritech or Focal 9-1-1 trunk group failure, the Party that owns the trunk group will notify, on a priority basis, the other Party of such failure, which notification shall occur within two (2) hours of the occurrence or sooner if required under Applicable Law. The Parties will exchange a list containing the names and telephone numbers of the support center personnel responsible for maintaining the 9-1-1 Service between the Parties.

           (g) Ameritech will provide the order number and circuit identification code in advance of the service due date.

           (h) Focal or its third party agent will provide CNA data to Ameritech for use in entering the data into the 9-1-1 database. The initial CNA data will be provided to Ameritech in a format prescribed by Ameritech. Focal is responsible for providing Ameritech updates to the CNA data and error corrections which may occur during the entry of CNA data to the Ameritech 9-1-1 Database System. Focal shall reimburse Ameritech for any additional database charges incurred by Ameritech for errors in CNA data updates caused by Focal or its third party agent. Ameritech will confirm receipt of such data and corrections by the next Business Day by providing Focal with a report of the number of items sent, the number of items entered correctly, and the number of errors.

           (i) Focal will monitor the 9-1-1 circuits for the purpose of determining originating network traffic volumes. Focal will notify Ameritech if the traffic study information indicates that additional circuits are required to meet the current level of 9-1-1 call volumes.

           (j) Incoming trunks for 9-1-1 shall be engineered to assure minimum P.01 grade of service as measured using the "busy day/busy hour" criteria.

           3.9.3   Compensation.

           In addition to the amounts specified in SECTION III.9.2, Focal shall
                                                   ---------------
compensate Ameritech as set forth at Item I of the Pricing Schedule.

           3.9.4   Additional Limitations of Liability Applicable to 9-1-1
Service.

           (a) Ameritech is not liable for the accuracy and content of CNA data that Focal delivers to Ameritech. Focal is responsible for maintaining the accuracy and content of that data as delivered.

           (b) Notwithstanding anything to the contrary contained herein, Ameritech's liability to Focal and any third person shall be limited to the maximum extent permitted by Mich. Comp. Laws
                   Section 484.1604.

                                  ARTICLE IV
                TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE
                 SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)

      4.1  SCOPE OF TRAFFIC.  ARTICLE IV prescribes parameters for trunk groups
                              ----------
(the "LOCAL/INTRALATA TRUNKS") to be effected over the Interconnections specified in ARTICLE III for the transmission and routing of Local Traffic and
             -----------
IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service Customers.

      4.2 LIMITATIONS. No Party shall terminate Exchange Access traffic or originate untranslated 800/888 traffic over Local/IntraLATA Interconnection Trunks.

      4.3  TRUNK GROUP ARCHITECTURE AND TRAFFIC ROUTING.

The Parties shall jointly engineer and configure Local/IntraLATA Trunks over the physical Interconnection arrangements as follows:

           4.3.1 Each Party shall initially configure either a one (1)-or a two (2)-way trunk group as a direct transmission path between each FIWC and AIWC.

           4.3.2   Notwithstanding anything to the contrary contained in this
ARTICLE IV, if the traffic volumes between any two (2) Central Office Switches
----------
at any time exceeds the CCS busy hour equivalent of one (1) DS1, the Parties shall, within sixty (60) days after such occurrence, establish new direct trunk groups to the applicable End Office(s) consistent with the grades of service and quality parameters set forth in the Plan.

           4.3.3 Only those valid NXX codes served by an End Office may be accessed through a direct connection to that End Office.

           4.3.4 Each Party shall ensure that each Tandem connection permits the completion of traffic to all End Offices which sub-tend that Tandem. Pursuant to ARTICLE V, each Party shall establish and maintain separate trunk
            ---------
groups connected to each Tandem of the other Party which serves, or is sub-tended by End Offices which serve, such other Party's Customers within the Exchange Areas served by such Tandem Switches.

           4.3.5 Each Party shall, upon request of the other Party, provision, within thirty (30) days of such request, additional trunks for use in a pre-existing Interconnection arrangement, subject to SECTION 19.12. of this
                                                 -------------
Agreement.

      4.4  SIGNALING.

Signaling Interconnection may be used for signaling between Focal switches, between Focal switches and Ameritech switches, and between Focal switches and those third party networks with which Ameritech's SS7 network is interconnected.

           4.4.1 Where available, Common Channel Interoffice Signaling (CCIS) signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks. Each Party shall supply Calling Party Number (CPN) within the SS7 signaling message, if available. If CCIS is unavailable, Multi-Frequency (MF) signaling shall be used by the Parties. Each Party shall charge the other Party equal and reciprocal rates for CCIS signaling at the rates set forth at Item V of the Pricing Schedule.

           4.4.2 Each Party is responsible for requesting Interconnection to the other Party's CCIS network, where SS7 signaling on the trunk group(s) is desired. Each Party shall connect to a pair of access STPs that serve each LATA where traffic will be exchanged or shall arrange for signaling connectivity through a third party provider which is connected to the other Party's signaling network. The Parties shall establish Interconnection at the STP.

           4.4.3 The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCIS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCIS signaling parameters will be provided, including Calling Party Number (CPN), Originating Line Information (OLI), calling party category and charge number. For terminating Exchange Access traffic, such information shall be passed by a Party to the extent that such information is provided to such Party.

           4.4.4 Where available and upon the request of the other Party, each Party shall cooperate to ensure that its trunk groups are configured utilizing the B8ZS ESF protocol for 64 Kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

      4.5  GRADES OF SERVICE.

The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the Plan.

      4.6  MEASUREMENT AND BILLING.

           4.6.1 For billing purposes, each Party shall pass Calling Party Number (CPN) information on each call that it originates over the Local/IntraLATA Trunks; provided that all calls exchanged without CPN
                        --------
information shall be billed as either Local Traffic or IntraLATA Toll Traffic based upon a percentage of local usage (PLU) factor calculated based on the amount of actual volume during the preceding three (3) months. The PLU will be reevaluated every three (3) months. If either Party fails to pass at least ninety percent (90%) of calls with CPN that it originates within a monthly billing period, then either Party may require that separate trunk groups for Local Traffic and IntraLATA Toll Traffic be established.

           4.6.2 Measurement of Telecommunications traffic billed hereunder shall be (i) in actual conversation time as specified in FCC terminating FGD Switched access tariffs for Local Traffic and (ii) in accordance with applicable tariffs for all other types of Telecommunications traffic.

           4.6.3   On an interim basis, until such time as the Parties may
agree otherwise, or ordered by any court, regulatory authority or other tribunal of any dispute, for the method of Interconnection described in SECTION
                                                                        -------
A.3.2, Focal will route IntraLATA Toll Traffic and Local Traffic associated with
-----
an Ameritech-assigned Calling Party Number (CPN) and originating with Focal and terminating with a Local Exchange Carrier other than Ameritech through Focal's switched access trunks and will pay applicable access charges for such traffic until such time that either (a) Focal is able to deliver a Calling Party Number associated with an Focal LERG assigned number, or (b) the Customer's telephone number has been ported to Focal using either Interim or Permanent Number Portability. In the latter case, Focal shall provide to Ameritech at least thirty 30 days' prior written notice of its intent to reroute this traffic over the Interconnection trunks. Focal's agreement to route transit traffic as described above shall not preclude Focal from asserting a contrary position before any court, regulatory authority or other tribunal of any dispute.

      4.7  RECIPROCAL COMPENSATION ARRANGEMENTS -- SECTION 251(B)(5).

           4.7.1 Reciprocal Compensation applies for transport and termination of Local Traffic billable by Ameritech or Focal which a Telephone Exchange Service Customer originates on Ameritech's or Focal's network for termination on the other Party's network./6/ The Parties shall compensate each other for such
                           -
transport and termination of Local Traffic at the rate provided at Item II of the Pricing Schedule.

           4.7.2 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service. All Switched Exchange Access Service and all IntraLATA Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state tariffs.


________________________

/6/   Ameritech maintains that it was not Ameritech's intention in entering into
 -
      the Teligent Agreement, the AT&T Agreement or this Agreement that the Parties pay each other Reciprocal Compensation for traffic routed through or to Internet Service Providers (including, internet traffic). However, it is Focal's position that the Teligent Agreement and AT&T Agreement required the Parties to pay each other Reciprocal compensation for traffic routed through or to Internet Services Providers (including, internet traffic) and, by virtue of Focal's adoption of the Teligent Agreement under Section 252(i) of the Act, the same obligation applies under this Agreement.

           4.7.3 Each Party shall charge the other Party its effective applicable federal and state tariffed intraLATA FGD switched access rates for the transport and termination of all IntraLATA Toll Traffic.

           4.7.4 Compensation for transport and termination of all traffic which has been subject to performance of INP by one Party for the other Party pursuant to ARTICLE XIII shall be as specified in SECTION 13.7.
            ------------                          ------------

                                   ARTICLE V
                     TRANSMISSION AND ROUTING OF EXCHANGE
                     ACCESS TRAFFIC PURSUANT TO 251(C)(2)

      5.1  SCOPE OF TRAFFIC.  ARTICLE V prescribes parameters for certain trunk
                              --------
groups ("ACCESS TOLL CONNECTING TRUNKS") to be established over the Interconnections specified in ARTICLE III for the transmission and routing of
                              -----------
Exchange Access traffic and nontranslated 800 traffic between Focal Telephone Exchange Service Customers and Interexchange Carriers. Compensation for such Exchange Access traffic is provided for in ARTICLE VI.
                                           ----------

      5.2  TRUNK GROUP ARCHITECTURE AND TRAFFIC ROUTING.

           5.2.1 The Parties shall jointly establish Access Toll Connecting Trunks by which they will jointly provide Tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from and to Focal's Customers.

           5.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access and nontranslated 800/888 traffic to allow Focal's Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to an Ameritech access Tandem.

           5.2.3 The Access Toll Connecting Trunks shall be two-way trunks connecting an End Office Switch that Focal utilizes to provide Telephone Exchange Service and Switched Exchange Access Service in a given LATA to an access Tandem Switch Ameritech utilizes to provide Exchange Access in such LATA.

           5.2.4   In each LATA identified on SCHEDULE 2.1, each Focal End
                                              ------------
Office Switch in that LATA shall subtend each Ameritech access Tandem in that LATA.

           5.2.5 Only those valid NXX codes served by an End Office may be accessed through a direct connection to that End Office.

                                  ARTICLE VI
                        MEET-POINT BILLING ARRANGEMENTS

      6.1  MEET-POINT BILLING SERVICES.

           6.1.1 Pursuant to the procedures described in Multiple Exchange Carrier Access Billing ("MECAB") document SR-BDS-000983, issue 5, June 1994, the Parties shall provide to each other the Switched Access Detail Usage Data and the Switched Access Summary Usage Data to bill for jointly provided switched access service such as switched access Feature Groups B and D. The Parties agree to provide this data to each other at no charge. If the procedures in the MECAB document are amended or modified, the Parties shall implement such amended or modified procedures within a reasonable period of time.

           6.1.2 Focal shall designate access Tandems or any other reasonable facilities or points of Interconnection for the purpose of originating or terminating IXC traffic. For each such access Tandem designated, the Parties shall mutually agree upon a billing percentage as set forth on SCHEDULE 6.0 and
                                                               ------------
shall further agree, within thirty (30) days of the Effective Date, /7/ upon
                                                                     -
billing percentages for additional routes, which billing percentages shall be set forth in SCHEDULE 6.0 as amendments hereto. Either Party may make this
                ------------
billing percentage information available to IXCs. The billing percentages shall be calculated according to one of the methodologies specified for such purposes in the MECAB document.

           6.1.3 The Parties shall undertake all reasonable measures to ensure that the billing percentage and associated information are maintained in their respective federal and state access tariffs, as required, until such time as such information can be included in the National Exchange Association ("NECA") FCC Tariff No. 4. Focal shall use its best efforts to include in such tariff the billing percentage and associated information as a non-member of NECA.

           6.1.4 Each Party shall implement the "MULTIPLE BILL/SINGLE TARIFF" option in order to bill the IXC for each Party's own portion of jointly provided Telecommunications Service.

      6.2  DATA FORMAT AND DATA TRANSFER.

           6.2.1 Necessary billing information will be exchanged on magnetic tape or via electronic data transfer (when available) using the EMR format. The Parties shall agree to a fixed billing period in the Implementation Plan.


______________________

/7/   Since the terms of this Agreement are the result of Focal's adoption under
 -
      Section 252(i) of the Act of the Teligent Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 6.1.2, shall
                                                           -------------
      mean February 10, 1999.

           6.2.2 Focal shall provide to Ameritech, on a monthly basis, the Switched Access Summary Usage Data (category 1150XX records) on magnetic tape or, when available, via electronic data transfer using the EMR format.

           6.2.3 Ameritech shall provide to Focal, on a daily basis, the Switched Access Detail Usage Data (category 1101XX records) on magnetic tape no later than fourteen (14) days from the usage recording date. Ameritech shall provide the information on magnetic tape or, when available, via electronic data transfer (e.g., network data mover), using EMR format. Ameritech and
               ----
Focal shall use best efforts to utilize electronic data transfer.

           6.2.4 Each Party shall coordinate and exchange the billing account reference ("BAR") and billing account cross reference ("BACR") numbers for the Meet-Point Billing service. Each Party shall notify the other Party if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

      6.3  ERRORS OR LOSS OF ACCESS USAGE DATA.

           6.3.1 Errors may be discovered by Focal, the IXC or Ameritech. Each Party agrees to use reasonable efforts to provide the other Party with notification of any discovered errors within two (2) Business Days of such discovery. All claims by a Party relating to errors or loss of access usage data shall be made within thirty (30) calendar days from the date such usage data was provided to that Party.

           6.3.2 In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data. If such reconstruction is not possible, the Parties shall use a reasonable estimate of the lost data, based on twelve (12) months of prior usage data; provided that if twelve (12) months of prior usage
                            --------
data is not available, the Parties shall base the estimate on as much prior usage data that is available; provided, however, that if reconstruction is
                              --------  -------
required prior to the availability of at least three (3) months of prior usage data, the Parties shall defer such reconstruction until three (3) months of prior usage data is available.

      6.4 PAYMENT. The Parties shall not charge one another for the services rendered pursuant to this ARTICLE V1.
                          -----------

      6.5 ADDITIONAL LIMITATIONS OF LIABILITY APPLICABLE TO MEET-POINT BILLING ARRANGEMENTS. In addition to the limitations of liability set forth in ARTICLE
                                                                        -------
XXV1 and elsewhere in this Agreement, the following limitations on liability
----
shall apply with respect to the Meet-Point Billing arrangements described in this ARTICLE V1:
     ----------

           6.5.1 In the event of errors, omissions, or inaccuracies in data received from either Party, the liability of the Party providing such data shall be limited only to the provision of corrected data only. If data is lost, such providing Party will develop a substitute based on past usage, as set forth in
SECTION 6.3.2.
--------------

           6.5.2 In recognition that neither Party is being compensated for services rendered under this ARTICLE V1, in no event shall a Party's liability
                             ----------
to the other Party for any Loss relating to or arising out of any act(s) or omission(s) in its performance of its obligations under this ARTICLE VI exceed
                                                             ----------
$10,000 in any one (1) month period.

                                  ARTICLE VII
                           TRANSPORT AND TERMINATION
                           OF OTHER TYPES OF TRAFFIC

     7.1  INFORMATION SERVICES TRAFFIC.

          7.1.1 Each Party shall route Information Service Traffic which originates on its own network to the appropriate information services platform(s) connected to the other Party's network over the Local/IntraLATA Trunks.

          7.1.2 The Party ("ORIGINATING PARTY") on whose network the
Information Services Traffic originated shall provide an electronic file transfer or monthly magnetic tape containing recorded call detail information to the Party ("TERMINATING PARTY") to whose information platform the Information Services Traffic terminated.

          7.13 In accordance with procedures to be established by the Implementation Team, the Terminating Party shall provide to the Originating Party via electronic file transfer or magnetic tape all necessary information to rate the Information Services Traffic to the Originating Party's Customers and establish uncollectible reserves pursuant to the Terminating Party's agreements with each information provider.

          7.1.4 The Originating Party shall bill and collect such information provider charges and remit the amounts collected to the Terminating Party less:

           (a)  The Information Services Billing and Collection fee set forth at
                Item III of the Pricing Schedule; and

           (b) An uncollectibles reserve calculated based on the uncollectibles reserve in the Terminating Party's billing and collection agreement with the applicable information provider; and

           (c)  Customer adjustments provided by the Originating Party.

The Originating Party shall provide to the Terminating Party sufficient information regarding uncollectibles and Customer adjustments. The Terminating Party shall pass through the adjustments to the information provider. Final resolution regarding all disputed adjustments shall be solely, between the Originating Party and the information provider.

          7.1.5 Nothing in this Agreement shall restrict either Party from offering to its Telephone Exchange Service Customers the ability to block the completion of Information Service Traffic.

     7.2  BLV/BLVI TRAFFIC.

          7.2.1 Busy Line Verification ("BLV") is performed when one Party's Customer requests assistance from the operator bureau to determine if the called line is in use; provided, however, the operator bureau will not complete the
                --------  -------
call for the Customer initiating the BLV inquiry. Only one BLV attempt will be made per Customer operator bureau call.

          7.2.2 Busy Line Verification Interrupt ("BLVI") is performed when one Party's operator bureau interrupts a telephone call in progress after BLV has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting. The operator bureau will only interrupt the call and will not complete the telephone call of the Customer initiating the BLVI request. The operator bureau will make only one BLVI attempt per Customer operator telephone call and the applicable charge applies whether or not the called party releases the line.

          7.2.3 Each Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/BLVI Traffic between the Parties' networks. Each Party shall route BLV/BLVI Traffic inquiries over separate direct trunks (and not the Local/IntraLATA Trunks) established between the Parties' respective operator bureaus. Unless otherwise mutually agreed, the Parties shall configure BLV/BLVI trunks over the Interconnection architecture defined in ARTICLE III,
                                                                 -----------
consistent with the Plan.

          7.2.4 Each Party shall compensate the other Party for BLV/BLVI Traffic as set forth at Item IV of the Pricing Schedule.

      7.3 TRANSIT SERVICE.

          7.3.1 Ameritech shall provide Focal Transit Service as provided in this SECTION 7.3.
     -----------

          7.3.2 "TRANSIT SERVICE" means the delivery of certain traffic between Focal and a third party LEC or CMRS provider by Ameritech over the Local/IntraLATA Trunks. Transit Service shall be provided only at Ameritech's Tandem Switches, and not at any Ameritech End Office. The following traffic types will be delivered: (i) Local Traffic and IntraLATA Toll Traffic originated from Focal to such third party LEC or CMRS provider and (ii) IntraLATA Toll Traffic orginated from such third party LEC and terminated to Focal where Ameritech carries such traffic pursuant to the Commission's primary toll carrier ("PTC") plan or other similar plan.

           7.3.3 The Parties shall compensate each other for Transit Service as follows:

           (a) For Local Traffic and IntraLATA Toll Traffic originating from Focal that is delivered over the Transit Service ("TRANSIT TRAFFIC"):

                 (1)  Focal shall:

                      (A) Pay to Ameritech a Transit Service charge as set forth at Item V of the Pricing Schedule; and

                      (B) Reimburse Ameritech for any charges, including
                          switched access charges, that a third party LEC or CMRS provider with whom Ameritech does not have a Transit Service agreement similar to that set forth in this SECTION 7.3 imposes or levies on Ameritech for
                                  -----------
                          delivery or termination of any such Transit Traffic.

                 (2) Ameritech shall remit to Focal any access charges Ameritech receives from such third party LEC or CMRS provider in connection with the delivery of such Transit Traffic.

           (b) For Local Traffic and IntraLATA Toll Traffic that is to be terminated to Focal from a third party LEC or CMRS provider (i) that is not subject to PTC arrangements (regardless of whether Ameritech is the PTC) and (ii) Ameritech has a transiting arrangement with such third party LEC or CMRS provider which authorizes Ameritech to deliver such traffic to Focal ("OTHER PARTY TRANSIT AGREEMENT"), then Ameritech shall deliver such Local Traffic and IntraLATA Toll Traffic to Focal in accordance with the terms and conditions of such Other Party Transit Agreement and such third party LEC or CMRS provider (and not Focal) shall be responsible to pay Ameritech the applicable Transit Service charge.

           (c) For IntraLATA Toll Traffic which is subject to a PTC arrangement and where Ameritech is the PTC, Ameritech shall deliver such IntraLATA Toll Traffic to or from Focal in accordance with the terms and conditions of such PTC arrangement.

          7.3.4 While the Parties agree that it is the responsibility of each third party LEC or CMRS provider to enter into arrangements to deliver Local Traffic and IntraLATA Toll Traffic to Focal, they acknowledge that such arrangements are not currently in place and an interim arrangement is necessary to ensure traffic completion. Accordingly, until the earlier of (i) the date on which either Party has entered into an arrangement with such third party LEC or CMRS provider to deliver Local Traffic and IntraLATA Toll Traffic to Focal and
(ii) the termination of this Agreement, Ameritech will provide Focal with Transit Service.

            7.3.5 Ameritech expects that all networks involved in transit traffic will deliver each call to each involved network with CCIS and the appropriate Transactional Capabilities Application Part ("TCAP") message to facilitate full interoperability and billing functions and, to the extent such CCIS and TCAP messages are delivered by the originating third party LEC or CMRS provider, Ameritech will deliver such information to the terminating third party LEC or CMRS provider. In all cases, Focal is responsible to follow the Exchange Message Record ("EMR") standard and exchange records with both Ameritech and the terminating LEC or CMRS provider to facilitate the billing process to the originating network.

            7.3.6 For purposes of this SECTION VII.3, Ameritech agrees that it
                                       -------------
shall make available to Focal, at Focal's sole option, any transiting arrangement Ameritech's offers to another LEC at the same rates, terms and conditions provided to such other LEC.

                                 ARTICLE VIII
                 INSTALLATION, MAINTENANCE, TESTING AND REPAIR

      8.1   PLAN. Within ninety (90) days after the Effective Date, /8/ Focal
                                                                     -
and Ameritech shall joint1y develop a plan (the "PLAN") which shall define and detail:

            (a) standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality in accordance with all appropriate relevant industry-accepted quality, reliability and availability standards and in accordance with the levels identified in SECTION 3.6;
                              -----------

            (b) the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the Interconnections (including signaling) specified in ARTICLE III
                                                                    -----------
                and the trunk groups specified in ARTICLES IV and V, including
                                                  -----------     -
                standards and procedures for notification and discoveries of trunk disconnects;

            (c) disaster recovery and escalation provisions; and

            (d) such other matters as the Parties may agree.


      8.2 OPERATION AND MAINTENANCE. Each Party shall be solely responsible for the installation, operation and maintenance of equipment and facilities provided by it for Interconnection, subject to compatibility and cooperative testing and monitoring and the specific operation and maintenance provisions for equipment and facilities used to provide Interconnection.


_______________________

/8/   Since the terms of this Agreement are the result of Focal's adoption under
 -
      Section 252(i) of the Act of the Teligent Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 8.1, shall
                                                           -----------
      mean February 10, 1999.

Operation and maintenance of equipment in Virtual Collocation shall be in accordance with the provisions of ARTICLE XII.
                                  -----------

      8.3 INSTALLATION, MAINTENANCE, TESTING AND REPAIR. The intervals for installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection will be determined in accordance with the requirements of SECTION 3.8.
                                                  -----------

      8.4 ADDITIONAL TERMS. Additional terms regarding the installation, maintenance, testing and repair of equipment and facilities used for Interconnection shall be as set forth in the Implementation Plan.


                                  ARTICLE IX
                     UNBUNDLED ACCESS -- SECTION 251(C)(3)

      9.1  ACCESS TO NETWORK ELEMENTS.

           9.1.1 Ameritech shall provide Focal access to Ameritech's Network Elements on an unbundled basis at any technically feasible point in accordance with the terms and conditions of this ARTICLE IX and the requirements of the
                                      ----------
Act. Ameritech shall provide Focal access to each unbundled Network Element, along with all of such unbundled Network Element's features, functions, and capabilities in accordance with the terms and conditions of ARTICLE II and as
                                                            ----------
required by the Act, in a manner that shall allow Focal to provide any Telecommunications Service that can be offered by means of that Network Element; provided that the use of such Network Element is consistent with the Act.
--------

          9.1.2  Notwithstanding anything to the contrary in this ARTICLE IX,
                                                                  ----------
Ameritech shall not be required to provide Network Elements beyond those identified in 47 C.F.R. (S) 51.319 to Focal if:

          (1)    The Commission concludes that:


                 (A) such Network Element is proprietary or contains proprietary information that will be revealed if such Network Element is provided to Focal on an unbundled basis; and

                 (B) Focal could offer the same proposed Telecommunications
                     Service through the use of other, nonproprietary Network Elements within Ameritech's network; or

          (2) The Commission concludes that the failure of Ameritech to provide access to such Network Element would not decrease the quality of, and would not increase the financial or administrative cost of, the Telecommunications

                 Service Focal seeks to offer, compared with providing that service over other unbundled Network Elements in Ameritech's network.

          9.1.3 Ameritech shall be required to make available Network Elements only where such Network Elements, including facilities and software necessary to provide such Network Elements, are available. If Ameritech makes available Network Elements that require special construction, Focal shall pay to Ameritech any applicable special construction charges.

     9.2  NETWORK ELEMENTS /9/.  At the request of Focal, Ameritech shall
                            -
provide Focal access to the following Network Elements on an unbundled basis:

          9.2.1  Local Loops, as more fully described on SCHEDULE 9.2.1;
                                                         --------------

          9.2.2  The Network Interface Device, as more fully described on
SCHEDULE 9.2.2;
--------------

          9.2.3  Switching Capability, as more fully described on SCHEDULE
                                                                  --------
9.2.3;
-----

          9.2.4  Interoffice Transmission Facilities, as more fully described on
SCHEDULE 9.2.4;
--------------

          9.2.5 Signaling Links and Call-Related Databases, as more fully described on SCHEDULE 9.2.5;
             --------------

          9.2.6 Operations Support Systems ("OSS") functions, to be used in conjunction with other Network Elements, as more fully described on SCHEDULE
                                                                    --------
9.2.6; and
-----

          9.2.7 Operator Services and Directory Assistance, as more fully described on SCHEDULE 9.2.7.
             --------------

     9.3  COMBINATION OF NETWORK ELEMENTS.

          9.3.1 Ameritech shall provide Network Elements to Focal in a manner that shall allow Focal to combine such Network Elements (a "Combination") in order to provide a Telecommunications Service. When purchasing a Combination, Focal will have access to all features and capabilities of each individual Network Element that comprises such Combination and the specific technical and interface requirements for each of the Network Elements shall apply,


----------------------

/9/  Notwithstanding anything contrary in this Agreement, in the event the FCC
 -
     or a court of competent jurisdiction determines that incumbent local exchange carrier(s) generally are not required and/or Ameritech is not required to make available one or more Network Element(s) provided by Ameritech under this Agreement, Ameritech shall have the right to immediately delete such Network Element(s) and the provisions related thereto contained in this Agreement.

except to the extent not technically feasible given the specific manner in which Focal has requested that the elements be combined.

          9.3.2 Except upon the request of Focal, Ameritech shall provide Network Elements separately from each other, and shall not separate Network Elements it normally provides in combination into separate Network Elements.

          9.3.3 Upon Focal's request, Ameritech shall perform the functions necessary to combine Ameritech's Network Elements in any manner, even if those elements are not ordinarily combined in Ameritech's network; provided that such
                                                             --------
combination is (i) technically feasible and (ii) would not impair the ability of other Telecommunications Carriers to obtain access to unbundled Network Elements or to Interconnect with Ameritech's network. In addition, upon a request of Focal that is consistent with the above criteria, Ameritech shall perform the functions necessary to combine Ameritech's Network Elements with elements possessed by Focal in any technically feasible manner to allow Focal to provide a Telecommunications Service.

          9.3.4 Ameritech shall make available to Focal the following Combinations at the rates set forth at Item V of the Pricing Schedule:

                9.3.4.1 Unbundled Element Platform with Operator Services and Directory Assistance. This Combination is described on
                         SCHEDULE 9.3.4.
                         --------------

                9.3.4.2  Loop Combination. This Combination is described on
                         SCHEDULE 9.3.4.
                         --------------

                9.3.4.3 Switching Combination #1. This Combination is described on SCHEDULE 9.3.4.
                            --------------

          9.3.5 The following Network Elements and Combinations shall be requested by Focal in accordance with SECTION 9.6:
                                      -----------

                9.3.5.1  Unbundled Loop - Distribution.

                9.3.5.2  Unbundled Loop - Concentrators/Multiplexers.

                9.3.5.3  Unbundled Loop - Feeder.

                9.3.5.4 Loop/Network Combination. This Combination is described on SCHEDULE 9.3.5.
                            --------------

                9.3.5.5 Switching Combination #2. This Combination is described on SCHEDULE 9.3.5.
                            --------------

                9,3.5.6 Switching Combination #3. This Combination is described on SCHEDULE 9.3.5.
                                      --------------
                9.3.5.7 Switched Data Services. This Combination is described on SCHEDULE 9.3.5.
                            --------------

                9.3.5.8 Unbundled Element Platform without Operator Services and Directory Assistance. This Combination is described on SCHEDULE 9.3.5.
                            --------------

          9.3.6 Any request by Focal for Ameritech to provide any Combination other than as set forth in SECTION 9.3.4, to combine the unbundled Network
                           -------------
Elements of Ameritech with Focal, or to perform any other function under this
SECTION 9.3 shall be made by Focal in accordance with SECTION 9.6
-----------                                           -----------

     9.4  NONDISCRIMINATORY ACCESS TO AND PROVISION OF NETWORK ELEMENTS

          9.4.1 Subject to SECTION 9.4.4, the quality of an unbundled Network
                           ---------------
Element as well as the quality of the access to such unbundled Network Element that Ameritech provides to Focal shall be the same for all Telecommunications Carriers requesting access to such Network Element.

          9.4.2 Subject to SECTION 9.4.4, the quality of a Network Element, as
                           -------------
well as the quality of the access to such Network Element, that Ameritech provides to Focal hereunder shall be at least equal in quality to that which Ameritech provides to itself, its subsidiaries, Affiliates and any other person, unless Ameritech proves to the Commission that it is not technically feasible to provide the Network Element requested by Focal or access to such Network Element at a level of quality that is equal to that which Ameritech provides to itself.

          9.4.3 Ameritech shall provide Focal access to Network Elements and Operations Support Systems functions, including the time within which Ameritech provisions such access to Network Elements, on terms and conditions no less favorable than the terms and conditions under which Ameritech provides such elements to itself, its subsidiaries, Affiliates and any other person, except as may be provided by the Commission pursuant to SECTION 9.1.2.
                                              -------------

          9.4.4 Upon the request of Focal, Ameritech shall provide to Focal a Network Element and access to such Network Element that is different in quality to that required under SECTIONS 9.4.2 and 9.4.3, unless Ameritech proves to the
                       --------------     -----
Commission that it is not technically feasible to provide the requested Network Element or access to such Network Element at the requested level of quality. Any request by Focal for Ameritech to provide any Network Element or access thereto that is different in quality shall be made by Focal in accordance with SECTION
                                                                       -------
9.6.
---

     9.5  PROVISIONING OF NETWORK ELEMENTS.

          9.5.1 Ameritech shall provide Focal unbundled Network Elements as set forth on SCHEDULE 9.5.
         ------------

          9.5.2 Ameritech shall provide Focal access to the functionalities for Ameritech's pre-ordering, ordering, provisioning, maintenance and repair and billing functions of the Operations Support Systems functions that relate to the Network Elements that Focal purchases hereunder. Access to such functionalities for the Operations Support Systems functions shall be as provided in SCHEDULE
                                                                     --------
9.2.6 and the Implementation Plan.
-----

          9.5.3 Prior to submitting an order for a Network Element which
                   -------------
replaces, in whole or in part, a service offered by Ameritech or any other telecommunications provider for which Ameritech changes a primary local exchange carrier, Focal shall comply with the requirements of SECTION 10.11.1.
                                                              ---------------

     9.6  AVAILABILITY OF ADDITIONAL OR DIFFERENT QUALITY NETWORK ELEMENTS.

Any request by Focal for access to a Network Element or a Combination or a standard of quality thereof that is not otherwise provided by the terms of this Agreement at the time of such request shall be made pursuant to a Bona Fide Request and shall be subject to the payment by Focal of all applicable costs in accordance with Section 252(d)(1) of the Act to process, develop, install and provide such Network Element, Combination or access.

     9.7  PRICING OF UNBUNDLED NETWORK ELEMENTS.


          9.7.1 Ameritech shall charge Focal the non-recurring and monthly recurring rates for unbundled Network Elements (including the monthly recurring rates for these specific Network Elements, service coordination fee, and Cross-Connect charges) as specified at Item V of the Pricing Schedule. If Focal requests or approves an Ameritech technician to perform services in excess of or not otherwise contemplated by the Line Connection Service, Ameritech may charge Focal for any additional and reasonable labor charges to perform such services.

          9.7.2 In addition to any other applicable charges under this ARTICLE
                                                                       -------
IX, if Focal purchases unbundled Local Switching elements, Focal shall pay
--
Ameritech:

          (a) for interstate minutes of use traversing such unbundled Local Switching elements, the carrier common line charge described in 47 C.F.R. (S) 69.105 and a charge equal to seventy-five percent (75%) of the interconnection charge describe in 47 C.F.R. (S) 69.124, only until the earliest of the following, and not thereafter:

               (1)  June 30, 1997;

                (2) The later of the effective date of a final FCC decision in CC Docket No. 94-45, Federal-State Joint Board on
                                          ----------------------------
                     Universal Service, or the effective date of a final FCC
                     -------------------
                     decision in a proceeding, to consider reform of interstate access charges; or

                (3) The date on which Ameritech is authorized to offer in-region interLATA service in Michigan pursuant to Section 271 of the Act; and

           (b) for intrastate toll minutes of use traversing such unbundled Local Switching elements, intrastate access charges comparable to those listed in SECTION 9.7.2(A) and any explicit intrastate
                                   ----------------
                universal service mechanism based on access charges, only until the earliest of the following, and not thereafter:

                (1) June 30, 1997;


                (2) The effective date of the Commission's decision that
                    Ameritech may not assess such charges; or

                (3) The date on which Ameritech is authorized to offer in-
                    region interLATA service in Michigan pursuant to Section 271 of the Act.

          9.7.3 If Focal orders a Combination identified in SECTION 9.3.4 and
                                                            -------------
the provision of any such Combination requires Ameritech to modify any of its existing systems, service development processes or its network (beyond that required for Ameritech to provision its own retail services) to provide access to such Combination, Focal shall be required to compensate Ameritech for any costs incurred to Provide access to such Combination.

      9.8 BILLING. Ameritech shall bill Focal for access to unbundled Network Elements pursuant to the requirements of ARTICLE XXVII to this Agreement.
                                         -------------

      9.9 MAINTENANCE OF UNBUNDLED NETWORK ELEMENTS.

          9.9.1 Ameritech shall provide maintenance of Loops and Combinations that include Loops as set forth in SCHEDULE 10.13.
                                   ---------------

          9.9.2 If (i) Focal reports to Ameritech a suspected failure of a Network Element, (ii) Focal requests a dispatch, (iii) Ameritech dispatches a technician, and (iv) such trouble was not caused by Ameritech's facilities or equipment, then Focal shall pay Ameritech a trip charge and time charges as set forth at Item V of the Pricing Schedule.

      9.10 STANDARDS OF PERFORMANCE.

           9.10.1 Ameritech shall provide to Focal access to unbundled Network Elements (i) in accordance with SECTION 9.4 as determined by this SECTION 9.10
                                ------------                      ------------
(including any Combinations, service levels and intervals that may be requested by Focal and agreed upon by the Parties pursuant to a Bona Fide Request) and
(ii) as required by the Commission (collectively, the "AMERITECH NETWORK ELEMENT PERFORMANCE BENCHMARKS").

           9.10.2 To determine Ameritech's compliance with the Ameritech Network Element Performance Benchmarks, Ameritech shall maintain records of specific criteria listed in SCHEDULE 9.10 which criteria are the criteria that
                            -------------
Ameritech currently measures to evaluate its provision of unbundled Network Elements and (ii) such additional criteria the Parties agree upon regarding Ameritech's compliance with different performance levels and intervals of such Network Elements (and Combinations thereof) requested by Focal and provided by Ameritech pursuant to Section 9.6 and a Bona Fide Request (each, a "NETWORK
                      -----------
ELEMENT PERFORMANCE ACTIVITY") relating to the access to unbundled Network Elements Ameritech provides to itself, its subsidiaries and Affiliates (the "AMERITECH NE RECORDS") and parallel records of the access to unbundled Network Elements Ameritech provides to (i) Focal (the "FOCAL NE RECORDS") and (ii) other LECs in the aggregate (the "OTHER LEC NE RECORDS"). In addition, the Parties may supplement the Network Element Performance Activities as provides in SECTION 18.6. The criteria will be revised in accordance with
            ------------
the procedures set forth in the Implementation Plan if Ameritech no longer measures a criterion in assessing, its performance in providing Network Elements or beings measuring additional criteria.

          9.10.3 Ameritech shall provide to Focal for each Reporting Period, by the twenty-second (22nd) day of the following month, in a self-reporting format the Ameritech NE Records, the Focal NE Records and the Other LEC NE Records so that the Parties can determine Ameritech's compliance with the Ameritech Network Element Performance Benchmarks. If (i) Ameritech fails to comply with an Ameritech Network Element Performance Benchmark with respect to a Network Element Performance Activity for a Reporting Period, (ii) the sample size of the Network Element Performance Activity measured for such Reporting Period is statistically valid and (iii) the amount by which the applicable Ameritech Network Element Performance Activity deviates from the corresponding Network Element Performance Benchmark is statistically significant, then Ameritech shall have committed a "SPECIFIED PERFORMANCE BREACH". Notwithstanding anything to the contrary in this SECTION 9.10.3, the Parties acknowledge that
                                 --------------
(x) Ameritech shall not be required to provide to Focal those Other LEC NE Records that correspond to and measure a level of quality and performance levels and intervals of unbundled Network Elements that are requested by an Other LEC pursuant to 47 C.F.R. (S)51.311(c) and SECTION 9.6 and which are superior to
                                       -----------
that which Ameritech provides to Focal hereunder, (y) the Other LEC NE Records shall be provided to Focal on an aggregate basis and (z) such Other LEC NE Records shall be provided to Focal in a manner that preserves the confidentiality of each other LEC and any of such LEC's proprietary information (including CPNI).

          9.10.4 In no event shall Ameritech be deemed to have committed a Specified Performance Breach if Ameritech's failure to meet or exceed a Network Element Performance

Activity is caused by a Delaying Event. If a Delaying Event (i) prevents Ameritech from performing a certain function or action that affects a Network Element Performance Activity, then such occurrence shall be excluded from the calculation of such Network Element Performance Activity and the determination of Ameritech's compliance with the applicable Ameritech Network Element Performance Benchmark or (ii) only suspends Ameritech's ability to timely perform such Network Element Performance Activity, then the applicable time frame in which Ameritech's compliance with the Ameritech Network Element Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

          9.10.5 Upon the occurrence of a Specified Performance Breach by Ameritech, Focal may forego the dispute escalation procedures set forth in
SECTION 28.3 and (i) bring an action against Ameritech in an appropriate Federal
-------------
district court, (ii) file a complaint against Ameritech with the FCC pursuant to Sections 207 or 208 of the Act, (iii) seek a declaratory ruling from the FCC, (iv) file a complaint in accordance with the rules, guidelines and regulations of the Commission or (iv) seek other relief under Applicable Law.

          9.10.6 Focal shall also be entitled to any Credit Allowances pursuant to the same terms and conditions that the Ameritech offers Credit Allowances to its Customers, including those described on SCHEDULE 10.9.6.
                                                          ----------------

          9.10.7    The Parties' agreement to the procedures set forth in this
SECTION 9.10 shall not (i) relieve either Party of its obligations to perform
------------
any other duties under this Agreement or (ii) constitute a waiver of a right of either Party to claim that the party requirements of this Agreement and of the Act have or have not been met.

                                   ARTICLE X
                 RESALE AT WHOLESALE RATES--SECTION 251(C)(4)

     10.1 TELECOMMUNICATIONS SERVICES AVAILABLE FOR RESALE AT WHOLESALE RATES. Commencing on the date on which the Commission approves this Agreement, at the request of Focal, Ameritech will make available to Focal for resale at wholesale rates those Telecommunications Services that Ameritech provides at retail to subscribers who are not Telecommunications Carriers, as required in Section 251(c)(4) of the Act. Subject to the terms, conditions and limitations set forth in this Agreement, Ameritech will make available to Focal for such resale all Telecommunications Services which it offers to its retail Customers, including the following categories of Telecommunications Services (the "RESALE SERVICES") as listed on SCHEDULE 10.1.
             -------------

          (i) Local Service - Residence, as described in the applicable tariff,

          (ii) Local Service - Business, as described in the applicable tariff,

          (iii)     Message Toll Service, as described in the applicable tariff,

          (iv)      PBX Trunk, as described in the applicable tariff;

          (v)       ISDN Direct Service, as described in the applicable tariff;

          (vi)      ISDN Prime Services, as described in the applicable tariff;

          (vii) Ameritech Centrex Service, as described in the applicable tariff;

          (viii) Dedicated Communications Services, as described in the applicable tariff;

          (ix)      Inbound Services, as described in the applicable tariff; and

          (x) Customer Owned Pay Telephone Services, as described in the applicable tariff.

The Resale Services shall be made available to Focal at the rates set forth at
Item VI of the Pricing Schedule.

     10.2 OTHER SERVICES. Ameritech may, at its sole discretion, and as agreed to by Focal, make available to Focal under this Agreement services other than Telecommunications Services (e.g., voicemail) for resale at rates, terms and conditions agreed upon by the Parties.

     10.3 LIMITATIONS ON AVAILABILITY OF RESALE SERVICES.

The following limitations shall apply to Resale Services:

          10.3.1 Any Telecommunications Services which Ameritech offers to existing retail subscribers, but not to new subscribers ("GRANDFATHERED SERVICES") are listed on SCHEDULE 10.3.1. SCHEDULE 10.3.1 may be revised or
                         ---------------  ---------------
supplemented from time to time to include those additional services that Ameritech may, in its discretion and to the extent permitted by Applicable Law, classify as Grandfathered Services. Ameritech agrees to make Grandfathered Services available to Focal for resale to any Customer of Ameritech that subscribes to a Grandfathered Service from Ameritech at the time of its selection of Focal as its primary local exchange carrier. If a local Telecommunications Service is subsequently classified as a Grandfathered Service by Ameritech, Ameritech agrees to continue to sell such Grandfathered Service (subject to the terms of SECTION 10.3.2) to Focal for resale to Focal's
                         --------------
Customers that subscribe to such Grandfathered Service at the time it is so classified by Ameritech. Grandfathered Services shall be made available to Focal at wholesale rates determined in accordance with the Act. To the extent that Ameritech is unable to provide wholesale systems support and billing within the first ninety (90) days from the date each Focal Resale Customer is provided such Grandfathered Service, Ameritech shall retroactively apply such wholesale rate as a credit to Focal and will bill such service to Focal from its retail billing systems.

          10.3.2 Any Telecommunication Services which Ameritech currently intends to discontinue offering to any retail subscriber ("SUNSETTED SERVICES") are set forth on SCHEDULE 10.3.1. SCHEDULE 10.3.1 may be revised or supplemented
                 ---------------  ---------------
from time to time to include those additional Telecommunications Services that Ameritech may, in its discretion and to the extent permitted by Applicable Law, classify as Sunsetted Services. Ameritech agrees to make Sunsetted Services available to Focal for resale to Focal's Customers who are subscribers to the Sunsetted Service either from Ameritech or Focal at the time so classified (subject to the provisions of SECTION 10.3.1 if such Sunsetted Service was
                              --------------
previously classified as a Grandfathered Service) until the date such service is discontinued.

          10.3.3 Each Party acknowledges that Resale Services shall be available to Focal on the same basis as offered by Ameritech to itself or to any subsidiary, Affiliate, or any other person to which Ameritech directly provides the Resale Services, including Ameritech's retail Customers and other resellers of Ameritech's Telecommunications Services (i) on1y in those service areas in which such Resale Services (or any feature or capability thereof) are offered by Ameritech to itself or to any subsidiary, Affiliate, or any other person, including Ameritech's retail Customers and (ii) to the same extent as Ameritech's retail Telecommunications Services are subject to the availability of facilities.

     10.4 ADDITIONAL CHARGES FOR RESALE SERVICES. In addition to the rates set forth at Item VI of the Pricing Schedule, Focal shall pay Ameritech (i) for any applicable charges or fees, if any, incident to the establishment or provision of the Resale Services requested by Focal, including channel charges, initial non-recurring charges and construction charges and (ii) the applicable non discounted end user common line charge as set forth in F.C.C. No. 2, Section 4.

     10.5 RESTRICTIONS ON RESALE SERVICES.

          10.5.1 To the extent provided by Applicable Law, including Section 357(2) of the Michigan Telecommunications Act, Focal may not offer Resale Services that are made available only to residential Customers or to a limited class of residential Customers to classes of Customers that are not eligible to subscribe to such services from Ameritech.

          10.5.2 Ameritech shall not be required to provide to Focal Resale Services offered at a special promotional rate if:

          (a) Such promotions involve rates that will be in effect for no more than ninety (90) days; and

          (b) Such promotional offerings are not used to evade the wholesale rate obligation; for example, by making available a sequential series of ninety (90) day promotional rates.

          10.5.3 Nothing in this Agreement shall require Ameritech to provide to Focal promotional service elements that are not Telecommunications Services (i.e., customer-premises equipment).
 ---

          10.5.4 Unless permitted by the Commission or FCC after the Effective Date, Focal shall not utilize Resale Services to avoid applicable access charges.

          10.5.5 As provided in the Act, Focal may not purchase Resale Services unless such services are resold to a person other than Focal, its subsidiaries and Affiliates.

          10.5.6 Ameritech may impose additional restrictions on Focal's sale of Resale Services only as permitted by the Act, Commission and the FCC.

     10.6 NEW RESALE SERVICES: CHANGES IN PROVISION OF RESALE SERVICES. Ameritech shall, via tariff filings and as provided in the Implementation Plan, notify Focal of any changes in the terms and conditions under which Ameritech offers Resale Services, including the introduction of any new features, functions, services or promotions. If a tariff filing provides less than forty-five (45) days' notice, Ameritech shall provide not less than forty-five
(45) days' advance notice of such introduction. In addition, Ameritech shall furnish Focal with reasonable quantities of publicly available collateral information regarding the Resale Services.

     10.7 OPERATIONS SUPPORT SYSTEMS FUNCTIONS. Ameritech shall provide Focal, upon Focal's request and pursuant to the Implementation Plan, nondiscriminatory access to Ameritech's Operations Support Systems functions for pre-ordering, ordering, provisioning, maintenance and repair, and billing.

     10.8 NONDISCRIMINATORY PROVISION OF RESALE SERVICES.

          10.8.1 Resale Services made available by Ameritech for resale hereunder and Operations Support Systems functions for ordering, provisioning, repair, maintenance and billing shall be equal in quantity to that provided by Ameritech to itself or to any subsidiary, Affiliate or any other person to which Ameritech directly provides the Resale Service, including Ameritech's retail Customers.

          10.8.2 Ameritech shall provision Resale Services with the same timeliness that such Resale Services are provisioned to Ameritech's subsidiaries, Affiliates, or other persons to whom Ameritech directly provides the Resale Service, including Ameritech's retail Customers.

     10.9 STANDARDS OF PERFORMANCE.

          10.9.1 Ameritech shall provide Resale Services to Focal (i) in accordance with SECTION 10.8 as determined by this SECTION 10.9 and (ii) as
                ------------                       ------------
required by the Commission (collectively, the "RESALE PERFORMANCE BENCHMARKS").

          10.9.2 To determine Ameritech's compliance with the Resale Performance Benchmarks, Ameritech shall maintain records of specific criteria listed in SCHEDULE 10.9.2 (each, a "RESALE PERFORMANCE ACTIVITY") relating to
          ---------------
Resale Services it provides to itself and to its subsidiaries, Affiliates and Ameritech's retail Customers (the "AMERITECH RESALE RECORDS") and parallel records of the Resale Services provided to (i) Focal (the "FOCAL RECORDS") and
(ii) on an aggregate basis, resellers of Telecommunications Services other than Focal (the "OTHER RESELLER RECORDS").

     Ameritech believes, after good faith inquiry, that SCHEDULE 10.9.2 is a
                                                        ---------------
complete and accurate description of all criteria used as of the Effective Date by Ameritech to measure Resale Services provided to itself and to its subsidiaries, Affiliates or its Retail Customers. The criteria will be revised in accordance with the procedures set forth in the Implementation Plan if Ameritech no longer measures a criterion in assessing its performance in providing such Resale Service to Ameritech's retail Customers or begins measuring additional criteria.

          10.9.3 Ameritech shall provide to Focal for each Reporting Period, by the twenty-second (22nd) day of the following month, in a self-reporting format, the Ameritech Resale Records, the Focal Resale Records and the Other Reseller Records so that the Parties can determine Ameritech's compliance with the Resale Performance Benchmarks. If (i) Ameritech falls to comply with a Resale Performance Benchmark with respect to a Resale Performance Activity for a Reporting Period, (ii) the sample size of the Resale Performance Activity measured for such Reporting Period is statistically valid, and (iii) the amount by which the applicable Resale Performance Activity deviates from the corresponding Resale Performance Benchmark is statistically significant, then Ameritech shall have committed a "SPECIFIED PERFORMANCE BREACH." Notwithstanding anything to the contrary in this SECTION 10.9.3, the Parties
                                                 --------------
acknowledge that the Other Reseller Records shall be provided to Focal (x) on an aggregate basis and (y) in a manner that preserves the confidentiality of each other reseller and any of such reseller's proprietary information (including CPNI).

          10.9.4 In no event shall Ameritech be deemed to have committed a Specified Performance Breach if Ameritech's failure to meet or exceed a Resale Performance Activity is caused by a Delaying Event. If a Delaying Event (i) prevents Ameritech from performing a certain function or action that affects a Resale Performance Activity, then such occurrence shall be excluded from the calculation of such Resale Performance Activity and the determination of Ameritech's compliance with the applicable Resale Performance Benchmark or
(ii) only suspends Ameritech's ability to timely perform such Resale Performance Activity, then the applicable time frame in which Ameritech's compliance with the Resale Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

          10.9.5 Upon the occurrence of a Specified Performance Breach by Ameritech, Focal may elect one of the following two remedies:

           (a)      Forego the dispute escalation procedures set forth in
                    Section 28.3 and (i) bring an action against Ameritech in
                    ------------
                    an appropriate Federal district court, (ii) file a complaint against Ameritech with the FCC pursuant to Sections 207 or 208 of the Act, (iii) seek a declaratory ruling from the FCC, (iv) file a complaint in accordance with the rules, guidelines and regulations of the Commission or (v) seek other relief under Applicable Law; or

          (b) Ameritech shall pay to Focal as liquidated damages any amounts that Focal is entitled to receive under then existing Commission procedures relating to the failure by Ameritech to comply with the Commission performance standards.

          10.9.6 Focal shall also be entitled to any Credit Allowances pursuant to the same terms and conditions that Ameritech offers Credit Allowances to its retail Customers, including those described on SCHEDULE
                                                                 --------
10.9.6.
------

          10.9.7      The Parties' agreement to the procedures set forth in this
SECTION 10.9 shall not (i) relieve either Party of its obligations to perform
------------
any other duties under this Agreement or (ii) constitute a waiver of a right of either Party to claim that the parity requirements of this Agreement and of the Act have or have not been met.

    10.10 BRANDING

          10.10.1 If Operator Call Completion or Directory Assistance Service is a feature of an offered Resale Service, Ameritech shall rebrand or unbrand such features of such offered Resale Service as requested by Focal for Focal's Customers, unless Ameritech places a restriction on such rebranding or unbranding that is approved by the Commission as reasonable and nondiscriminatory, such as proving that Ameritech lacks the capability to comply with such rebranding or unbranding request.

          10.10.2 Ameritech shall make available to Focal, upon Focal's request, the ability to route:

          (i) Local Directory Assistance calls dialed by Focal's Customers directly to Focal Directory Assistance Services platform, to the extent such routing is technically feasible; and

          (ii) Local Operator Services calls (0+, 0-) dialed by Focal Customers directly to the Focal Local Operator Services platform. Such traffic shall be routed over trunk groups between Ameritech End Offices and the Focal Local Operator Services platform, using standard Operator Services dialing protocols of 0+ or 0-, to the extent such routing is technically feasible.

The routing capabilities described above will be implemented according to the Implementation Plan. To the extent technically feasible, all direct routing capabilities described in this SECTION 10.10.2 shall permit Focal Customers to
                               ---------------
dial the same telephone numbers for Ameritech Directory

Assistance and Local Operator Service that similarly situated Ameritech Customers dial for reaching equivalent Ameritech services.

          10.10.3 Notwithstanding anything to the contrary in this Agreement, the Parties agree that Ameritech shall have no obligation to unbrand or rebrand its service technicians or trucks, any customer premises equipment, other customer-owned facilities or its outside plant.

          10.10.4 Focal shall not, without Ameritech's prior written consent, offer any Resale Service to any Customer under any brand name of Ameritech, its subsidiaries or its Affiliates, nor shall Focal state or imply that there is any joint business association or any similar arrangement with Ameritech in the provision of Resale Service to Focal's Customers, except to the extent Focal deems it necessary to advise its Customers that Ameritech's personnel will perform work on behalf of Focal under this Agreement.

          10.10.5 In those instances where Focal requires Ameritech personnel to interface directly with Focal Customers, either orally in person or by telephone, or in writing, such personnel shall identify themselves as Ameritech's employees representing Focal.

          10.10.6 Any "NO ACCESS" cards and time and materials invoices furnished during service calls by Ameritech personnel to Focal Customers shall be available to Focal for review and shall be provided to Focal Customers in an unbranded form.

          10.10.7 In no event shall Ameritech personnel acting on behalf of Focal pursuant to this Agreement provide information to any existing Focal Customer about Ameritech products or services.

          10.10.8 Focal shall pay Ameritech's costs, if any, pursuant to the pricing standard in Section 252(d)(1) of the Act and in such amounts or levels as determined by the Commission for providing any requested branding under this
SECTION 10.10
-------------

   10. 11 PRIMARY LOCAL EXCHANGE AND INTEREXCHANGE CARRIER SELECTIONS.

          10.11.1 The Parties shall apply all of the principles set forth in 47 C.F.R. (S) 64.1100 to the process for Customer selection of a primary local exchange carrier. Ameritech shall not require a disconnect order from an Focal Customer, or another LEC, in order to process an Focal order for Resale Service for an Focal Customer. Ameritech shall advise Focal whenever an Focal Customer has selected another primary local exchange carrier by giving notice via an electronic interface within twenty-four (24) hours of the change being provisioned by Ameritech. Until the FCC or the Commission adopts final rules and procedures regarding a Customer's selection of a primary local exchange carrier, Focal shall deliver to Ameritech a representation of authorization in the form set forth on SCHEDULE 10.11.1 that applies to all orders submitted by Focal
             ----------------
under this Agreement that require a primary local exchange carrier change. Such representation of authorization shall be delivered to Ameritech prior to the first order submitted by Focal. Focal shall retain on file all applicable Documentation of Authorization (as defined in SCHEDULE 10.11.1),
                                              ----------------
including letters of agency, relating to the Customer's selection of Focal as its primary local exchange carrier, which documentation shall be available for inspection by Ameritech at its request during normal business hours.

          10.11.2  Carrier Selection Disputes. If any disputes should occur
                   --------------------------
concerning the selection of primary local exchange carriers by the Customers of a Party, the following dispute escalation procedures shall be followed:

          (a) If a Customer denies authorizing a change in his or her primary local exchange carrier selection to a different LEC ("UNAUTHORIZED SWITCHING"), Ameritech shall switch that Customer back to Focal in accordance with the terms of Michigan Bell Telephone Company Tariff, MPSC #20R, Part 22 (Resale Local Exchange Services) (the "RESALE TARIFF"). However, in the case of unauthorized changes of Focal Customers to Ameritech, Ameritech shall also have the duties of the "Carrier" as enumerated in such Resale Tariff, but will pay the $50 compensation, described in the Resale Tariff, to Focal.

          (b) If Ameritech reports or otherwise provides information on unauthorized primary local exchange carrier changes to the FCC, the Commission or any other governmental entity, Ameritech agrees to report on Focal unauthorized primary local exchange carrier changes separately from unauthorized PIC changes.

          (c) The Parties agree that in the event the Resale Tariff is withdrawn by Ameritech or materially revised, they will promptly meet and negotiate in good faith a revised procedure for resolving carrier selection disputes. If the Parties are unable to agree upon such revised procedure within thirty (30) days of a Party's request to commence the negotiations, the dispute resolution procedures set forth in SECTION 28.3 will be
                                                  ------------
               implemented.

          10.11.3 When Ameritech receives an order for Resale Service from Focal for Focal's Customer, and Ameritech currently provides resale local exchange telecommunications services to another carrier ("CARRIER OF RECORD") for the same Customer, Ameritech shall notify such Carrier of Record of such order coincident with processing the order. It shall then be the responsibility of the Carrier of Record and Focal to resolve any issues related to that Customer. Focal agrees to indemnify and hold Ameritech harmless against any and all Losses that may result from Ameritech acting under this SECTION 10.11.3.
                                                            ---------------

          10.11.4 When notified by Focal or through the Customer Access Record Exchange system (CARE) that a Customer has changed its presubscribed interexchange carrier ("PIC") selection only from one IXC to another IXC, Ameritech shall provision the PIC only change. Ameritech will modify its process to conform with industry accepted standards and the requirements of the FCC or the Commission.

     10.12  FUNCTIONALITY REQUIRED TO SUPPORT RESALE SERVICE.

            10.12.1  Directory Listing Requirements. Ameritech shall make
                     ------------------------------
available to Focal for Focal Customers directory listings in accordance with the provisions of ARTICLE XV.
              ----------

            10.12.2  LEC - Assigned Telephone Calling Card Numbers. Effective as
                     ---------------------------------------------
of the date of a Customer's subscription to Focal's service, Ameritech will block the LEC-assigned telephone line calling card number (including area code) ("TLN") from the Line Identification Database ("LIDB").

            10.12.3  Telephone Assistance Program.  Upon conversion to Focal's
                     ----------------------------
Resale Service of an existing Telecommunications Assistance Program Customer, no exchange of qualification documentation is necessary. Ameritech will continue to administer the Telecommunications Assistance Program for the Customer on behalf of Focal. If Focal's Customer is newly qualified for a Telecommunications Assistance Program, Focal must send Ameritech the necessary qualification documentation.

            10.12.4  9-1-1 Services. Ameritech shall provide to Focal, for Focal
                     --------------
Customers, 9-1-1 call routing to the appropriate PSAP. Ameritech shall provide and validate Focal Customer information to the PSAP. Ameritech shall use its service order process to update and maintain, on the same schedule that it uses for its retail Customers, the Focal Customer service information in the ALI/DMS (Automatic Location Identification/Data Management System) used to support 9-1-1 services.

            10.12.5  Special Services. If Ameritech makes a notation on the
                     ----------------
Customer Service Records (CSR) of Customers who qualify for certain services available to physically challenged individuals (e.g., special discounts)
                                                ----
("SPECIAL SERVICES"), Ameritech shall provide such data to Focal on the CSR made available to Ameritech for its Customers. For usage by an Focal Customer of a Telephone Relay Service, Ameritech will provide Focal with all billing information furnished to Ameritech by the provider of the Telephone Relay Service.

            10.12.6  Law Enforcement Interfaces. Interfaces with law enforcement
                     --------------------------
agencies and other security matters shall be conducted as specified in SCHEDULE
                                                                       --------
10.12.6.
-------

     10.13  SERVICE FUNCTIONS.

            10.13.1  Point of Contact for Resale Purchase Customer.

            (a)  Primary Point of Contact. Except as otherwise provided in this
                 ------------------------
                 Agreement, Focal shall be the primary point of contact for all Focal Customers.

            (b)  Service Referrals. Ameritech shall refer all questions
                 -----------------
                 regarding any Focal service or product directly to Focal in accordance with the procedures set forth in the Implementation Plan. Ameritech shall use its best efforts to ensure that all Ameritech representatives who receive inquiries regarding Focal services do not in any way disparage or discriminate against Focal or its products or services.

          (c)  Customer Contact Employee Training. Ameritech shall provide
               ----------------------------------
               training for all its employees who may communicate, either by telephone or face-to-face, with Focal Customers to assure that the requirements of this Agreement are met. Furthermore, the same quality standards that Ameritech requires of its employees when contacting an Ameritech Customer (e.g., honesty, respect and
                                                 ---
               courtesy) shall apply when its employees are in contact with Focal Customers.

          10.13.2  Operations Support Systems Functions--Provisioning.

          (a)  Electronic Interface for Pre-Ordering, Ordering and Provisioning.
               ----------------------------------------------------------------
               Ameritech will provide an electronic interface for the transfer and receipt of data necessary to perform each of the pre-ordering ordering, and provisioning functions (e.g., order entry,
                                                     -----
               telephone number selection, and due date selection) associated with Resale Services. Initially, the interface for ordering will be separate from the interface used for pre-ordering and provisioning. By the end of the first quarter of 1997,the interface for ordering will migrate to the pre-ordering and provisioning interface. The interface will be administered through a gateway that will serve as a single point of contact for the transmission of such data. The interface will be consistent with the Alliance for Telecommunications Industry Solutions (ATIS), Telecommunications Industry Forum (TCIF), Electronic Data Interchange (EDI) Customer Service Guideline, issue 5, and provide the functionality described in SCHEDULE
                                                                   --------
               10.13.2 and Ameritech's Service Order Interface Document, version
               -------
               2.00. The electronic interface to be provided by Ameritech will provide system to system communications on a real-time basis (response in seconds), with built-in error recovery and built in operations, administration and maintenance functionality, at a ninety-five percent (95%) network reliability level. However, as an industry standard interface is developed by the appropriate industry forum, and generally accepted for implementation by the industry, Ameritech shall implement such interface.

          (b)  Service Ordering and Provisioning. Service Orders will be placed
               ---------------------------------
               by Focal and provisioned by Ameritech in accordance with the procedures described in SECTION 10.7. Any Service Order activity
                                       ------------
               resulting in primary local exchange carrier changes will comply with the requirements of 47 C.F.R. (S) 64.1100 and SECTION
                                                                  -------
               10.9.1.
               ------

          (c)  Provisioning Support. Ameritech shall provide provisioning
               --------------------
               support to Focal on the same basis Ameritech provides to its retail Customers. Provisioning support may be expanded as mutually agreed by the Parties.

          (d)  Status Reports. After receipt and acceptance of a Service Order,
               --------------
               Ameritech shall provide Focal with service status notices on an exception basis.

          (e)  Engineering Support. When requested by Focal, Ameritech shall
               -------------------
               provide timely engineering support.

          (f)  Requests for Service Changes. Where Ameritech provides
               ----------------------------
               installation, Ameritech's representatives shall inform an Focal Customer to contact Focal if such Customer requests a service change at the time of installation.

          (g)  Non-Interruption of Service. Except as specifically provided in
               ---------------------------
               this Agreement or pursuant to an order of a court or commission of competent jurisdiction, Ameritech may not initiate any disconnect, suspension or termination of an Focal Customer's Resale Service, unless directed to do so by Focal by transmission of a Service Order or Ameritech's receipt of proper authorization to change such Customer's primary local exchange carrier to a carrier other than Focal.

          10.13.3  Operations Support Systems Functions -- Maintenance.

          (a)  Electronic Interface for Maintenance and Repair. Ameritech will
               -----------------------------------------------
               provide an electronic interface for the transfer and receipt of data necessary to perform the maintenance and repair functions (e.g., trouble receipt and trouble status). This interface will
                ----
               be administered through a gateway that will serve as a single point of contact for the transmission of such data. The interface will be consistent with the Alliance for Telecommunications Industry Solutions (ATIS), TI - Telecommunications (TI) - Operations, Administration, Maintenance and Provisioning (OAM&P), standard TI.227-95 and TI.228-95 and the Ameritech Electronic Bonding Interface (EBI) document. However, as an industry standard interface is developed by the appropriate industry forum, and generally accepted for implementation by the industry, Ameritech shall implement such interface.

          (b)  Maintenance. Maintenance will be provided by Ameritech as set
               -----------
               forth in the Implementation Plan and in accordance with the requirements set forth in SECTIONS 10.7 and 10.8 and SCHEDULE
                                         -------------     ----     --------
               10.13.
               -----

     10.14  RESPONSIBILITIES OF FOCAL.

            10.14.1 Focal shall be responsible for providing to its Customers and to Ameritech a telephone number or numbers that Focal's Customers can use to contact Focal in the event of service or repair requests. If Focal's Customers contact Ameritech with regard to such requests, Ameritech shall inform such Customers that they should call Focal and will provide Focal's contact numbers to such Customers. At Focal's request, Ameritech shall provide a "warm" transfer to Focal of calls it receives from Focal's Customers for service or repair requests at the rates set forth at Item VI of the Pricing Schedule.

            10.14.2 Focal shall provide Ameritech with accurate and complete information regarding Focal's Customers in a method reasonably prescribed by Ameritech to allow Ameritech to keep its Emergency Telephone Number Service database updated, if Ameritech maintains such a database.

            10.14.3 Prior to the Effective Date,/10/ Focal shall have received and communicated to Ameritech its Carrier Identification Code and its Access Carrier Name Abbreviation or Interexchange Access Customer Code.

     10.15  RESPONSIBILITIES OF AMERITECH.

     Ameritech shall provide access to the following services where Ameritech is the underlying 9-1-1 service provider:

            (i) Universal Emergency Number service, a telephone exchange communication service which includes lines and equipment necessary for answering, transferring and dispatching public emergency telephone calls originated by persons within the telephone Central Office areas arranged for 9-1-1 calling.

            (ii) Basic 9-1-1 service (where available) provides for routing all 9-1-1 calls originated by Customers having telephone numbers beginning with a given Central Office prefix code or codes to a single PSAP equipped to receive those calls.

            (iii) Enhanced 9-1-1 ("E9-1-1) service, which provides additional features to Basic 9-1-1 service, such as selective routing of 9-1-1 calls to a specific PSAP which is selected from the various PSAPs serving Customers within that Central Office area.

________________
/10/  Since the terms of this Agreement are the result of Focal's adoption under
      Section 252(i) of the Act of the Teligent Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 10.14.3,
                                                           ---------------
      shall mean February 10, 1999.

Both Focal and its Customers purchasing Resale Service under this Agreement are not charged for calls to the 9-1-1 number, except as provided in any applicable tariff or pursuant to Applicable Law.

     10.16  EXCHANGE OF BILLING INFORMATION.

            10.16.1 Ameritech shall provide Focal a specific Daily Usage File ("DUF") for Resale Services provided hereunder ("CUSTOMER USAGE DATA"). Such Customer Usage Data shall be recorded by Ameritech in accordance with the Ameritech Electronic Billing System (AEBS) and EMR. The DUT shall include specific daily usage, including both Local Traffic and IntraLATA Toll Traffic, in EMR format, for each individual Resale Service and shall include sufficient detail to enable Focal to bill its Customers for Resale Services provided by Ameritech. Ameritech will provide to Focal detailed specifications which will enable Focal to develop an interface for the exchange of Customer Usage Data. Procedures and processes for implementing the interface will be included in the Implementation Plan. Except as provided in SECTION 10.16.4, no other detailed
                                           ---------------
billing shall be provided by Ameritech to Focal.

            10.16.2 Interexchange call detail forwarded to Ameritech for billing, which would otherwise be processed by Ameritech, will be returned to the IXC and will not be passed through to Focal. This call detail will be returned to the IXC with a transaction code indicating that the returned call originated from a resold account. Billing for 900 and 976 calls or other Information Services Traffic will be passed through when Ameritech records the message. If Focal does not wish to be responsible for 900 and 976 calls, it must order blocking for resold lines. When the IXC records the 900 and 976 calls, the call detail will be returned to the IXC. Upon Focal's request, Ameritech will recourse charges on 900 and 976 calls to the Information Service provider in accordance with existing agreements with such providers. If the provider will not accept recourse, Ameritech will notify Focal, and Focal, at its option and expense, may pursue any rights which Ameritech may have under such agreements to contest such charge. If Focal elects not to contest such charges or such Information Service provider does not accept the recourse, Focal will promptly pay Ameritech for such charges and the dispute shall be solely between Focal and the Information Service provider.

            10.16.3 Focal shall be responsible for providing all billing information to its Customers who purchase Resale Services from Focal.

            10.16.4 Ameritech shall bill Focal for Resale Services provided by Ameritech to Focal pursuant to the provisions of ARTICLE XXVII. Ameritech shall
                                                 -------------
recognize Focal as the Customer of Record for all Resale Services and will send all notices, bills and other pertinent information directly to Focal. The bill will include sufficient data to enable Focal to (i) bill all charges to its Customers which are not included as Customer Usage Data and (ii) reconcile the billed charges with the Customer Usage Data.

     10.17  USE OF SERVICE.

            10.17.1 Focal, and not Ameritech, shall be responsible to ensure that its and its Customers' use of the Resale Services comply at all times with Applicable Law. Ameritech may refuse to furnish or may disconnect Resale Services of Focal or, as appropriate to Focal's Customer, when:

            (a) An order is issued by a court, the Commission or any other duly authorized agency, finding that probable cause exists to believe that the use made or to be made of a Resale Service is prohibited by Applicable Law, or

            (b) Ameritech is notified in writing by a law enforcement agency acting within its jurisdiction that any facility furnished by Ameritech is being used or will be used for the purpose of transmitting or receiving gambling information in interstate or foreign commerce in violation of law.

The provisions described in this SECTION 10.17.1 shall apply only to the
                                 ---------------
specific affected Resale Services.

            10.17.2 Termination of Resale Service shall take place after reasonable notice is provided to Focal, or as ordered by a court.

            10.17.3 To the extent provided under the Telephone Consumer Protection Act (47 U.S.C. (S) 227) and regulations thereunder. Resale Service shall not be used for the purpose of solicitation by recorded message when such solicitation occurs as a result of unrequested calls initiated by the solicitor by means of automatic dialing devices. Such devices, with storage capability of numbers to be called or a random or sequential number generator that produces numbers to be called and having the capability, working alone or in conjunction with other equipment, of disseminating a prerecorded message to the number called and which are calling party or called party controlled, are expressly prohibited.

            10.17.4 The Resale Services shall not be used in any manner that interferes with other persons in the use of their Telecommunications Service, prevents other persons from using their Telecommunications Services, or otherwise impairs the quality of service to other carriers or Ameritech's Customers.

            10.17.5 If Focal's use of Resale Services interferes unreasonably with the Resale Services of other carriers or their customers or Ameritech or Focal's Customers, Focal shall be required to take Resale Services in sufficient quantity or of a different class or grade to correct such interference.

                                  ARTICLE XI
                    NOTICE OF CHANGES -- SECTION 251(C)(5)

     If a Party makes (i) a change in its network which will materially affect the interoperability of its network with the other Party or (ii) changes Operations Support Systems functions which affect the operations of the other Party, the Party making the change shall provide reasonable advance written notice of such change to the other Party within such time period as determined by the FCC or the Commission and their respective rules and regulations.

                                  ARTICLE XII
                       COLLOCATION -- SECTION 251(C)(6)

     12.1  PHYSICAL COLLOCATION.

Ameritech shall provide to Focal Physical Collocation on its Premises for equipment necessary for Interconnection (pursuant to ARTICLE III) or for access
                                                     -----------
to unbundled Network Elements (pursuant to ARTICLE IX), except that Ameritech
                                           ----------
will provide for Virtual Collocation of such equipment if Ameritech demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 2.51 (c)(6) of the Act. Ameritech shall provide Focal Collocation only for the purpose of Interconnection or access to Ameritech's Network Elements.

     12.2 VIRTUAL COLLOCATION IN PHYSICAL COLLOCATION SPACE. Where Focal is Virtually Collocated on the Effective Date in a space that was initially prepared for Physical Collocation, Focal may elect to (i) retain its Virtual Collocation on that Premises and expand that Virtual Collocation according to current procedures and applicable tariffs or (ii) revert to Physical Collocation, in which case Focal shall coordinate with Ameritech for rearrangement of its transmission equipment and facilities, for which Ameritech shall impose no conversion charge. All applicable Physical Collocation recurring charges shall apply.

     12.3 VIRTUAL COLLOCATION IN VIRTUAL COLLOCATION SPACE. Where Focal is Virtually Collocated in a space which was initially prepared for Virtual Collocation, Focal may elect to (i) retain its Virtual Collocation in that space and expand that Virtual Collocation according to current procedures and the terms and conditions of this Agreement or (ii) unless it is not practical for technical reasons or because of space limitations, convert its Virtual Collocation to Physical Collocation at such Premises, in which case Focal shall coordinate the construction and rearrangement with Ameritech of its transmission equipment and facilities for which Focal shall pay Ameritech at the rates set forth at Item VII of the Pricing Schedule. In addition, all applicable Physical Collocation recurring charges shall apply.

     12.4  NONDISCRIMINATORY COLLOCATION.

           Collocation shall be made available to Focal by Ameritech on a basis that is at parity to the priorities that Ameritech provides to itself, its subsidiaries, Affiliates or other persons. The quality of design, performance, features, functions and other characteristics of Collocation made available to Focal under this Agreement shall be at parity to that which Ameritech provides in its network to itself, its subsidiaries, its Affiliates or other persons.

     12.5  ELIGIBLE EQUIPMENT.

Focal may Collocate equipment necessary for Interconnection, or access to Ameritech's Network Elements including the following types of equipment:

           (a)  OLTM equipment;

           (b)  multiplexers;

           (c)  Digital Cross-Connect Panels;

           (d)  Optical Cross-Connect Panels;

           (e)  Digital Loop Carrier (utilizing transmission capabilities only);

           (f)  Data voice equipment, and

           (g) any other transmission equipment collocated as of August 1, 1996 necessary to terminate basic transmission facilities pursuant to 47 C.F.R. (S)(S) 64.1401 and 64.1402.

Focal may Collocate equipment necessary for Interconnection or access to unbundled Network Elements, which shall include equipment used for signal regeneration (or "hubbing"). Additionally, Focal shall be permitted to collocate for any purpose, or in any manner or method authorized by the Act, the Commission or the FCC.

     12.6 TRANSMISSION FACILITY OPTIONS. For both Physical Collocation and Virtual Collocation, Focal may either purchase unbundled transmission facilities (and any necessary Cross-Connection) from Ameritech or provide its own or third-party leased transmission facilities and terminate those transmission facilities in its equipment located in its Collocation space at Ameritech's Premises.

     12.7  INTERCONNECTION WITH OTHER COLLOCATED CARRIERS.

Upon written request to Ameritech, Focal shall be permitted to Interconnect its network with that of another collocating Telecommunications Carrier at Ameritech's Premises by connecting its collocated equipment to the collocated equipment of the other Telecommunications Carrier via a Cross-Connection or other connecting transmission facilities so long as (i) Focal's and the other collocating Telecommunications Carrier's collocated equipment are both used for Interconnection with Ameritech or for access to Ameritech's Network Elements, (ii) Focal provides the connection between the equipment in the collocated spaces via a Cross-Connection or other connecting transmission facility that, at a minimum, complies in all respects with Ameritech's technical and engineering requirements and (iii) the connecting transmission facilities of Focal and the other collocating Telecommunications Carrier are contained wholly within space provided solely for Physical Collocation within Ameritech's Premises. If Focal Interconnects its network with another collocating Telecommunications Carrier pursuant to this
SECTION 12.7, Focal shall, in addition to its indemnity obligations set forth in
------------
ARTICLE XXV, indemnify Ameritech for any Loss arising from Focal's installation,
-----------
use, maintenance or removal of such connection with the other collocated Telecommunications Carrier, to the extent caused by the actions or inactions of Focal.

     12.8  INTERCONNECTION POINTS AND CABLES.

Ameritech shall:

           12.8.1 provide Focal an Interconnection point or points physically accessible by both Ameritech and Focal, at which the fiber optic cable carrying Focal's circuits can enter Ameritech's Premises; provided that Ameritech shall
                                                 --------
designate Interconnection Points as close as reasonably possible to Ameritech's Premises;

           12.8.2 provide at least two (2) such Interconnection points at Ameritech's Premises at which there are at least two (2) entry points for Focal's cable facilities, and at which space is available for new facilities in at least two (2) of those entry points;

           12.8.3 permit Focal Interconnection of copper or coaxial cable if such Interconnection is first approved by the Commission; and

           12.8.4 permit Focal Physical Collocation of microwave transmission facilities, except where such Collocation is not practical for technical reasons or because of space limitations, in which case Ameritech shall provide Virtual Collocation of such facilities as required where technically feasible.

     12.9  ALLOCATION OF COLLOCATION SPACE.

           12.9.1 Focal may reserve Collocation space for its future use in Ameritech's Premises in accordance with the provisions of SCHEDULE 12.9.1.
                                                          ---------------
Ameritech shall notify Focal in writing if another Telecommunications Carrier requests Collocation space that is reserved by Focal. Focal shall within five
(5) Business Days of receipt of such notice provide Ameritech either (i) written notice that Focal relinquishes such space or (ii) enforce its reservation of space in accordance with the provisions of SCHEDULE 12.9.1. Failure of Focal to
                                           ---------------
respond to Ameritech within the foregoing five (5) Business Day period shall be deemed an election by Focal to relinquish such space.

            12.9.2 Ameritech shall not be required to lease or construct additional space in a Premises to provide Focal Physical Collocation when existing space in such Premises has been exhausted.

            12.9.3 Focal will provide Ameritech with a two (2)-year rolling forecast of its requirements for Collocation that will be reviewed jointly on a yearly basis by the Parties, in accordance with the planning processes described in SCHEDULE 12.9.3. Ameritech will attempt to deliver Collocation pursuant to
   ---------------
Focal's forecasts to the extent that Collocation space is then available.

     12.10 SECURITY ARRANGEMENTS. Focal shall adopt, at the request of Ameritech and at Focal's sole cost and expense, reasonable security arrangements as designated by Ameritech to separate Focal's Collocation space from Ameritech's facilities, including the construction of a collocation cage.

     12.11 SUBCONTRACTOR AND VENDOR APPROVAL. Ameritech shall permit Focal to subcontract the construction and build-out of Physical Collocation arrangements with contractors approved by Ameritech. Approval of such subcontractors by Ameritech shall be based on the same criteria it uses in approving contractors for its own purposes. In addition, Ameritech shall allow Focal to have an Ameritech-approved vendor install updates to collocated equipment, including software updates.

     12.12  DELIVERY OF COLLOCATED SPACE.

            12.12.1 Ameritech shall provide Focal with a single point of contact for all inquiries regarding Collocation. Focal shall request space for Collocation by delivering a written request to Ameritech. Each request for Collocation shall include (i) the Premises in which Collocation is requested,
(ii) the amount of space requested, (iii) the interoffice transmission facilities Focal will require for such space, (iv) the equipment to be housed in such space, (v) Focal's anticipated power requirements for the space, (vi)
any extraordinary additions or modifications (i.e., security devices, node
                                              ----
enclosures, HVAC, etc.) to the space or to the Premises to accommodate Focal's collocated equipment, (vii) the specific level of diversity for fiber and power cabling to and from the Collocated space and (viii) the date on which Focal intends to initiate service from such space. Ameritech shall notify Focal in writing within ten (10) Business Days of receiving Focal's request for Collocation as to whether the requested space is available. If space is not available for Physical Collocation, Ameritech shall specify in its notice to Focal when space for Physical Collocation will be made available to Focal and shall offer to Focal Virtual Collocation Space in accordance with SECTION
                                                                  -------
12.12.3. If intraoffice facilities will not be available for Collocation of
-------
initial service within three (3) months of receipt of Focal's payment of the Initial COBO fee for Physical Collocation, or twelve (12) weeks after receipt of Focal's request for Virtual Collocation pursuant to SECTION 12.12.1, then
                                                    ---------------
Ameritech shall provide written notification, within ten (10) Business Days after the initial walkthrough, as to when the intraoffice facilities will be made available.

          12.12.2  Physical Collocation.

          (a) If space for Physical Collocation is immediately available at the time of Focal's request, Ameritech shall include in its notice to Focal (i) the space to be provided and (ii) whether Ameritech can deliver the space to Focal by the date set forth in SECTION
                                                                   -------
               12.12.2 (C).
               -----------

          (b) If Focal's requested Physical Collocation space is available, Ameritech and Focal shall have an initial walkthrough of such space within ten (10) Business Days after Ameritech's receipt of Focal's Initial COBO Payment. Ameritech shall, within ten (10) Business Days after such initial walkthrough, provide documentation submitted to and received from contractors for any work being done on behalf of Focal that will be billed as extraordinary expenses and provide for a parallel installation sequence.

          (c) Ameritech shall deliver to Focal the requested space on or before the later of (i) one hundred twenty (120) days from Ameritech's receipt of Focal's request for Collocation, (ii) ninety (90)
               days from the receipt of Focal's Initial COBO Payment (as provided on SCHEDULE 12.12) and (iii) such other reasonable date
                           --------------
               that the Parties may agree upon if it is not feasible for Ameritech to deliver to Focal such space within the foregoing intervals (such date of delivery referred to as the "DELIVERY DATE").

          (d) Physical Collocation space ordered by Focal will be made available to Focal by Ameritech as more fully described in
               SECTION 1 OF SCHEDULE 12.12.
               ---------    --------------

          (e) If Ameritech does not provide Focal with its Collocated space by the Delivery Date and such delay is caused directly by Ameritech's actions or its failure to act (and not by an Focal Delaying Event), Focal shall receive a credit of 1/120th of its COBO payment for each day after the applicable Delivery Date that such Collocated space is not made available.

          (f) Ameritech may begin billing Focal for recurring charges for the Collocated space on the date such space is made available to Focal for occupancy (the "OCCUPANCY DATE"). Focal shall vacate the Collocated space if either (i) Focal fails to install within ninety (90) days of the Occupancy Date the equipment necessary to Interconnection and/or access to unbundled Network Elements to be housed in such space or (ii) Focal fails to Interconnect to the Ameritech network within one hundred eighty (180) days of the Occupancy Date or such other negotiated time as may be mutually agreed upon by the Parties. If Focal is required to vacate the space pursuant to this SECTION 12.12.2(F), Focal shall vacate
                                      ------------------
               such space within ninety (90) Business Days of the earliest to occur of the foregoing events. If, after vacating a space, Focal still requires Collocation in that Premises, Focal shall be required to submit a new request for Collocation pursuant to the provisions of SECTION 12.12.1.
                                 ---------------

          (g) Physical Collocation will be subject to the additional rules and regulations set forth in SECTION 2.0 OF SCHEDULE 12.12, and Focal
                                        -----------    --------------
               shall pay all costs to provide such Collocation.

          (h) Ameritech shall provide positive confirmation to Focal when construction of Focal Collocated space is fifty percent (50%) completed. This confirmation shall also include confirmation of the scheduled completion date and Delivery Date. The Implementation Plan will include a process for determining when construction is fifty percent (50%) complete.

          (i) At Focal's request Ameritech shall provide, within three (3) months after receiving Focal's Initial COBO Payment, equipment node enclosures at a height of eight (8) feet, without ceiling. Where Ameritech cannot feasibly provide Focal with equipment node enclosures within such three (3) month period, Ameritech shall notify Focal of this fact within ten (10) Business Days from the initial walkthrough. The Parties shall then negotiate a reasonable time frame.

          (j) After completion of construction, Focal and Ameritech will complete an acceptance walkthrough of all Collocated space requested from Ameritech. Exceptions that are noted during this acceptance walkthrough shall be corrected by Ameritech within thirty (30) days after the walkthrough. Ameritech shall conduct a root cause analysis of all exceptions identified. The correction of these exceptions from Focal's original request for Collocation shall be at Ameritech's expense, subject to any change orders requested by Focal.

          12.12.3  Virtual Collocation.

          (a) If Focal requests Virtual Collocation, or if requested Physical Collocation space is not available at a Premises and Focal elects Virtual Collocation, and such Virtual Collocation is available at the time of Focal's request, Ameritech shall include in its notice to Focal described in Section 12.12.1(i) the space to be
                                                    -------
               provided and (ii) whether Ameritech can deliver the space to Focal by the date set forth in SECTION 12.12.3(C).
                                              ------------------

          (b) Ameritech and Focal will have an initial walkthrough of the Collocated space to be provided to Focal for Virtual Collocation on the earlier of (i) ten (10) Business Days of Ameritech's verification of the Virtual Collocation space to be provided to Focal and (ii) ten (10) Business Days after Ameritech's receipt of Focal's request for Virtual Collocation. Ameritech shall within ten

               (10) Business Days after such walkthrough provide Focal with
               (i) documentation submitted to and received from contractors for any work being done on behalf of Focal that will be billed as extraordinary expenses and (ii) a parallel installation sequence.

          (c) Ameritech shall deliver to Focal the requested space on or before the later of (i) twelve (12) weeks from Ameritech's receipt of Focal's request for Virtual Collocation and (ii) such other reasonable date that the Parties may agree upon if it is not feasible for Ameritech to deliver to Focal such space within twelve (12) weeks (such date of delivery referred to as the "DELIVERY DATE") and Ameritech notified Focal of this fact within ten (10) Business Days from the initial walkthrough.

          (d) Virtual Collocation space ordered by Focal will be made available to Focal by Ameritech, as more fully described in SECTION 3 of
                                                                 ---------
               SCHEDULE 12.12.
               --------------

          (e) Ameritech shall provide positive confirmation to Focal when construction of Focal-collocated space is fifty percent (50%) completed. This confirmation shall also include confirmation of the scheduled completion date and the Delivery Date. The Implementation Plan will include a process for determining when construction is fifty percent (50%) complete.

          (f) After completion of construction, Focal and Ameritech will complete an acceptance walkthrough of all collocated space requested from Ameritech. Exceptions that are noted during this acceptance walkthrough shall be corrected by Ameritech within thirty (30) days after the walkthrough. Ameritech shall conduct a root cause analysis of all exceptions identified. The correction of these exceptions from the original request for Collocation shall be at Ameritech's expense, subject to any change orders requested by Focal.

          (g) Ameritech shall install cross-connects when cross-connecting for thru connect purposes as directed by Focal at the rates provided at Item VII of the Pricing Schedule.

    12.13 PRICING. The prices charged to Focal for Collocation are set forth at
Item VII of the Pricing Schedule.

    12.14 BILLING. Ameritech shall bill Focal for Collocation pursuant to the requirements of ARTICLE XXVII to this Agreement.
                -------------

    12.15 COMMON REQUIREMENTS. The requirements set forth on SCHEDULE 12.15
                                                             --------------
shall be applicable to both Physical and Virtual Collocation.

     12.16  ADDITIONAL REQUIREMENTS. The additional requirements set forth on
SCHEDULE 12.16 shall be applicable to Physical Collocation.
--------------

     12.17  PROTECTION OF SERVICE AND PROPERTY.

            Both Parties shall exercise reasonable care to prevent harm or damage to the other Party, its employees, agents or Customers, or their property. Both Parties, their employees, agents, and representatives agree to take reasonable and prudent steps to ensure the adequate protection of the other Party's property and services, including:

            12.17.1 Ameritech and Focal shall restrict access to Focal equipment, support equipment, systems, tools and data, or spaces which contain or house Focal equipment enclosures, to Focal employees and other authorized non-Focal personnel to the extent necessary to perform their specific job function.

            12.17.2 Focal shall comply at all times with security and safety procedures and existing, requirements that are defined by Ameritech and communicated to Focal.

            12.17.3 Ameritech shall allow Focal periodically to inspect or observe spaces which house or contain Focal equipment or equipment enclosures and furnish Focal with keys, entry codes, lock combinations, and other materials or information which may be needed to gain entry into any secured Focal space, subject to SECTION 12.17.2 and ARTICLE XX and, in the case of Virtual
           ---------------     ----------
Collocation, payment by Focal of the cost of Ameritech escorts.

            12.17.4 For Physical Collocation, Ameritech shall furnish to Focal a current written list of Ameritech's employees who Ameritech authorizes to enter Focal's Physical Collocation space, with samples of the identify credential to be carried by such persons.

            12.17.5 Ameritech shall secure external access to the Physical Collocation space on its Premises in the same or equivalent manner that Ameritech secures external access to spaces that house Ameritech's equipment.

            12.17.6 For Physical Collocation, Ameritech shall limit the keys used in its keying equipment or systems for Focal's specific Physical Collocation space which contain or house Focal equipment or equipment enclosures to its employees and representatives to emergency access only. Focal shall further have the right, at its expense, to have locks changed where deemed necessary for the protection and security of such spaces, provided that Focal
                                                          --------
shall immediately provide Ameritech with such new keys.

            12.17.7 Ameritech shall use its existing back-up and recovery plan in accordance with its standard policies for the specific Central Office.

     12.18  STANDARDS OF PERFORMANCE.

Ameritech shall provide Collocation to Focal in accordance with the service levels, procedures and intervals, if any, agreed upon by the Implementation Team as provided in SECTION 18.6.
               ------------

                                 ARTICLE XIII
                   NUMBER PORTABILITY -- SECTION 251(B)(2).

     13.1  PROVISION OF LOCAL NUMBER PORTABILITY.

Each Party shall provide to the other Party, to the extent technically feasible, Local Number Portability in accordance with the requirements of the Act. To the extent technically feasible, Local Number Portability will be provided by, each Party with minimum impairment of functionality, quality, reliability and convenience to subscribers of the other Party's services.

     13.2  INTERIM NUMBER PORTABILITY ("INP").

The Parties agree to provide INP on a reciprocal basis between their networks to enable their Customers to utilize telephone numbers associated with a Telephone Exchange Service provided by one Party, in conjunction with a Telephone Exchange Service provided by the other Party, upon the coordinated or simultaneous termination of the first Telephone Exchange Service and activation of the second Telephone Exchange Service. The Parties shall provide reciprocal INP via remote call forwarding ("RCF"), Direct Inward Dialing ("DID") or through NXX
Migration; provided, in each case that the Customer whose telephone number is
           --------
subject to INP remains within the same serving Wire Center.

     13.3  REMOTE CALL FORWARDING ("RCF").

           13.3.1 If a Telephone Exchange Service Customer of Party A elects to become a Telephone Exchange Service Customer of Party B, such Customer may elect to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A, in conjunction with the Telephone Exchange Service(s) it shall now receive from Party B. Provided that Party B has complied with the requirements of SECTION 10.11.1 and has issued an
                                              ---------------
associated service order to Party A to assign the number to Party B, Party A shall implement an arrangement whereby all calls to the original telephone number(s) shall be forwarded on a multiple-path basis to a new telephone number(s) designated by Party B. Party A shall route the forwarded traffic to Party B over the appropriate trunks as if the call were a call which had originated on Party A's network.

           13.3.2 Party B shall become the Customer of Record for the original Party A's telephone number(s), subject to the RCF or DID arrangements. Party A shall use its reasonable efforts to provide Party B with a consolidated billing statement for all collect and billed-to-

3rd-number calls associated with those numbers, with sub-account detail by retained number. Such billing statement shall be delivered in a mutually agreed format via either paper, electronic file transfer, daily magnetic tape or monthly magnetic tape. Party A shall provide to Party B the Exchange Message Record ("EMR") containing detailed records associated with the calls reflected on the billing statement, as generated by the Ameritech Electronic Billing System ("AEBS").

           13.3.3 Party A may cancel line-based calling cards and shall, as directed by Party B, update its LIDB listing for retained numbers subject to RCF or DID. Ameritech will include billing, number information associated with numbers used for INP arrangements in its LIDB and will store and administer such data in the same manner as Ameritech's data for its Customers. Ameritech shall provide responses to on-line queries to the stored information for the purpose of calling, card validation, fraud control and billed numbers screening without charge.

           13.3.4 If a Customer elects to move its Telephone Exchange Service back to Party A during the continuance of the RCF or DID arrangement, Party B shall notify Party A of the Customer's termination of service with Party B and the Customer's instructions regarding its telephone number(s) within two (2) Business Days of receiving notification from the Customer. Subject to procedures generally, performed by Party A for potential new Customers (e.g., credit
                                                             ----
checks, receipts of deposit), Party A shall reinstate service to the Customer, cancel the RCF or DID arrangement, or redirect the RCF, or DID arrangement pursuant to the Customer's instructions at that time.

           13.3.5 For ported numbers using RCF, Focal shall provide in the 9-1-1 information Focal provides to Ameritech under this Agreement both the ported number and Focal's RCF number if Focal has provided such RCF number to Ameritech. Ameritech shall include such information, if provided by Focal, in the PSAP database to the extent that the database is capable of storing both numbers.

     13.4 DIRECT INWARD DIALING. DID service provides trunk-side access to End Office Switches for direct inward dialing to the other Party's premises equipment from the telecommunications network to lines associated with the other Party's switching equipment and must be provided on all trunks in a group arranged for inward service. In addition, direct facilities are required from the End Office where a ported number resides to the End Office serving, the ported Customer. Transport mileage will be calculated as the airline distance between the End Office where the number is ported and the Interconnection Wire Center using, the V&H coordinate method. INP-DID must be established with a minimum configuration of two channels and one (1) unassigned telephone number per switch, per arrangement for control purposes. Transport facilities arranged for INP-DID may not be mixed with any other type of trunk group, with no outgoing calls placed over said facilities. INP-DID will be provided only where such facilities are available and where the switching equipment of the ordering, Party is properly equipped. Where INP-DID service is required from more than one
(1) Wire Center or from separate trunk groups within the same Wire Center, such service provided from each

Wire Center or each trunk group within the same Wire Center shall be considered a separate service.

     13.5 NXX MIGRATION. Where a Party has activated an entire NXX for a single Customer, or activated a substantial portion of an NXX for a single customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such Customer chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned (or subsequently reassigned, in the case of subsequent carrier changes) in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to standard industry lead-times for movements of NXXs from one switch to another. In the interim period, prior to the effective date of LERG reassignment, the existing method of INP will be used.

     13.6  OTHER INTERIM NUMBER PORTABILITY PROVISIONS.

           13.6.1 Each Party shall disclose to the other Party, upon request, any technical or capacity limitations that would prevent use of a requested
INP implementation in a particular switching office. Both Parties shall cooperate in the process of porting numbers to minimize Customer out-of-service time.

           13.6.2 The Parties shall cooperate in conducting testing to ensure interconnectivity between systems. Each Party shall inform the other Party of any system updates that may affect the other Party's network and shall, at mutually, agreeable times, perform tests to validate the operation of the network. Additional testing requirements may apply as specified by this Agreement.

           13.6.3 Neither Party shall be required to provide Number Portability for nongeographic services (e.g., 500 and 900 NPAs, 976 NXX number services and
                            ----
coin telephone numbers) under this Agreement.

           13.6.4 Ameritech and Focal will cooperate to ensure that performance of trunking and signaling capacity is engineered and managed at levels which are at parity with that provided by Ameritech to its Customers.

     13.7 COMPENSATION ON TRAFFIC TO INP'ed NUMBERS. The Parties agree that, under INP, transport and terminating compensation on calls to INP'ed numbers should be received by each Customer's chosen LEC as if each call to the Customer had been originally addressed by the caller to a telephone number bearing an NPA-NXX directly assigned to the Customer's chosen LEC. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth in this SECTION 13.7. whereby transport and terminating compensation on
              ------------
calls subject to INP will be passed from the Party (the "PERFORMING PARTY") which performs the INP to the other Party (the "RECEIVING PARTY") for whose Customer the INP is provided.

           13.7.1 The Parties shall individually and collectively track and quantify INP traffic between their networks based on the CPN of each call by identifying CPNs which are INP'ed numbers. The Receiving Party shall charge the Performing Party for each minute of INP traffic at the INP Traffic Rate specified in SECTION 13.7.3 in lieu of any other compensation charges for
             --------------
terminating such traffic.

           13.7.2 By the Interconnection Activation Date in each LATA, the Parties shall jointly estimate for the prospective year, based on historic data of all traffic in the LATA, the percentages of such traffic that, if dialed to telephone numbers bearing, NPA-NXXs directly assigned to a Receiving Party (as opposed to the INP'ed number), would have been subject to (i) Reciprocal Compensation ("RECIP TRAFFIC"), (ii) intrastate FGD charges ("INTRA TRAFFIC"), or (iii) interstate FGD charges ("INTER TRAFFIC"). On the date which is six (6) months after the Interconnection Activation Date, and thereafter on each succeeding six (6)-month anniversary of such Interconnection Activation Date, the Parties shall establish new INP traffic percentages to be applied in the prospective six (6)-month period, based on actual INP traffic percentages from the preceding six (6)-month period. The Parties may agree to adopt a different methodology to calculate INP traffic percentages, including identifying components different from or in addition to those set forth in this SECTION
                                                                    -------
13.7.2.
------

           13.7.3  The INP Traffic Rate shall be equal to the sum of:

           (Recip Traffic percentage times the Reciprocal Compensation Rate set
                                     -----
forth at Item II of the Pricing Schedule) plus (Intra Traffic percentage times
                                          ----                           -----
the Receiving Party's effective intrastate FGD rates) plus (Inter Traffic
                                                      ----
percentage times the Receiving Party's effective interstate FGD rates) .
           -----

           Interstate and intrastate FGD rates shall be calculated utilizing the effective interstate and intrastate carrier common line (CCL) rates, residual interconnection charge (RIC) rate elements, local switching (LS) rate elements, one-half the local transport termination (LTT) rate elements, and one-half the local transport facility (LTF) rate elements (assuming a five (5)mile LTF).

     13.8 PRICING FOR INTERIM NUMBER PORTABILITY. Each Party shall comply with the methodoloy (including recordkeeping) established by the FCC or the Commission with respect to such Party's recovery in a competitively neutral manner of its costs to provide Interim Number Portability. To the extent permitted by the FCC or the Commission, such costs shall include a Party's costs to deliver calls between the other Party's Customers via Number Portability. Until such time as the Commission establishes such methodology, the Parties shall bill each other for INP consistent with existing tariffs and Commission orders.

     13.9 PERMANENT NUMBER PORTABILITY. The Parties shall migrate from RCF or DID to Permanent Number Portability as soon as practically possible but no later than the date provided for by the FCC. The Parties shall provide Permanent Number Portability on a reciprocal basis to each other in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Commission.

     13.10  OTHER INP METHODS.

Other methods of providing INP, to the extent technically feasible, may be provided pursuant to a Bona Fide Request.

                                  ARTICLE XIV
             DIALING PARITY -- SECTIONS 251(B)(3) AND 271(E)(2)(B)

     The Parties shall provide Dialing Parity to each other as required under
Section 25 1 (b)(3) of the Act, except as may be limited by Section 271(e)(2)(B) of the Act.

                                  ARTICLE XV
                    DIRECTORY LISTINGS -- SECTION 251(B)(3)

     15.1 DIRECTORY LISTINGS. Ameritech shall cause the Publisher to include Primary Listings of Focal's Customers ("FOCAL DIRECTORY CUSTOMERS") in its White Pages Directories under the following terms and conditions:

           15.1.1 Publisher will publish the Primary Listing of Focal Directory Customers located within the geographic scope of Publisher's directories at no charge.

           15.1.2 Listing of such Focal Directory Customers will be interfiled with listings of subscribers of Ameritech and other LECs serving the same geographic area where such listings are included within a directory.

           15.1.3 Publisher shall provide Focal with a copy of such listings prior to publication in such form and format as may be mutually agreed to by the Parties. Both Parties shall use their best efforts to ensure the accurate listing of such information.

           15.1.4 Ameritech or its Publisher must receive all Primary Listings of Focal Directory Customers prior to the service order close date for the directory in which those listings are to appear. Ameritech or its Publisher will provide Focal with appropriate service order close dates within thirty (30) days of this information becoming available.

           15.1.5 Publisher may, at no charge, include Primary Listings of Focal Directory Customers that Focal provides to Ameritech in other directories published by Publisher or its Affiliate.

           15.1.6 Nothing in this Agreement shall restrict Ameritech's Publisher's authority as publisher of the directories from altering the geographic scope, directory life, headings, content or format of the directories. Publisher will provide information on such alterations at the same time such information is provided to Ameritech.

           15.1.7 Publisher shall include, in the customer information section of each White Pages and Yellow Pages Directory, information about Focal services, including addresses and telephone numbers for Focal Customer service. The form and content of such customer information shall be provided by Focal to Ameritech or its Publisher. The charge, if any, for the listing, of such information will be calculated on the same basis as the charges, if any, paid by Ameritech for similar listings.

     15.2 LISTING AND LISTING UPDATES. Focal will provide Focal Directory Customer Listings and Listing Updates to Ameritech or its Publisher on a nonexclusive basis as follows:

           15.2.1 Focal shall provide its Focal Directory Customer Listings to Ameritech or its Publisher in a mutually agreeable form and format. Focal acknowledges that Ameritech or its Publisher may impose a charge for changes to Focal Directory Customer Listings previously provided by Focal to Ameritech or its Publisher.

           15.2.2 Within one (1) Business Day of installation, disconnection or other change in service (including change of nonlisted or nonpublished status) affecting the directory assistance database or the directory listing of an Focal Directory Customer, Focal shall provide Listing Updates to Ameritech or its Publisher in a form and format acceptable to Publisher Listing Updates on Focal Directory Customers are to be provided to Ameritech and Listing Updates for facilities-based Customers of Focal shall be provided to Publisher.

           15.2.3 Focal will cooperate with Publisher to develop a cost-effective, mutually satisfactory, mechanized or electronic process for the provision of Focal's Listing Updates to Publisher, which process shall be available for joint testing within six (6) months of the Effective Date.

           15.2.4 Publisher or Ameritech may sell or license the use of Customer Listings, or Listing Updates to third persons without the prior written consent of Focal; provided, however, that Publisher or Ameritech will not:
                  --------  -------

           (a) disclose nonlisted name and address information to any third person, except as may be necessary to undertake delivery of directories, or to perform other services contemplated under this Agreement;

           (b) disclose to any third person the identity of a Customer's or resale Customer's LEC;

           (c) sell or license such Customer listing information sorted by carrier, or

           (d) disclose listing information for individual cases where Focal has notified Ameritech to not include listing for third party publication.

           15.2.5 Publisher shall provide initial and secondary delivery of appropriate White Page Directories for resale Customers of Focal on the same basis as Publisher delivers White Pages Directories to Ameritech's retail Customers. Publisher and Focal may enter into a separate directory services agreement which, among the services provided, would include the delivery of White Page Directories to facilities-based Customers of Focal.

                                  ARTICLE XVI
                     ACCESS TO POLES, DUCTS, CONDUITS AND
            RIGHTS-OF-WAY -- SECTIONS 251(b)(4) AND 224 OF THE ACT
            AND SECTION 361 OF THE MICHIGAN TELECOMMUNICATIONS ACT
                             (M.C.L. (S)484.2361)

     16.1  STRUCTURE AVAILABILITY.

           16.1.1 Ameritech shall make available, to the extent it may lawfully do so, access to poles, ducts, conduits and Rights-of-way (individually and collectively, "STRUCTURE") owned or controlled by Ameritech for the placement of Focal's telecommunications equipment and related facilities ("ATTACHMENTS"). "POLES, DUCTS AND CONDUITS" include entrance facilities and conduit and riser space; controlled environmental vaults, manholes, telephone equipment closets, remote terminals, cross-connect cabinets, panels or boxes, equipment cabinets, pedestals, or terminals, and any other infrastructure used by Ameritech to place telecommunications distribution facilities. "RIGHTS-OF-WAY" are easements, licenses or any other right, whether based upon grant, reservation, contract, law or otherwise, to use property if the property is used for distribution facilities. The availability of Ameritech Structure for Focal's Attachments is subject to and dependent upon all rights, privileges, franchises or authorities granted by governmental entities with jurisdiction, existing and future agreements with other persons not inconsistent with SECTION
                                                                        -------
16.19, all interests in property granted by persons or entities public or
-----
private, and Applicable Law, and all terms, conditions and limitations of any or all of the foregoing, by which Ameritech owns and controls Structure or interests therein.

           16.1.2 Ameritech will not make Structure available (1) where, after taking all reasonable steps to accommodate such request, there is Insufficient Capacity to accommodate the requested Attachment, and (2) an Attachment cannot be accommodated based upon nondiscriminatorily applied considerations of safety, reliability or engineering principles. For purposes of this ARTICLE XVI,
                                                            -----------
"INSUFFICIENT CAPACITY" means the lack of existing available space on or in Structure and the inability to create the necessary space by taking all reasonable steps to do so. Before denying a request for access based upon Insufficient Capacity, Ameritech will, in good faith, explore potential accommodations with Focal. If Ameritech denies a request by Focal for access to its Structure for Insufficient Capacity, safety, reliability or engineering reasons, Ameritech will provide Focal a detailed, written reason for such denial as soon as practicable but, in any event, within forty-five (45) days of the date of such request.

     16.2 FRANCHISES, PERMITS AND CONSENTS. Focal shall be solely responsible to secure any necessary franchises, permits or consents from federal, state, county or municipal authorities and from the owners of private property, to construct and operate its Attachments at the location of the Ameritech Structure it uses. Focal shall indemnify Ameritech against loss directly resulting from any actual lack of Focal's lawful authority to occupy such Rights-of-way and construct its Attachments therein.

     16.3 ACCESS AND MODIFICATIONS. Where necessary to accommodate a request for access of Focal, and provided Ameritech has not denied access as described in
SECTION 16.1.2, or because Ameritech may not lawfully make the Structure
--------------
available, Ameritech will, as set forth below, modify its Structure in order to accommodate the Attachments of Focal. Ameritech may permit Focal to conduct Field Survey Work and Make Ready Work itself or through its own contractors in circumstances where Ameritech is unable to complete such work in a reasonable time frame.

          16.3.1 Before commencing the work necessary to provide such additional capacity, Ameritech will notify all other parties having Attachments on or in the Structure of the proposed modification to the Structure. The modification to accommodate Focal, may at Ameritech's option, include modifications required to accommodate other attaching parties, including Ameritech, that desire to modify their Attachments.

          16.3.2  If Focal requests access to an Ameritech Right-of-way where Ameritech has no existing Structure, Ameritech shall not be required to construct new poles, conduits or ducts, or to bury cable for Focal but will be required to make the Right-of-way available to Focal to construct its own poles, conduits or ducts or to bury its own cable; provided, however, if Ameritech
                                            --------  -------
desires to extend its own Attachments, Ameritech will construct Structure to accommodate Focal's Attachments.

          16.3.3 The costs of modifying a Structure to accommodate Focal's request, the requests of another attaching party or the needs of Ameritech shall be borne by Focal, the other requesting party or Ameritech, respectively, except that if other parties obtain access to the Structure as a result of the modification, such parties shall share in the cost of modification proportionately with the party initiating the modification. An attaching party, including Ameritech, with a pre-existing Attachment to the Structure to be modified to accommodate Focal shall be deemed to directly benefit from the modification if, after receiving notification of the modification, it adds to or modifies its Attachment. If a party, including Ameritech, uses the modification to bring its Structure or Attachments into compliance with applicable safety or other requirements, it shall be considered as sharing in the modification and shall share the costs of the modification attributable to its upgrade. Notwithstanding the foregoing, an attaching party or Ameritech with a pre-existing Attachment to the Structure shall not be required to bear any of the costs of rearranging or replacing its Attachment if such rearrangement or replacement is necessitated solely as a result of an additional Attachment or the modification of an existing Attachment sought by another attaching party. If an attaching party, including Ameritech, makes an Attachment to the facility after the completion of the modification, such party shall share proportionately in the cost of the modification if such modification rendered the added attachment possible.

          16.3.4 All modifications to Ameritech's Structure will be owned by Ameritech. Focal and other parties, including Ameritech, who contributed to the cost of a modification, may recover their proportionate share of the depreciated value of such modifications from parties subsequently seeking Attachment to the modified structure. Any necessary procedures with respect to a Party's recovery of its proportionate share of the value of any modifications shall be as prescribed by the Implementation Team.

     16.4 INSTALLATION AND MAINTENANCE RESPONSIBILITY. Focal shall, at its own expense, install and maintain its Attachments in a safe condition and in thorough repair so as not to conflict with the use of the Structure by Ameritech or by other attaching parties. Work performed by Focal on, in or about Ameritech's Structures shall be performed by properly trained, competent workmen skilled in the trade. Ameritech will specify the location on the Structure where Focal's Attachment shall be placed, which location shall be designated in a nondiscriminatory manner. Focal shall construct each Attachment in conformance with the permit issued by Ameritech for such Attachment. Other than routine maintenance and service wire Attachments, Focal shall not modify, supplement or rearrange any Attachment without first obtaining a permit therefore. Focal shall provide Ameritech with notice before entering any Structure for construction or maintenance purposes.

     16.5 INSTALLATION AND MAINTENANCE STANDARDS. Focal's Attachments shall be installed and maintained in accordance with the rules, requirements and specifications of the National Electrical Code. National Electrical Safety Code, Bellcore Construction Practices, the Commission, the Occupational Safety & Health Act and the valid and lawful rules, requirements and specifications of any other governing authority having jurisdiction over the subject matter.

     16.6 IMPLEMENTATION TEAM. The Implementation Team to be formed pursuant to
ARTICLE XVIII shall develop cooperative procedures for implementing the terms of
-------------
this ARTICLE XVI and to set out such procedures in the Implementation Plan. The
     -----------
Parties, through the Implementation Team, shall develop mutually agreeable intervals for completion of process steps in providing Focal access to Ameritech's Structure and appropriate penalties for failure to timely complete process steps for which fixed intervals or negotiated intervals have been assigned. Ameritech will provide Focal with access to information regarding the provision of access to Ameritech's Structure which will be sufficient for Focal to verify that Ameritech is providing Focal with access to its Structure that is comparable to that provided by Ameritech to itself, its subsidiaries, Affiliates and other persons requesting access to Ameritech's Structure.

     16.7 ACCESS REQUESTS. Any request by Focal for access to Ameritech's Structure shall be in writing and submitted to Ameritech's Structure Leasing Coordinator. Ameritech may prescribe a reasonable process for orderly administration of such requests. Focal's Attachment to Ameritech's Structure shall be pursuant to a permit issued by Ameritech for each request for access.

     16.8  UNUSED SPACE. Excepting maintenance ducts as provided in SECTION 16.9
                                                                    ------------
and ducts required to be reserved for use by municipalities, all useable but unused space on Structure owned or controlled by Ameritech shall be available for the Attachments of Focal, Ameritech or other providers of Telecommunications Services or cable television systems. Focal may not reserve space on Ameritech Structure for its future needs. Ameritech shall not reserve space on Ameritech Structure for the future need of Ameritech nor permit any other person to reserve such space. Notwithstanding the foregoing, Focal may provide Ameritech with a two (2)-year rolling forecast of its growth requirements for Structure that will be reviewed jointly on an annual basis.

     16.9 MAINTENANCE DUCTS. One duct and one inner-duct in each conduit section shall be kept vacant as maintenance ducts. Maintenance ducts shall be made available to Focal for maintenance purposes if it has a corresponding Attachment.

     16.10 APPLICABILITY. The provisions of this Agreement shall apply to all Ameritech Structure now occupied by Focal except for structures covered in the provisions of Focal Ameritech Easement or Condominium Agreements listed in
SCHEDULE 16.10.
--------------

     16.11 OTHER ARRANGEMENTS. Focal's use of Ameritech Structure is subject to any valid, lawful and nondiscriminatory arrangements Ameritech may now or hereafter have with others pertaining to the Structure.

     16.12 COST OF CERTAIN MODIFICATIONS. If Ameritech is required by a governmental entity, court or Commission to move, replace or change the location, alignment or grade of its conduits or poles, each Party shall bear its own expenses of relocating its own equipment and facilities. However, if such alteration is required solely due to Ameritech's negligence in originally installing the structure, Ameritech shall be responsible for Focal's expenses.

     16.13 MAPS AND RECORDS. Ameritech will provide Focal, at Focal's request and expense, with access to and copies of maps, records and additional information relating to its Structure; provided that Ameritech may redact any
                                       --------
proprietary information (of Ameritech or third parties) contained or reflected in any such maps, records or additional information before providing such information to Focal. Upon request, Ameritech will meet with Focal to clarify matters relating to maps, records or additional information. Ameritech does not warrant the accuracy or completeness of information on any maps or records.

     16.14 FOCAL ACCESS. Focal shall provide Ameritech with notice before entering any Ameritech Structure.

     16.15 OCCUPANCY PERMIT. Focal occupancy of Structure shall be pursuant to a permit issued by Ameritech for each requested Attachment. Any such permit shall terminate (a) if

Focal's franchise, consent or other authorization from federal, state, county or municipal entities or private property owners is terminated, (b) if Focal has not placed and put into service its Attachments within one hundred eighty (180) days from the date Ameritech has notified Focal that such Structure is available for Focal's Attachments, (c) if Focal ceases to use such Attachment for any period of one hundred eighty (180) consecutive days, (d) if Focal fails to comply with a material term or condition of this ARTICLE XVI and does not
                                                 -----------
correct such noncompliance within sixty (60) days after receipt of notice thereof from Ameritech or (e) if Ameritech ceases to have the right or authority to maintain its Structure, or any part thereof, to which Focal has Attachments. If Ameritech ceases to have the right or authority to maintain its Structure, or any part thereof, to which Focal has Attachments, Ameritech shall (i) provide Focal notice within ten (10) Business Days after Ameritech has knowledge of such fact and (ii) not require Focal to remove its Attachments from such Structure prior to Ameritech's removal of its own attachments. Ameritech will provide Focal with at least sixty (60) days' written notice prior to (x) terminating a permit or service to an Focal Attachment or removal thereof for a breach of the provisions of this ARTICLE XVI, (y) any increase in the rates for Attachments to
                   -----------
Ameritech's Structure permitted by the terms of this Agreement, or (z) any modification to Ameritech's Structure to which Focal has an Attachment, other than a modification associated with routine maintenance or as a result of an emergency. If Focal surrenders its permit for any reason (including forfeiture under the terms of this Agreement), but fails to remove its Attachments from the Structure within one hundred eighty (180) days after the event requiring Focal to so surrender such permit, Ameritech shall remove Focal's Attachments at Focal's expense.

     16.16 INSPECTIONS. Ameritech may make periodic inspections of any part of the Attachments of Focal located on Ameritech Structures. Where reasonably practicable to do so, Ameritech shall provide prior written notice to Focal of such inspections.

     16.17 DAMAGE TO ATTACHMENTS. Both Focal and Ameritech will exercise precautions to avoid damaging the Attachments of the other or to any Ameritech Structure to which Focal obtains access hereunder Subject to the limitations in
ARTICLE XXVI, the Party damaging the Attachments of the other shall be
------------
responsible to the other therefor.

     16.18 CHARGES. Ameritech's charges for Structure provided hereunder shall be determined in compliance with the regulations to be established by the FCC pursuant to Section 224 of the Act and in compliance with Section 361 of the Michigan Telecommunications Act (M.C.L. (S)484 2361) and applicable Commission rules, regulations and orders thereunder. Prior to the establishment of such rates, Ameritech's charges for Structure will be those of the lowest existing contract available to an attaching party in the State of Michigan, including any Affiliate of Ameritech. A deposit shall be required for map preparation, make-ready surveys and Make-Ready Work.

     16.19 NONDISCRIMINATION. Except as otherwise permitted by Applicable Law, access to Ameritech-owned or -controlled Structure shall be provided to Focal on a basis that is nondiscriminatory to that which Ameritech provides to itself, its Affiliates, Customers, or any other person.

     16.20 INTERCONNECTION.

           16.20.1 Upon request by Focal, Ameritech will permit the interconnection of ducts or conduits owned by Focal in Ameritech manholes.

           16.20.2 Except where required herein, requests by Focal for interconnection of Focal's Attachments in or on Ameritech Structure with the Attachments of other attaching parties in or on Ameritech Structure will be considered on a case-by-case basis and permitted or denied based on the applicable standards set forth in this ARTICLE XVI for and reasons of
                                       -----------
insufficient Capacity, safety, reliability and engineering. Ameritech will provide a written response to Focal's request within forty-five (45) days of Ameritech's receipt of such request.

           16.20.3 Focal shall be responsible for the costs of any Make-Ready Work required to accommodate any interconnection pursuant to SECTION 16.20.
                                                             -------------

     16.21 COST IMPUTATION. Ameritech will impute costs consistent with the rules under Section 224(g) of the Act.

     16.22 STRUCTURE LEASING COORDINATOR. Requests for access to Ameritech Structure shall be made through Ameritech's Structure Leasing Coordinator, who shall be Focal's single point of contact for all matters relating to Focal's access to Ameritech's Structure. The Structure Leasing Coordinator shall be responsible for processing requests for access to Ameritech's Structure, administration of the process of delivery of access to Ameritech's Structure and for all other matters relating to access to Ameritech's Structure.

     16.23 STATE REGULATION. The terms and conditions in this ARTICLE XVI shall
                                                              -----------
be modified through negotiation between the Parties to comply with the regulations of the state in which Ameritech owns or controls Structure to which Focal seeks access if such state meets the requirements of Section 224(c) of the Act for regulating rates, terms and conditions for pole attachments and so certifies to the FCC under Section 224(c) of the Act and the applicable FCC rules pertaining hereto. The terms and conditions of this ARTICLE XVI shall also
                                                          -----------
be modified by negotiation between the Parties to comply with any applicable requirements regarding the application of state law set forth in applicable Commission rules, regulations and orders and the Michigan Telecommunications Act. Until the terms and conditions of this ARTICLE XVI are renegotiated, the
                                            -----------
rules, regulations and orders of such state so certifying shall supersede any provision herein inconsistent therewith.

     16.24 ABANDONMENTS, SALES OR DISPOSITIONS. Ameritech shall notify Focal of the proposed abandonment, sale, or other intended disposition of any Structure. In the event of a sale or other disposition of the conduit system or pole, Ameritech shall condition the sale or other disposition subject to the rights granted to Focal.

     16.25 STANDARDS OF PERFORMANCE. Ameritech shall provide Structure to Focal in accordance with the service levels, procedures and intervals, if any, agreed upon by the Implementation Team as provided in SECTION 18.6.
                                               ------------

                                 ARTICLE XVII
                             REFERRAL ANNOUNCEMENT

     When a Customer changes its service provider from Ameritech to Focal, or from Focal to Ameritech, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("REFERRAL ANNOUNCEMENT") on the abandoned telephone number which provides details on the Customer's new number. Referral Announcements shall be provided reciprocally, free of charge to both the other Party and the Customer, for the period specified in Michigan Administrative Rule 484,134. However, if either Party provides Referral Announcements for a period longer than the above period when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.


                                 ARTICLE XVIII
                  IMPLEMENTATION TEAM AND IMPLEMENTATION PLAN

     18.1 IMPLEMENTATION TEAM. The Parties understand that the arrangements and provision of services described in this Agreement shall require technical and operational coordination between the Parties. The Parties further agree that it is not feasible for this Agreement to set forth each of the applicable and necessary procedures, guidelines, specifications and standards that will promote the Parties' provision of Telecommunications Services to their respective Customers. Accordingly, the Parties agree to form a team (the "IMPLEMENTATION TEAM") which shall develop and identify those processes, guidelines, specifications, standards and additional terms and conditions necessary for the provision of the services and the specific implementation of each Party's obligations hereunder. Within five (5) days after the Effective Date,/11/ each Party shall designate, in writing, not more than four (4) persons to be permanent members of the Implementation Team; provided that either Party may
                                              --------
include in meetings or activities such technical specialists or other individuals as may be reasonably required to address a specific task, matter or subject. Each Party may replace its representatives on the Implementation Team by delivering written notice thereof to the other Party. The processes described in this ARTICLE XVIII and agreement reached by the Parties in the Implementation
        -------------
Plan shall not (i) relieve either Party of its obligations to perform any duties under this Agreement, the Act or any obligation which must be performed by January 1, 1997 as

______________________

/11/ Since the terms of this Agreement are the result of Focal's adoption under
     Section 252(i) of the Act of the Teligent Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 18.1 shall mean
                                                     ------------
     February 10, 1999.

imposed by the FCC or (ii) constitute a waiver of a right of either Party to claim that the parity requirements of this Agreement and of the Act have or have not been met.

     18.2 IMPLEMENTATION PLAN. Within ninety (90) days after the Effective Date,/12/ the Implementation Team shall reach agreements on items to be
      --
included in an operations manual (the "IMPLEMENTATION PLAN"), which shall include (i) processes, procedures, and milestone agreements reached by the Implementation Team, (ii) documentation of the various items described in this Agreement which are to be included in the Implementation Plan, including the following matters, and (iii) any other matters agreed upon by the Implementation
Team:

     (1)   A Plan as provided in SECTION 8.1;
                                 -----------

     (2) Access to all necessary OSS functions, including interfaces and gateways;

     (3) Procedures that specify the requisite time period(s) in which Ameritech shall give Focal notice and the applicable information and
           ---------
           specifications regarding any changes to interfaces of the OSS functions;

     (4)   Escalation procedures for provisioning and maintenance;

     (5)   Single points of contact for provisioning and maintenance;

     (6) Service ordering and provisioning procedures, including provision of the trunks and facilities;

     (7)   Provisioning and maintenance support;

     (8) Conditioning of Collocation spaces and maintenance of Virtually Collocated equipment;

     (9)   Procedures and processes for Directories and Directory Listings;

     (10) Service referral procedures, including procedures for handling misdirected inquiries and calls and procedures for handling out-of-service or irate Customers;

     (11)  Training;

     (12)  Billing, including measurements, rating and validation process;

_________________________

/12/ Since the terms of this Agreement are the result of Focal's adoption under
 --
     Section 252(i) of the Act of the Teligent Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 18.2, shall mean
                                                     ------------
     February 10, 1999.

     (13) Network planning components, including system architecture, planning SONET equipment configuration, fiber hand-off, test and acceptance of SONET ring, trunking, signaling, and augment process;

     (14)  Joint systems readiness and operational readiness plans; and

     (15) Guidelines for administering access to Rights-of-way, poles and conduits of Ameritech.

     Subject to the terms and conditions of this Agreement (including SECTION
                                                                      -------
19.5), the Implementation Plan will ensure that no later than the end of
----
Contract Month 6 /13/, the operational interfaces will be capable of supporting all classes and complexities of orders for Network Elements and Resale Services and all Network Elements and Resale Services are available to order, at all required volume levels.

     18.3 ACTION OF IMPLEMENTATION TEAM. The Implementation Plan may be amended from time to time by the Implementation Team as the team deems appropriate. Unanimous written consent of the permanent members of the Implementation Team shall be required for any action of the Implementation Team. If the Implementation Team is unable to act, the existing provisions of the Implementation Plan shall remain in full force and effect.

     18.4 FURTHER COORDINATION AND PERFORMANCE. Except as otherwise agreed upon by the Parties, on a mutually agreed-upon day and time once a month during the Term, the Implementation Team shall discuss the performance of the Parties under this Agreement. At each such monthly meeting the Parties will discuss: (i) the administration and maintenance of the Interconnections and trunk groups provisioned under this Agreement; (ii) the Parties' provisioning of the services provided under this Agreement; (iii) the Parties' compliance with the Performance Benchmarks set forth in this Agreement and any areas in which such performance may be improved; (iv) any problems that were encountered during the preceding month or anticipated in the upcoming month; (v) the reason underlying any such problem and the effect, if any, that such problem had, has or may have on the performance of the Parties; and (vi) the specific steps taken or proposed to be taken to remedy such problem. In addition to the foregoing, the Parties through their representatives on the Implementation Team or such other appropriate representatives will meet to discuss any matters that relate to the performance of this Agreement, as may be requested from time to time by either of the Parties.

________________________

/13/ Since the terms of this Agreement are the result of Focal's adoption under
     Section 252(i) of the Act of the Teligent Agreement, the Parties agree that the term "Contract Month 6", for purposes of this SECTION 18.2, shall
                                                       ------------
     expire on July 31, 1999.

     18.5 OPERATIONAL REVIEW. Representatives of Focal and Ameritech will meet on a quarterly basis, beginning with the end of the first quarter of 1997, /14/
                                                                            --
to determine that the service cycle of pre-ordering, ordering, provisioning, maintenance and billing categories are addressed, including the following:

           (a) Interfaces and processes are operational and the agreed-upon numbers of Focal Customers for residential and business Resale Services are successfully completed per day;

           (b) Interfaces and processes are operational and the agreed-upon numbers of orders for Combinations are successfully completed per day;

           (c) When applicable, Interfaces and processes are operational and the agreed-upon numbers of orders for unbundled Loops are successfully completed per day;

           (d) Review of all agreed-upon performance standards; and

           (e) The accuracy rate for bills for wholesale bill validation process.

     18.6 ADDITIONAL DUTIES OF IMPLEMENTATION TEAM. In addition to its responsibilities under SECTION 18.2, the Implementation Team shall meet in the
                       ------------
fourth Contract Month /15/ after Ameritech first:
                       --

           (1) Provides Focal unbundled Network Elements (or any Combination thereof) hereunder, to determine if any additional Network Element Performance Activities are required to assess Ameritech's performance under SECTION 9.10;
                                 ------------

           (2) Delivers Collocated Space to Focal hereunder, to determine if any service levels, procedures or intervals are required to assess Ameritech's provision of Collocation under SECTIONS 12.4 and
                                                          -------------
               12.12 and the applicable remedies, if any, for Ameritech's
               -----
               failure to perform with any of the foregoing service levels, procedures and intervals; and

________________________

/14/ Since the terms of this Agreement are the result of Focal's adoption under
     Section 252 (i) of the Act of the Teligent Agreement, the Parties agree that the phrase "second quarter of 1999" shall be substituted in lieu of the phrase "first quarter of 1997."

/15/ Since the terms of this Agreement are the result of Focal's adoption under
     Section 252(i) of the Act of the Focal Agreement, the Parties agree that the term "Fourth Contract Month", for purposes of this SECTION 18.6, shall
                                                            ------------
     expire on May 30, 1999.

           (3) Provides Focal access to Ameritech Structure hereunder, to determine if any service levels, procedures or intervals are required to assess Ameritech's provision of Structure under SECTIONS 16.6 and 16.19 and the applicable remedies, if any, for
               -------------     -----
               Ameritech's failure to perform with any of the foregoing service levels, procedures and intervals.

If the Implementation Team is unable to agree upon any of the foregoing service levels, procedures or intervals or applicable remedies (or whether any such service levels, procedures, intervals or remedies are necessary), such failure to agree shall be resolved in accordance with the procedures established in
SECTION 28.3.
------------

                                  ARTICLE XIX
                    GENERAL RESPONSIBILITIES OF THE PARTIES

     19.1 COMPLIANCE WITH IMPLEMENTATION SCHEDULE. Each of Ameritech and Focal shall use its best efforts to comply with the Implementation Schedule.

     19.2 COMPLIANCE WITH APPLICABLE LAW. Each Party shall comply at its own expense with all applicable federal, state, and local statutes, laws, rules, regulations, codes, final and nonappealable orders, decisions, injunctions, judgments, awards and decrees (collectively, "APPLICABLE LAW") that relate to its obligations under this Agreement.

     19.3 NECESSARY APPROVALS. Each Party shall be responsible for obtaining and keeping in effect all approvals from, and rights granted by, governmental authorities, building and property owners, other carriers, and any other persons that may be required in connection with the performance of its obligations under this Agreement. Each Party shall reasonably cooperate with the other Party in obtaining and maintaining any required approvals and rights for which such Party is responsible.

     19.4 ENVIRONMENTAL HAZARDS. Each Party will be solely responsible at it own expense for the proper handling, storage, transport, treatment, disposal and use of all Hazardous Substances by such Party and its contractors and agents. "HAZARDOUS SUBSTANCES" includes those substances (i) included within the definition of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste or pollutant or contaminant under any Applicable Law and
(ii) listed by any governmental agency as a hazardous substance.

     19.5  FORECASTING REQUIREMENTS.

           19.5 1   The Parties shall exchange technical descriptions and
forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the Interconnections required to assure traffic completion to and from all Customers in their respective designated service areas.

          19.5.2    Thirty (30) days after the Effective Date/16/ and each month
                                                              --
during the term of this Agreement, each Party shall provide the other Party with a rolling, six (6) calendar-month, nonbinding forecast of its traffic and volume requirements for the Interconnection, and Network Elements provided under this Agreement, in the form and in such detail as agreed by the Parties. Notwithstanding SECTION 20.1.1, the Parties agree that each forecast provided
                --------------
under this SECTION 19.5.2 shall be deemed "PROPRIETARY INFORMATION" under
           --------------
ARTICLE XX.
----------

          19.5.3 In addition to, and not in lieu of, the nonbinding forecasts required by SECTION 19.5.2, a Party that is required pursuant to this Agreement--------------to provide a forecast (the "FORECAST PROVIDER") or a Party that is entitled pursuant to this Agreement to receive a forecast (the "FORECAST RECIPIENT") with respect to traffic and volume requirements for the services and Network Elements provided under this Agreement may request that the other Party enter into to negotiations to establish a forecast (a "BINDING FORECAST") that commits such Forecast Provider to purchase, and such Forecast Recipient to provide, a specified volume to be utilized as set forth in such Binding Forecast. The Forecast Provider and Forecast Recipient shall negotiate the terms of such Binding Forecast in good faith and shall include in such Binding Forecast provisions regarding price, quantity, liability for failure to perform under a Binding Forecast and any other terms desired by such Forecast Provider and Forecast Recipient. Notwithstanding SECTION 20.1.1, the Parties agree that each--------------forecast provided under this SECTION 19.5.3 shall be deemed "PROPRIETARY--------------INFORMATION" under ARTICLE XX.----------

     19.6 CERTAIN NETWORK FACILITIES. Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network using industry standard format and to terminate the traffic it receives in that standard format to the proper address on its network. Such facility shall be designed based upon the description and forecasts provided under SECTIONS 19.5.1, 19.5.2 and, if
                                         ---------------  ------
applicable, 19.5.3. The Parties are each solely responsible for participation in
            ------
and compliance with national network plans, including The National Network Security Plan and The Emergency Preparedness Plan.

     19.7  TRAFFIC MANAGEMENT AND NETWORK HARM.

           19 7.1   Each Party may use protective network traffic management
controls, such as 7-digit and 10-digit code gaps on traffic toward the other Party's network, when required to protect the public-switched network from congestion due to facility failures, switch congestion or failure or focused overload. Each Party shall immediately notify the other Party of any protective control action planned or executed.


------------------------

/16/ Since the terms of this Agreement are the result of Focal's adoption under
 --
     Section 252(i) of the Act of the Teligent Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 19.5.2, shall mean
                                                     --------------
     February 10, 1999.

          19.7.2 Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes shall not be used to circumvent normal trunk servicing. Expansive controls shall be used only when mutually agreed to by the Parties.

          19.7.3 The Parties shall cooperate and share pre-planning information regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes, to prevent or mitigate the impact of these events on the public-switched network.

          19.7.4 Neither Party shall use any product or service provided under this Agreement or any other service related thereto or used in combination therewith in any manner that interferes with any person in the use of such person's Telecommunications Service, prevents any person from using its Telecommunications Service, impairs the quality of Telecommunications Service to other carriers or to either Party's Customers, causes electrical hazards to either Party's personnel, damage to either Party's equipment or malfunction of either Party's billing equipment.

     19.8 INSURANCE. At all times during the term of this Agreement, each Party shall keep and maintain in force at such Party's expense all insurance required by Applicable Law, general liability insurance in the amount of at least $10,000,000 and worker's compensation insurance. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self-insurance).

     19.9 LABOR RELATIONS. Each Party shall be responsible for labor relations with its own employees. Each Party agrees to notify the other Party as soon as practicable whenever such Party has knowledge that a labor dispute concerning its employees is delaying or threatens to delay such Party's timely performance of its obligations under this Agreement and shall endeavor to minimize impairment of service to the other Party (by using its management personnel to perform work or by other means) in the event of a labor dispute to the extent permitted by Applicable Law.

     19.10 GOOD FAITH PERFORMANCE. Each Party shall act in good faith in its performance under this Agreement and, in each case in which a Party's consent or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement, as the case may be.

     19.11 RESPONSIBILITY TO CUSTOMERS. Each Party is solely responsible to its Customers for the services it provides to such Customers.

     19.12 UNNECESSARY FACILITIES. No Party shall construct facilities which require another Party to build unnecessary facilities.

     19.13 COOPERATION. The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

     19.14 NXX CODE ADMINISTRATION. Each Party is responsible for administering NXX codes assigned to it.

     19.15 LERG LISTINGS. Each Party is responsible for obtaining Local Exchange Routing Guide ("LERG") listings of CLLI codes assigned to its switches.

     19.16 LERG USE. Each Party shall use the LERG published by Bellcore or its successor for obtaining routing information and shall provide all required information to Bellcore for maintaining the LERG in a timely manner.

     19.17 SWITCH PROGRAMMING. Each Party shall program and update its own Central Office Switches and End Office Switches and network systems to recognize and route traffic to and from the other Party's assigned NXX codes. Except as mutually agreed or as otherwise expressly defined in this Agreement, neither Party shall impose any fees or charges on the other Party for such activities.

     19.18 TRANSPORT FACILITIES. Each Party is responsible for obtaining transport facilities sufficient to handle traffic between its network and the other Party's network. Each Party may provide the facilities itself, order them through a third party, or order them from the other Party.

                                  ARTICLE XX
                            PROPRIETARY INFORMATION

     20.1    DEFINITION OF PROPRIETARY INFORMATION.

             20.1.1  "PROPRIETARY INFORMATION" means:

             (a) all proprietary or confidential information of a Party (a "DISCLOSING PARTY") including specifications, drawings, sketches, business information, forecasts, records (including each Party's records regarding Performance Benchmarks), Customer Proprietary Network Information, Customer Usage Data, audit information, models, samples, data, system interfaces, computer programs and other software and documentation that is furnished or made available or otherwise disclosed to the other Party or any of such other Party's Affiliates (individually and collectively, a "RECEIVING PARTY") pursuant to this Agreement and, if written, is marked "Confidential" or "Proprietary" or by other similar notice or if oral or visual, is identified as "Confidential" or "Proprietary" at the time of disclosure; and

             (b) any portion of any notes, analyses, data, compilations, studies, interpretations or other documents prepared by any Receiving Party to the extent the same contain, reflect, are derived from, or are based upon, any of the information described in subsection (a) above, unless such information contained or reflected in such notes, analyses, etc. is so commingled with the Receiving Party's information that disclosure could not possibly disclose the underlying proprietary or confidential information (such portions of such notes, analyses, etc. referred to herein as "DERIVATIVE INFORMATION").

             20.1.2 The Disclosing Party will use its reasonable efforts to follow its customary practices regarding the marking of tangible Proprietary Information as "confidential," "proprietary," or other similar designation. The Parties agree that the designation in writing by the Disclosing Party that information is confidential or proprietary shall create a presumption that such information is confidential or proprietary to the extent such designation is reasonable.

             20.1.3 Notwithstanding the requirements of this ARTICLE XX, all
                                                             ----------
information relating to the Customers of a Party, including information that would constitute Customer Proprietary Network Information of a Party pursuant to the Act and FCC rules and regulations, and Customer Usage Data, whether disclosed by one Party to the other Party or otherwise acquired by a Party in the course of the performance of this Agreement, shall be deemed "PROPRIETARY INFORMATION."

       20.2  DISCLOSURE AND USE.

             20.2.1 Each Receiving Party agrees that from and after the
                    Effective Date:/17/
                                    --

             (a) all Proprietary Information communicated, whether before, on or after the Effective Date, to it or any of its contractors, consultants or agents ("REPRESENTATIVES") in connection with this Agreement shall be held in confidence to the same extent as such Receiving Party holds its own confidential information; provided that such Receiving
                                              --------
                    Party or Representative shall not use less than a reasonable standard of care in maintaining the confidentiality of such information;

             (b) it will not, and it will not permit any of its employees, Affiliates or Representatives to disclose such Proprietary Information to any third person;

________________________________

/17/   Since the terms of this Agreement are the result of Focal's adoption
 --
       under Section 252(i) of the Act of the AT&T Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 20.2.1,
                                                            --------------
       shall mean February 10, 1999.

             (c) it will disclose Proprietary Information only to those of its employees, Affiliates and Representatives who have a need for it in connection with the use or provision of services required to fulfill this Agreement; and

             (d) it will, and will cause each of its employees, Affiliates and Representatives to use such Proprietary Information only to perform its obligations under this Agreement or to use services provided by the Disclosing Party hereunder and for no other purpose, including its own marketing purposes.

             20.2.2 A Receiving Party may disclose Proprietary Information of a Disclosing Party to its Representatives who need to know such information to perform their obligations under this Agreement; provided that before disclosing
                                                --------
any Proprietary Information to any Representative, such Party shall notify such Representative of such person's obligation to comply with this Agreement. Any Receiving Party so disclosing Proprietary Information shall be responsible for any breach of this Agreement by any of its Representatives and such Receiving Party agrees, at its sole expense, to use its reasonable efforts (including court proceedings) to restrain its Representatives from any prohibited or unauthorized disclosure or use of the Proprietary Information. Each Receiving Party making such disclosure shall notify the Disclosing Party as soon as possible if it has knowledge of a breach of this Agreement in any material respect. A Disclosing Party shall not disclose Proprietary Information directly to a Representative of the Receiving Party without the prior written authorization of the Receiving Party.

             20.2.3 Proprietary Information shall not be reproduced by any Receiving Party in any form except to the extent (i) necessary to comply with the provisions of SECTION 20.3 and (ii) reasonably necessary to perform its
                  ------------
obligations under this Agreement. All such reproductions shall bear the same copyright and proprietary rights notices as are contained in or on the original.

             20.2.4  This SECTION 20.2 shall not apply to any Proprietary
                          ------------
Information which the Receiving Party can establish to have:

             (a) been disclosed by the Receiving Party with the Disclosing Party's prior written consent;

             (b) become generally available to the public other than as a result of disclosure by a Receiving Party;

             (c) been independently developed by a Receiving Party by an individual who has not had knowledge of or direct or indirect access to such Proprietary Information;

             (d) been rightfully obtained by the Receiving Party from a third person without knowledge that such third person is obligated to protect its confidentiality; provided that such Receiving Party has no
                                     --------
                    reasonable basis on which to inquire as to whether or not such information was subject to a confidentiality agreement at the time such information was acquired; or

             (e) been obligated to be produced or disclosed by Applicable Law; provided that such production or disclosure shall have
                          --------
                     been made in accordance with SECTION 20.3.
                                                  ------------

     20.3    GOVERNMENT DISCLOSURE.

             20.3.1 If a Receiving Party desires to disclose or provide to the Commission, the FCC or any other governmental authority any Proprietary Information of the Disclosing Party, such Receiving Party shall, prior to and as a condition of such disclosure, (i) provide the Disclosing Party with written notice and the form of such proposed disclosure as soon as possible but in any event early enough to allow the Disclosing Party to protect its interests in the Proprietary Information to be disclosed and (ii) attempt to obtain in accordance with the applicable procedures of the intended recipient of such Proprietary Information an order, appropriate protective relief or other reliable assurance that confidential treatment shall be accorded to such Proprietary Information.

             20.3.2 If a Receiving Party is required by any governmental authority or by Applicable Law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. Upon receipt of written notice of the requirement to disclose Proprietary Information, the Disclosing Party, at its expense, may then either seek appropriate protective relief in advance of such requirement to prevent all or part of such disclosure or waive the Receiving Party's compliance with this SECTION 20.3 with respect to
                                                    ------------
all or part of such requirement.

             20.3.3 The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to seek pursuant to this
SECTION 20.3. In the absence of such relief, if the Receiving Party is legally
------------
compelled to disclose any Proprietary Information, then the Receiving Party shall exercise all commercially reasonable efforts to preserve the confidentiality of the Proprietary Information, including cooperating with the Disclosing Party to obtain an appropriate order or other reliable assurance that confidential treatment will be accorded the Proprietary Information.

     20.4    OWNERSHIP.

             20.4.1 All Proprietary Information, other than Derivative Information, shall remain the property of the Disclosing Party, and all documents or other tangible media delivered to the Receiving Party that embody such Proprietary Information shall be, at the option of the

Disclosing Party, either promptly returned to Disclosing Party or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Proprietary Information will continue to be subject to this Agreement), upon the earlier of (i) the date on which the Receiving Party's need for it has expired and (ii) the expiration or termination of this Agreement (including any applicable Transition Period).

             20.4.2 At the request of the Disclosing Party, any Derivative Information shall be, at the option of the Receiving Party, either promptly returned to the Disclosing Party or destroyed, except as otherwise may be required from time to time by Applicable Law (in which case the use and disclosure of such Proprietary Information will continue to be subject to this Agreement), upon the earlier of (i) the date on which the Receiving Party's need for it has expired and (ii) the expiration or termination of this Agreement (including any applicable Transition Period).

             20.4.3 The Receiving Party may at any time either return to the Disclosing Party or destroy Proprietary Information.

             20.4.4 If destroyed, all copies shall be destroyed and upon the written request of the Disclosing Party, the Receiving Party shall provide to the Disclosing Party written certification of such destruction. The destruction or return of Proprietary Information shall not relieve any Receiving Party of its obligation to treat such Proprietary Information in the manner required by this Agreement.

                                  ARTICLE XXI
                             TERM AND TERMINATION

     21.1 TERM. The initial term of this Agreement shall expire on January 29, 2000 (the "INITIAL TERM") which shall commence on the Effective Date. Upon expiration of the Initial Term, this Agreement shall automatically be renewed for additional one (1)-year periods (each, a "RENEWAL TERM") unless a Party delivers to the other Party written notice of termination of this Agreement at least one hundred twenty (120) days prior to the expiration of the Initial Term or a Renewal Term.

     21.2 RENEGOTIATION OF CERTAIN TERMS. Notwithstanding the foregoing, upon delivery of written notice at least one hundred twenty (120) days prior to the expiration of the Initial Term or any Renewal Term, either Party may require negotiations of the rates, prices and charges, terms, and conditions of the services to be provided under this Agreement effective upon such expiration. If the Parties are unable to satisfactorily negotiate such new rates, prices, charges and terms within ninety (90) days of such written notice, either Party may petition the Commission or take such other action as may be necessary to establish appropriate terms. If prior to the applicable expiration date, the Parties are unable to mutually agree on such new rates, prices, charges, terms and conditions or the Commission does not issue its order, the

Parties agree that the rates, terms and conditions ultimately ordered by such Commission or negotiated by the Parties shall be effective retroactive to such expiration date.

     21.3 DEFAULT. When a Party believes that the other Party is in violation of a material term or condition of this Agreement ("DEFAULTING PARTY"), it shall provide written notice to such Defaulting Party of such violation prior to commencing the dispute resolution procedures set forth in SECTION 28.3 and it
                                                          ------------
shall be resolved in accordance with the procedures established in SECTION 28.3.
                                                                   ------------

     21.4    TRANSITIONAL SUPPORT.

             21.4.1 In the event of the termination or expiration of this Agreement for any reason, each Party agrees to maintain the level and quality of services still being provided by it as of the date of termination or expiration of this Agreement ("TRANSITION DATE"), and to cooperate reasonably in an orderly and efficient transition to a successor provider.

             21.4.2 Each Party agrees (i) to furnish services during a period for up to one (1) year (or such longer period as may be agreed by the Parties) after the Transition Date ("TRANSITION PERIOD") on terms and conditions and at charges that are the same as those in effect upon the Transition Date, and (ii) to enter into an agreement with the other Party for a transition plan that specifies the nature, extent, and schedule of the services to be provided during such Transition Period. During the Transition Period, Ameritech and Focal will cooperate in good faith to effect an orderly transition of service under this Agreement. Ameritech and Focal agree to exercise their respective reasonable efforts to avoid or minimize service disruptions or degradation in services during such transition.

     21.5 PAYMENT UPON EXPIRATION OR TERMINATION. In the case of the expiration or termination of this Agreement for any reason, each of the Parties shall be entitled to payment for all services performed and expenses accrued or incurred prior to such expiration or termination, provided that a Party is
                                                  --------
entitled to recover such expenses under the provisions of this Agreement.


                                 ARTICLE XXII
                 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES, CONDITIONS, AND PRODUCTS IT PROVIDES OR IS CONTEMPLATED TO PROVIDE UNDER THIS AGREEMENT AND EACH PARTY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR PURPOSE.

                                 ARTICLE XXIII
                             CANCELLATION CHARGES

     Except as provided in SECTIONS 9.1.3 and 19.5.3, pursuant to a Bona Fide
                           --------------     ------
Request or as otherwise provided in any applicable tariff or contract referenced herein, cancellation charges shall not be imposed upon, or payable by, either Party.

                                 ARTICLE XXIV
                                 SEVERABILITY

     24.1 SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, each Party agrees that such provision shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language that reflects such intent as closely as possible.

     24.2 NON-CONTRAVENTION OF LAWS. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of Applicable Law.

                                  ARTICLE XXV
                                INDEMNIFICATION

     25.1 GENERAL INDEMNITY RIGHTS. Each Party (the "INDEMNIFYING PARTY") shall defend and indemnify the other Party, its officers, directors, employees and permitted assignees (collectively, the "INDEMNIFIED PARTY") and hold such Indemnified Party harmless against

          (a) any Loss to a third person arising out of: the negligent acts or omissions, or willful misconduct ("FAULT") by such Indemnifying Party or the Fault of its employees, agents and subcontractors; provided, however, that (1) with respect to employees or agents of the Indemnifying Party, such Fault occurs while performing within the scope of their employment, (2) with respect to subcontractors of the Indemnifying Party, such Fault occurs in the course of performing duties of the subcontractor under its subcontract with the Indemnifying Party, and (3) with respect to the Fault of employees or agents of such subcontractor, such Fault occurs while performing within the scope of their employment by the subcontractor with respect to such duties of the subcontractor under the subcontract;

          (b) any Loss arising from such Indemnifying Party's use of services offered under this Agreement, involving pending or threatened claims, actions, proceedings or suits ("CLAIMS"), claims for libel, slander, invasion of privacy, or infringement of Intellectual Property rights arising from the Indemnifying Party's own communications or the communications of such Indemnifying Party's Customers;

          (c) any Loss arising from Claims for actual or alleged infringement of any Intellectual Property right of a third person to the extent that such Loss arises from an Indemnified Party's or an Indemnified Party's Customer's use of a service provided under this Agreement; provided, however, that an Indemnifying Party's
                               --------  -------
               obligation to defend and indemnify the Indemnified Party shall not apply in the case of (i) (A) any use by an Indemnified Party of a service (or element thereof) in combination with elements, services or systems supplied by the Indemnified Party or persons other than the Indemnifying Party or (B) where an Indemnified Party or its Customer modifies or directs the Indemnifying Party to modify such service and (ii) no infringement would have occurred without such combined use or modification;

          (d) any and all penalties imposed upon the Indemnifying Party's failure to comply with the Communications Assistance to Law Enforcement Act of 1994 ("CALEA") and, at the sole cost and expense of the Indemnifying Party, any amounts necessary to modify or replace any equipment, facilities or services provided to the Indemnified Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA; and

          (e) any Loss arising from such Indemnifying Party's failure to comply with Applicable Law.

     25.2 INDEMNIFICATION PROCEDURES. Whenever a Claim shall arise for indemnification under this ARTICLE XXV, the relevant Indemnified Party, as
                           -----------
appropriate, shall promptly notify, the Indemnifying Party and request the Indemnifying Party to defend the same. Failure to so notify, the
Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim. The Indemnifying Party shall have the right to defend against such liability or assertion in which event the Indemnifying Party shall give written notice to the Indemnified Party of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party. Until such time as Indemnifying Party provides such written notice of acceptance of the defense of such Claim, the Indemnified Party shall defend such Claim, at the expense of the Indemnifying Party, subject to any right of the Indemnifying Party, to seek reimbursement for the costs of such defense in the event that it is determined that Indemnifying Party had no obligation to indemnify the Indemnified Party for such Claim. The Indemnifying Party shall have exclusive right to control and conduct the defense and settlement of any such Claims subject to consultation with the Indemnified Party. The Indemnifying Party shall not be liable for any settlement by the Indemnified Party unless such Indemnifying Party has approved such settlement in advance and agrees to be bound by the agreement incorporating such settlement. At any time, an Indemnified Party shall have the right to refuse a compromise or settlement and, at such refusing Party's cost, to take over such defense; provided that in such event the Indemnifying Party shall not
                   --------
be responsible for, nor shall it be obligated to indemnify the relevant Indemnified Party against, any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnified Party and also shall be entitled to employ separate counsel for such defense at such Indemnified Party's expense. If the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim and the relevant records of each Party shall be available to the other Party with respect to any such defense, subject to the restrictions and limitations set forth in ARTICLE XX.
                         ----------


                                 ARTICLE XXVI
                            LIMITATION OF LIABILITY

     26.1 LIMITED RESPONSIBILITY. Each Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the services and facilities provided by the other Party, its Affiliates, agents, subcontractors, or other persons retained by such parties. No Party shall be liable for any act or omission of another Telecommunications Carrier (other than an Affiliate) providing a portion of a service.

     26.2 APPORTIONMENT OF FAULT. In the case of any Loss arising from the negligence or willful misconduct of both Parties, each Party shall bear, and its obligation shall be limited to, that portion of the resulting expense caused by its negligence or misconduct of such Party's Affiliates, agents, contractors or other persons acting in concert with it.

     26.3 LIMITATION OF DAMAGES. Except for indemnity obligations under ARTICLE
                                                                        -------
XXV, each Party's liability to the other Party for any Loss relating to or
---
arising out of any negligent act or omission in its performance of this Agreement, whether in contract, tort or otherwise, shall be limited to the total amount properly charged to the other Party by such negligent or breaching Party for the service(s) or function(s) not performed or improperly performed. Notwithstanding the foregoing, in cases involving any Claim for a Loss associated with the installation, provision, termination, maintenance, repair or restoration of an individual Network Element or

Combination or a Resale Service provided for a specific Customer of the other Party, the negligent or breaching Party's liability shall be limited to the greater of: (i) the total amount properly charged to the other Party for the service or function not performed or improperly performed and (ii) the amount such negligent or breaching Party would have been liable to its Customer if the comparable retail service was provided directly to its Customer.

     26.4 LIMITATIONS IN TARIFFS. Each Party may, in its sole discretion, provide in its tariffs and contracts with its Customers or third parties that relate to any service, product or function provided or contemplated under this Agreement that, to the maximum extent permitted by Applicable Law, such Party shall not be liable to such Customer or third party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such Party would have charged the applicable person for the service, product or function that gave rise to such Loss and (ii) any Consequential Damages (as defined in Section 26.5). To the extent a Party elects not to place in its tariffs or contracts such limitation(s) of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitation(s) of liability that such other Party included in its own tariffs at the time of such Loss.

     26.5 CONSEQUENTIAL DAMAGES. In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "CONSEQUENTIAL DAMAGES"), even if the other Party has been advised of the possibility of such damages; provided that the foregoing shall not limit a Party's obligation under
         --------
SECTION 25.1 to indemnify, defend and hold the other Party harmless against any
------------
amounts payable to a third person, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorneys' fees) and Consequential Damages of such third person.

     26.6 REMEDIES. Except as expressly provided herein, no remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

                                 ARTICLE XXVII
                                    BILLING

     27.1 BILLING.

          27.1.1 Each Party will bill all applicable charges, at the rates set forth herein, in the Pricing Schedule and as set forth in applicable tariffs or contracts referenced herein, for the services provided by that Party to the other Party in accordance with this ARTICLE XXVII and the Implementation
                                           -------------
Plan.

          27.1.2 The Parties agree that in order to ensure the proper performance and integrity of the entire billing process, each Party will be responsible and accountable for transmitting to the other Party an accurate and current bill. Each Party agrees to implement control mechanisms and procedures to render a bill that accurately reflects the services ordered and used by the other Party.

     27.2 RECORDING. To the extent technically feasible, the Parties shall record all available call detail information associated with calls originated or terminated to the other Party, in accordance with the Implementation Plan and as specifically required herein.

     27.3 PAYMENT OF CHARGES. Subject to the terms of this Agreement, Focal and Ameritech will pay each other within forty-five (45) calendar days from the date of an invoice (the "BILL DUE DATE"). If the Bill Due Date is on a day other than a Business Day, payment will be made on the next Business Day. Payments shall be made in U.S. Dollars via electronic funds transfer ("EFT") to the other
Party's bank account. Within thirty (30) days of the Effective Date, /18/ the
                                                                      --
Parties shall provide each other the name and address of its bank, its account and routing number and to whom payments should be made payable. If such banking information changes, each Party shall provide the other Party at least sixty
(60) days' written notice of the change and such notice shall include the new banking information. If a Party receives multiple invoices which are payable on the same date, such Party may remit one payment for the sum of all amounts payable to the other Party's bank. Each Party shall provide the other Party with a contact person for the handling of payment questions or problems.

     27.4 LATE PAYMENT CHARGES. If either Party fails to remit payment for any charges for services by the Bill Due Date, or if a payment or any portion of a payment is received by either Party after the Bill Due Date, or if a payment or any portion of a payment is received in funds which are not immediately available to the other Party as of the Bill Due Date, then a late payment penalty shall be assessed. The portion of the payment not received by the Bill Due Date shall accrue interest as provided in SECTION 27.6. In no event,
                                              ------------
however, shall interest be assessed on any previously assessed late payment charges.

     27.5 ADJUSTMENTS.

          27.5.1 A Party shall promptly reimburse or credit the other Party for any charges that should not have been billed to the other Party as provided in this Agreement. Such reimbursements shall be set forth in the appropriate section of the invoice.

          27.5.2 A Party shall bill the other Party for any charges that should have been billed to the other Party as provided in this Agreement, but have not been billed to the other

______________________

/18/ Since the terms of this Agreement are the result of Focal's adoption under
 --
     Section 252(i) of the Act of the Teligent Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 27.3, shall mean
                                                     ------------
     February 10, 1999.

Party ("UNDERBILLED CHARGES"); provided, however, that, except as provided in
                               --------  -------
ARTICLE XXVIII, the Billing Party shall not bill for Underbilled Charges which
--------------
were incurred more than one (1) year prior to the date that the Billing Party transmits a bill for any Underbilled Charges. Notwithstanding the foregoing, Focal shall not be liable for any Underbilled Charges for which Customer Usage Data was not furnished by Ameritech to Focal within ten (10) months of the date such usage was incurred.

     27.6 INTEREST ON UNPAID AMOUNTS. Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1 1/2%) per month or (ii) the highest rate of interest that may be charged under Applicable Law, compounded daily from the number of days from the Bill Due Date to and including the date that payment is actually made.


                                ARTICLE XXVIII
                        AUDIT RIGHTS, DISPUTED AMOUNTS
                            AND DISPUTE RESOLUTION

     28.1 AUDIT RIGHTS.

          28.1.1 Subject to the restrictions set forth in ARTICLE XX and except
                                                          ----------
as may be otherwise specifically provided in this Agreement, a Party ("AUDITING PARTY") may audit the other Party's ("AUDITED PARTY") books, records, data and other documents, as provided herein, once each Contract Year for the purpose of evaluating the accuracy of Audited Party's billing and invoicing. The scope of the audit shall be limited to the services provided and purchased by the Parties and the associated charges, books, records, data and other documents relating thereto for the period which is the shorter of (i) the period subsequent to the last day of the period covered by the Audit which was last performed (or if no audit has been performed, the Effective Date /19/ and (ii) the twenty-four (24)
                                              --
month period immediately preceding the date the Audited Party received notice of such requested audit. Such audit shall begin no fewer than thirty (30) days after Audited Party receives a written notice requesting an audit and shall be completed no later than thirty (30) days after the start of such audit. Such audit shall be conducted by an independent auditor acceptable to both Parties. The Parties shall select an auditor by the thirtieth day following Audited Party's receipt of a written audit notice. Auditing Party shall cause the independent auditor to execute a nondisclosure agreement in a form agreed upon by the Parties. Notwithstanding the foregoing, an Auditing Party may audit Audited Party's books, records and documents more than once during any Contract Year if the previous audit found previously uncorrected net variances or errors in invoices in Audited Party's favor with an aggregate value

______________________

/19/ Since the terms of this Agreement are the result of Focal's adoption under
 --
     Section 252(i) of the Act of the Teligent Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 28.1.1, shall mean
                                                     --------------
     February 10, 1999.

of at least two percent (2%) of the amounts payable by Auditing Party for audited services provided during the period covered by the audit.

          28.1.2 Each audit shall be conducted on the premises of Audited Party during normal business hours. Audited Party shall cooperate fully in any such audit, providing the independent auditor reasonable access to any and all appropriate Audited Party employees and books, records and other documents reasonably necessary to assess the accuracy of Audited Party's bills. No Party shall have access to the data of the other Party, but shall rely upon summary results provided by the independent auditor. Audited Party may redact from the books, records and other documents provided to the independent auditor any confidential Audited Party information that reveals the identity of other Customers of Audited Party. Each Party shall maintain reports, records and data relevant to the billing of any services that are the subject matter of this Agreement for a period of not less than twenty-four (24) months after creation thereof, unless a longer period is required by Applicable Law.

          28.1.3 If any audit confirms any undercharge or overcharge, then Audited Party shall (i) for any overpayment promptly correct any billing error, including making refund of any overpayment by Auditing Party in the form of a credit on the invoice for the first full billing cycle after the Parties have agreed upon the accuracy of the audit results and (ii) for any undercharge caused by the actions of or failure to act by the Audited Party, immediately compensate Auditing Party for such undercharge, in each case with interest at the lesser of (x) one and one-half (1 1/2%) percent per month and (y) the highest rate of interest that may be charged under Applicable Law, compounded daily, for the number of days from the date on which such undercharge or overcharge originated until the date on which such credit is issued or payment is made and available, as the case may be. Notwithstanding the foregoing, Focal shall not be liable for any Underbilled Charges for which Customer Usage Data was not furnished by Ameritech to Focal within ten (10) months of the date such usage was incurred.

          28.1.4 Audits shall be at Auditing Party's expense, subject to reimbursement by Audited Party in the event that an audit finds, and the Parties subsequently verify, adjustment in the charges or in any invoice paid or payable by Auditing Party hereunder by an amount that is, on an annualized basis, greater than two percent (2%) of the aggregate charges for the audited services during the period covered by the audit.

           28.1.5 Any Disputes concerning audit results shall be referred to the Parties' respective responsible personnel for informal resolution. If these individuals cannot resolve the Dispute within thirty (30) days of the referral, either Party may request in writing that an additional audit shall be conducted by an independent auditor acceptable to both Parties, subject to the requirements set out in SECTION 28.1.1. Any additional audit shall be at the
                        --------------
requesting Party's expense.

     28.2 DISPUTED AMOUNTS.

          28.2.1 If any portion of an amount due to a Party (the "BILLING PARTY") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "NON-PAYING PARTY") shall, prior to the Bill Due Date, give written notice to the Billing Party of the amounts it disputes ("DISPUTED AMOUNTS") and include in such written notice the specific details and reasons for disputing each item; provided, however, a failure to provide such
                                 --------  -------
notice by that date shall not preclude a Party from subsequently challenging billed charges. The Non-Paying Party shall pay when due all undisputed amounts to the Billing Party. Notwithstanding the foregoing, except as provided in
SECTION 28.1, a Party shall be entitled to dispute only those charges for which
------------
the Bill Due Date was within the immediately preceding twelve (12) months of the date on which the other Party received notice of such Disputed Amounts.

          28.2.2 If the Non-Paying Party disputes a charge and does not pay such Disputed Amounts by the Bill Due Date, such Disputed Amounts shall be subject to late payment charges as set forth in SECTION 27.4. If the Non-Paying Party
                                     ------------
disputes charges and the dispute is resolved in favor of such Non-Paying Party, the Billing Party shall credit the invoice of the Non-Paying Party for the amount of the Disputed Amounts along with any applicable late payment charges assessed no later than the second Bill Due Date after the resolution of the Dispute. Accordingly, if a Non-Paying Party disputes charges and the dispute is resolved in favor of the Billing Party, the Non-Paying Party shall pay the Billing Party the amount of the Disputed Amounts and any associated late payment charges assessed no later than the second Bill Due Date after the resolution of the Dispute. In no event, however, shall any late payment charges be assessed on any previously assessed late payment charges.

          28.2.3 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the Dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Dispute and negotiate in good faith in an effort to resolve such Dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

          28.2.4 If the Parties unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to SECTION 28.3, then either Party may file a complaint
                            ------------
with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission or the FCC may direct payment of any or all Disputed Amounts (including any accrued interest) thereon or additional amounts awarded plus applicable late fees, to be paid to either Party.

          28.2.5 The Parties agree that all negotiations pursuant to this
SECTION 28.2 shall remain confidential in accordance with ARTICLE XX and shall
------------                                              ----------
be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     28.3 DISPUTE ESCALATION AND RESOLUTION. Except as otherwise provided herein, any dispute, controversy or claim (individually and collectively, a "DISPUTE") arising under this Agreement shall be resolved in accordance with the procedures set forth in this SECTION 28.3. In the event of a Dispute between the
                             ------------
Parties relating to this Agreement and upon the written request of either Party, each of the Parties shall appoint a designated representative who has authority to settle the Dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Dispute and negotiate in good faith in an effort to resolve such Dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however, all reasonable requests for relevant information made by one Party to the other Party shall be honored. If the Parties are unable to resolve issues related to a Dispute within thirty (30) days after the Parties' appointment of designated representatives as set forth above, the Parties shall attempt in good faith to address any default or resolve any Dispute according to the rules, guidelines or regulations of the Commission (and any procedures available to a Telecommunications provider under the Michigan Telecommunications Act). Nowithstanding the foregoing, in no event shall the Parties permit the pending of a Dispute to disrupt service to any Focal Customer or Ameritech Customer.

     28.4 EQUITABLE RELIEF. Nowithstanding the foregoing, this ARTICLE XXVIII
                                                               --------------
shall not be construed to prevent either Party from seeking and obtaining temporary equitable remedies, including temporary restraining orders, if, in its judgment, such action is necessary to avoid irreparable harm. Despite any such action, the Parties will continue to participate in good faith in the dispute resolution procedures described in this ARTICLE XXVIII.
                                        --------------

                                 ARTICLE XXIX
                              REGULATORY APPROVAL

     29.1 COMMISSION APPROVAL.

     The Parties understand and agree that this Agreement will be filed with the Commission for approval by such Commission (or the FCC if the Commission fails to act) pursuant to Section 252 of the Act. Each Party agrees that this Agreement is satisfactory to them as an agreement under Sections 251 and 252 of the Act. Each Party agrees to fully support approval of this Agreement by the Commission (or the FCC) under Section 252 of the Act without modification; provided, however, that each Party may exercise its right to judicial review
--------  -------
under Section 252(e)(6) of the Act, or any other available remedy at law or equity, with respect to any matter included herein by arbitration under the Act over the objection of such Party. If the

Commission, the FCC or any court rejects any portion of this Agreement, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion and related provisions; provided
                                                                        --------
that such rejected portion shall not affect the validity of the remainder of this Agreement. The Parties acknowledge that nothing in this Agreement shall limit a Party's ability, independent of such Party's agreement to support and participate in the approval of this Agreement, to assert public policy issues relating to the Act.

     29.2 TARIFFS. If either Party is required by any governmental authority to file a tariff or make another similar filing to implement any provision of this Agreement (other than a tariff filed by a Party that generally relates to one or more services provided under this Agreement but not specifically to Focal or Ameritech) (an "AMERITECH/FOCAL INTERCONNECT TARIFF"), such Party shall (i) consult with the other Party reasonably in advance of such filing about the form and substance of such Ameritech/Focal Interconnect Tariff, (ii) provide to such other Party its proposed Ameritech/Focal Interconnect Tariff and obtain such other Party's agreement on the form and substance of such Ameritech/Focal Interconnect Tariff prior to such filing, and (iii) take all steps reasonably necessary to ensure that such Ameritech/Focal Interconnect Tariff or other filing imposes obligations upon such Party that are as close as possible to those provided in this Agreement and preserves for such other Party the full benefit of the rights otherwise provided in this Agreement. If, subsequent to the effective date of any such Ameritech/Focal Interconnect Tariff, a Party is no longer required to file tariffs with the Commission or the FCC, either generally or for specific services, the Parties agree to modify this Agreement to reflect herein the relevant and consistent terms and conditions of such Ameritech/Focal Interconnect Tariffs as of the date on which the requirement to file such Ameritech/Focal Interconnect Tariffs was lifted. Nothing in this
SECTION 29.2 shall be construed to grant a Party any right to review any tariff
------------
filing of the other Party other than the Ameritech/Focal Interconnection Tariff, other than as provided under Applicable Law.

     29.3 AMENDMENT OR OTHER CHANGES TO THE ACT; RESERVATION OF RIGHTS. The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the text of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date. In the event of any amendment of the Act, or any final and nonappealable legislative, regulatory, judicial order, rule or regulation or other legal action that revises or reverses the Act, the FCC's First Report and Order in CC Docket Nos. 96-98 and 95-185 or any applicable Commission order or arbitration award purporting to apply the provisions of the Act (individually and collectively, an "AMENDMENT TO THE ACT"), either Party may by providing written notice to the other Party require that the affected provisions be renegotiated in good faith and this Agreement be amended accordingly to reflect the pricing, terms and conditions of each such Amendment to the Act relating to any of the provisions in this Agreement. If any such amendment to this Agreement affects any rates or charges of the services provided hereunder, each Party reserves its rights and remedies with respect to the collection of such rates or charges on a retroactive basis, including the right to seek a surcharge before the applicable regulatory authority.

     29.4 REGULATORY CHANGES. If any final and nonappealable legislative, regulatory, judicial or other legal action (other than an Amendment to the Act, which is provided for in SECTION 29.3) materially affects the ability of a Party
                         ------------
to perform any material obligation under this Agreement, a Party may, on thirty
(30) days' written notice (delivered not later than thirty (30) days following the date on which such action has become legally binding and has otherwise become final and nonappealable), require that the affected provision(s) be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new provision(s) as may be required; provided that such affected
                                                --------
provisions shall not affect the validity of the remainder of this Agreement.

     29.5 PROXY RATES. In the event the initial rates under this Agreement are "proxy rates" established by the FCC or the Commission, the Parties are to substitute rates later established by the FCC or Commission under procedures consistent with the Act and any Order of the FCC or Commission.

                                  ARTICLE XXX
                                 MISCELLANEOUS

     30.1 AUTHORIZATION.

          30.1.1 Ameritech Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ameritech Information Industry Services, a division of Ameritech Services, Inc. has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder on behalf of and as agent for Ameritech Michigan.

          30.1.2 Focal is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Focal represents and warrants to Ameritech that it has been certified as an LEC by the Commission and is authorized to provide in the State of Delaware the services it has contracted to provide herein.

     30.2 DESIGNATION OF AFFILIATE. Each Party may without the consent of the other Party fulfill its obligations under this Agreement by itself or may cause its Affiliates to take some or all of such actions to fulfill such obligations. Upon such designation, the Affiliate shall become a primary obligor hereunder with respect to the delegated matter, but such designation shall not relieve the designating Party of its obligations as primary obligor hereunder. Any Party which elects to perform its obligations through an Affiliate shall cause its Affiliate to take all action necessary for the performance hereunder of such Party's obligations. Each Party represents and warrants that if an obligation under this Agreement is to be performed by an Affiliate, such Party has the authority to cause such Affiliate to perform such obligation and such Affiliate will have the resources required to accomplish the delegated performance.

     30.3 SUBCONTRACTING. Either Party may subcontract the performance of its obligation under this Agreement without the prior written consent of the other Party; provided, however, that the Party subcontracting such obligation shall
       --------  -------
remain fully responsible for the performance of such obligation and be solely responsible for payments due its subcontractors.

     30.4 INDEPENDENT CONTRACTOR. Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

     30.5 FORCE MAJEURE. No Party shall be responsible for delays or failures in performance of any part of this Agreement (other than an obligation to make money payments) resulting from acts or occurrences beyond the reasonable control of such Party, including acts of nature, acts of civil or military authority, any law, order, regulation, ordinance of any government or legal body, embargoes,epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failures, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (individually or collectively, a "FORCE MAJEURE EVENT") or delays caused by the other Party or any other circumstances beyond the Party's reasonable control. If a Force Majeure Event shall occur, the Party affected shall give prompt notice to the other Party of such Force Majeure Event specifying the nature, date of inception and expected duration of such Force Majeure Event, whereupon such obligation or performance shall be suspended to the extent such Party is affected by such Force Majeure Event during the continuance thereof or be excused from such performance depending on the nature, severity and duration of such Force Majeure Event (and the other Party shall likewise be excused from performance of its obligations to the extent such Party's obligations relate to the performance so interfered with). The affected Party shall use its reasonable efforts to avoid or remove the cause of nonperformance and the Parties shall give like notice and proceed to perform with dispatch once the causes are removed or cease. Notwithstanding the preceding, no delay or other failure to perform shall be excused pursuant to this SECTION 30.5 (i) by the acts or omission of a Party's subcontractors,
     ------------
materialmen, suppliers or other third persons providing products or services to such Party unless such acts or omissions are themselves the product of a Force Majeure Event, and unless such delay or failure and the consequences thereof are beyond the control and without the fault or negligence of the Party claiming excusable delay or other failure to perform, or (ii) if such Party fails to implement any steps taken to mitigate the effects of a Force Majeure Event e.g.,
                                                                           ----
disaster recovery plans) in a nondiscriminatory manner during the period performance is impaired.

     30.6 GOVERNING LAW. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with such Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the State of Michigan without reference to conflict of law provisions; provided, however, that the
                                                 --------  -------
Parties shall consult with each other and attempt to agree on a common state law to govern an issue that affects each of the Regional Interconnection Agreements and such issue is not particular to a specific State's law.

     30.7 TAXES.

          30.7.1 Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party for any changes invoiced prior to the date such exemption certificate is furnished. To the extent that a Party includes gross receipts taxes in any of the charges or rates of services provided hereunder, no additional gross receipts taxes shall be levied against or upon the purchasing Party.

          30.7.2 The Party obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such contesting Party shall not permit any
                    --------
lien to exist on any asset of the other Party by reason of such contest. The Party obligated to collect and remit shall cooperate in any such contest by the other Party. As a condition of contesting any taxes due hereunder, the contesting Party agrees to be liable and indemnify and reimburse the other Party for any additional amounts that may be due by reason of such contest, including any interest and penalties.

     30.8 NON-ASSIGNMENT. Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third person without the prior written consent of the other Party; provided that each Party may assign or transfer this Agreement to an
       --------
Affiliate in accordance with SECTION 30.2 by providing prior written notice to
                             ------------
the other Party of such assignment or transfer; provided, further, that such
                                                --------  -------
assignment is not inconsistent with Applicable Law or the terms and conditions of this Agreement. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement
     -- ------
shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns and the assigning Party will remain liable for the performance of any assignee.

     30.9 NON-WAIVER. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

     30.10 NOTICES. Notices given by one Party to the other Party under this Agreement shall be in writing (unless specifically provided otherwise herein) and unless otherwise specifically required by this Agreement to be delivered to another representative or point of contact, shall be (a) delivered personally,
(b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested or (d) delivered by telecopy; provided that a confirmation copy is sent by the method described in
          --------
(a), (b) or (c) of this SECTION 30.10, to the following addresses of the
                        -------------
Parties:


          To Focal:

          Focal Communications Corporation of Michigan
          200 N. LaSalle Street
          Suite 800
          Chicago, Illinois 60601
          Attn: Director Regulatory Affairs

          To Ameritech:

          Ameritech Information Industry Services
          350 North Orleans, Floor 3
          Chicago, IL 60654
          Attn: Vice President - Network Providers
          Facsimile: (312)335-2927

          with a copy to:

          Ameritech Information Industry Services
          350 North Orleans, Floor 5
          Chicago, IL 60654
          Attn: Vice President and General Counsel
          Facsimile: (312)245-0254

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of telecopy.

     30.11 PUBLICITY AND USE OF TRADEMARKS OR SERVICE MARKS.

Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party's prior written consent, except as permitted by Applicable Law.

     30.12 NONEXCLUSIVE DEALINGS.

This Agreement does not prevent either Party from providing or purchasing services to or from any other person nor, except as provided in Section 2.52(i) of the Act, does it obligate either Party to provide or purchase any services not specifically provided herein.

     30.13 NO THIRD PARTY BENEFICIARIES; DISCLAIMER OF AGENCY. Except as may be specifically set forth in this Agreement, this Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. No Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

     30.14 NO LICENSE. No license under patents, copyrights or any other Intellectual Property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

     30.15 SURVIVAL. The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including ARTICLES XX, XXI, XXII, XXIII, XXV, AND XXVI, SECTIONS 3.9.4, 6.5,
          -----------  ---  ----  -----  ---      ----  --------------  ---
10.11.3, 16.15, 16.17, 19.5.3, 28.2, 28.3, 30.7, 30.11, AND 30.14 AND SCHEDULE
-------  -----  -----  ------  ----  ----  ----  -----      -----     --------
10.9.6.
------

      30.16 SCOPE OF AGREEMENT. This Agreement is intended to describe and enable specific Interconnection and access to unbundled Network Elements and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein. Except as specifically contained herein or provided by the FCC or the Commission within its lawful jurisdiction, nothing in this Agreement shall be deemed to affect any access charge arrangement.

     30.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

     30.18 ENTIRE AGREEMENT. The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Specifically, the Parties expressly acknowledge that the rates, terms and conditions of this Agreement shall supersede those existing arrangements of the Parties, if any, set forth on SCHEDULE 30.18.
                                                           --------------
Neither Party shall be bound by any terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.


                                 ARTICLE XXXI
                             AMERITECH COLLOCATION

     31.1 PHYSICAL COLLOCATION.

     Focal shall provide to Ameritech Physical Collocation in the LEC Access Equipment Room in Focal's Wire Centers for equipment necessary for Interconnection (pursuant to ARTICLE III). Focal shall provide Ameritech
                             -----------
Collocation only for the purpose of such Interconnection.

     31.2 ELIGIBLE EQUIPMENT.

     Ameritech may Collocate equipment necessary for Interconnection of the same type that it uses to provide total service access/20/ for Focal.
                                                  --

     31.3 TRANSMISSION FACILITY OPTIONS.

     Ameritech may either purchase transmission facilities (and any necessary Cross-Connection) from Focal or provide its own transmission facilities and terminate those transmission facilities in its equipment located in its Collocation space at Focal's Premises.

     31.4 INTERCONNECTION POINTS AND CABLES.

     Focal shall:

     31.4.1 provide Ameritech an Interconnection point or points physically accessible by both Ameritech and Focal, at which the fiber optic cable carrying Ameritech's circuits can enter

______________

/20/  Total service access are access services purchased by Focal from Ameritech
 --
      to provide switched or dedicated access to Focal Customers.

Focal's Premises; provided that Focal shall designate Interconnection Points as
                  --------
close as reasonably possible to Focal's Premises;

     31.4.2 provide at least two (2) such Interconnection points at Focal's Premises at which there are at least two (2) entry points for Ameritech's cable facilities, and at which space is available for new facilities in at least two
(2) of those entry points; and

     31.4.3 permit Ameritech Interconnection of copper or coaxial cable if such Interconnection is first approved by the Commission.

     31.5   ALLOCATION OF COLLOCATION SPACE.

     31.5.1 Focal shall not be required to lease or construct additional space in a Premises to provide Ameritech Physical Collocation when existing space in such Premises has been exhausted.

     31.5.2 Ameritech will provide Focal a two (2)-year rolling forecast of its requirements for Collocation that will be reviewed jointly on a yearly basis by the Parties, in accordance with the planning processes agreed upon pursuant to
SCHEDULE 12.9.3. Focal will attempt to deliver Collocation pursuant to
---------------
Ameritech's forecasts to the extent that Collocation space is then available.

     31.5.3 The Parties expect that under normal conditions Focal will have space available for Ameritech to interconnect with Focal for purposes of terminating Local Traffic and IntraLATA Toll Traffic. However, should space not be available, Focal will attempt to establish a POI at another mutually agreeable Focal Wire Center which Focal determines has available space and sufficient facilities for transporting, traffic between Focal Wire Centers at rates, terms and conditions to be negotiated upon by the Parties. If an alternative POI is not available in the LATA, the Parties will enter into good faith negotiations to establish an alternative method for Ameritech to terminate Local Traffic and IntraLATA Toll Traffic on Focal's network.

     31.6 SUBCONTRACTOR AND VENDOR APPROVAL. Focal shall allow Ameritech to have an Focal-approved subcontractor install updates to Collocated equipment, including software updates. Approval of such subcontractors by Focal shall be based on the same criteria it uses in approving contractors for its own purposes.

     31.7   DELIVERY OF COLLOCATED SPACE.

            31.7.1 Focal shall provide Ameritech with a single point of contact for all inquiries regarding Collocation. If Ameritech needs to install additional equipment in the LEC Access Equipment Room, Ameritech shall request additional space for Collocation by delivering a written request to Focal. Each request for Collocation shall include (i) the Premises in which Collocation is requested, (ii) the interoffice transmission facilities Ameritech will require for such space, (iii) the equipment to be housed in such space, and (iv) the date on which Ameritech intends to initiate service from such space. Focal shall notify Ameritech in writing within ten (10) Business Days of receiving Ameritech's request for Collocation as to whether the requested space is available. If intraoffice facilities will not be available for Collocation of initial service within three
(3) months after receipt of Ameritech's request for space pursuant to this Section, then Focal shall provide written notification, within ten (10) Business Days after the receipt of such request, as to when the intra office facilities will be made available.

          31.7.2 Physical Collocation.

                 (a) If additional space for Physical Collocation is immediately available at the time of Ameritech's request, Focal shall include in its notice to Ameritech (i) the space to be provided and (ii) whether Focal can deliver the space to Ameritech by the date set forth in SECTION 31.7.2(C).
                                            -----------------

                 (b) If Ameritech's requested Physical Collocation space is available, Ameritech and Focal shall have an initial walkthrough of such space within ten (10) Business Days after Focal confirms that the requested space is available.

                 (c) Focal shall deliver to Ameritech the requested space on or before the later of (i) one hundred twenty (120) days from Focal's receipt of Ameritech's request for Collocation and (ii) such other reasonable date that the Parties may agree upon if it is not feasible for Focal to deliver to Ameritech such space within the foregoing intervals (such date of delivery referred to as the "DELIVERY DATE").

                 (d) Physical Collocation will be subject to the additional rules and regulations set forth in SCHEDULE 31.7.
                                   -------------

                 (e) After completion of construction, Focal and Ameritech will complete an acceptance walkthrough of all Collocated space requested from Focal. Exceptions that are noted during this acceptance walkthrough shall be corrected by Focal within thirty (30) days after the walkthrough. Focal shall conduct a root cause analysis of all exceptions identified. The correction of these exceptions shall be at Focal's expense, subject to any change orders requested by Ameritech.

                (f) Ameritech shall also be entitled to credits for delays by Focal in provisioning space for Collocation, and for the inability of Ameritech to use equipment located in space provided for Collocation as a result of the failure by Focal to comply with its obligations under this Agreement, pursuant to terms and conditions agreed upon by the Implementation Team.

     31.8 PRICING. The prices charged to Ameritech for Collocation are set forth on Exhibit PS-VII-A of the Pricing Schedule.

     31.9 BILLING. Focal shall bill Ameritech for Collocation pursuant to the requirements of ARTICLE XXVII to this Agreement.
                -------------

     31.10 ADDITIONAL REQUIREMENTS. The additional requirements set forth on
SCHEDULE 31.10 shall be applicable to Physical Collocation.
---------------

     31.11 PROTECTION OF SERVICE AND PROPERTY.

           Both Parties shall exercise reasonable care to prevent harm or damage to the other Party, its employees, agents or Customers, or their property. Both Parties, their employees, agents, and representatives agree to take reasonable and prudent steps to ensure the adequate protection of the other Party's property and services, including:

           31.11.1 Ameritech and Focal shall restrict access to Ameritech equipment, support equipment, systems, tools and data, or spaces which contain or house Ameritech equipment enclosures, to Ameritech employees and other authorized non-Ameritech personnel to the extent necessary to perform their specific job function.

           31.11.2 Ameritech shall comply at all times with security and safety procedures and existing requirements that are defined by Focal and communicated to Ameritech.

           31.11.3 Focal shall allow Ameritech periodically to inspect or observe spaces which house or contain Ameritech equipment or equipment enclosures and furnish Ameritech with keys, entry codes, lock combinations, and other materials or information which may be needed to gain entry into any secured Ameritech space, subject to SECTION 31.11.2 and ARTICLE XX.
                                    ---------------     ----------

           31.11.4 Focal shall furnish to Ameritech a current written list of Focal employees who Focal authorizes to enter Ameritech's Physical Collocation space, with samples of the identifying credentials to be carried by such persons.

           31.11.5 Focal shall secure external access to the Physical Collocation space on its Premises in the same or equivalent manner that Focal secures external access to spaces that house Focal's equipment.

           31.11.6 Focal shall limit the keys used in its keying systems for Ameritech's specific Physical Collocation space which contain or house Ameritech equipment or equipment enclosures to its employees and representatives to emergency access only. Ameritech shall further have the right, at its expense, to have locks changed where deemed necessary for the protection and security of such spaces, provided that Ameritech shall immediately provide Focal with such
             --------
new keys.

           31.11.7 Focal shall use its existig back-up and recovery plan in accordance with its standard policies for the specific Wire Center.

      31.12 STANDARDS OF PERFORMANCE. Focal shall provide Collocation to Ameritech in accordance with the service levels, procedures and intervals to be agreed upon by the Implementation Team.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of this 10th day of February 1999./21/
                                      --

FOCAL COMMUNICATIONS                       AMERITECH INFORMATION INDUSTRY
CORPORATION OF MICHIGAN                    SERVICES, A DIVISION OF AMERITECH
                                           SERVICES, INC., ON BEHALF OF AND AS
                                           AGENT FOR AMERITECH MICHIGAN


By: /s/ John R. Barnicle                   By: /s/ Karen S. Vessely
   --------------------------                 -----------------------------
Printed: John R. Barnicle                  Printed: Karen S. Vessely
        ---------------------                      ------------------------
Title:   C.O.O                             Title:   President
        ---------------------                      ------------------------

_____________________

/21/ This Agreement is the result of Focal's adoption of the terms and
 --
     conditions of that certain Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated January 28, 1997 by and between Ameritech Michigan and Teligent, Inc. (the "Teligent Agreement"). The Teligent Agreement was the result of Teligent's adoption of the terms and conditions of that certain Interconnection Agreement dated as of January 28, 1997 by and between Ameritech Michigan and AT&T Communications of Michigan, Inc. (the "AT&T Agreement"). This Agreement does not represent a voluntary or negotiated agreement under Section 252 of the Act but instead merely represents Ameritech's compliance with what Focal maintains is its rights under Section 252(i) of the Act. Filing and performance by Ameritech of this Agreement does not in any way constitute a waiver by Ameritech of its position of the illegality or unreasonableness of any rates, terms or conditions set forth in this Agreement, nor does it constitute a waiver by Ameritech of any rights and remedies it may have to seek review of this Agreement, the Teligent Agreement, or the AT&T Agreement, or to petition the Commission, other administrative body, or court for reconsideration or reversal of any determination made by the Commission in Cause No. U-11151/52 (the "AT&T Arbitration"), or seek review in any way of any provisions included in this Agreement as a result of Focal's election under Section 252(i) of the Act. The Parties acknowledge that in no event shall any of the rates, terms or conditions set forth in this Agreement apply to any products or services purchased by Focal prior to the later of (i) the date the Commission approves this Agreement under Section 252(e) of the Act, and (ii) absent such Commission approval, the date this Agreement is deemed approved under
     Section 252(e)(4) of the Act.

     Neither Ameritech nor Focal's execution of this Agreement and compliance with the terms and conditions of this Agreement shall be construed as or is intended to be a concession or admission by either Party that any contractual provision required by the Commission in the AT&T Arbitration or any provision in this Agreement, the Teligent Agreement, or the AT&T Agreement complies with the rights and duties imposed by the Act, a decision by the FCC or the Commission, a decision of the courts, or other Applicable Law, and both Ameritech and Focal specifically reserve their respective full rights to assert and pursue claims arising from or related to this Agreement. Ameritech further contends that certain provisions of this Agreement including, without limitation. SECTIONS 9.1.2 and 9.2 are
                                                   --------------     ---
     inconsistent with Ameritech's rights under the Act as interpreted by the United States Supreme Court in AT&T CORP. V. IOWA UTILITIES BD., 1999 WL
                                    --------------------------------
     24588 (Jan. 25, 1999). Ameritech reserves its rights, notwithstanding anything to the contrary in this Agreement, to exercise its rights as described in Footnote 9 of this Agreement, SECTION 29.3 of the Agreement,
                                                ------------
     and/or to seek appropriate legal and/or equitable relief. Further, in addition to any rights a Party may have under this Agreement including
     SECTION 29.3, if any provision in the AT&T Agreement is amended or modified
     ------------
     as result of any order or finding by the FCC, the Commission or a court of competent jurisdiction with respect to issues addressed in Case No. 97-60176 pending before the United States District Court of the Eastern District of Michigan (or any appeal thereof), this Agreement shall be deemed to be amended consistent with such order or finding, including the date such amendment is deemed effective.

                                 SCHEDULE 1.2

                                  DEFINITIONS

     "9-1-1" means the services described in SECTION 3.9.
                                             ------------

     "9-1-1 CONTROL OFFICE SOFTWARE ENHANCEMENT CONNECTION CHARGE" is as defined in SECTION 3.9.2(e) of this Agreement.
           ----------------

     "ACCESS TOLL CONNECTING TRUNKS" is as defined in SECTION 5.1.
                                                      -----------

     "ACT" means the Communications Act of 1934 (47 U.S.C. (S) 151 et seq.), as
                                                                   -------
amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission having authority to interpret the Act within its stsate of jurisdiction.

     "ADSL" OR "ASYMMETRICAL DIGITAL SUBSCRIBER LINE" means a transmission technology which transmits an asymmetrical digital signal using one of a variety line of codes.

     "ADVANCED INTELLIGENT NETWORK" OR "AIN" is a network functionality that permits specific conditions to be programmed into a switch which, when met, directs the switch to suspend call processing and to receive special instructions for further call handling instructions in order to enable carriers to offer advanced features and services.

     "AFFILIATE" is As Defined in the Act.

     "AMA" means the Automated Message Accounting structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document, published by Bellcore as GR-1100-CORE which defines the industry standard for message recording.

     "APPLICABLE LAWS" is as defined in SECTION 19.2.
                                        -------------

     "ARBITRATOR" is the person selected by the Parties to serve as Arbitrator for any dispute submitted to arbitration pursuant to the dispute resolution process.

     "AS DEFINED IN THE ACT" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     "AS DESCRIBED IN THE ACT" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     "AUTOMATIC LOCATION IDENTIFICATION" OR "ALI" means a feature by which the service address associated with the calling party's listed telephone number identified by ANI as defined

                                 Sch. 1.2 - 1
herein, is forwarded to the PSAP for display. Additional telephones with the same number calling party's including secondary locations and off-premise extensions will be identified with the service address of the calling party's listed number.

     "AUTOMATIC NUMBER IDENTIFICATION" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of a calling party. With respect to 9 1 1 and E9 1 1, "ANI" means a feature by which the calling party's telephone number is automatically forwarded to the E9-1-1 Control Office and to the PSAP display and transfer office

     "AUTOMATIC ROUTE SELECTION" or "ARS" means a service feature associated with a specific grouping of lines that provides for automatic selection of the least expensive or most appropriate transmission facility for each call based on criteria programmed into the system.

     "BELLCORE" means Bell Communications Research, Inc.

     "BILL DATE" means the date that a bill is issues by a party.

     "BINDING FORECAST" is as defined in SECTION 19.5.3.
                                         --------------

     "BLV/BLVI TRAFFIC" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer's Telephone Exchange Service line.

     "BUSINESS DAY" means a day on which banking institutions are required to be open for business in Chicago, Illinois.

     "BONA FIDE REQUEST" means the process described on SCHEDULE 2.2.
                                                        ------------

     "CABS" means the Carrier Access Billing System which is contained in a document prepared under the direction of the Billing Committee of the OBF. The Carrier Access Billing System document is published by Bellcore in Volumes 1, 1A, 2, 3, 3A, 4 and 5 as Special Reports SR-OPT-001868, SR-OPT-001869, SR-OPT-001871, SR-OPT-001872, SR-OPT-001873, SR-OPT-001874, and SR-OPT-001875,
respectively, contains the recommended guidelines for the billing of access and other connectivity services.

     "CALLING PARTY NUMBER" or "CPN" is a Common Channel Interoffice Signaling ("CCIS") parameter which refers to the number transmitted through a network identifying the calling party.

     "CARRIER OF RECORD" is as defined in SECTION 10.11.3.
                                          ---------------

     "CCS" means one hundred (100) call seconds.

                                 Sch. 1.2 - 2

     "CENTRAL OFFICE SWITCH" means a switch used to provide Telecommunications Services, including:

          (a) "END OFFICE SWITCHES," which are used to terminate Customer station Loops for the purpose of Interconnection to each other and to trunks; and

          (b) "TANDEM OFFICE SWITCHES," OR "TANDEMS," which are used to connect and switch trunk circuits between and among other Central Office Switches.

     A Central Office Switch may also be employed as a combination End Office/ Tandem Office Switch.

     "CENTREX" means a Telecommunications Service associated with a specific grouping of lines that uses Central Office switching equipment for call routing to handle direct dialing of calls and to provide many private branch exchange-like features.

     "CLASS FEATURES" means certain CCIS-based features available to Customers including: Automatic Call Back; Caller Identification and related blocking features; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

     "COMMERCIAL MOBILE RADIO SERVICE"' OR "CMRS" is As Defined in the Act.

     "COBO" is as defined in SECTION 12.12.2(b).
                             ------------------

     "COLLOCATION" is As Described in the Act.

     "COMBINATION" is as defined in SECTION 9.3.1.
                                    -------------

     "COMMISSION" or "MPSC" means the Michigan Public Services Commission.

     "COMMON CHANNEL INTEROFFICE SIGNALING" OR "CCIS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCIS used by the Parties shall be SS7.

     "CONSEQUENTIAL DAMAGES" is as defined in SECTION 26.5.
                                              ------------

     "CONTRACT MONTH" means a calendar month (or portion thereof) during the term of this Agreement. Contract Month 1 shall commence on the first day of the first calendar month following the Effective Date and end on the last day of that calendar month.

     "CONTRACT YEAR" means a twelve (12)-month period during the term of this Agreement commencing on the Effective Date and each anniversary thereof

                              Sch. 1. 2 - 3

     "CONTROL OFFICE" means the Central Office providing Tandem Switching Capability for E9-1-1 calls. The Control Office controls switching of ANI information to the PSAP and also provides the Selective Routing feature, standard speed calling features, call transfer capability and certain maintenance functions for each PSAP.

      "CROSS CONNECTION" means a connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the collocated Party's equipment and (ii) the equipment of a third-party collocated Telecommunications Carrier or the equipment or facilities of the other Party which provides such Collocation.

     "CUSTOMER" means a third-party residence or business that subscribes to Telecommunications Services provided at retail by either of the Parties.

     "CUSTOMER LISTING(S)" means a list containing the names, the telephone numbers, addresses and zip codes of Customers within a defined geographical area, except to the extent such Customers have requested not to be listed in a directory.

     "CUSTOMER NAME AND ADDRESS INFORMATION" or "CNA" means the name, service address and telephone numbers of a Party's Customers for a particular Exchange Area. CNA includes nonpublished listings, coin telephone information and published listings.

     "CUSTOMER PROPRIETARY NETWORK INFORMATION" is As Defined in the Act.

     "CUSTOMER USAGE DATA" is as defined in SECTION 10.16.1.
                                            ---------------

     "DATA MANAGEMENT SYSTEM" or "DMS" means a system of manual procedures and computer processes used to create, store and update the data required to provide the Selective Routing ("SR") and ALI features.

     "DELAYING EVENT" means (a) any failure of a Party to perform any of its obligations set forth in this Agreement, caused in whole or in part by (i) the failure of the other Party to perform any of its obligations set forth in this Agreement (including the Implementation Schedule and the Implementation Plan), or (ii) any delay, act or failure to act by the other Party or its Customer, agent or subcontractor or (b) any Force Majeure Event.

     "DELIVERY DATE" is as defined in SECTIONS 12.12.2(b) and 12.12.3(b).
                                      -------------------     ----------

     "DERIVATIVE INFORMATION" is as defined in SECTION 20.1.1(b).
                                               -----------------

     "DIALING PARTY" is As Defined in the Act.

     "DIGITAL SIGNAL LEVEL" means one of several transmission rates in the time-division multiplex hierarchy.

                                 Sch. 1.2 - 4

     "DIGITAL SIGNAL LEVEL 0" OR "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

     "DIGITAL SIGNAL LEVEL 1" OR "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

     "DIGITAL SIGNAL LEVEL 3" OR "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 defined as the third level of multiplexing.

     "DISCLOSING PARTY" is as defined in SECTION 20.1.1.
                                         --------------

     "DISPUTE" is as defined in SECTION 28.3.
                                ------------

     "DISPUTED AMOUNTS" is as defined in SECTION 28.2.1.
                                         --------------

     "DOCUMENTATION OF AUTHORIZATION" is as defined in SCHEDULE 10.11.1.
                                                       ----------------

     "EFFECTIVE DATE" is the date indicated in the Preamble on wh1ch this Agreement shall become effective.

     "EMERGENCY SERVICES" mean police, fire, ambulance, rescue and medical services.

     "E9-1-1" or "ENHANCED 9-1-1 (E9-1-1) SERVICE" provides completion of 9-1-1 calls via dedicated trunking facilities and includes Automatic Number Identification (ANI), Automatic Location Identification (ALI) and/or Selective Routing (SR).

     "EQUAL IN QUALITY" is as defined in SECTION 3.6.
                                         -----------

     "EXCHANGE ACCESS" is As Defined in the Act.

     "EXCHANGE AREA" means an area, defined by the Commission, for which a distinct local rate schedule is in effect.

     "EXCHANGE MESSAGE RECORD" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

     "FCC" means the Federal Communications Commission.

     "FIBER-MEET" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at

                                 Sch. 1.2 - 5
a mutually agreed upon location, at which one Party's responsibility or service begins and the other Party's responsibility ends.

     "FORCE MAJEURE EVENT" is as defined in SECTION 30.5.
                                            ------------

     "FORECAST PROVIDER" is as defined in SECTION 19.5.3.
                                          --------------

     "GRANDFATHERED SERVICES" is as defined in SECTION 10.3.1.
                                               --------------

     "HAZARDOUS SUBSTANCES" is as defined in SECTION 19.4.
                                             ------------

     "HDSL" or "HIGH-BIT RATE DIGITAL SUBSCRIBER LINE" means a transmission technology which transmits up to a DS1-level signal, using any one of the following line codes: 2 Binary/ 1 Quartenary ("2BIQ"), Carrierless AM/PM, Discreet Multitone ("DMT"), or 3 Binary / 1 Octel ("3B10").

     "IMPLEMENTATION PLAN" is as defined in SECTION 18.2.
                                            ------------

     "IMPLEMENTATION TEAM" is as defined in SECTION 18.1.
                                            ------------

     "INCUMBENT LOCAL EXCHANGE CARRIER" OR "ILEC" is As Defined in the Act.

     "INFORMATION SERVICE TRAFFIC" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's information services platform (e.g., 976).

     "INITIAL BILLING COMPANY" OR "IBC" means the Local Exchange Carrier which provides the Feature Group B or D services in an End Office. For purposes of this Agreement, Focal is the IBC.

     "INITIAL TERM" is as defined in SECTION 21.1.
                                     ------------

     "INSUFFICIENT CAPACITY" is as defined in SECTION 16.1.2.
                                              --------------

     "INTEGRATED DIGITAL LOOP CARRIER" means a subscriber loop carrier system that is twenty-four (24) local Loop transmission paths combined into a 1.544 Mbps digital signal which integrates within the switch at a DS1 level.

     "INTEGRATED SERVICES DIGITAL NETWORK" OR "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-ISDN) provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel (2B+D).

     "INTELLECTUAL PROPERTY" means copyrights, patents, trademarks, trade-secrets, mask works and all other intellectual property rights.

                                 Sch. 1.2 - 6

     "INTERCONNECTION" is As Defined in the Act.

     "INTERCONNECTION ACTIVATION DATE" is as defined in SECTION 2.1.
                                                        -----------

     "INTEREXCHANGE CARRIER" or "IXC" means a carrier that provides interLATA or intraLATA Telephone Toll Services.

     "INTERIM TELECOMMUNICATIONS NUMBER PORTABILITY" OR "INP" is as described in the Act.

     "INTERLATA" is As Defined in the Act.

     "INTRALATA TOLL TRAFFIC" means all intraLATA calls other than Local Traffic calls but including interzone calls.

     "LISTING UPDATE(S)" means information with respect to Customers necessary for Publisher to publish directories under this Agreement in a form and format acceptable to Publisher. For Customers whose telephone service has changed since the last furnished Listing Update because of new installation, disconnection, change in address, change in name, change in non-listed or non-published status, or other change may affect the listing of the Customer in a directory, Listing Updates shall also include information necessary in order for Publisher to undertake initial delivery and subsequent delivery of directories, including mailing addresses, delivery addresses and quantities of directories requested by a Customer. In the case of Customers who have transferred service from another LEC to Focal without change of address, Listing Updates shall also include the Customer's former listed telephone number and former LEC, if available. Similarly, in the case of Customers who have transferred service from Focal to another LEC, Listing Updates shall also include the Customer's referral telephone number and new LEC, if available.

     "LINE INFORMATION DATABASE(S) (LIDB)" means one or all, as the context may require, of the Line Information Databases owned individually by ILECs and other entities which provide, among other things, calling card validation functionality for telephone line number cards issued by ILECs and other entities. A LIDB also contains validation data for collect and third number-billed calls, which include billed number screening.

     "LOCAL ACCESS AND TRANSPORT AREA" or "LATA" is As Defined in the Act.

     "LOCAL EXCHANGE CARRIER" or "LEC" is As Defined in the Act.

     "LOCAL LOOP TRANSMISSION" or "LOOP" means the transmission path which extends from Network Interface Device or demarcation point at a Customer's premises to the Main Distribution Frame or other designated frame or panel in a Party's Wire Center which services the Customer. Loops are defined by the electrical interface rather than the type of facility used.

                                 Sch. 1.2 - 7

     "LOCAL NUMBER PORTABILITY" OR "LNP" means the ability of users of Telecommunications Services to retain, at the same location, existing telephone numbers without impairment of quality, reliability, or convenience when switching from one Telecommunications Carrier to another.

     "LOCAL TRAFFIC" means those calls as defined by Ameritech's local calling area as described in maps, tariffs, or rule schedules filed with and approved by the Commission as of the Effective Date.

     "LOSS" or "LOSSES" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

     "MAIN DISTRIBUTION FRAME" means the distribution frame of the Party providing the Loop used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

     "MAKE-READY WORK" means all work, including rearrangement or transfer of existing facilities or other changes required to accommodate Focal's Attachments.

     "MECAB" refers to the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum
(OBF), which functions under the auspices of the Carrier Liaison Committee
(CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECAB document published by Bellcore as Special Report SR-BDS-000983 contains the recommended guidelines for the billing of an access service provided by two or more LECs, or by one LEC in two or more states within a single LATA.

     "MEET-POINT BILLING" means the process whereby each Party bills the appropriate tariffed rate for its portion of a jointly provided Switched Exchange Access Service.

     "MULTIPLE BILL/SINGLE TARIFF" means that each Party will prepare and render its own meet point bill in accordance with its own tariff for its portion of the switched access service.

     "NETWORK ELEMENT" is As Defined in the Act.

     "NORTH AMERICAN NUMBERING PLAN" or "NANP" means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Pico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

     "NUMBER PORTABILITY" is As Defined in the Act.

     "NXX" means the three-digit code which appears as the first three digits of a seven-digit telephone number.

                                 Sch. 1.2 - 8

      "OBF" means the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS).

     "OCCUPANCY DATE" is as defined in SECTION 12.12.2(E).
                                       ------------------

     "OPTICAL LINE TERMINATING MULTIPLEXOR" or "OLTM" is as defined in
SECTION 3.3.
-----------

     "PARTY" means either Ameritech or Focal, and "PARTIES" means Ameritech and Focal.

     "PHYSICAL COLLOCATION" is As Defined in the Act.

     "PIC" is as defined in SECTION 10.11.4.
                            ---------------

     "PLAN" is as defined in SECTION 8.1.
                             -----------

     "PREMISES" is As Defined in the Act.

     "PRIMARY LISTING" means the single directory listing provided to Customers by Publisher under the terms of this Agreement. Each telephone configuration that allows a terminating call to hunt for an available time among a series of lines shall be considered a single Customer entitled to a single primary listing.

     "PROPRIETARY INFORMATION" is as defined in SECTION 20.1.1.
                                                 --------------

     "PUBLIC SAFETY ANSWERING POINT" or "PSAP" means an answering location for 9-1-1 calls originating in a given area. A PSAP may be designed as Primary or Secondary, which refers to the order in which calls are directed for answering. Primary PSAPs respond first; Secondary PSAPs receive calls on a transfer basis only, and generally serve as a centralized answering location for a particular type of emergency call. PSAPs are staffed by employees of Service Agencies such as police, fire or emergency medical agencies or by employees of a common bureau serving a group of such entities.

     "PUBLISHER" means Ameritech's White Pages Directories publisher.

     "RATE CENTER" means the specific geographic point which has been designated by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Service. The Rate Center is the finite geographic point identified by a specific V&H coordinate, which is used by that LEC to measure, for billing purposes, distance sensitive transmission services associated with the specific Rate Center; provided that a
                                                                --------
Rate Center cannot exceed the boundaries of an Exchange Area as defined by the Commission.

     "RECEIVING PARTY" is as defined in SECTION 20.1.1.
                                        --------------

                                 Sch. 1.2 - 9

      "RECIPROCAL COMPENSATION" is As Described in the Act.

      "REFERRAL ANNOUNCEMENT" is as defined in ARTICLE XVII.
                                               ------------

      "RENEWAL TERM" is as defined in SECTION 21.1
                                      ------------

      "RESALE LISTING(S)" means a list containing the names, the telephone numbers, addresses and zip codes of Customers of Focal within the defined geographic area, except to the extent such Customers of Focal have requested not to be listed in a directory.

      "RESALE SERVICES" is as defined in SECTION 10.1.
                                         ------------

      "RESALE TARIFF" is as defined in SECTION 10.11.2.
                                       ---------------

      "ROUTING POINT" means a location which a LEC has designated on its own network as the homing (routing) point for inbound traffic to one or more of its NPA-NXX codes. The Routing Point is also used to calculate mileage measurements for the distance-sensitive transport element charges of Switched Exchange Access Services. Pursuant to Bellcore Practice BR 795-100-100 (the "RP PRACTICE"), the Routing Point (referred to as the "RATING POINT" in such RP Practice) may be an End Office Switch location, or a "LEC CONSORTIUM POINT OF INTERCONNECTION". Pursuant to such RP Practice, each "LEC CONSORTIUM POINT OF INTERCONNECTION" shall be designated by a common language location identifier (CLLI) code with
(x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, Routing Points associated with each NPA-NXX need not be the same as the corresponding Rate Center, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center; provided
                                                                     --------
only that the Routing Point associated with a given NPA-NXX must be located in the same LATA as the Rate Center associated with the NPA-NXX.

      "SELECTIVE ROUTING" OR "SR" means an E9-1-1 feature that routes an E9-1-1 call from a Control Office to the designated Primary PSAP based upon the identified number of the calling party.

      "SERVICE AGENCY" means the public agency, the State or any local government unit or special purpose district which has the authority to provide police, fire fighting, medical or other emergency services, which has requested the local telephone company to provide an E9-1-1 Telecommunications Service for the purpose of voice-reporting emergencies by the public.

      "SERVICE CONTROL POINT" OR "SCP" is As Defined in the Act.

      "SERVICE LINE" means a telecommunications link from the Central Office terminating at the PSAP.

                                 Sch. 1.2 - 10

      "SIGNALING END POINT" OR "SEP" means a signaling point, other than an STP, which serves as a source or a repository for CCIS messages.

      "SIGNAL TRANSFER POINT" OR "STP" is As Defined in the Act.

      "SUBSEQUENT BILLING COMPANY" OR "SBC" means the Local Exchange Carrier which provides a segment of transport or switching services in connection with Feature Group B or D switched access service. For purposes of this Agreement, Ameritech is initially the SBC.

      "SUNSETTED SERVICES" is as defined in SECTION 10.3.2.
                                            --------------

      "SWITCHED ACCESS DETAIL USAGE DATA" means a category 1101XX record as defined in the EMR Bellcore Practice BR 010-200-010.

      "SWITCHED ACCESS SUMMARY USAGE DATA" means a category 1150XX record as defined in the EMR Bellcore Practice BR 010-200-010.

      "SWITCHED EXCHANGE ACCESS SERVICE" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access Services.

      "SYNCHRONOUS OPTICAL NETWORK" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate, up to 13.22 Gpbs.

      "TECHNICAL REFERENCE SCHEDULE" is the list of technical references set forth in SCHEDULE 2.3.
         ------------

      "TECHNICALLY FEASIBLE POINT" is As Described in the Act.

      "TELECOMMUNICATIONS" is As Defined in the Act.

      "TELECOMMUNICATIONS ACT" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

      "TELECOMMUNICATIONS ASSISTANCE PROGRAM" means any means-tested or subsidized Telecommunications Service offering, including Lifeline, that is offered only to a specific category of subscribers.

      "TELECOMMUNICATIONS CARRIER" is As Defined in the Act.

      "TELECOMMUNICATIONS SERVICE" is As Defined in the Act.

                                 Sch. 1.2 - 11

     "TELEPHONE EXCHANGE SERVICE" is As Defined in the Act.

     "TELEPHONE RELAY SERVICE" means a service provided to speech and hearing-impaired callers that enables such callers to type a message into a telephone set equipped with a keypad and message screen and to have a live operator read the message to a recipient and to type message recipient's response to the speech or hearing-impaired caller.

      "TELEPHONE TOLL SERVICE" is As Defined in the Act.

      "FOCAL DIRECTORY CUSTOMER" is as defined in SECTION 15.1.
                                                  ------------

      "UNAUTHORIZED SWITCHING" is as defined in SECTION 10.11.2(a).
                                                ------------------

      "VIRTUAL COLLOCATION" is As Defined in the Act.

      "WHITE PAGES DIRECTORIES" means directories or the portion of co-bound directories which include a list in alphabetical order by name of the telephone numbers and addresses of telecommunication company customers.

     "WHOLESALE RESALE SERVICES" is as defined in SECTION 10.1.
                                                  ------------

     "WIRE CENTER" means the Premises of a Party which serves as a Routing Point for Switched Exchange Access Service.

                                 Sch. 1.2 - 12

                                  SCHEDULE 2.1
                           IMPLEMENTATION SCHEDULE
                                   Michigan


  LATA    LEC Office CLLI        Focal             Ameritech     Interconnection
                             Interconnection    Interconnection  Activation Date
                              Wire Center         Wire Center
                                 FIWC               (AIWC)
        Tandems

340     DTRTMIBH20T        DTRTMIMDH02         SFLDMIMKDSO      See Note 1

340     PNTCMIM50T         PNTCMIMNH15         SFLDMIMKDSO      "

340     WAYNMIMN20T        WAYNMIMMNH00        SFLDMIMKDSO      "

340     WBFDMIMN20T        SFLDMIMNH13         SFLDMIMKDSO      "


        End Offices

340     ABHGMIMNDSO        ABHGMIMNHOO         SFLDMIMKDSO      See Note 1

340     ANARMIMNDSO        WAYNMIMNHOO         SFLDMIMKDSO      "

340     BITNMIESDSO        NRVLMIMNHOO         SFLDMIMKDSO      "

340     BRHMMIMNDSO        BRHMMIMNHOO         SFLDMIMKDSO      "

340     CKTNMIMNDSO        PNTCMIMNH15         SFLDMIMKDSO      "

340     CMRCMIMNDSO        PNTCMIMNH15         SFLDMIMKDSO      "

340     CNLNMIMNDSO        CNLNMIMNHOI         SFLDMIMKDSO      "

340     DTRTMIVWDSO        DTRTMIBLH23         SFLDMIMKDSO      "

340     DRBRMIDBDSO        DRBRMIFBHO7         SFLDMIMKDSO      "

340     DRBRMIFBDSO        DRBRMIFBH07         SFLDMIMKDSO      "

340     DRBRMIFBDSI        DRBRMIFBH07         SFLDMIMKDSO      "

340     DRBRMIORDSO        DRBRMIFBH07         SFLDMIMKDSO      "

340     DRPLMIDPDSO        PNTCMIMNH15         SFLDMIMKDSO      "

340     FLNTMIMNDSO        PNTCMIMNH15         SFLDMIMKDSO      "

340     FLRKMIFRDSO        DRBRMIFBH07         SFLDMIMKDSO      "

340     HGPKMITSDSO        DTRTMIMDH02         SFLDMIMKDSO      "

340     HOWLMIMNDSO        NRVLMIMNH00         SFLDMIMKDSO      "

                                 Sch. 2.1 - 1

  LATA    LEC Office CLLI        Focal             Ameritech     Interconnection
                             Interconnection    Interconnection  Activation Date
                              Wire Center         Wire Center
                                 FIWC               (AIWC)
340     LIVNMIMNDSO        LIVNMIMNH01      SFLDMIMKDSO         "

340     LNPKMIATDSO        DRBRMIFBHO7      SFLDMIMKDSO         "

340     MTCLMICLDSO        TROYMISMH06      SFLDMIMKDSO         "

340     MTCLMIMNDSO        TROYMIMNH06      SFLDMIMKDSO         "

340     MTCLMINRDSO        TROYMIMNH06      SFLDMIMKDSO         "

340     PLMOMIMNDSO        PLMOMIMNH00      SFLDMIMKDSO         "

340     PTHRMIMNDSO        PNTCMIMNH15      SFLDMIMKDSO         "

340     RMLSMIMNDSO        WAYNMIMNH00      SFLDMIMKDSO         "

340     ROCHMIMNDSO        PNTCMIMNH15      SFLDMIMKDSO         "

340     RSVLMIMNDSO        CNLNMIMNH01      SFLDMIMKDSO         "

340     RYLOMIMNDSO        RYLOMIMNH02      SFLDMIMKDSO         "

340     SFLDMIMNDSO        SFLDMIMNH13      SFLDMIMKDSO         "

340     SFLDMIMNDS1        SFLDMIMNH13      SFLDMIMKDSO         "

340     SFLDMIOKDSO        SFLDMIMNH13      SFLDMIMKDSO         "

340     TAYLMIWKDSO        DRBPMIFBH07      SFLDMIMKDSO         "

340     TRENMIMNDSO        DRBRMIFBH07      SFLDMIMKDSO         "

340     TROYMIMNDSO        TROYMIMNH06      SFLDMIMKDSO         "

340     TROYMISMDSO        TROYMISMH06      SFLDMIMKDSO         "

340     UTICMIMNDSO        ABHGMIMNH00      SFLDMIMKDSO         "

340     WBFDMIMNDSO        SFLDMIMNH13      SFLDMIMKDSO         "

340     WKLKMIMNDSO        NRVLMIMNH00      SFLDMIMKDSO         "

340     WRRNMIMNDSO        WRRNMIMNH01      SFLDMIMKDSO         "

340     WRRNMITLDSO        WRRNMITLH00      SFLDMIMKDSO         "

340     YPSLMIMNDSO        WAYNMIMNH00      SFLDMIMKDSO         "

Note I - Interconnection Activation Date is 150 days from the execution date on the signature block.

                                 Sch. 2.1 - 2

                                  SCHEDULE 2.2

                               BONA FIDE REQUEST

      1. Ameritech shall promptly consider and analyze the submission of a Bona Fide Request that Ameritech provide: (a) Interconnection, access to an unbundled Network Element (including Combinations thereof) not otherwise provided hereunder at the time of such request; (b) an Interconnection or connection to a Network Element that is different in quality to that which Ameritech provides itself at the time of such request; or (c) a customized service for features, capabilities, functionalities or unbundled Network Element not otherwise provided hereunder at the time of such request.

      2. A Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Interconnection, Network Element, Combination and/or customized feature, capability or functionality.

      3. Focal may cancel a Bona Fide Request at any time, but shall pay Ameritech's reasonable and demonstrable costs of processing and/or implementing the Bona Fide Request up to the date of cancellation, except if (i) any processing charges are of the type which are not generally passed on by Ameritech to its retail or resale Customers and (ii) such costs or cost categories representing such charges are not included in the prices Focal pays for the services provided by Ameritech under this Agreement.

      4. Within five (5) Business Days of its receipt, Ameritech shall acknowledge receipt of the Bona Fide Request.

      5. Within thirty (30) days of its receipt of a Bona Fide Request, Ameritech shall provide to Focal a preliminary, analysis of such Interconnection, Network Element, or requested level of quality thereof that is the subject of the Bona Fide Request or customized feature, capability or functionality. The preliminary analysis shall confirm that Ameritech will either offer access to the Interconnection, Network Element, or requested level of quality or will provide a detailed explanation that access to such Interconnection, Network Element, or requested level of quality is not technically feasible and/or that the request does not qualify as an Interconnection, Network Element, or requested level of quality that is required to be provided under the Act. If the receiving Party determines that the Interconnection, Network Element, or requested level of quality that is the subject of the Bona Fide Request is technically feasible and is otherwise required to be provided under the Act, Ameritech shall provide Focal a firm price proposed and availability date for such development ("BONA FIDE REQUEST QUOTE"). For Bona Fide Requests that involve either: (i) combinations of standard offerings or (ii) individual customer arrangements that do not require alterations not otherwise performed for individual customer arrangements, for Ameritech retail customers, Ameritech shall provide a Bona Fide Request Quote within such thirty (30)-day period. For all other Bona Fide Requests, Ameritech shall provide a Bona Fide Request Quote as soon as feasible, but in any event not more than sixty (60) days from the date Ameritech received such Bona Fide Request.

      6. Within thirty (30) days of receipt of the Bona Fide Request Quote, the requesting Party must either confirm its order for such Interconnection or Network Element pursuant to the Bona Fide Request Quote or, if it believes such quote is inconsistent with the requirements of the Act, exercise its rights under SECTION 28.3.
      ------------

      7. Unless Focal agrees otherwise, all prices shall be consistent with the pricing principles of the Act, FCC and/or the Commission.

      8. If a Party to a Bona Fide Request believes that the other Party is not requesting, negotiating,or processing the Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may exercise its rights under SECTION 28.3.
                          ------------

                                 Sch. 2.2 - 1

                                 SCHEDULE 2.3

                         TECHNICAL REFERENCE SCHEDULE

 Unbundled Network Elements
 --------------------------

      Unbundled Loop Transmission
      ---------------------------

      Bellcore TA-NWT-000393
      ANSI T1.413-1995 Specifications
      AM TR-TMO-000122
      AM TR-TMO-000123
      Bellcore TR-NWT-000393
      ANSI T1. 102-1993, American National Standard for Telecommunication -
          Digital Hierarchy - Electrical Interfaces
      Bellcore Technical Requirement TR-NWT-000499, Issue 5, December 1993,
          section 7
      ANSI T1.413-1995
      ANSI TIE 1 Committee Technical report Number 28

      Local Switching
      ---------------

      Bellcore FR-NWT-000064 (Local Switching Systems General Requirements) Bellcore GR-1432-CORE (TCAP)
      Bellcore GR-905-CORE (ISUP)
      Bellcore GR-1429-CORE (Call Management)
      Bellcore GR-1357-CORE (Switched Fractional DS1)
      Bellcore GR-1428-CORE (Toll Free Service)
      Bellcore GR-1597-CORE (Calling Name)
      Bellcore GR-954-CORE (Line Information Database)
      Bellcore GR-2863-CORE (Advanced Intelligent Network)
      GR-1298-CORE, AIN Switching System Generic Requirements
      GR-1299-CORE, AIN Switch-Service Control Point (SCP)/Adjunct Interface
          Generic Requirements
      TR-NWT-001284, AIN 0.1 Switching System Generic Requirements SR-NWT-002247, AIN Release 1 Update
      ANSI standards Q.931, Q.932
      Bellcore TR-NWT-08
      Bellcore TR-NWT-303
      TR-NWT-000393, January 1991, Generic Requirements for ISDN Basic Access
          Digital Subscriber Lines
      Bellcore TR-NWT-303

                                 Sch. 2.3 - 1

      Dedicated and Shared Transport
      ------------------------------

      AM TR-NIS-000111
      AM RT-NIS 000133
      ANSI T1.101-1994, American National Standard for Telecommunications -
           Synchronization Interface Standard Performance and Availability
      ANSI T1.102-1993 American National Standard for Telecommunications -
          Digital Hierarchy - Electrical Interfaces
      ANSI T1.105-1995, American National Standard for Telecommunications -
           Synchronous Optical Network (SONET) - Basic Description including Multiplex Structure, Rates and Formats
      ANSI T1.105.01-1995, American National Standard for Telecommunications -
           Synchronous Optical Network (SONET) - Automatic Protection Switching ANSI T1.105.02-1995, American National Standard for Telecommunications
           - Synchronous Optical Network (SONET) - Payload Mappings
      ANSI T1.105.03-1994, American National Standard for Telecommunications -
           Synchronous Optical Network (SONET) - Jitter at Network Interfaces ANSI T1.105.03a-1995, American National Standard for Telecommunications
           - Synchronous Optical Network (SONET)- Jitter at Network Interfaces
           - DS1 Supplement
      ANSI T1.105.04-1995, American National Standard for Telecommunications -
           Synchronous Optical Network (SONET) - Data Communication Channel Protocols and Architectures
      ANSI T1.105.05-1994, American National Standard for Telecommunications -
           Synchronous Optical Network (SONET) - Tandem Connection
      ANSI T1.106-1988, American National Standard for Telecommunications -
           Digital Hierarchy - Optical Interface Specifications (Single Mode) ANSI T 1.107-1988, American National Standard for Telecommunications -
           Digital Hierarchy - Formats Specifications
      ANSI T 1.107a-1990, American National Standard for Telecommunications -
           Digital Hierarchy - Supplement to Formats Specifications (DS3 Format Applications)
      ANSI T1.107b-1991, American National Standard for Telecommunications
           Digital Hierarchy - Supplement to Formats Specifications
      ANSI T1.117-1991, American National Standard for Telecommunications
           Digital Hierarchy - Optical Interface Specifications (SONET) (Single Mode - Short Reach)
      ANSI T1.119-1994, American National Standard for Telecommunications -
           Synchronous Optical Network (SONET) - Operations, Administration, Maintenance, and Provisioning (OAM&P) Communications
      ANSI T1.119.01-1995, American National Standard for Telecommunications -
           Synchronous Optical Network (SONET) - Operations, Administration, Maintenance, and Provisioning (OAM&P) Communications Protection Switching Fragment
      ANSI T1.119.02-199x, American National Standard for Telecommunications -
           Synchronous Optical Network (SONET) - Operations, Administration, Maintenance, and Provisioning (OAM&P) Communications Performance Monitoring Fragment

                                 Sch. 2.3 - 2

      ANSI T1.231-1993, American National Standard for Telecommunications -
           Digital Hierarchy - Layer 1 In-Service Digital Transmission performance monitoring
      ANSI T1.403-1989, Carrier to Customer Installation, DS1 Metallic Interface
           Specification
      ANSI T1.404-1994, Network-to-Customer Installation - DS3 Metallic
           Interface Specification
      Bellcore FR-440 and TR-NWT-000499, Transport Systems Generic Requirements
           (TSGR): Common Requirements
      Bellcore GR-820-CORE, Generic Transmission Surveillance: DS1 & DS3
           Performance
      Bellcore GR-253-CORE, Synchronous Optical Network Systems (SONET); Common
           Generic Criteria
      Bellcore TR-NWT 000507, Transmission, Section 7, Issue 5 (Bellcore,
           December 1993). (A module of LSSGR, FR-NWT-000064.)
      Bellcore TR-NWT-000776, Network Interface Description for ISDN Customer
           Access
      Bellcore TR-INS-000342, High-Capacity Digital Special Access Service-
           Transmission Parameter Limits and Interface Combinations, Issue 1, February 1991

      Signaling Transfer Points (STPs)
      --------------------------------

      ANSI T1.111.2
      ANSI T1.111.3
      ANSI T1.111.4
      ANSI T1.112
      ANSI T1.112.4
      ANSI T1.118
      ANSI T1.111.6
      ANSI T1.112.5
      GR-2863-CORE, CCS Network Interface Specification Supporting Advanced
           Intelligent Network (AIN)
      GR-2902-CORE, CCS Network Interface Specification (CCSNIS) Supporting
           Toll-Free Service Using Advanced Intelligent Network (AIN)
      Bellcore GR-905-CORE, Common Channel Signaling Network Interface
           Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP)
      Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS)
           Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP)
      ANSI T1.111-1992, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Message Transfer Part (MTP)
      ANSI T1.111A-1994, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Message Transfer Part (MTP)
           Supplement
      ANSI T1.112-1992, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Signaling Connection Control Part
           (SCCP)
      ANSI T1.115-1990, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Monitoring and Measurements for Networks

                                 Sch. 2.3 - 3

      ANSI T1.116-1990, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Operations, Maintenance and Administration Part (OMAP)
      ANSI T1.118-1992, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Intermediate Signaling Network Identification (ISNI)
      Bellcore GR-905-CORE, Common Channel Signaling Network Interface
           Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP)
      Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS)
           Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP)

      Service Control Points (SCPs)/Call-Related Databases
      ----------------------------------------------------

      SR-TSV-002275 (BOC Notes on the Ameritech Networks, SR-TSV-002275, Issue
           2 (Bellcore, April 1994))
      GR-246-CORE, Bell Communications Research Specification of Signaling
           System Number 7, ISSUE 1 (Bellcore, December 1995)
      GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting
           Signaling Connection Control Part (SCCP) and Transaction
           Capabilities Application Part (TCAP). (Bellcore, March 1994)
      GR-954-CORE, CCS Network Interface Specification (CCSNIS) Supporting
           Line Information Database (LIDB) Service 6, Issue 1, Rev. I
           (Bellcore, October 1995)
      GR-1149-CORE, OSSGR Section 10: System Interfaces, Issue 1 (Bellcore,
           October 1995) (Replaces TR-NWT-001149)
      GR-1158-CORE, OSSGR Section 22.3: Line Information Database 6, Issue
           (Bellcore, October 1995)
      GR-1428-CORE, CCS Network Interface Specification (CCSNIS) Supporting
           Toll Free Service (Bellcore, May 1995)
      BOC Notes on Ameritech Networks, SR-TSV-002275, ISSUE 2 (Bellcore, April
           1994)
      GR- 1280-CORE, AIN Service Control Point (SCP) Generic Requirements

      Tandem Switching
      ----------------

      Bellcore TR-TSY-000540, Issue 2R2, Tandem Supplement, 6/1/90
      GR-905-CORE
      GR-1429-CORE
      GR-2863-CORE
      GR-2902-CORE

      Performance Standards
      ---------------------

      Bellcore FR-64, LATA Switching Systems Generic Requirements (LSSGR)

                                 Sch. 2.3 - 4

      Bellcore TR-NWT-000499, Issue 5, Rev 1, April 1992, Transport Systems
           Generic Requirements (TSGR): Common Requirements
      Bellcore TR-NWT-000418, Issue 2, December 1992, Generic Reliability
           Assurance Requirements For Fiber Optic Transport Systems
      Bellcore TR-NWT-000057, Issue 2, January 1993, Functional Criteria for
           Digital Loop Carriers Systems
      Bellcore TR-NWT-000507, Issue 5, December 1993, LSSGR - Transmission,
           Section 7
      Bellcore TR-TSY-000511, Issue 2, July 1987, Service Standards, a Module
           (Section 11) of LATA Switching Systems Generic Requirements (LSSGR, FR-NWT-000064)
      BELLCORE TR-NWT-000393, January 1991, Generic Requirements for ISDN
           Basic Access Digital Subscriber Lines
      Bellcore TR-NWT-000909, December 1991, Generic Requirements and
           Objectives for Fiber In The Loop Systems
      Bellcore TR-NWT-000505, Issue 3, May 1991, LSSGR Section 5, Call
           Processing
      Bellcore LSSGR TR-TSY-000511
      Bellcore TR-NWT-001244, Clocks for the Synchronized Network: Common
           Generic Criteria
      ANSI T1.105 -1995

      Network Interface Device
      ------------------------

      Bellcore Technical Advisory TA-TSY-000120, "Customer Premises or Network
           Ground Wire"
      Bellcore Generic Requirement GR-49-CORE, "Generic Requirements for Outdoor
           Telephone Network Interface Devices"
      Bellcore Technical Requirement TR-NWT-00239, "Indoor Telephone Network
           Interfaces"
      Bellcore Technical Requirement TR-NWT-000937, "Generic Requirements for Outdoor and Indoor Building Entrance"

Interconnection
---------------

     Trunking Interconnection
     -------------------------

     GR-317-CORE, Switching System generic requirements for Call Control
           Using the Integrated Services Digital Network User Part (ISDNUP), Bellcore, February, 1994

     GR-394-Core, Switching System generic requirements for Interexchange
           Carrier Interconnection Using the Integrated Services Digital Network User Part (ISDNUP), Bellcore, February, 1994

      FR-NWT-000064, LATA Switching Systems Generic Requirements (LSSGR),
           Bellcore, 1994 Edition
      ANSI T1. 111
      ANSI T1. 112
      ANSI T1. 113

                                 Sch. 2.3 - 5

     Bellcore GR-905-CORE, Common Channel Signaling Network Interface
           Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP)
     Bellcore GR-1428-CORE, CCS Network Interface Specification (CCSNIS)
           Supporting Toll-Free Service
     Bellcore GR-1429-CORE, CCS Network Interface Specification (CCSNIS)
           Supporting Call Management Services
     Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS)
           Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP)
     ANSI T1.110-1992, American National Standard Telecommunications -
           Signaling System Number 7 (SS7) - General Information;
     ANSI T1.111-1992, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Message Transfer Part (MTP)
     ANSI T1.111 A-1994, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Message Transfer Part (MTP) Supplement
     ANSI T1.112-1992, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Signaling Connection Control Part
           (SCCP)
     ANSI T1.113-1995, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Integrated Services Digital Network
           (ISDN) User Part
     ANSI T1.114-1992, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Transaction Capabilities Application Part (TCAP)
     ANSI T1.115-1990, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Monitoring and Measurements for Networks
     ANSI T1.116-1990, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Operations, Maintenance and Administration Part (OMAP)
     ANSI T1.118-1992, American National Standard for Telecommunications -
           Signaling System Number 7 (SS7) - Intermediate Signaling Network Identification (ISNI)
     Bellcore GR-905-CORE, Common Channel Signaling Network Interface
           Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network
           User Part (ISDNUP)
     Bellcore GR-954-CORE, CCS Network Interface Specification (CCSNIS)
           Supporting Line Information Database (LIDB) Service
     Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC Networks-
           Signaling
     Ameritech Supplement AM-TR-OAT-000069, Common Channel Signaling Network
           Interface Specifications
     Bellcore Standard FR-NWT-000476
     ANSI Standard T1.206

     Electrical/Optical Interfaces
     -----------------------------

     Bellcore Technical Publication TR-INS-000342, High Capacity Digital Special
           Access Service, Transmission Parameter Limits and Interface Combinations;

                              Sch. 2.3 - 6

      Ameritech Technical Publication TR-NIS-000111, Ameritech 0C3, OC12 and
           OC48 Service Interface Specifications; and
      Ameritech Technical Publication AM-TR-NIS-000133, Ameritech 0C3, OC12 and
           OC48 Dedicated Ring Service Interface Specifications.

 Collocation
 -----------

     Bellcore Network Equipment Building Systems (NEBS) standards TR-EOP-000063
           National Electrical Code (NEC) use latest issue
     TA-NPL-000286, NEBS Generic Engineering Requirements for System Assembly
           and Cable Distribution, Issue 2 (Bellcore, January 1989) TR-EOP-000063, Network Equipment-Building System (NEBS) Generic Equipment
           Requirements, Issue 3, March 1988
     TR-NWT-000840, Supplier Support Generic Requirements (SSGR), (A Module of
           LSSGR, FR-NWT-000064), Issue 1 (Bellcore, December 1991) TR-NWT-001275 Central Office Environment Installations/Removal Generic
           Requirements, Issue 1, January 1993
     Institute of Electrical and Electronics Engineers (IEEE) Standard 383, IEEE
           Standard for Type Test of Class 1 E Electrical Cables, Field Splices, and Connections for Nuclear Power Generating Stations
     National Electrical Code (NEC) use latest issue
     TA-NPL-000286, NEBS Generic Engineering Requirements for System Assembly
           and Cable Distribution, Issue 2 (Bellcore, January 1989) TR-EOP-000063, Network Equipment-Building System (NEBS) Generic Equipment
           Requirements, Issue 3, March 1988
     TR-EOP-000151, Generic Requirements for 24-, 48-, 130- and 140- Volt
           Central Office Power Plant Rectifiers, Issue 1 (Bellcore, May 1985) TR-EOP-000232, General Requirements for Lead-Acid Storage Batteries, Issue
           1 (Bellcore, June 1985)
     TR-NWT-000154, General Requirements for 24-, 48-, 130-, and 140- Volt
           Central Office Power Plant Control and Distribution Equipment,
           Issue 2 (Bellcore, January 1992)
     TR-NWT-000295, Isolated Ground Planes: Definition and Application to
           Telephone Central Offices, Issue 2 (Bellcore, July 1992) TR-NWT-000840, Supplier Support Generic Requirements (SSGR), (A Module of LSSGR, FR-NWT-000064), Issue 1 (Bellcore, December 1991)
     TR-NWT-001275, Central Office Environment Installations/Removal Generic
           Requirements, Issue 1, January 1993
     Underwriters' Laboratories Standard, UL 94

                              Sch. 2.3 - 7

                                 SCHEDULE 3.8

               AMERITECH INTERCONNECTION PERFORMANCE BENCHMARKS

1.0   Trunk Provisioning Intervals

      1.1 Number of End Office
          Trunks Per Order Per Day               Interval
          ------------------------               --------
                             1-48                14 days
                             49-96               15 days
                             97+                 Negotiated

      1.2 New Trunk Groups to Tandem(s)          Negotiated
          -----------------------------

2.0   Trunking Grade of Service

      Blocking Standards

          Traffic Type                           Measurement
          ------------                           -----------
      Exchange Access Final Trunk Group Traffic  1/2 of 1% (0.005)
          via Tandems
      All Other Final Trunk Group Traffic        1% (0.01)

3.0  Truck Restoral

          Type of Outage                         Interval
          --------------                         --------
      Service Affecting                          within 1 hour
      Non-Service Affecting                      within 24 hours


The Parties agree that additional Interconnection Performance Benchmarks may be agreed upon by the Implementation Team. However, if any additional Interconnection Performance Benchmarks require a Party to maintain records which it then does not maintain, the Party requesting such new or additional benchmarks shall utilize the Bona Fide Request process with respect to such records.


                              Sch. 3.8 - 1

                             SCHEDULE 3.9

                                 9-1-1 SERVICE

1.0   STANDARD FEATURES

      1.1. Forced Disconnect. Enables the PSAP attendant to release a connection
           -----------------
 on a 9-1-1 call, even if the calling party remains off-hook. The time required to effect the forced disconnect varies as a function of the office type.

      1.2. Default Routing. Default Routing is activated when an incomong 9-1-1
           ---------------
call cannot be selectively routed due to an ANI failure, garbled digits or other causes. Such incoming calls are routed from the 9-1-1 Control Office to a default PSAP if requested by the primary PSAP. Each incoming 9-1-1 facility group to the Control Office is assigned to a designated default PSAP. Default ANI and ALI data is provided when a call is Default Routed to indicate such routing has taken place.

      1.3. Alternate Routing. Alternate Routing allows 9-1-1 calls to be routed
           -----------------
to a designated alternate location if (a) all 9-1-1 Service Lines to the Primary PSAP are busy, or (b) the Primary PSAP closes down for a period (e.g,
                                                                         ---
night service).

      1.4. Central Office Transfer Arrangements:
           ------------------------------------

          1.4.1. Manual transfer enables the PSAP attendant to transfer an incoming call by depressing the switchhook of the associated telephone or the "add" button on the Display and Transfer Unit and dialing either a 10-digit telephone number, a 7-digit telephone number or a 2-digit speed calling code.

          1.4.2. Fixed transfer enables a PSAP attendant to transfer incoming 9-1-1 calls to Secondary PSAPs by use of a single button on the Display and Transfer Unit.

          1.4.3. Selective transfer provides the PSAP with the ability to transfer an incoming call to another responding agency by depressing a single button labeled with the type of agency (e.g., "FIRE") on the Display and
                                        ---
Transfer Unit. Selective transfer is only available when Selective Routing is provided.

2.0   9-1-1 MEET POINTS FOR PRIMARY AND DIVERSE ROUTES

      The point of Interconnection for Focal's Primary and Diverse Routes to the mux/co-location and 9-1-1 Control Offices is at the Ameritech Central Office. Focal shall pay tariff charges for Diverse routes. Focal will be responsible for determining the proper quantity of trunks from its End Office(s) to the Ameritech Central Office(s). Trunks between the Ameritech Central Office and the Ameritech Control Office shall be delivered by Ameritech within twenty (20) Business Days


                              Sch. 3.9 - 1
following order by Focal. Following delivery, Focal and Ameritech will cooperate to promptly test all transport facilities between Focal's network and the Ameritech Control Office to assure proper functioning of the 9-1-1 service.


                                 Sch. 3.9 - 2

                                 SCHEDULE 6.0

                       MEET-POINT BILLING RATE STRUCTURE

A Interstate access - Terminating to or originating from Focal Customers served from an Focal local exchange End Office.

RATE ELEMENT                 BILLING
                                                 COMPANY

CCL                                              Focal
Local Switching                                  Focal
Interconnection charge                           Focal

Local Transport (Tandem) Termination             50% Ameritech
                                                 50% Focal

Local Transport (Tandem) facility                This will calculated based on
                                                 NECA tariff No. 4 filings for
                                                 each Party

Tandem Switching                                 Ameritech
Entrance Facility                                Ameritech

B. Intrastate access - Terminating to or originating from Focal Customers served from an Focal local exchange End Office.

RATE ELEMENT                 BILLING
                                                 COMPANY

CCL                                              Focal
Local Switching                                  Focal
Interconnection Charge                           Focal

Local Transport (Tandem) Termination             50% Ameritech
                                                 50% Focal

Local Transport (Tandem) Facility                This will be caculated based
                                                 on NECA tariff No. 4 filings
                                                 for each Party


                              Sch. 6.0 - 1

Tandem Switching                                 Ameritech
Entrance Facility                                Ameritech


                                 Sch. 6.0 - 2

                                SCHEDULE 9.2.1

                                 LOCAL LOOPS

      Subject to SECTION 1.1 of SCHEDULE 9.5, Ameritech shall allow Focal to
                 -----------    ------------
access the following Loop types (in addition to those Loops available under applicable tariffs) unbundled from local switching and local transport.

      "2-WIRE ANALOG VOICE GRADE LOOP" OR "ANALOG 2W," which supports analog transmission of 300-3000 Hz, repeat loop start, loop reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer) and terminates in a 2-Wire interface at both the central office MDF and the customer premises. Analog 2W includes Loops sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines. Analog 2W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM-TR-TMO-000122, Ameritech Unbundled Analog Loops.

     "4-WIRE ANALOG VOICE GRADE LOOP" or "ANALOG 4W," which supports transmission of voice grade signals using separate transmit and receive paths and terminates in a 4-wire electrical interface at both ends. Analog 4W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM-TR-TMO-000122, Ameritech Unbundled Analog Loops.

     "2-WIRE ISDN 160 KBPS DIGITAL LOOP" or "BRI-ISDN" which supports digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel (2B+D). BRI-ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network (BRI-ISDN) Loop which will meet national ISDN standards and conform to Technical Reference AM-TR-TMO-000123, Ameritech Unbundled Digital Loops (Including ISDN).

     "2-WIRE ADSL-COMPATIBLE LOOP" or "ADSL 2W" is a transmission path which facilitates the transmission of up to a 6 Mbps digital signal downstream (toward the Customer) and up to a 640 kpbs digital signal upstream (away from the Customer) while simultaneously carrying an analog voice signal. An ADSL-2W is provided over a 2-Wire, non-loaded twisted copper pair provisioned using revised resistance design guidelines and meeting ANSI Standard T1.413-1995 and AM TR-TM O-000123. An ADSL-2W terminates in a 2-wire electrical interface at the Customer premises and at the Ameritech Central Office frame. ADSL technology can only be deployed over Loops which extend less than 18 Kft. from Ameritech's Central Office. ADSL compatible Loops are available on1y where existing copper facilities can meet the ANSI T1.413-1995 specifications.


                             Sch. 9.2.1 - 1

      "2-WIRE HDSL-COMPATIBLE LOOP" OR "HDSL 2W" is a transmission path which facilitates the transmission of a 768 Kbps digital signal over a 2-Wire, non-loaded twisted copper pair meeting the specifications in ANSI T1E1 Committee Technical Report Number 28. HDSL compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 and AM-TR-TMO-000123 specifications.

      "4-WIRE HDSL-COMPATIBLE LOOP" OR "HDSL 4W" is a transmission path which facilitates the transmission of a 1.544 Mbps digital signal over two 2-Wire, non-loaded twisted copper pairs meeting the specifications in ANS1 T1E1 Committee Technical Report Number 28 and AM TR-TMO-000123. HDSL compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications.

     "4-WIRE 64 KBPS DIGITAL LOOP" OR "4-WIRE 64 DIGITAL" is a transmission path which supports transmission of digital signals of up to a maximum binary information rate of 64 Kbps and terminates in a 4-Wire electrical interface at both the Customer premises and on the MDF in Ameritech's Central Office. 4-Wire 64 Digital will be provided in accordance with the specifications, interfaces and parameters described in AM-TR-TM-000123.

     "4-WIRE 1.554 MBPS DIGITAL LOOP" OR "1.544 MPBS DIGITAL" is a transmission path which supports transmission of digital signals of up to a maximum binary information rate of 1.544 Mpbs and terminates in a 4-Wire electrical interface at the Customer premises and on the DSX frame in Ameritech's Central Office.
1.544 Mbps Digital will be provided in accordance with the specifications, interfaces and parameters described in AM-TR-TMO-00023.


                             Sch. 9.2.1 - 2

                                SCHEDULE 9.2.2

                 UNBUNDLED ACCESS TO NETWORK INTERFACE DEVICES

     Ameritech's Network Interface Device ("NID") is a Network Element that utilizes a cross-connect device to connect loop facilities to inside wiring.

     Ameritech will permit Focal to connect Focal's loop to the inside wiring of the Customer's premises through Ameritech's NID, where necessary. Focal must establish the connection to Ameritech's NID through an adjoining NID which serves as the network interface or demarcation for Focal's loop.

     Maintenance and control of premises (inside wiring)is under the control of the Customer. Any conflicts between service providers for access to the Customer's inside wire must be resolved by the Customer.


                                  Sch.9.2.2-1

                                SCHEDULE 9.2.3


                             SWITCHING CAPABILITY


1.0 LOCAL SWITCHING. The local switching capability of a Network Element is defined as:

      (1) line-side facilities, which include the connection between a Loop termination at the Main Distribution Frame and a switch line card;

      (2) trunk-side facilities, which include the connection between trunk termination at a trunk-side cross-connect panel and a switch trunk card; and

      (3) all features, functions, and capabilities of the switch available from the specific port type (line side or trunk side port), which include:

                (a) the basic switching function of connecting lines to lines, lines to trunks, trunks to lines, and trunks to trunks, as well as the same basic capabilities made available to Ameritech's Customers, such as a telephone number, white page listing, and dial tone;

                (b) access to operator services, directory assistance and 9-1-1 and

                (c) all other features that the switch provides, including custom calling, CLASS features and Centrex, as well as any technically feasible customized routing functions available from such switch.

When local switching is provided by Ameritech, Focal will receive Customer Usage Data and billing information in accordance with the requirements of SECTION
                                                                    -------
10.16.
-----

2.0  TANDEM SWITCHING

     2.1   The Tandem Switching Capability Network Element is defined as:

     (1) an unbundled Network Element in Ameritech's Class 4 non-TOPS digital Tandem Switches, which includes Interconnection with the trunk at the Tandem Distribution Frame ("TDF") and the Tandem Switch trunk ports.

     (2) the basic switching function of creating a temporary transmission path that connects Focal's trunks to the trunks of Ameritech, IXCs, ICOs, CMRS, and other LECs interconnected to the Tandem Switch.


                                Sch. 9.2.3 - 1

     2.2 Interconnecting trunk types which can be switched include FGB, FGC, FGD and Type II. Signaling support includes Rotary, MF, and SS7 and any signaling conversions between these signaling formats.

     2.3 Variations in Tandem Switching equipment used to provide service in specific locations may cause differences in the operation of certain features.

     2.4 The unbundled Tandem Switching Network Element will provide to Focal all available basic Tandem Switching functions and basic capabilities that are centralized in the Tandem Switch (and not in End Office Switches), including the following functions Ameritech makes available to its Customers:

1. Routing of calls from an inbound trunk to an outbound trunk based on destination digits.

     2 Routing of Equal Access or Operator Service calls from an inbound trunk to an outbound trunk based on the CIC forwarded by the inbound trunk.

     2.5 Translations, screening, blocking, and route indexing are provided if technically feasible under the standard switching translations and screening in use in that switch. A request for translations, screening, blocking, route indexing other than what is available (i.e., features that the switch is capable
                                       ---
of providing) in that switch will be provided where technically feasible as a Bona Fide Request. Ameritech will provide these features if technically feasible and upon agreement by Focal to pay the applicable recurring and nonrecurring costs of developing, installing, providing and maintaining the capability. Variations in the Tandem Switching equipment or translation and screening used to provide service in specific locations may cause differences in the operation of the element.

                             S c h. 9.2.3 - 2

                                SCHEDULE 9.2.4

                      INTEROFFICE TRANSMISSION FACILITIES

      Interoffice Transmission Facilities are Ameritech transmission facilities dedicated to a particular Customer or carrier, or shared by more than one Customer or carrier, used to provide Telecommunications Services between Wire Centers owned by Ameritech or Focal, or between Switches owned by Ameritech or Focal.

1.    Ameritech provides several varieties of unbundled transport facilities:

      1.1. Unbundled dedicated interoffice transport facility ("DEDICATED TRANSPORT") is a dedicated facility connecting two Ameritech Central Offices buildings via Ameritech transmission equipment. In each Central Office building, Focal will Cross-Connect this facility to its own transmission equipment (physically or virtually) Collocated in each Wire Center, or to other unbundled Network Elements provided by Ameritech to the extent the requested combination is technically feasible and is consistent with other standards established by the FCC for the combination of unbundled Network Elements. All applicable digital Cross-Connect, multiplexing, and Collocation space charges apply at an additional cost.

      1.2. "Unbundled dedicated entrance facility" is a dedicated facility connecting Ameritech's transmission equipment in an Ameritech Central Office with Focal's transmission equipment in Focal's Wire Center for the purposes of providing Telecommunications Services.

      1.3. Shared transport transmission facilities ("SHARED TRANSPORT") are a billing arrangement where two (2) or more carriers share the features, functions and capabilities of transmission facilities between the same types of locations as described for dedicated transport in SECTIONS 1.1 and 1.2 preceding and
                                        ------------     ---
share the costs.

2. Ameritech shall offer Interoffice Transmission Facilities in each of the following ways:

     2.1   As a dedicated transmission path (e.g., DS1, DS3, OC3, OC12 and OC48)
                                             ---
dedicated to Focal.

     2.2   As a shared transmission path as described in SECTION 1.3 above.
                                                         -----------

                                Sch. 9.2.4 - 1

3. Where Dedicated Transport or Shared Transport is provided, it shall include (as appropriate):

     3.1. The transmission path at the requested speed or bit rate.

     3.2. The following optional features are available; if requested by Focal, at additional cost:

           3.2. 1. Clear Channel Capability per 1.544 Mpbs (DS1) bit stream.

           3.2.2. Ameritech provided Central Office multiplexing:

                  (a)  DS3 to DS1 multiplexing; and

                  (b) DS1 to Voice/Base Rate/128, 256, 384 Kpbs Transport multiplexing.

     3.3 If requested by Focal, the following are available at an additional cost:

          3.3.1.  1+1 Protection for OC3, OC12 and OC48.

          3.2.2.  1+1 Protection with Cable Survivability for OC3, OC12 and
                  OC48.

          3.3.3.  1+1 Protection with Route Survivability for OC3, OC12 and
                  OC48.

 4.   Technical Requirements.

      This Section sets forth technical requirements for all Interoffice Transmission Facilities:

      4.1. When Ameritech provides Dedicated Transport as a circuit, the entire designated transmission facility (e.g., DS1, DS3, and where available, STS-1) shall be dedicated to Focal designated traffic.

      4.2. Ameritech shall offer Dedicated Transport in all then currently available technologies including, DS1 and DS3 transport systems, SONET Bi-directional Line Switched Rings, SONET Unidirectional Path Switched Rings, and SONET point-to-point transport systems (including linear add-drop systems), at all available transmission bit rates, except subrate services, where available.

      4.3. For DS1 facilities, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office "CI to CO" connections in the applicable technical references set forth under Dedicated and Shared Transport in the Technical Reference Schedule.

      4.4. For DS3 and, where available, STS-1 facilities and higher rate facilities, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office "CI to CO" connections in the applicable

                                Sch. 9.2.4 - 2
 technical references set forth under Dedicated and Shared Transport in the Technical Reference Schedule.

     4.5. When requested by Focal, Dedicated Transport shall provide physical diversity. Physical diversity means that two circuits are provisioned in such a way that no single failure of facilities or equipment will cause a failure on both circuits.

     4.6. When physical diversity is requested by Focal, Ameritech shall provide the maximum feasible physical separation between intra-office and inter-office transmission paths (unless otherwise agreed by Focal).

     4.7. Any request by Focal for diversity shall be subject to additional charges.

     4.8. Upon Focal's request and its payment of any additional charges, Ameritech shall provide immediate and continuous remote access to performance monitoring and alarm data affecting, or potentially affecting, Focal's traffic.

     4.9. Ameritech shall offer the following interface transmission rates for Dedicated Transport:

           4.9.1. DS1 (Extended SuperFrame - ESF, D4, and unframed applications (if used by Ameritech)):

           4.9.2. DS3 (C-bit Parity and M13 and unframed applications (if used by Ameritech) shall be provided):

           4.9.3. SONET standard interface rates in accordance with the applicable ANSI technical references set forth under Dedicated and Shared Transport in the Technical Reference Schedule. In particular, where STS-1 is available, VT 1.5 based STS-Is will be the interface at an Focal service node.

     4.10. Upon Focal's request, Ameritech shall provide Focal with electronic provisioning control of an Focal specified Dedicated Transport through Ameritech Network Reconfiguration Service (ANRS) on the rates, terms and conditions in F.C.C. Tariff No.2.

     4.11. Ameritech shall permit, at applicable rates, Focal to obtain the functionality provided by DCS together with and separate from dedicated transport in the same manner that Ameritech offers such capabilities to IXCs that purchase transport services. If Focal requests additional functionality, such request shall be made through the Bona Fide Request process.


                             Sch. 9.2.4 - 3

                                SCHEDULE 9.2.5

                 SIGNALING NETWORKS AND CALL-RELATED DATABASES

1.0   SIGNALING TRANSFER POINTS.

      A Signaling Transfer Point (STP) is a signaling network function that includes all of the capabilities provided by the signaling transfer point switches (STPSs) and their associated signaling links which enable the exchange of SS7 messages among and between switching elements, database elements and signaling transfer point switches.

1.1. TECHNICAL REQUIREMENTS.

     1.1.1. STPs shall provide access to all other Network Elements connected to Ameritech SS7 network. These include:


            1.1.1.1.     Ameritech Local Switching or Tandem Switching;

            1.1.1.2.     Ameritech Service Control Points/Databases;

            1.1.1.3.     Third-party local or tandem switching systems, and

            1.1.1.4.     Third-party-provided STPSs.

     1.1.2. The connectivity provided by STPs shall ful1y support the functions of all other Network Elements connected to the Ameritech SS7 network. This explicitly includes the use of the Ameritech SS7 network to convey messages which neither originate nor terminate at a Signaling End Point directly connected to the Ameritech SS7 network (i.e., transient messages). When the
                                        ---
Ameritech SS7 network is used to convey transient messages, there shall be no alteration of the Integrated Services Digital Network User Part (ISDNUP) or Transaction Capabilities Application Part (TCAP) user data that constitutes the content of the message.


     1.1.3. If an Ameritech Tandem Switch routes calling traffic, based on dialed or translated digits, on SS7 trunks between an Focal local switch and third party local switch, the Ameritech SS7 network shall convey the TCAP messages that are necessary to provide Call Management features (Automatic Callback, Automatic Recall, and Screening List Editing) between the Focal local STPSs and the STPSs that provide connectivity with the third party local switch, even if the third party local switch is not directly connected to the Ameritech STPSs, based on the routing instruction provided in each message.


                                Sch. 9.2.5 - 1

      1.1.4. STPs shall provide all functions of the MTP as specified in ANSI T1.111. This includes:

             1.1.4.1. Signaling Data Link functions, as specified in
                      ANSI T1.111.2:

             1.1.4.2. Signaling Link functions, as specified in ANSI T1.111.3;
                      and

             1.1.4.3. Signaling Network Management functions, as specified in
                      ANSI T1.111.4.

      1.1.5. STPs shall provide all functions of the SCCP necessary for Class 0 (basic connectionless) service, as specified in ANSI T1.112. In particular, this includes Global Title Translation (GTT) and SCCP Management procedures, as specified in T1.112.4. In cases where the destination signaling point is an Ameritech local or tandem switching system or database, or is an Focal or third party local or tandem switching system directly connected to the Ameritech SS7 network, STPs shall perform final GTT of messages to the destination and SCCP Subsystem Management of the destination. In all other cases, STPs shall perform intermediate GTT of messages to a gateway pair of STPSs in an SS7 network connected with the Ameritech SS7 network, and shall not perform SCCP Subsystem Management of the destination.

      1.1.6. STPs shall also provide the capability to route SCCP messages based on ISNI, as specified in ANSI T1.118, when this capability becomes available on Ameritech STPSs.

      1.1.7. STPs shall provide all functions of the OMAP commonly provided by STPSs. This includes:

             1.1.7.1. MTP Routing Verification Test (MRVT); and

             1.1.7.2. SCCP Routing Verification Test (SRVT).

      1.1.8. In cases where the destination signaling point is an Ameritech local or tandem switching system or database, or is an Focal or third party local or tandem switching system directly connected to the Ameritech SS7 network, STPs shall perform MRVT and SRVT to the destination signaling point. In all other cases, STPs shall perform MRVT and SRVT to a gateway pair of STPSs in an SS7 network connected with the Ameritech SS7 network. This requirement shall be superseded by the specifications for Internetwork MRVT and SRVT if and when these become approved ANSI standards and available capabilities of Ameritech STPSs.

      1.1.9. STPs shall be equal to or better than the following performance requirements:

             1.1.9.1. MTP Performance, as specified in ANSI T1.111.6; and

             1.1.9.2. SCCP Performance, as specified in ANSI T1.1125.


                                Sch. 9.2.5 - 2

1.2.  SIGNALING LINK TRANSPORT.

      1.2.1. Definition. Signaling Link Transport is a set of two (2) or four
(4) dedicated 56 Kbps transmission paths between Focal-designated Signaling Points of Interconnection (SPOI) that provides appropriate physical diversity.

Technical Requirements.

      1.2.2. Signaling Link Transport shall consist of full duplex mode 56 Kbps transmission paths.

      1.2.3. Of the various options available, Signaling Link Transport shall perform the following two (2) ways:


             a) As an "A-link" which is a connection between a switch or SCP and a Signaling Transfer Point Switch (STPS) pair; and

             b) As a "D-link" which is a connection between two (2) STP mated pairs in different company networks (e.g., between two (2) STPS
                                                  ---
             pairs for two Competitive Local Exchange Carriers (CLECs)).

      1.2.4. Signaling Link Transport shall consist of two (2) or more signaling link layers as follows:

             a)   An A-link layer shall consist of two (2) links.

             b)   A D-link layer shall consist of four (4) links.

      1.2.5. A signaling link layer shall satisfy a performance objective such that:

             a) There shall be no more than two (2) minutes down time per year for an A-link layer; and

             b) There shall be negligible (less than two (2) seconds) down time per year for a D-link layer.

      1.2.6. A signaling link layer shall satisfy interoffice and intraoffice diversity of facilities and equipment, such that:

             a) No single failure of facilities or equipment causes the failure of both links in an A-link layer (i.e., the links should be
                                                       ---
             provided on a minimum of two (2) separate physical paths end-to-
             end); and


                                Sch. 9.2.5 - 3

           b) No two (2) concurrent failures of facilities or equipment shall cause the failure of all four (4) links in a D-link layer (i.e., the
                                                                      ---
           links should be provided on a minimum of three (3) separate physical paths end-to-end).

    1.2.7. Interface Requirements. There shall be a DS1 (1.544 Mbps) interface at the Focal-designated SPOI. Each 56 Kbps transmission path shall appear as a DSO channel within the DS1 interface.

    2.1.   TOLL FREE DATABASE SERVICES.

    2.1.1. Call Routing Service. The Call Routing Service provides for the
           --------------------
identification of the carrier to whom a call is to be routed when a toll-free (1+800-NXX-XXXX or 1+888-NXX-XXXX) call is originated by Customer. This function uses the dialed digits to identify the appropriate carrier and is done by screening the full ten digits of the dialed number. The Call Routing Service may be provided in conjunction with a Customer's InterLATA or IntraLATA Switched Exchange Access Service.

      When 800 Call-Routing service is provided, an originating call is suspended at the first switching office equipped with a Service Switching Point
(SSP) component of the SSC/SS7 Network. The SSP launches a query over signaling links (A-links) to the Signal Transfer Point (STP), and from there to the SCP. The SCP returns a message containing the identification of the carrier to whom the call should be routed and the call is Processed.

      Focal's SS7 network is used to transport the query from its End Office to the Ameritech SCP. Once Focal's identification is provided, Focal may use the information to route the toll-free traffic over its network. In these cases, Ameritech Switched Access services are not used to deliver a call to Focal. The toll-free carrier ID data may not be stored for Focal's future use.

      2.1.2. Routing Options. In addition to the toll-free service offerings,
             ---------------
new routing options are offered. These options are purchased by toll-free service providers to allow their clients to define complex routing requirements on their toll-free service. Toll-free routing options allow the service provider's Customer to route its toll-free calls to alternate carriers and/or destinations based on time of day, day of week, specific dates or other criteria. These routing options are in addition to the basic toll-free call routing requirements which would include the toll-free number, the intraLATA carrier, the interLATA carrier and the Area of Service (AOS).

      2.1.3. Carrier Identification. Focal may choose the 800 Carrier
             ----------------------
Identification service to obtain toll-free number screening. With this service, Focal will launch a query to the Ameritech database using its own Service Switching Points (SSPs) network. In contrast to the Call Routing Service described in Section 2.1.1 above, with the 800 Carrier Identification service,
             -------------
no routing is performed.

      2.1.4. Number Administration. Focal, at its option, may elect to use
             ----------------------
Ameritech's toll-free Service which includes toll-free Number Administration Service (NAS). With this service,


                                Sch. 9. 2.5 - 4

Ameritech will perform the Responsible Organization service, which involves interacting, with the national Service Management System (SMS/800), on behalf of the Customer. Responsible Organization services include activating, deactivating and maintaining 800/888 number records as well as trouble referral and clearance. If Focal does not select NAS, Focal will perform the Responsible Organization service.

     2.2.   LIDB DATABASE SERVICE.

     2.2.1. The Line Information Database (LIDB) Query Response Service is a validation database system. It enables Focal to offer alternately billed services to its Customers. The database provides an efficient way to validate calling cards and toll billing exception (TBE) (i.e., restricts a collect or
                                                ---
third-party billed call). Toll fraud protection and reduced call set up expenses are among the benefits of the service.

     2.2.2. Billing information records include the Customer name, phone number security personal identification numbers and third-party acceptance indications. Prior to call completion, a query is launched to the LIDB to determine the validity of the requested billing method. The call is then completed or denied based on the LIDB's response.

     2.3.   CNDS DATABASE SERVICE.

            2.3.1 Caller ID identifies a calling party's telephone number through a switch-based feature installed in Ameritech's Central Office. CNDS is a CCIS/SS7 network based feature that accesses a CNDS database within the LIDB to provide a name associated with the calling party's telephone number. This service is provided using TR 1188 protocol.

            2.3.2 A Customer who subscribes to Caller ID with Name will see the listed name associated with the calling party's telephone line displayed on his/her Caller ID display unit. The telephone number associated with the telephone line of the calling party will also be displayed.

            2.3.3 Ameritech shall charge Focal for the CNDS Database Service in a similar manner to that which Ameritech charges Focal for the LIDB Database Service, including a per query charge.

     2.4    LOCAL NUMBER PORTABILITY.

            2.4.1 Ameritech's provision of LNP will utilize LRN switch software based on requirements developed by the workshop participants and concurred in by the Commission. These requirements are fully compliant with the principles adopted by the FCC in its First Report and Order, CC Docket No. 95-116 (the "Number Portability Order"). The detailed description and technical specifications for the planned LRN implementation can be found in various documents produced by the FCC Local Number Portability workshop.


                                Sch. 9.2.5 - 5

          2.4.2 Ameritech is fully prepared to provide LNP database access to Focal. However, in adopting its Number Portability Order, the FCC referred certain technical and other issues to the North American Numbering Council
     (NANC) and issued a further notice addressing the recovery of costs associated with LNP implementation. Until these activities are concluded, Ameritech cannot finalize product descriptions and rates for access to its LNP database. Nonetheless, Ameritech is willing to begin discussions with Focal to discuss Focal's access to Ameritech's LNP databases in lieu of constructing Focal's own.

     2.5. UNBUNDLED AIN APPLICATION PROCESS.

     2.5.1. The AIN architecture establishes a network infrastructure in which subscriber services can be defined and implemented independent from End-Office Switches. This is accomplished by a combination of SS7 signaling, interfaces between Network Elements and call-state models through which AIN Network Elements interact.

     2.5.2. Ameritech's Unbundled AIN (Advanced Intelligent Network) Applications Access service will be provided on a nondiscriminatory basis and enable Focal (whether it purchases unbundled switching capabilities from Ameritech or owns its own SSP (Service Switching Point)) to offer its Customers AIN services. Ameritech will make available existing AIN retail applications, as well as newly created services that Focal creates via the Ameritech AIN Service Creation Environment (SCE) Access service. Unbundled AIN Applications Access provides for the AIN functionality necessary for the day to day ongoing call processing associated with a specific AIN applications execution. This includes the SS7 transport and SCP processing of the query associated with the specific service.

     2.5.3. Associated with the AIN SCP is a Service Creation Environment (SCE) and a Service Management System (SMS). Ameritech offers access to the Ameritech SMS and SCE capabilities via two (2) AIN offerings: AIN Service Creation Environment Access Service and AIN Service Management System Access Service.

     2.5.4. Carriers will share the common AIN infrastructure components provided by Ameritech, such as a Service Control Point (SCP), a Signaling Transfer Point (STP), Service Management System (SMS), and, if Focal purchases Unbundled Switching from Ameritech, the AIN Service Switching Point (SSP). Focal shall be responsible for assuring the compatibility of its AIN SSP software generics with the Ameritech AIN Applications and SCP software releases. Interconnection of the Focal SSP with the Ameritech SS7 network is required, and can be accomplished in a number of ways.

     2.5.5. Activation of the desired application at the Ameritech SCP requires subscription by both the ordering carrier Focal and the end-user. In general, AIN operations require close cooperation between Ameritech and the requesting Carrier.

                                Sch. 9.2.5 - 6

     2.5.6. The SSP AND SCP vendors provide logical capabilities which Ameritech uses to create each AIN service. The SSP and SCP vendors have no knowledge of the specific AIN Applications that Ameritech has created. Ameritech's AIN deployment is based on AIN 0.1

     3.1.   AIN SERVICE CREATION ENVIRONMENT ACCESS SERVICE.

Access to Ameritech's AIN service creation functionality will be provided in a nondiscriminatory manner to Focal to enable it to create new AIN services on Ameritech's network. If Focal has a new AIN service concept, it can utilize all or some of the features below to obtain a fully functional AIN service. Ameritech will furnish Focal with a list of AIN Applications and the switches on which such applications are available, including the software version of AIN on such switch type. The following is a list of AIN service creation functions available via this service offering:


     3.1.1. Service Concept Description: The description of service idea should detail requirements such as: dialing patterns, information exchange, announcements, voice prompts, expected service management screens and reports, and CPE requirements. The AIN service creation functions made available to Focal must be the same ones Ameritech uses, subject to any third party restrictions Ameritech may be subject to.

     3.1.2. Creation of Technical Specification: Translation of a new service description into a technical specification including engineering requirements for Ameritech's network. The technical specification must detail how the service interacts in the network, translated in network terms, should include any expected/anticipated feature interaction discrepancies, and will include the process flows on how the service traverses the network.

     3.1.3. Service Logic Design: The development of service design from SCP perspective to include Algorithms, Data Structures and Flow Diagrams.

     3.1.4. Service Logic Coding: Development of machine logic in the SCE to include tables, SIBBs, and other elements as necessary.

     3.1.5. Service Logic Testing: Service logic testing isolated within the to SCE to ensure accuracy of compilation and code development and compliance with Ameritech's AIN environment.

     3.1.6. SMS Interface Requirements: Development of Focal SMS interface access including screens, flow-through interface and reports. This is required to allow Focal to activate, update, modify, and administer Customer data associated with the new service.

     3.1.7. Platform Access Logic Configuration: Service specific updates to global infrastructure required to enable new service. Includes modification of the access logic to enable a new service.

     3.1.8. Service Integration Testing (SIL): Intensive laboratory testing of service in conjunction with all Ameritech Switch types and or provider switch types and generics (as

                                Sch. 9.2.5 - 7
necessary) to minimize potential feature interaction conflicts and negative network reactions. Resources must be made available to Focal on a nondiscriminatory basis.

     3.1.9. Network Implementation: Conditioning of the SMS, SCP, SSP, or STP to accept service including network translations, signaling connectivity, dialing plans, and coordination of provisioning process.


     3.1.10. Field Testing: Comprehensive controlled testing in a live switch environment, possibly at Focal's SSP location.

     3.2.    AIN SERVICE MANAGEMENT SYSTEM ACCESS SERVICE.


     3.2.1. Access to Ameritech's AIN service management system functionality will be provided in a nondiscriminatory manner to Focal to enable it to manage AIN services located wholly within Ameritech's network (SCP & SSP) or to manage AIN services where the service logic is located within Ameritech's SCP and the Customer is served from Focal's AIN-compatible SSP. Upon request of Focal, Ameritech shall provide Focal the unbundled AIN Applications Access service product description and a list of existing Ameritech AIN applications.

     3.2.2. The Service Management System (SMS) is the administration system for the service logic and data in the Advanced Intelligent Network (AIN) Service Control Point (SCP). The SMS contains the master copy of service level, subscriber level and subscription level data. The SMS also contains a copy of the service logic.

Logical access to the SMS will be managed by a set of programs designed by Ameritech. These programs provide security for the data that resides on the AIN platforms by allowing user access to only specific data that is appropriate to the customer or carrier. Whether explicitly stated in this document or not, all access to the SMS is managed through these programs. The only exceptions to managed access to SMS functionality are for the Ameritech Network Services organizations that administer the AIN platforms. They require direct access in order to appropriately administer the platforms.

Mediated access to SMS functionality will be provided through interface programs that will be developed for specific services. Focal will have access to all of the data that the service requires in order to administer that service for its Customers. This includes service level, subscriber level, and subscription level data as well as any reports and measurement data that is mutually agreed upon by Ameritech and Focal.

     3.2.3. Service Logic. The SMS receives a copy of the service logic and service management logic from the Service Creation Environment (SCE) system. After population of specific network level and service level data, the SMS downloads a view of the service logic to the designated SCPs. The service management logic remains in the SMS to complement SMS utilities in the monitoring and administration of a specific service.

                                Sch. 9.2.5 - 8

It is required that all of the Service Creation unit testing, System Integration Lab (SIL) testing and Network Deployment Testing has been completed.

It may be necessary for Focal to negotiate timing and supply service specific data before that service can be deployed in the appropriate SCPs. Ameritech, however, is totally responsible for service logic deployment and initial SCP memory load in its network. Focal will receive timing and supply of service specific data in a nondiscriminatory manner.

     3.2.4. Service Administration. Service administration involves the management of service level data which the service logic requires for its execution. SMS supports the management of service specific common data. Any changes to the data representation of the Ameritech network, which impact one or more carrier services will be administered by Ameritech. Other Focal specific or service specific data changes will be identified and administered by Focal.

                                Sch. 9.2.5 - 9

                                SCHEDULE 9.2.6

                     OPERATIONS SUPPORT SYSTEMS FUNCTIONS

1.0 PRE-ORDERING, ORDERING AND PROVISIONING. Ameritech will use the interface described in Section 10.13.2(a) (including the separate interface used for
             ------------------
ordering prior to the first quarter of 1997) for the transfer and receipt of data necessary to perform the pre-ordering, ordering, and provisioning functions (e.g., order entry, telephone number and due date selection). However, the
 ----
Access Services Request (ASR) interface will be used for the transfer of information concerning the Network Elements and Combinations which Focal intends to order in a specific Wire Center ("FOOTPRINT" or "TRUNK SIDE INFORMATION").

2.0  MAINTENANCE AND REPAIR. Ameritech will use the interface described in
SECTION 10.13.3 (A) for the transfer and receipt of data necessary to perform
---------------
the maintenance and repair functions (e.g., trouble receipt and trouble status).
                                      ---

3.0 BILLING. Ameritech will provide appropriate usage data to Focal to facilitate Customer billing with attendant acknowledgments and status reports and exchange information to process claims and adjustments.

                                Sch. 9.2.6 - 1

                                SCHEDULE 9.2.7

                   OPERATOR SERVICES AND DIRECTORY SERVICES

1.0 OPERATOR SERVICES. Operator Services consist of the following services.

      1.1  Manual Call Assistance - manual call processing with operator
           ----------------------
involvement for the following:

           (a) Calling card - the Customer dials 0+ or 0- and provides operator with calling card number for billing purposes.

           (b) Collect - the Customer dials 0+ or 0- and asks the operator to bill the call to the called number, provided such billing is accepted by
                                         --------
     the called number.

           (c) Third number billed - the Customer dials 0+ or 0- and asks the operator to bill the call to a different number than the calling or called number.

           (d) Operator assistance - providing local and intraLATA operator assistance for the purposes of:

                (1) assisting Customers requesting help in completing calls or requesting information on how to place calls;

                (2) handling emergency calls;

                (3) handling credits and coin telephone local refund requests;
                    and

                (4) handling person-to-person calls.

           (e) Operator Transfer Service ("OTS") - calls in which the Customer dials "0", is connected to an Ameritech operator and then requests call routing to an IXC subscribing to OTS. The operator will key the IXC's digit carrier identification code to route the Customer to the requested IXC's point of termination.

           (f) BLV - Service in which operator verifies a busy condition on a line.

           (g) BLVI - service in which operator, after verifying a busy line, interrupts the call in progress.

                                Sch. 9.2.7 - 1

      1.2  Automated Call Assistance - mechanized call processing without
           -------------------------
operator involvement for the following:

           (a) Automated calling card service ("ACCS") - the Customer dials 0 and a telephone number, and responds to prompts to complete the billing, information.

           (b) Automated Alternate Billing Service ("AABS") -

               (1) the Customer dials 0 and a telephone number and responds to prompts to process the call and complete the billing information (Customer branding not currently available).

               (2) ACCS calculates charges, relates the charge to the Customer, and monitors coins deposited before connecting the 1 + intraLATA or interLATA call.

      1.3  Line Information Database ("LIDB") Validation - mechanized queries to
           ---------------------------------------------
a LIDB for billing validation.

      1.4  Database Access - To the extent technically feasible, Ameritech will
           ---------------
provide access to databases used in the provisioning of Operator Services via Focal's Bona Fide Request.

2.0 DIRECTORY ASSISTANCE. Directory Assistance ("DA") service shall consist of the following services.

      2.1  Directory Assistance - those calls in which the Customer dial digits
           --------------------
designated by Focal to obtain Directory Assistance for local numbers located within his/her NPA. Two listings will be provided per call.

      2.2  Branding - the ability to put messages on the front end of a DA call
           --------
that is directly trunked into Ameritech's DA switch.

      2.3  Information Call Completion - provides a Customer who has accessed
           ---------------------------
the DA service and has received a number from the Audio Response Unit ("ARU") the option of having an intraLATA call completed by pressing a specific digit on a touch tone telephone. Information Call Completion is only available to Focal if it direct trunks its DA calls to Ameritech.

      2.4 Upon request, and through a technically feasible arrangement, Ameritech will provide access to databases used in the provisioning of DA via Focal's Bona Fide Request at rates that recover Ameritech's costs of developing, providing and maintaining the service. Such unbundled access to the DA database shall be for the purpose of having Focal's Telephone Exchange Service DA listing in the area placed into Ameritech's DA database, or to enable Focal to read DA listing in the database so that Focal can provide its own DA service.

                                Sch. 9.2.7 - 2

3.0 RATE APPLICATION. Ameritech shall bill Focal the applicable rates on a monthly basis, in accordance with the following methodology.

      3.1 Manual Call Assistance - operator call occurrences multiplied by the
          ----------------------
per call rate. Total call occurrences shall include all processed calls, whether or not they are completed.

      3.2 Automated Call Assistance (ACCS and AABS) - call occurrences
          -----------------------------------------
multiplied by the per call occurrence rate. Total call occurrences shall include all processed calls, whether or not they are completed.

      3.3 LIDB Validation - validation occurrences mulitplied by the LIDB
          ---------------
validation per occurrence rate. Total validation occurrences shall include all validations, whether or not the call is completed. Ameritech will accumulate operator occurrences, automated occurrences, and LIDB validation occurrences via its Operator Services Call Analysis System ("OSCAS"). OSCAS utilizes TOPS AMA recordings to produce monthly summaries of mecahnized and manual call occurrences.

      3.4 BLV - operator call occurrences multiplied by the per call rate. Total
          ---
call occurrences shall include all processed calls whether or not they are completed.

      3.5 BLVI - operator call occurrences multiplied by the per call rate.
          ----
Total call occurrences shall include all processed calls whether or not they are completed.

      3.6 Lost Records. If Ameritech is responsible for lost, destroyed, or
          ------------
mutilated TOPS AMA recordings, Ameritech will not bill Focal for those calls for which there are no records. Likewise, Ameritech shall not be held responsible by Focal for lost revenue. However, if within ninety (90) days, actual data should become available, Ameritech will bill Focal for those calls using actual data.

                                Sch. 9.2.7 - 3

                                SCHEDULE 9.3.4

                                 COMBINATIONS


1.    Unbundled Element Platform with Operator Services and Directory Assistance
      --------------------------------------------------------------------------

Unbundled Loop
Local Switching
Operator Services and Directory Assistance
Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

2.    Loop Combination
      ----------------

Unbundled Loop
Network Interface Device

3.    Switching Combination #1
      ------------------------

Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

                                Sch. 9.3.4 - 1

                                SCHEDULE 9.3.5

               COMBINATIONS AVAILABLE THROUGH BONA FIDE REQUEST

1.    Loop/Network Combination
      ------------------------

Unbundled Loop
Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

2.    Switching Combination #2
      ------------------------

Network Interface Device
Local Switching
Shared Transport
Dedicated Transport
SS7 Message Transfer & Connection Control
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

3.    Switching Combination #3
      ------------------------

Network Interface Device
Local Switching
Operator Systems
Shared Transport
Dedicated Transport
SS7 Message Transfer & Connection Control
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

                                Sch. 9.3.5 - 1

4.    Switched Data Services
      ----------------------

Network Interface Device
Local Switching
Shared Transport
Dedicated Transport
Tandem Switching

5.    Unbundled Element Platform Without Operator Services and Directory
      ------------------------------------------------------------------
      Assistance
      ----------

Unbundled Loop
Local Switching
Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

                                Sch. 9.3.5 - 2

                                 SCHEDULE 9.5

                       PROVISIONING OF NETWORK ELEMENTS

1.0  GENERAL PROVISIONING REQUIREMENTS.

     1.1  Subject to the terms of Article IX, Focal may order and/or request
                                  ----------
          Elements either individually or as Combinations.

     1.2  The Combinations set forth on SCHEDULE 9.3.4 and any additional
                                        --------------
          Combination provided previously hereunder by Ameritech pursuant to the Bona Fide Request process shall be identified and described by Focal so that they can be ordered and provisioned as a Combination and shall not require the enumeration of each Network Element within that Combination on each provisioning order, provided that in each
                                                       --------
          case Focal shall specify on each order the type of service to be provided as well as the engineering and routing characteristics (e.g. redundancy requirements and data transfer rates) Focal
           ---
          requests for such Combination.

     1.3 Focal may order from Ameritech multiple individual Network Elements on a single order without the need to have Focal send an order for each such Network Element if such Network Elements are (i) for a single type of service, (ii) for a single location and (iii) for the same account.

     1.4 Ameritech shall provide provisioning services to Focal Monday through Friday from 8:00 a.m. to 5:00 p.m. CST. Focal may request Ameritech to provide Saturday, Sunday, holiday, and/or off-hour provisioning services. If Focal requests that Ameritech perform provisioning services at times or on days other than as required in the preceding sentence, Ameritech shall quote, within three (3) Business Days of the request, a cost-based rate for such services. If Focal accepts Ameritech's quote, Ameritech shall perform such provisioning services.

     1.5 Ameritech shall provide a Single Point of Contact (each, a SPOC) for ordering and provisioning contacts and order flow involved in the purchase and provisioning of Ameritech's unbundled Network Elements or Combinations. The SPOCs shall provide an electronic interface twenty-four (24) hours a day, seven (7) days a week for all ordering and provisioning order flows. Each SPOC shall also provide to Focal a toll-free nationwide telephone number (operational from 8:00 a.m. to 5 p.m., Monday through Friday) which will be answered by capable staff trained to answer questions and resolve problems in connection with the provisioning of Network Elements or Combinations.

     1.6 Ameritech shall provide to Focal a single point of contact (the "UNBUNDLING ORDERING CENTER") for ordering unbundled Network Elements. A national toll-

                                 Sch. 9.5 - 1
            free number will be provided from 7:00 a.m. to 5:00 p.m. CST, Monday through Friday. This Unbundling Ordering Center is responsible for order acceptance, order issuance, and return of the Firm Order Commitment (FOC) to Focal as specified in this Schedule 9.5.

            In addition, Ameritech shall provide to Focal a single point of contact (the "UNBUNDLING SERVICE CENTER") for all provisioning, maintenance, repair, and cutover coordination. A national toll-free number will be provided from 6:30 a.m. to 12:00 a.m. CST Monday through Friday. Out of hours maintenance questions are handled by a "FOLD DOWN CENTER."

      1.7 Ameritech will recognize Focal as the Customer of Record of all Network Elements and agreed to Combinations ordered by Focal and will send all notices, invoices and pertinent Customer information directly to Focal.

      1.8 Ameritech may not initiate any disconnection or rearrangement of any Focal ordered Element or Combination, except as directed by Focal or as otherwise provided in this Agreement.

      1.9 When requested by Focal, Ameritech will schedule installation appointments with Ameritech's representative on the line with Focal's representative until Focal has access to Ameritech's scheduling system.

      1.10 Ameritech will provide Focal with a Firm Order Confirmation (FOC) for each order, within twenty-four (24) hours of Ameritech's receipt of that order, or within a different time interval agreed upon by the Implementation Team. The FOC must contain an enumeration of Focal's ordered Network Elements or Combination features, options, physical Interconnection, quantity, and Ameritech commitment date for order completion ("COMMITTED DUE DATE"), which commitment date shall be established on a nondiscriminatory basis with respect to installation dates for comparable orders at such time.

      1.11 Upon work completion, Ameritech will provide Focal electronically (unless otherwise notified by Focal) with an order completion per order that states when that order was completed. Ameritech shall respond with specific order detail as enumerated on the FOC and shall state any additional charges (e.g. time and materials charges)
                                                ---
            up to a previously agreed upon limit associated with that order.

                                 Sch. 9.5 - 2

      1.12 Ameritech will perform pre-testing of Network Elements and Combinations in accordance with Ameritech's standards. At Focal's request, Ameritech will make available to Focal on a weekly batch basis any available test and turn-up results in support of the Network Elements or Combinations ordered by Focal. Focal shall be responsible for any costs incurred by Ameritech to provide copies of any available results. If Focal requests Ameritech to provide Focal with any test or turn-up results which Ameritech does not then generate, Focal shall request such results through the Bona Fide Request process.

      1.13 As soon as identified, Ameritech shall provide notification electronically of Focal orders that are incomplete or incorrect and therefore cannot be processed.

      1.14 As soon as identified, Ameritech shall provide notification electronically of any instances when Ameritech's Committed Due Dates are in jeopardy of not being met by Ameritech on any element or feature contained in any order for Network Elements or Combinations. Ameritech shall indicate its new committed due date as soon as such date is available.

      1.15 Within twenty-four (24) hours of Focal's request, Ameritech will perform cooperative testing with Focal (including trouble shooting to isolate any problems) to test Network Elements or Combinations purchased by Focal in order to identify any performance problems.

      1.16  Subject to ARTICLE IX, Network Elements and Combinations will be
                       --------
            provisioned with a combination of customer-specific and bulk orders as specified by Focal.

      1.17 When Focal orders Network Elements or Combinations that are currently interconnected and functional and remain interconnected to the same adjacent Network Elements, such Network Elements and Combinations will remain interconnected and functional without any disconnection or disruption of functionality of such Network Elements. There shall be no charge for such interconnection. Consequently, for Ameritech retail Customers who simply wish to switch their local service providers and keep the same type of service provided through the same equipment, this method of ordering will accomplish this with no physical changes required in the existing Network Elements. Under these circumstances, it shall not be necessary for Focal to collocate equipment in Ameritech Central Offices to connect the unbundled Network Element. If shared Network Elements are used, Ameritech will be responsible for all engineering, provisioning and maintenance of these components to ensure they support the agreed-upon grade of service.

                                 Sch. 9.5 - 3

      1.18  Ameritech shall provide to Focal upon request:

            (a) a list of all services and features technically available from each switch that Ameritech may use to provide Local Switching, by switch CLLI;

            (b) a listing by street address detail, of the service coverage area of each switch CLLI;

            (c) when available, all engineering design and layout information for each Network Element and Combination; provided that Focal
                                                          --------
                shall pay Ameritech for the costs incurred by Ameritech to provide Focal with copies of such information;

            (d) a listing of all technically available functionalities for each
                Network Element or Combination; and

            (e) advanced information on the details and requirement for planning and implementation of NPA splits.

      1.19  Promptly after the Effective Date, /22/ Ameritech shall provide
                                                --
Focal

            an initial electronic copy of the following information:

            (a) Street address verification;
            (b) Switch identification by service address; and
            (c) Switch feature verification.

            Electronic updates to such information shall be provided monthly to Focal as changes are made to such information.

      1.20 For orders of Network Elements (and INP with the installation of a Loop) that require coordination among Ameritech, Focal and Focal's Customer, Focal shall be responsible for any necessary coordination with the Focal Customer.

2.0   UNBUNDLED LOCAL LOOP TRANSMISSION

      2.1   ACCESS TO UNBUNDLED LOCAL LOOPS.

            2.1.1 Focal shall access Ameritech's Unbundled Local Loops via Collocation or in accordance with Article IX of this Agreement at the
                                       ----------
     Ameritech Wire Center where that


_________________________

/22/ Since the terms of this Agreement are the result of Focal's adoption under
 --
     Section 252(i) of the Act of the AT&T Agreement, the Parties agree that the term "Effective Date", for purposes of this SECTION 1.19 OF SCHEDULE 9.5,
                                                 ------------    ------------
     shall mean February 10, 1999.

                                 Sch. 9.5 - 4
     element exists and each Loop shall be delivered to Focal's Collocation by means of a CrossConnection, which shall be an additional charge.

            2.1.2 Ameritech shall provide Focal access to its unbundled Loops at each of Ameritech's Wire Centers. In addition, if Focal requests one or more Loops serviced by Integrated Digital Loop Carrier or Remote Switching technoloy deployed as a Loop concentrator, Ameritech shall, where available, move the requested Loop(s) to a spare, existing physical Loop at no charge to Focal. If, however, no spare physical Loop is available, Ameritech shall within forty-eight (48) hours of Focal's request notify Focal of the lack of available facilities. Focal may then at its discretion make a Bona Fide Request for Ameritech to provide the unbundled Loop through the demultiplexing of the integrated digitized Loop(s). Notwithstanding anything to the contrary in this Agreement, the provisioning intervals set forth in SECTION 2.2.2 of this Schedule and the
                                         -------------
     Ameritech Network Element Performance Benchmarks set forth in SCHEDULE 9.10
                                                                   -------------
     of this Agreement shall not apply to unbundled Loops provided under this
     SECTION 2.1.2.
     -------------

            2.1.3 If Focal orders a Loop type and the distance requested on such Loop exceeds the transmission characteristics as referenced in the corresponding Technical Reference specified below, distance extensions may be requested where technically feasible to meet the specification using such distance extensions and additional rates and charges shall apply as set forth at Item V of the Pricing Schedule.

              Loop Type                     Technical Reference/Limitation

Electronic Key Line                      2.5 miles
ISDN                                     Bellcore TA-NWT-000393
HDSL 2W                                  T1E1 Technical Report Number 28
HDSL 4W                                  T1E1 Technical Report Number 28
ADSL 2W                                  ANSI T1.413-1995 Specification


2.2  PROVISIONING OF UNBUNDLED LOOPS.

     The following coordination procedures shall apply for conversions of "LIVE" Telephone Exchange Services to unbundled Network Elements:

            2.2.1 Focal shall request unbundled Loops from Ameritech by delivering to Ameritech a valid electronic transmittal service order (a "SERVICE ORDER") using the electronic interface described on SCHEDULE
                                                                  --------
     9.2.6. Within twenty-four (24) hours of Ameritech's receipt of a Service
     -----
     Order, Ameritech shall provide Focal the firm order

                                 Sch. 9.5 - 5
      commitment ("FOC") date according to the applicable Ameritech Network Element Performance Benchmarks set forth in SECTION 9.10 of this Agreement
                                                  ------------
      by which the Loop(s) covered by such Service Order will be installed.

            2.2.2 Ameritech shall provision unbundled Loops in accordance with the time frames set forth on SCHEDULE 9.10 or within such other intervals
                                  -------------
     as agreed upon by the Parties.

            2.2.3 Ameritech agrees to coordinate with Focal at least forty-eight
     (48) hours prior to the due date a scheduled conversion date and time (the "SCHEDULED CONVERSION TIME") in the "A.M." (12:00 midnight to 12:00 noon) or "P.M." (12:00 noon to 12:00 midnight) (as applicable, the "CONVERSION WINDOW").

            2.2.4 Not less than one (1) hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "NEW CONVERSION TIME"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

            If Ameritech requests the New Conversion Time, the applicable Line Connection Charge shall be waived; and

            If Focal requests the New Conversion Time, Focal shall be assessed a Line Connection Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

            2.2.5 Ameritech shall test for Focal dial-tone ("DIAL TONE TEST") at Ameritech's MDF for Focal's Virtual Collocated equipment or Physical Collocated equipment during a window not greater than forty-eight (48) hours but not less than eight (8) hours prior to the Scheduled Conversion Time (or New Scheduled Time, as applicable). Ameritech shall perform the Dial Tone Test at no charge until the termination of this Agreement.

            2.2.6 Except as otherwise agreed by the Parties for a specific conversion, the Parties agree that the time interval expected from disconnection of "LIVE" Telephone Exchange Service to the connection of an unbundled Network Element at the Focal Collocation interface point will be sixty (60) minutes or less. If a conversion interval exceeds sixty (60) minutes and such delay is caused solely by Ameritech (and not by a Delaying Event), Ameritech shall waive the applicable Line Connection Charge for such element. If Focal has ordered INP with the installation of a Loop, Ameritech will coordinate the implementation of INP with the Loop conversion during the sixty (60) minute interval at no additional charge.

                                 Sch. 9.5 - 6

            2.2.7 Requests for maintenance or repair of unbundled Loops are initiated using the industry standard "electronic bonding" interface (EBI) and are handled by the Ameritech Unbundling Service Center ("USC"). The USC works with local Ameritech personnel to perform any manual testing that may be required to isolate the trouble.

3.0   NETWORK INTERFACE DEVICE CAPABILITY.

      3.1 Ameritech will provide Focal access to NIDs in a manner that will permit Focal to connect its loop facilities to the Customer's inside wiring through Ameritech's NID, as required. Focal shall establish this connection through an adjoining NID provided by Focal.

      3.2 Due to the wide variety of NIDs utilized by Ameritech (based on Customer size and environmental considerations), Focal may access the Customer's inside wire by any of the following means:


            (a) Where an adequate length of inside wire is present and environmental conditions permit, Focal may remove the inside wire from Ameritech's NID and connect that wire to Focal's NID;

            (b) Enter the Customer access chamber or "side" of "dual chamber" NID enclosures for the purpose of extending a connecterized or spliced jumper wire from the inside wire through a suitable "punch-out" hole of such NID enclosures;

            (c) Enter Ameritech's loop terminal enclosure located at a multiple dwelling unit ("MDU") for the purpose of accessing Customer premises inside wire and extending such wire to Focal's own adjoining NID; or

            (d) Request Ameritech to make other rearrangements to the inside wire terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting party (i.e., Focal, its agent,
                                                         ---
            the building owner or the Customer).

      3.3   If Focal accesses the Customer's inside wire as described in SECTION
                                                                         -------
2.2(D), the time and materials charges will be billed to the requesting party
------
(i.e., Focal, the building owner or the Customer).
 ---

      3.4 In no case shall Focal remove or disconnect Ameritech's loop facilities from Ameritech's NIDs, enclosures, or protectors.

      3.5 In no case shall Focal remove or disconnect ground wires from Ameritech's NIDs, enclosures, or protectors.

      3.6 Maintenance and control of premises wiring (inside wire) is the responsibility of the Customer. Any conflicts between service providers for access to the Customer's inside wire must be resolved by the Customer.

                                 Sch. 9.5 - 7

      3.7 Due to the wide variety of NID enclosures and outside plant environments, Ameritech will work with Focal to develop specific procedures to establish the most effective means of implementing this SECTION 3.0.
                                                        -----------
4.0   UNBUNDLED LOCAL SWITCHING

      4.1   Access to Unbundled Local Switching.
            -----------------------------------

            4.1.1 Focal shall access Ameritech's Unbundled Local Switching via Collocation or in accordance with ARTICLE IX of this Agreement at the
                                        ----------
      Ameritech Wire Center where that element exists and each line-side and/or trunk-side port will be delivered to Focal's Collocation by means of a Cross-Connection, which shall be an additional charge.

            4.1.2 Ameritech shall provide Focal access to its Unbundled Local Switching at each of Ameritech's Wire Centers and will provide Focal all available basic local switching functions and basic capabilities the switch is capable of providing which Ameritech currently makes available to its local Customers, or for which Ameritech OSS functions are capable of provisioning pursuant to a Bona Fide Request.

            4.1.3 Unbundled Local Switching also provides access to additional features and capabilities that the switch has available for activation. Focal has the capability of activating these features on a line-by-line basis via an electronic interface. The additional features available for activation on the basic Unbundled Local Switching include:

                  (a)  vertical features;
                  (b) Custom Calling, Custom Local Area Signaling Service features ("CLASS") features; and
                  (c)  Centrex features.

            4.1.4 Other basic and/or additional capabilities, functions and features that are not then available for activation on the switch may be requested as optional special capabilities. Ameritech will provide these special capabilities if technically feasible and upon Focal's Bona Fide Request. Focal will pay the applicable recurring and nonrecurring costs of developing, installing, providing and maintaining the requested capability.

            4.1.5 Unless already provided by Ameritech as a service offering, and if not, upon Focal's Bona Fide Request, Ameritech will provide any technically feasible customized local routing of traffic through Unbundled Local Switching by class of call (e.g., operator, directory assistance,
                                       ----
     9-1-1, toll, local, etc.). Ameritech will develop and provide any requested customized routing the switch is capable of providing, upon agreement by Focal to pay recurring and nonrecurring costs of developing, installing, updating, providing and maintaining such custom routing.

                                 Sch. 9.5 - 8

            4.1.6 Ameritech provides, on an optional basis, the ability to connect line-side ports and/or trunk-side ports within the same switch with a group of common attributes. An example, is a request for Unbundled Local Switching to provide a Centrex service with intercom calling within the system and with certain common features. The attributes available include intercom calling, group call pick-up, and Automatic Route Selection. Intercom calling is defined as the ability of the line-side ports to call one another by dialing 3-7 digits. Group call pick up is defined as allowing one line-side port to answer a call directed to another line-side port in the same call pick-up group. ARS is defined as the ability to route calls to a specific group of trunk-side ports.

            4.1.7 Ameritech will switch traffic through its local switching element in accordance with Ameritech standard switching translations and screening in use in that switch. The custom routing optional feature enables Focal to specify special routing, by class of call, of some or all traffic incoming into its unbundled local switch using any technically feasible routing capability of that switch. Variations in the End Office switching equipment used to provide service in specific locations may cause differences in the operation of certain features. Special routing capabilities that are not otherwise available (i.e., features that the
                                                    ----
     switch is capable Of providing) will be developed on an individual basis through the Bona Fide Request process and will be installed, updated, maintained and provided following Focal's agreement to pay the applicable costs.

     4.2    PROVISIONING OF UNBUNDLED LOCAL SWITCHING.

     The following coordination Procedures shall apply for conversions of "LIVE" Telephone Exchange Services to unbundled Network Elements:

            4.2.1 Focal shall request Unbundled Local Switching from Ameritech by delivering to Ameritech a valid electronic transmittal service order (a "SERVICE ORDER") using the electronic interface described on SCHEDULE
                                                                  --------
     9.2.6. In addition, pre-ordering functions are supported via electronic
     -----
     data interchange (EDI) format as utilized for Resale Services. Within twenty-four (24) hours of Ameritech's receipt of a Service Order, Ameritech shall provide Focal the firm order commitment ("FOC") date by which the Unbundled Local Switching ports covered by such Service Order will be installed.

               Where connection of the Unbundled Local Switching port(s) to customized routing is required by Focal, the specific custom routing pattern desired must already exist. In those instances where the custom routing pattern does not already exist, Focal may request the development and establishment of such customer routing, pattern via a Bona Fide Request. While the custom routing pattern is being developed, Focal may do one of the following: (a) defer activation of the Unbundled Local Switching port until the routing pattern is established, (b) offer the Customer resale on an interim basis, or (c) convert the existing basic office routing pattern. If Focal elects option (c) and later desires to convert the Unbundled Local Switching port using Ameritech's office routing pattern to a customized routing pattern, an additional Line Connection Charge will apply.


                              Sch. 9.5 - 9

            4.2.2 Ameritech agrees to coordinate with Focal at least forty-eight hours prior to the due date a scheduled conversion date and time (the "SCHEDULED CONVERSION TIME") in the "A.M." (12:00 midnight to 12:00 noon) or "P.M." (12:00 noon to 12:00 midnight) (as applicable, the "CONVERSION WINDOW").

            4.2.3 Not less than one (1) hour prior to the Scheduled
     Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "NEW CONVERSION TIME"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

            If Ameritech requests the New Conversion Time, the applicable Line Connection charge shall be waived; and


            If Focal requests the New Conversion Time, Focal shall be assessed a Line Connection charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

            4.2.4 Except as otherwise agreed by the Parties for a specific conversion, the Parties agree that the time interval expected from disconnection of "LIVE" Telephone Exchange Service to the connection of an unbundled Network Element at the Focal Collocation interface point will be sixty (60) minutes or less. If a conversion interval exceeds sixty (60) minutes and such delay is caused solely by Ameritech (and not by a Delaying Event), Ameritech shall waive the applicable Line Connection Charge for such element.

            If Focal has ordered INP with the installation of a Loop, Ameritech will coordinate the implementation of INP with the Loop conversion during the sixty (60) minute interval at no additional coordination charge (other than the applicable standard service order and line connection charges).

     Ameritech shall provide to Focal equivalent functionality of blocking calls (e.g.,900, 976 and international calls) as provided to Ameritech's retail
      ----
    Customers.

            4.2.5 When ordering a Local Switching Element, Focal may order from Ameritech separate interLATA and intraLATA capabilities (i.e., 2 PICs where
                                                              ---
     available) on a line or trunk basis.

            4.2.6 Unless otherwise directed by Focal and to the extent technically feasible, when Focal orders a Network Element or Combination, all pre-assigned trunk or telephone numbers currently associated with that Network Element or Combination shall be retained without loss of feature capability.


                             Sch. 9.5 - 10

     4.3    Tandem Switching.
            ----------------

            4.3.1 Tandem Switching creates a temporary transmission path between interoffice trunks that are interconnected at a switch for the purpose of routing a call or calls. Unbundled Tandem Switching is ordered using electronic interfaces. Trunk-side ports are ordered using the Access Service Request ("ASR") which provides for electronic ordering based on industry standards adopted through OBF. ASR is the process used as of the Effective Date to order Exchange Access Services. Both pre-ordering and ordering functions and access to associated Operations Support Systems functions are supported electronically through these interfaces.

            4.3.2 Ameritech will service, operate, and maintain the unbundled Tandem Switching for Focal at parity with the service, operation, and maintenance Ameritech provides to itself, its subsidiaries, Affiliates and any other person. Unless requested otherwise, where applicable and technically feasible, Ameritech will provide unbundled Tandem Switching using the same specifications, interfaces, parameters, intervals, procedures and practices it uses to provide comparable Tandem Switching for all other Customers and carriers. Any feature or function existing in the Tandem Switch will be provided to Focal on a non-discriminatory basis. Congestion control and overflow routing will be provided on a non-discriminatory basis.

            4.3.3 Tandem Switching performance will be measured to ensure parity with all other Telecommunications Carriers that are interconnected with Ameritech. Performance will be measured on switching, call recording, and network management controls.

            4.3.4 Switch downtime will be measured through FCC reportable incidents report. CPI Index will be measured calls blocked and customer out of service incidents.

            4.3.5 Electronic Billing Accuracy Centers (EBAC) measures billing errors from the CABS error hold file report. Ameritech employs RAVE/A&T which enables on-line investigation of AMA volumes and will alert EBAC to possible AMA recording failures.

            4.3.6 Congestion Control and overflow criteria are set by the use of NTMOS Surveillance system which polls EDAS and NMA data on call volumes and make busy standards. Ameritech sets automatic thresholds with preplan routing and overflow selection. The system is also monitored via a manual surveillance system early recognition of performance problems.

                             Sch. 9.5 - 11

5.0   INTEROFFICE TRANSMISSION FACILITIES.

      Ameritech shall:

      5.1 Provide Focal exclusive use of Interoffice Transmission Facilities dedicated to Focal, or use of the features, functions, and capabilities of Interoffice Transmission Facilities shared by more than one Customer or carrier, including Focal;

      5.2 Provide all technically feasible transmission facilities, features, functions, and capabilities that Focal could use to provide Telecommunications Services;

      5.3 Permit, to the extent technically feasible, Focal to connect such interoffice facilities to equipment designated by Focal, including Focal's Collocated facilities; and

      5.4 Permit, to the extent technically feasible, Focal to obtain the functionality provided by Ameritech's digital cross-connect systems separate from dedicated transport.

6.0   SIGNALING NETWORKS AND CALL-RELATED DATABASES

      6.1  Signaling, Networks.
           -------------------

           6.1.1 If Focal purchases Switching Capability from Ameritech, Ameritech shall provide access to its signaling work from that switch in the same manner which Ameritech obtains access to such switch itself. In addition, Ameritech shall provide Focal access to Ameritech's signaling network for each of Focal's switches when Focal uses its own switching facilities. This connection shall be made in the same manner as Ameritech connects one of its own switches to an STP. Notwithstanding the foregoing, Ameritech shall not be required to unbundle those signaling links that connect Service Control Points to STPs or to permit Focal to link its own STPs directly to Ameritech's switch or call-related databases.

           6.1.2 If Focal has its own switching facilities, Ameritech shall provide Focal access to STPs to each of Focal's switches, in the same manner in which Ameritech connects one of its own switches to an STP, or in any other technically feasible manner (e.g., bringing an "A" link from
                                                ----
      Focal's switch to Ameritech's STP, or linking Focal's switch to its own STP and then connecting that STP to Ameritech's STP via a "B" or "D"
      link); provided that Ameritech shall not be required to (i) unbundle the signaling link connecting SCPs to STPs, (ii) permit direct linkage of Focal's own STPs to Ameritech's switch or call-related databases or (iii) unbundle an SCP from its associated STP.

           6.1.3 The Parties shall agree upon appropriate mediation facilities and arrangements for the Interconnection of their signaling networks and facilities, as necessary to adequately safeguard against intentional and unintentional misuse of the signaling networks and facilities of each Party. Such arrangements shall provide at a minimum:

                                 Sch. 9.5 - 12

          . Certification that Focal's switch is compatible with Ameritech's SS7 network;

          . Certification that Focal's switch is compatible with Ameritech's AIN SCP;

          . Certification that Focal's switch is compatible with a desired AIN application residing on Ameritech's SCP;

          . Agreement on procedures for handling maintenance and troubleshooting related to AIN services;

          . Usage of forecasts provided by Focal, so that Ameritech can provide suffficient SS7 resources for Focal and all other requesting Carriers;

          . Mechanisms to control signaling traffic at agreed-upon levels, so that Ameritech's SS7 resources can be fairly shared by all requesting carriers;

          . Mechanisms to restrict signaling traffic during testing and certification, as necessary to minimize risks to the service quality experienced by Customers served by Ameritech's network and those of other carriers while compatibility and interconnection items are verified; and

          . Mechanisms to ensure protection of the confidentiality of Proprietary Information of both carriers and Customers.

     6.2   Call-Related Databases.
           ----------------------

           6.2.1 For purposes of switch query and database response through a signaling network, Ameritech shall provide Focal access to its call-related databases, including the Line Information Database, Toll Free Calling database, downstream number portability databases, and Advanced intelligent Network databases by means of physical access at the STP linked to the unbundled database.

           6.2.2 If Focal purchases Unbundled Local Switching, Focal may, upon request, use Ameritech's SCP in the same manner, and via the same signaling links, as Ameritech. If Focal has deployed its own switch, and has linked that switch to Ameritech's signaling system, Focal shall be given access to Ameritech's SCP in a manner that allows Focal to provide any call- related, database-supported services to Customers served by Focal's switch. If the Implementation Team is unable to agree in the Implementation Plan to appropriate mediation mechanisms with respect to access to the AIN SCPs, the Parties shall adopt the mechanisms adopted by the Commission. Ameritech shall provide Focal access to call-related databases in a manner that complies with the CPNI requirements of Section 222 of the Act.

                             Sch. 9.5 - 13

        6.2.3 The Parties shall agree upon appropriate mediation facilities arrangements for the Interconnection of their signaling networks, databases, and associated facilities, as necessary to adequately safeguard against intentional and unintentional misuse of the signaling networks and facilities of each Party. Such arrangements shall provide for at a minimum:

           .   Capabilities to protect each Party's information;

           . Agreements on handling maintenance and troubleshooting related to AIN services;

           . Usage forecasts provided by Focal so that Ameritech can provide sufficient resources for other requesting carriers, and capabilities to ensure that the Parties abide by such forecasts;


           . Procedures to ensure, prior to deployment, that each service will properly operate within Ameritech's network;

           . Procedures to verify proper deployment of each service in the network; and

           . Mechanisms to ensure protection of the confidentiality of proprietary information of both carriers and customers.

      6.3  Service Management Systems.
           --------------------------

           6.3.1 Ameritech shall provide Focal with the information necessary to enter correctly, or format for entry, the information relevant for input into Ameritech's Service Management System ("SMS"). In addition, Ameritech shall provide Focal equivalent access to design, create, test, and deploy Advanced Intelligent Network.

           6.3.2 Access will provided in an equivalent manner to that which Ameritech currently uses to provide such access to itself (e.g.,
                                                                ---
     submitting magnetic tapes if Focal inputs magnetic tapes, or through an electronic interface equivalent to that used by Focal). The Implementation Team shall set forth in the Implementation Plan the terms and conditions relating to such access. If the Implementation Team is unable to agree to appropriate mediation mechanisms with respect to access to the AIN SMSs and SCEs, the Parties shall adopt the mechanisms adopted by the Commission.

           6.3.3 Ameritech shall provide access to its SMS in a manner that complies with the CPNI requirements of Section 222 of the Act.

                             Sch. 9.5 - 14

 7.0  OPERATIONS SUPPORT SYSTEMS FUNCTIONS

      7.1 Ameritech shall provide Focal access to Operations Support Systems functions on or before the dates set forth on the Implementation Schedule.

      7.2 Ameritech shall also provide Focal access to the functionality of any internal gateway systems Ameritech employs in performing the above-listed OSS functions for its own Customers. A "gateway system" means any electronic interface Ameritech has created for its own use in accessing support systems for providing any of the above-listed OSS functions.

 8.0  OPERATOR SERVICES AND DIRECTORY SERVICES.

      8.1 Ameritech shall provide Focal access to Ameritech's Operator Service and Directory Assistance facilities where technically feasible.

      8.2 Ameritech shall provide unbundled Operator Services ("OS") and Directory Assistance ("DA") to Focal in conjunction with Telephone Exchange Service provided to Focal as a purchaser of Resale Services and as an Unbundled Local Switching Network Element or directly as a separate Network Element. A list identifying the NPA/Exchange areas of Ameritech Directory Assistance, and dependent Information Call Completion services will be provided to Focal and will be updated as such DA services are provided in additional NPA/Exchange Areas.

      8.3 Focal will obtain any required custom routing and obtain or provide the necessary direct trunking and termination facilities to the mutually agreed upon meet point with Ameritech facilities for access to unbundled OS and DA services. Focal is responsible for delivering its OS and DA traffic to Ameritech's operator service switch. Specifically, Focal shall deliver its traffic direct from the End Office to the operator service switch location, and there can be no Tandem Switching for OS. The operator service location to which Focal will deliver its OS or DA traffic will be determined by Ameritech based on the existing capacity of its service centers. Ameritech will, if technically feasible, enable Focal to deliver its OS or DA traffic to the operator service switch most closely located to the Focal's NPA/exchange originating the call.

      8.4 Ameritech will provide and maintain the equipment at its OS and DA centers necessary to perform the services under this Agreement, with the goal of ensuring that the OS and DA service meets current industry standards.

      8.5 Ameritech will provide OS and DA in accordance with its then current internal operating procedures and/or standards.

      8.6 Ameritech will maintain a quality of service that will satisfy the standards, if any, established by the Commission having Jurisdiction over the provision of such service. Focal has the right, once annually, to visit each Ameritech owned or subcontracted office upon reasonable notice to Ameritech or with greater frequency by mutual consent of the Parties. Upon request, Ameritech

                             Sch. 9.5 - 15
will provide monthly system results regarding speed of answer, average work time and, for DA only, abandon from queue measurements.

      8.7 Focal is solely responsible for providing all equipment and facilities to deliver OS and DA traffic to the point of Interconnection with Ameritech facilities.

      8.8 Focal will provide and maintain the equipment at its offices necessary to permit Ameritech to perform its services in accordance with the equipment operations and traffic operations which are in effect in Ameritech's DA and OS offices. Focal will locate, construct, and maintain its facilities to afford reasonable protection against hazard and interference.

      8.9 Upon request and to the extent technically feasible, Ameritech will unbundle OS and DA from resellers of its Telephone Exchange Service, and for Focal, so Focal can provide its own OS or DA service or obtain it from a third party. Also, upon request, Ameritech will provide unbundled OS and/or DA as a stand alone unbundled Network Element to Focal. In either case, Focal is required to obtain any required custom routing and to arrange for or provide other facilities, services and Network Elements necessary to deliver its OS and DA traffic to Ameritech's designated office, or to the office of another provider, as applicable.

      8.10 Upon request, and as technically feasible, Ameritech will provide through an electronic interface, unbundled access to its databases used to provide DA and OS for purpose of enabling Focal to provide its own OS or DA service, or as otherwise authorized by the FCC or the Commission. Such unbundled access to DA and OS databases is provided as is technically feasible based upon the facilities, equipment and software involved, and upon agreement by Focal to pay to Ameritech its costs of developing, installing, providing and maintaining such Network Element.

      8.11 Specifically, upon request, Ameritech will provide through an electronic interface, unbundled access to its DA database to permit Focal to have its local exchange directory assistance listings in the areas incorporated into the database, and/or to read the DA listing (with the exception of non-published listing) in that database for the purpose of providing its own DA service. Such unbundled access will be provided in a technically feasible manner based upon the facilities, equipment and software involved, and upon agreement by Focal to pay to Ameritech its costs of developing, installing, providing and maintaining such network element.

      8.12 Access of resellers and Focal to DA and OS of Ameritech, and the DA and OS Network Elements provided hereunder, whether provided on a bundled or unbundled basis, will, as applicable and as feasible, be provided through the standard interfaces, parameters, intervals, service descriptions, protocols, procedures, practices and methods that Ameritech uses for other customers of its DA and OS services. Upon request, Ameritech will, as technically feasible, provide a different quality of service, upon agreement by Focal to pay to Ameritech its costs of developing, installing, maintaining maintaining and repairing access to and provision of the Network Element at such quality of service.

      8.13 Focal will furnish to Ameritech all information necessary for provision of OS and DA. This information, to the extent it is identified as such, shall be treated as Proprietary



                             Sch. 9.5 - 16

Information. For OS this information includes emergency agency phone numbers, rate information (such as mileage bands and operator surcharge information), and originating screening information. Focal will furnish to Ameritech all information necessary for the provision of OS and DA.

            8.13.1 To the extent that Focal does not mirror Ameritech's operator surcharge rates, then Ameritech will, if technically feasible, enter Focal's surcharge rates into Ameritech's rate tables, and will charge Focal for changing those tables at the rates then charged by Ameritech for such service.

            8.13.2 For DA services, Focal will furnish Ameritech ninety (90) days (or such earlier time as the Parties may agree upon) before DA service is initiated details necessary ID to provide that service. This information includes listing information for the areas to be served by Ameritech and network information necessary to provide for the direct trunking of the DA calls.

            8.13.3 Focal will keep these records current and will inform Ameritech, in writing, at least thirty (30) days prior to any changes in the format to be made in such records. Focal will inform Ameritech of other changes in the records on a mutually agreed-upon schedule.

     8.14 Upon request, and as technically feasible, Ameritech will re-brand such OS and DA services based upon Focal's obtaining or providing any required facilities, services, Network Elements and custom routing, and their agreement to pay rates that compensate Ameritech for any costs it incurs in developing, installing, providing and maintaining such rebranded service. For branding of calls, Focal must provide two (2) cassette tapes of an announcement, no longer than three (3) seconds, for installation on each OS and DA switch serving Focal's Customers.

     8.15   Branding: Re-branding is available as follows:
            --------

                (a) Mechanized front-end branding is available for all manual and automated OS calls.

                (b) Mechanized back-end branding is available for automated calling card calls handled via ACCS.

                (c) On mechanized collect and billed-to-third calls, back-end branding is not currently available.

                (1) Such calls can be manually handled and branded.

                (2) If Customer desires mechanized branding, the feature can be installed if Focal pays for feature purchase and installation.

     Normally, OS and DA services, both bundled and unbundled, will be branded with Ameritech's name as the provider of the service. Upon request from Focal, and as technically

                             Sch. 9.5 - 17
feasible, Ameritech will re-brand OS and DA traffic from Focal's telephone exchange lines, or to Focal's unbundled OS or DA network element. Re-Network Element. Re-branded service requires that Focal arrange to have the subject OS or DA traffic delivered to Ameritech's Central Office on separate trunks, which may require that it obtain custom routing, and obtain or provide such trunks and other applicable.

      Re-branding is provided at rates that recover Ameritech's costs of developing, installing, providing and maintaining such service.

      8.16 Focal grants to Ameritech during the term of this Agreement a non-exclusive license to use the DA listings provided pursuant to this Agreement. DA listings provided to Ameritech by Focal under this Agreement will be maintained by Ameritech only for providing DA information, and will not be disclosed to third parties. This section does not prohibit Ameritech and Focal from entering into a separate agreement which would allow Ameritech to provide or sell Focal's DA listing information to third parties, but such provision or sale would only occur under the terms and conditions of the separate agreement.

      8.17 Ameritech will supply Focal with call detail information so that Focal can rate and bill the call. This information excludes rating and invoicing of Customers, unless negotiated on an individual case basis.

                             Sch. 9.5 - 18

                                 SCHEDULE 9.10

                    NETWORK ELEMENT PERFORMANCE ACTIVITIES


A.  Non-DS1 Loops-Standard Intervals
    Volume*                                  Interval
    -------                                  --------
     1-24                                    5 Business Days
    25-48                                    6 Bus!ness Days
    49-96                                    7 Business Days
    97+                                      Negotiated
                          *Number of Loops Per Order Per Day

B.  DS1 Unbundled Local Transport

    1.   Facilities Available                7 Business Days

    2.   Force and Load                      Negotiated Interval
         Not Available

C.  DS3-Unbundled Local Transport            Negotiated Interval

D.  OC-N-Unbundled Local Transport           Negotiated Interval

                             Sch. 9.10 - 1

                                 SCHEDULE 10.1

                           WHOLESALE RESALE SERVICES

The Resale Services provided hereunder by Ameritech are those Telecommunications Services set forth in the Resale Tariff(s). The rates for such Resale Services are set forth in the Resale Tariff(s).

                                Sch. 10.1 - 1

                                SCHEDULE 10.3.1
                 GRANDFATHERED SERVICES AND SUNSETTED SERVICES
                                   MICHIGAN

                             TARIFF MPSC NO. 20 R

  TOPIC                                                  SECTION                     SHEET
  Automatic Voice Connecting Arrangements                    8                         4

  Budget Toll Dialing Service                                9                        15

  Centrex - DS (Digital)                                     5                        38

  Centrex IV                                                 5                         5

  Centrex V                                                  5                        22

  Channels for Key Telephone Systems                         8                         3

  Channels for Television Transmission for Use in           18                        17
  Educational Television Systems

  Channels for Television Transmission - Other Than for     18                         1
  Use in Educational Television Systems

  Circle Calling 30                                          9                        13

  Circle Calling Service                                     9                        16

  Cross Boundary Rate Treatment for Direct High             15                         1
  Capacity Service

  Entrance Facilities                                       15                        90

  Equipment and Miscellaneous Charges (Private Line)        15                       134

  Foreign Telephone Service                                  4                         3

  High Capacity Services                                    15                       144

  Interexchange (Interzone) Channel Charges                 15                        92

  Intraexchange (Intrazone) Channel Charges                 15                       114

  Local Distribution Channel                                15                         4

  Municipal Emergency Reporting Service                      8                         1

  Premiere Service                                           6                         1

  Premiere 2/6 Service                                       6                         3

  Registered Equipment and Circuits (Private Line)          15                        65

  Rotary Business Service                                    4                         8

  Rotary Residence Service                                   4                         8

                                Sch. 10.3.1 - 1

TOPIC                                                     SECTION                         SHEET
Services Involved in Exchange Boundary Revisions            4                              1

Special Protection Equipment                               15                              5

Subvoice Channel Services                                  15                              6

Universal Emergency Number Service (911)                    8                              2

Value Calling Plan                                          9                              4

Value Plus Contract Service                                 9                              1

Wideband Metallic Channel                                  15                              7


                               Sch. 10.3.1 - 2

                                SCHEDULE 10.3.1

                GRANDFATHERED SERVICES AND SUNSETTED SERVICES
                                   MICHIGAN

                                     OTHER

         TOPIC

         Apartment Door Answering Service

         Automatic Identified Outward Dialing (AIOD) Service

         Automatic Intercept Service (A.I.S.)

         Automatic Voice Connecting Arrangements

         Business Interphone Service

         Centrex CO Systems - ESS

         Centrex CO Systems - No. 5X-BAR

         Centrex - DS

         Centrex - General

         Centrex IV

         Centrex V

         Centrex Mate

         Centrex Message Desk Interface

         Centrex - Special Features

         Centrex Station Call Through Test

         Concentrator-Identifier - Four Trunk Capacity

         Home Interphone Service

         Intercom Calling

         Lobby Interphone Service

         Semi-Public Telephone Service

         Time-of-Day Announcement Service

         Two-Way Intercommunications Arrangement

                               Sch. 10.3.1 - 3

         TOPIC

         Value Calling Plan (Sunsetted)

         Voice Calling Service

         WATS

                               Sch. 10.3.1 - 4

                            SCHEDULE 10.9.2

                        RESALE PERFORMANCE BENCH-MARKS

A.  Installation

    1.    Installation Intervals

          a.  POTS

              (1) Percentage Installed on Time

              (2) Installation Interval More Than Six (6) Days

          b.  HICAP: Percentage of Missed Appointments

SUBRATE: Percentage of Missed Appointments

    2.    New Service Failures

          a. POTS:      Percentage of New Service Failures During First Seven
                        (7) Days from Installation Date

          b. HICAP:     Percentage of New Service Failures During First Thirty
                        (30) Days from Installation Date

          c. SUBRATE:   Percentage of New Service Failures During First Thirty
                        (30) Days from Installation Date

B.  Repair

    1.    Time to Repair

          a. POTS:      Percentage of Repairs Not Completed within twenty-four
                        (24) hours

          b. HICAP:     Percentage of Repairs Not Completed within two (2) hours

          c. SUBRATE:   Percentage of Repairs Not Completed within three and
                        one-half (3 1/2) hours

    2.    Percentage of Initial Trouble Reports

    3.    Percentage of Code 4 Troubles

C.  Time to Provide Firm Order Commitment

    1. Switched Services: Percentage of Firm Order Commitments Provided in four (4) days of Date of Order

    2. HICAP Services: Percentage of Firm Order Commitments Provided within twenty-four (24) hours of Time of Order

                              Sch. 10.9.2 - 1

D.  Speed of Answer

    1. Service Center: Percentage of Calls to Service Center made during normal business hours that are answered within ten (10) seconds

    2. Repair Center: Percentage of Calls to Repair Center that are answered within twenty (20) seconds.

    3.    Operator Services: Toll Assistance Speed of answer (seconds).

    4.    Operator Services: Directory Assistance Speed of answer (seconds).

                                Sch. 10.9.2 - 2

                                SCHEDULE 10.9.6

                               CREDIT ALLOWANCES
                                   MICHIGAN

1. In the event of an interruption to the service provided pursuant to any of Sections 3.8, 9.10 or 10.9 by a Party (the "Providing Party") to the other
     ------------  ----    ----
     Party (the "Receiving Party") which is not due to the negligence or willful act of Receiving Party or its Customer, upon notice and application by Receiving Party an allowance will be made for the time interruption continues.

2. The liability of Providing Party for any credit allowance arising out of mistakes, omissions, interruptions, delays, errors or defects in transmission, or failures or defects in facilities furnished by the Providing Party, occurring in the course of furnishing service or other facilities and not caused by the negligence of Receiving Party or of Providing Party in failing to maintain proper standards of maintenance and operation and to exercise reasonable supervision shall in no event exceed an amount equivalent to the proportionate charge to Receiving Party for the period of service during which such mistake, omission, interruption,delay or error or defect in transmission or failure or defect in facilities occurs.

     The services furnished by Providing Party, in addition to the limitation set forth preceding, also are subject to the following limitation:
     Providing Party shall not be liable for any credit allowance arising out of mistakes, omissions, delays, errors or defects in transmission or other injury, including injuries to persons or property from voltages or currents transmitted over the service of Providing Party (a) caused by Receiving Party or Receiving Party Customer-provided equipment (except where a contributing cause is the malfunctioning of a Providing Party connecting arrangement, in which event the liability of the Providing Party shall not exceed an amount equal to a proportional amount of Providing Party billing for the period of service during which such mistake, omission, interruption, delay, error, defect in transmission or injury occurs), or
     (b) not prevented by Receiving Party or Receiving Party Customer-provided equipment but which would have been prevented had Providing Party-provided equipment been used.

3. When the lines of other telecommunication providers or facilities of other persons are used in establishing connections to points not reached by the Providing Party's lines, the Providing Party is not liable for any act or omission of the other provider or persons.

                               Sch. 10.9.6 - 1

                               SCHEDULE 10.11.1

                   FORM OF REPRESENTATION OF AUTHORIZATION

    Focal hereby represents to Ameritech, for purposes of obtaining a Customer's Customer Proprietary Network information ("CPNI") or for placing an order to change or establish a Customer's service, that it is a duly certificated LEC and that it is authorized to obtain CPNI and to place orders for Telephone Exchange Service (including Resale Service) upon the terms and conditions contained herein.

1. With respect to requests for CPNI regarding prospective Customers of Focal, Focal acknowledges that it must obtain written or electronic authorization in the form of a signed letter, tape-recorded conversation, password verification, or other means ("DOCUMENTATION OF AUTHORIZATION") which explicitly authorizes Focal to have access to the prospective Customer's CPNI. The Documentation of Authorization must be made by the prospective Customer or the prospective Customer's authorized representative. In order to obtain the CPNI of the prospective Customer, Focal must submit to Ameritech the Documentation of Authorization. If Focal cannot provide applicable Documentation of Authorization, then Ameritech shall not provide CPNI to Focal.

2. If Focal has already obtained Documentation of Authorization for the Customer to place an order for Telephone Exchange Service for the Customer, Focal need not submit Documentation of Authorization to obtain the Customer's CPNI.

3. With respect to placing a service order for Telephone Exchange Service (including Resale Services) for a Customer, Focal acknowledges that it must obtain Documentation of Authorization which explicitly authorizes Focal to provide Telephone Exchange Service to such Customer. The Documentation of Authorization must be made by the prospective Customer or Customer's authorized representative. Focal need not submit the Documentation of Authorization to process a service order. However, Focal hereby represents that it will not submit a service order to Ameritech unless it has obtained appropriate Documentation of Authorization from the prospective Customer and has such Documentation of Authorization in its possession.

4. The Documentation of Authorization must clearly and accurately identify Focal and the prospective Customer.

5. Focal shall retain all Documentation of Authorization in its files for as long, as Focal provides Telephone Exchange Service to the Customer, or for as long as Focal makes requests for information on behalf of the Customer.

6. Focal shall make Documentation of Authorization available for inspection by Ameritech during normal business hours. In addition, Focal shall provide Documentation of Authorization for Customers or prospective Customers to Ameritech upon request.

6282481.4

                             Sch. 10. 11. 1 - I

7. Focal is responsible for, and shall hold Ameritech harmless from, any and all Losses (as defined in that certain Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated as of January 29, 1997 by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc. on behalf of and as agent for Ameritech Michigan and Focal Communications Corporation of Michigan, (the "INTERCONNECTION AGREEMENT") resulting from Ameritech's reliance upon Focal's representations as to its authority to act on behalf of a Customer or prospective Customer in obtaining CPNI or placing a service order for Telephone Exchange Service.

8. If Focal falls to repeatedly and materially abide by the procedures set forth herein, Ameritech reserves the right to insist upon the submission of Documentation of Authorization for each Customer in connection with a request for a service order.

9. This Representation of Authorization shall commence on the date noted below and shall continue in effect until the termination or expiration of the Interconnection Agreement.

     Dated this _______ day of _____ 199.

FOCAL COMMUNICATIONS CORPORATION OF MICHIGAN

By:_______________________________
Title:____________________________
Printed Name:_____________________

                               Sch. 10.11.1 - 2

                            SCHEDULE 10.12.6

                     LAW ENFORCEMENT INTERFACES

1.0  INTRODUCTION.

     Consistent with Applicable Law, it is necessary for Focal and Ameritech to provide interface requirements to allow Focal to use a standard set of procedures for meeting the requirements of applicable law enforcement agencies ("LAW ENFORCEMENT PROCESS"). The Law Enforcement Process will enable Focal to provide identical services to its Customers. These services include Annoyance Call Bureau, wire intercept, wire trap, wire trace, fraud control, physical security and subpoena management.

2.0  LAW ENFORCEMENT.

    Definition - The Law Enforcement Process assures that Focal (as a reseller of Resale Services) is in total compliance with law enforcement requirements related to providing local Services to its Customers. Ameritech (switch owner or access provider) agrees to support law enforcement requirements as provided by the CALEA.

3.0  ANNOYANCE CALL BUREAU.

     3.1 Definition - Ameritech Annoyance Call Bureau (AACB) conducts investigations to help determine who the unwanted callers are after victims receive annoying calls and files an official complaint with the local law enforcement agency. Annoying calls are: threatening, harassing, obscene, prank, hang-ups, unwanted sales pitches, and survey calls. The information obtained will only be released to the local law enforcement agency.


     3.2 When Focal must initiate a wire trap or trace as a result of its customer receiving an annoying call (e.g., threatening, harassing, obscene,
                                     ----
prank, hang-ups, unwanted sales pitches, and survey calls), the following operational interfaces should occur:

          3.2.1. Focal (the reseller) shall inform its Customer that they must file a formal complaint with the local police department and obtain agency's name, officer's name and case or report number.

          3.2.2. Focal shall contact Ameritech Annoyance Call Bureau on behalf of its Customer and provide the required information to initiate trap or call trace.

          3.2.3 The AACB shall conduct investigations to determine who the unwanted caller is, work with local police departments to gather evidence: and even testify in court on behalf of Focal Customers who have received annoying calls. AACB will build case for and establish trap for twenty-one
     (21) days. Focal shall contact the AACB (21) days. Focal shall contact the AACB to renew the trap beyond twenty-one (21) days.

                             Sch. 10.12.6 - 1

          3.2.4. The AACB shall provide to Focal a toll free number which will be accessible daily Monday through Friday from 8:00 a.m. - 5:00 p.m.

          3.2.5. For non-emergency (not life threatening) situations, Focal shall advise its Customer to contact its local Law Enforcement Agency and to provide Focal with required information to initiate a trap or call trace. Focal will contact AACB during standard operating hours to establish a case. For emergency (life threatening) situations, Focal shall inform its Customer to contact its local Law Enforcement Agency and this Agency will contact Ameritech to initiate a trap or call trace.

          3.2.6. Additionally, for emergency situations, Ameritech corporate security will provide Focal representatives with an emergency security contact number.

          3.2.7. Focal's Customer must contact Focal with the dates and times of the unwanted calls. Focal shall fax the dates and times of the unwanted calls to the Annoyance Call Bureau.

          3.2.8. At the end of the tracing investigation (twenty-one (21)-day period), Ameritech Annoyance Call Bureau shall send written confirmation to Focal informing Focal of the disposition of the case (i.e., successful or
                                                           ----
     non-successful). All evidence obtained on a successful case will be forwarded to the local law enforcement agency that Focal provided to the AACB. Focal shall inform its Customer of the results of the investigation.

          3.2.9. If Focal Customers call Ameritech to initiate an annoying call report, report, Ameritech shall advise the person receiving the annoying or harassing to call Focal.

4.0  WIRE INTERCEPT.

     4.1. Definition - Requests from law enforcement agencies to conduct a form of electronic or mechanical eavesdropping where, upon court order, law enforcement officials surreptitiously monitor phone calls (e.g. conversations or
                                                           ----
data) of Focal Customers.

     4.2. Operational Interface Requirements - The Law Enforcement Agency local police department or government organization) shall serve Ameritech with a court order, authorizing Ameritech to conduct a wire intercept on the Focal Customer line.

5.0  PEN REGISTER (DIAL NUMBER RECORDER).

     5.1. Definition - Requests from law enforcement agencies to conduct a "form" of identifying calls dialed by Focal Customers in local Exchange Areas. A pen register is a mechanical device that records the numbers dialed or pulsed on a telephone by monitoring the electrical impulses caused when the dial on the telephone is released. A pen register does not overhear oral communications and does not indicate whether calls are actually completed; thus, there is no recording or monitoring of the conversations.

                             Sch. 10.12.6 - 2

     5.2. Operational Interface Requirements - See Wire Intercept Section 4.1.

6.0 TRACE.

     6.1. Definition - A form of electronic identification of calling numbers, where, upon consent from the Focal Customer (via Focal) or court order, law enforcement officials request a record of calling numbers to the premises of the Focal Customer.

     6.2. Central Office Features - Call Trace is an advanced custom calling feature which provides Focal direct line Customers the ability to activate the feature by dialing a designated code. This will automatically trace the telephone number of the line used for the last call received by the Customer. The traced number will not be provided to the Customer, but will be provided to law enforcement officials.

7.0  SUBPOENA MANAGEMENT.

     7.1. Definition - The law enforcement process initiated to compel the production of certain specific documents (e.g., Customer information, name,
                                          ----
address, service type, call usage records, etc.) relevant to a legal proceeding, are made and make them readily retrievable by local police departments, government organizations, and attorneys. Other legal demands require the capability to honor other legal process demands (e.g., establishment of dialed
                                                 ----
number recorders, wire intercepts, & trace services, etc.)

     7.2. Operational Interface Requirements - The law enforcement agency (e.g.,
                                                                           ----
local police department, government organization, or attorney) shall serve Ameritech an original subpoena naming Ameritech in its court document for requests for Customer information (see above definition). Ameritech shall forward call trace information to the law enforcement agency for inquiries regarding Focal Customers. If the law enforcement agency serves Focal the original subpoena, Focal shall forward a copy of the original subpoena to Ameritech and advise the law enforcement agency to re-send an original subpoena naming Ameritech in its court document. Ameritech shall notify Focal of the resolution of the investigation. However, Ameritech shall only provide the results of the investigation to the proper law enforcement agency.

     7.3. Operations Interface Requirements for calls originating from a long distance carrier, computer, fax machine, pay phones, and telemarketing calls to Focal's Customers are pending further discussions with Ameritech.

                             Sch. 10.12.6 - 3

                                SCHEDULE 10.13

                         RESALE MAINTENANCE PROCEDURES

     By the end of Contract Month 1, /23/ the Implementation Team shall agree
                                      --
upon the processes to be used by the Parties for maintenance of Resale Services. These processes will address the implementation of the requirements of this
SCHEDULE 10.13.
--------------

     1. Ameritech shall provide repair, maintenance, and testing, for all Resale Services in accordance with the terms and conditions of this SCHEDULE
                                                                    --------
10.13.
-----

     2. Ameritech technicians shall provide repair service that is at least equal in quality to that provided to Ameritech Customers; trouble calls from Focal Customers shall receive response time priority that is at parity to that of Ameritech Customers and shall be based on trouble severity, regardless of whether the Customer is an Focal Customer or an Ameritech Customer.

     3. Ameritech shall provide Focal with the same scheduled and non-scheduled maintenance, including required and recommended maintenance intervals and procedures, for all Resale Services provided to Focal under this Schedule that it currently provides for the maintenance of its own network. Ameritech shall provide Focal notice of any scheduled maintenance activity which may impact Focal's Customers on the same basis it provides such notice to its subsidiaries, Affiliates, other resellers and its retail Customers. Scheduled maintenance shall include such activities as switch software retrofits, power tests, major equipment replacements, and cable rolls.

     4. Ameritech shall provide notice of non-scheduled maintenance activity that may impact Focal Customers. Ameritech shall provide maintenance as promptly as possible to maintain or restore service and shall advise Focal promptly of any such actions it takes.

     5. If service is provided to Focal Customers before an EI is established between Focal and Ameritech, Focal will transmit repair calls to Ameritech repair bureau by telephone.

     6. Ameritech repair bureau, including the EI to be established pursuant to the Implementation Plan, shall be on-line and operational twenty-four (24) hours per day, seven (7) days per week except when preventative maintenance and software revisions require an out-of-service condition. Ameritech will provide Focal a twenty-four (24) hour advanced notification of such out-of-service conditions.



__________________________

/23/   Since the terms of this Agreement are the result of Focal's adoption
 --
       under Section 252(i) of the Act of the AT&T Agreement, the Parties agree that the term "Contract Month 1", for purposes of this SCHEDULE 10.13,
                                                              --------------
       shall expire on February 28, 1999.

                              Sch. 10.13 - 1

     7. Ameritech shall provide progress reports and status-of-repair efforts to Focal upon request, and at a frequency interval to be determined by Focal. Ameritech shall inform Focal of restoration of Resale Service after an outage has occurred.

     8. Maintenance charges for premises visits by Ameritech technicians shall be billed by Focal to its Customer, and not by Ameritech. The Ameritech technician shall, however, present the Customer with unbranded form detailing the time spent, the materials used, and an indication that the trouble has either been resolved or that additional work will be necessary, in which case the Ameritech technician shall make an additional appointment with the Customer. The Ameritech technician shall obtain the Customer's signature when available upon said form, and then use the signed form to input maintenance charges into Ameritech's repair and maintenance database.

     9. Dispatching of Ameritech technicians to Focal Customer premises shall be accomplished by Ameritech pursuant to a request received from Focal. The EI established between the Parties shall have the capability of allowing Focal to receive trouble reports, analyze and sectionalize the trouble, determine whether it is necessary to dispatch a service technician to the Customer's premises, and verify any actual work completed on the Customer's premises.

Critical or Expedited Troubles.
-------------------------------

     Upon receiving a referred trouble from Focal, the Ameritech technician will offer a dispatch appointment and quoted repair time dependent upon Ameritech's force-to-load condition. Ameritech's maintenance administrators will override this standard procedure on a non-discriminatory basis, using the same criteria as Ameritech uses to expedite intervals for itself and its subsidiaries, Affiliates and retail Customers. If Ameritech will be unable to meet an Focal expedited request, Ameritech will notify Focal and Focal will have the option to implement the escalation process described in the Implementation Plan.





                              Sch. 10.13 - 2

Disaster Recovery

The Implementation Plan will establish a process for disaster recovery that addresses the following:

Events affecting Ameritech's network, work centers and operational support systems;

Establishing and maintaining a single point of contact responsible for disaster recovery activation, statusing and problem resolution during the course of a disaster and restoration;

Procedures for notifying Focal of problems, initiating restoration plans and advising Focal of the status of resolution;

Definition of a disaster; and

Equal priority, as between Focal Customers and Ameritech Customers, for restoration efforts, consistent with FCC Service Restoration guidelines, including, without limitation, deployment of repair personnel, and access to spare parts and components.

                              Sch. 10.13 - 3

                               SCHEDULE 10.13.2

           SERVICE ORDERING AND PROVISIONING INTERFACE FUNCTIONALITY

Electronic interfaces will provide Focal with the ability to:

     a) Obtain, during sales discussions with a Customer, access to the following Ameritech Customer service record data in a manner which is transparent to the Customer:

          .   Billing, telephone number/name/address
          .   Service Location Address
          .   Working telephone number(s) on the account
          .   Existing service and features
          .   Blocking
          .   CLASS Features
          .   Telephone Assistance Programs, Telephone Relay Service and similar services indicator
          .   Special Exemption Status indicator
          .   Directory Listing Information
          .   Information necessary to identify the IntraLATA toll provider and
              InterLATA provider, as applicable.

     b)   Obtain information on all features and services available;

     c)   Enter the Focal Customer order for all desired features and services;

     d) Assign a telephone number (if the Focal Customer does not have one assigned);

     e)   Establish the appropriate directory listing;

     f)   Determine if a service call is needed to install the line or service;

     g)   Schedule dispatch and installation, if applicable;

     h)   Provide installation dates to Customer;

     i) Order local intraLATA toll service and enter Focal Customer's choice of primary interexchange carrier on a single, unified order; and

     J)   Suspend, terminate or restore service to an Focal Customer.

Ameritech will support four (4) transaction types; Assume; Change; New; and Delete, as described in Ameritech's Electronic Service Guide, which is based on TCIF Customer Service, Issue 5.



                             Sch. 10.13.2 - 1

Notwithstanding the foregoing, Focal shall be entitled to place orders to transfer a Customer to Focal without identifying the specific features and services being subscribed by such Customer at the time of the request ("MIGRATION-AS-IS"). Furthermore, if a Customer requests changes to its features and/or such service at the time of transfer, as part of a request for Migration-As-Is, Focal need only specify the features and/or services which are to change. However, unless agreed to by Ameritech, Migration-As-Is will not include any service subscribed which is not a Telecommunications Service.

Critical or expedited orders:

Focal may request that the standard interval for provisioning will be expedited if Ameritech's standard intervals do not meet the Focal Customer's requested due date. Orders will be expedited by Ameritech on the same basis as it expedites orders for itself and its subsidiaries, Affiliates and retail Customers. If Ameritech will be unable to meet an Focal expedite request, Ameritech will notify Focal and Focal shall have the option to implement the escalation process to be defined in the Implementation Plan.





                               Sch. 10.13.2 - 2

                                SCHEDULE 12.9.1

                    PHYSICAL COLLOCATION SPACE RESERVATION

     Space for Physical Collocation may be reserved on the following basis:

     1. Focal may reserve additional space in an Ameritech Central Office in which it has (or is ordering) for Physical Collocation for permitted telecommunications-related equipment.

     2. A reservation may be maintained only by the payment of a non-recurring charge to defray the administrative costs of the reservation system ("RESERVATION CHARGE").

    3. The reservation can be made for an amount of space no greater than the amount of active Physical Collocation space being utilized (or ordered) for Interconnection with and/or access to the Network Elements of Ameritech by Focal in the particular Central Office.

    4. The reservation takes a priority based on the time at which it is made.

    5. In the case of an order for Physical Collocation in an office in which all the unoccupied space is covered by reservations, all reservations will be prioritized. The holder(s) of the lowest priority reservation(s) which, when considering all higher priority reservations, still represent(s) available space sufficient to fill the order for Physical Collocation ("OPTION PARTY") will be given the option of "enforcing" or relinquishing its (their) reservation(s).

          In this case, an Option Party may enforce its reservation by payment of the recurring Physical Collocation floor space charge otherwise applicable to the reservation space (in lieu of the nonrecurring Reservation Charge). The reservation will be maintained until the Physical Collocation arrangement in that office is terminated or the reservation is terminated, whichever comes first. A new reservation may be activated by payment of the Reservation Charge, but it will take a new priority based on the time of reactivation. If an Option Party decides to enforce its reservation in this manner, the holder(s) of the reservation(s) with the next higher priority will be given the option of enforcing or relinquishing its (their) reservation(s).

    If an Option Party declines to enforce its reservation as indicated above, the reservation is relinquished. A new reservation may be activated by payment of the Reservation Charge, but it will take a new priority based on the time of reactivation.

     6. The holder of a valid reservation may place an order for Physical Collocation for the reserved space at any time. If there is sufficient unoccupied space to accommodate the order after subtracting space covered by reservations of higher priority, the order will be processed. If there is insufficient space to accommodate the order after subtracting space covered by reservations of higher priority and which have been enforced, the holder may maintain its reservation as set forth in Section 5 above.

                              Sch. 12.9.1 - 1

    7. In a Central Office, Ameritech may reserve space on the following conditions.

    . The amount of space must be the least amount of space reasonably necessary for the provision of a communications-related service -- including Interconnection and the provision of unbundled Network Elements. Except for space reserved for switch (including Tandem Switches and STPs) conversion and growth and for augmentation and conversion of mechanical and electrical support systems and building infrastructure, the reserved space must reasonably be anticipated to be used in three (3) years.

    . The total amount of space reserved cannot exceed the amount of space Ameritech is currently using in the Central Office.

    . Ameritech will impute an amount equal to the reservation charge to the appropriate operations for which the space is reserved.

    8. Ameritech shall enforce its reservation in the same manner in which Focal and other collocating Telecommunicating Carriers shall be required to enforce its reservations. In that case, Ameritech will impute the floor space charge to the operations for which the space is reserved.

                                Sch. 12.9.1 - 2

                                SCHEDULE 12.9.3

                         COLLOCATION CAPACITY PLANNING

    By the end of Contract Month 3, /24/ Focal and Ameritech shall jointly
                                     --
develop a planning process for meeting Focal's space and intraoffice facility requirements which shall include the procedures to be followed for the Focal quarterly forecast of anticipated additional power requirements.


__________________

/24/  Since the terms of this Agreement are the result of Focal's adoption under
 --
      Section 252(i) of the Act of the AT&T Agreement, the Parties agree that the term "Contract Month 3", for purposes of this SCHEDULE 12.9.3, shall
                                                        ---------------
      expire on April 30, 1999.

                                Sch. 12.9.3 - 1

                                SCHEDULE 12.12

                         DELIVERY OF COLLOCATED SPACE

1.0 DELIVERY OF PHYSICAL COLLOCATION SPACE

    1.1 Upon receiving the written notification of the availability of Collocation space from Ameritech, Focal shall send written verification that it still requires each Collocation space requested on Focal's application for which space is available. This written notification is Focal's firm order for service for each Collocation space requested. Subject to SECTION 1.3 below, Focal's
                                                 -----------
written notification shall be accompanied by Focal's payment of forty percent (40%) of all applicable Central Office Build Out ("COBO") fees (the "INITIAL COBO PAYMENT"). COBO modifications and additions to space described in the proposal will not begin until the Initial COBO Payment has been paid. Delayed payment of the Initial COBO Payment may delay the actual service date.

    1.2 So long as Focal has a satisfactory credit rating with Ameritech for the twelve (12) month period preceding the date of Focal's request for Collocation pursuant to SECTION 12.12, Focal shall pay the COBO charges as follows:
            -------------

    Initial COBO Payment:                              40% of COBO charges

    Delivery by Ameritech of confirmation
    that construction of space is fifty percent
    (50%) complete:                                    40% of COBO charges

    Completion of space conditioning:                  20% of COBO charges

If Focal's credit rating is not satisfactory within the aforementioned period, Focal shall pay the COBO charges in accordance with the provisions of Ameritech's applicable tariff.

    1.3 If Focal's credit rating is not satisfactory within the aforementioned period, Focal shall pay the COBO charges in accordance with the provisions of Ameritech's applicable tariff.

2.0 ADDITIONAL RULES AND REGULATIONS APPLICABLE TO PHYSICAL COLLOCATION SPACE

    Physical Collocation will be provided subject to the following provisions:

    2.1 Focal will be responsible for any extraordinary costs incurred by Ameritech to prepare the Collocation space for the installation of Focal's equipment and for extraordinary costs to maintain the Collocation space for Focal's equipment on a going-forward basis. Extraordinary costs may include costs for such items as asbestos removal, fire suppression system or containment, modifications or expansion of cable entry facility, increasing the DC power system infrastructure capacity, increasing the capacity of the standby AC system or the existing commercial power facility, conversion of non-Collocation space, compliance with federal and state requirements or other modifications required by local ordinances. Ameritech will charge for these costs on a time-sensitive or time-and-materials basis.

                                Sch. 12.12 - 1

An estimate of such costs plus contribution will be provided to Focal prior to commencing such work. Extraordinary costs will only be billed to Focal if such costs have been authorized by Focal. Ameritech must advise Focal if extraordinary costs will be incurred within ten (10) Business Days from the initial walkthrough. Otherwise, Focal will not be responsible for such costs. Extraordinary costs do not include costs associated with maintenance and upkeep of the building.

    At the initial walkthrough referred to in SECTION 12.12.2(b), Ameritech
                                              ------------------
shall provide to Focal a written proposal which covers Focal's requirements for the space and details the associated requirements and the applicable charges required to meet Focal's specific request and the expected service date. Focal shall acknowledge acceptance of the charges in the written proposal by signing it and returning a copy to Ameritech. Upon receipt of Focal's signed proposal, Ameritech will begin the work and charge Focal for the actual time and material needed to complete the modifications plus a reasonable contribution. In no case will actual charges exceed those estimated by more than ten percent (10%).

    2.2 Focal will be responsible for notifying Ameritech of any significant outages of Focal's equipment which could impact any of the services offered by Ameritech, and provide estimated clearing time for restoration.

    2.3 Focal is responsible for coordinating with Ameritech to ensure that services are installed in accordance with the service request.

    2.4 Focal is responsible for testing, if necessary, with Ameritech to identify and clear a trouble when the trouble has been sectionalized (isolated) to an Focal-provided service.

    2.5 Before beginning delivery, installation, replacement or removal work for equipment and/or facilities located within the Collocation space, Focal shall obtain Ameritech's written approval of Focal's proposed scheduling of the work in order to coordinate use of temporary staging areas and other building facilities. Ameritech may request additional information before granting approval and may require scheduling changes. Focal must submit written plans for equipment to be installed in the Collocation space prior to commencing installation.

    2.6 Ameritech has the right to inspect Focal's completed installation of equipment and facilities and to make subsequent and periodic inspections of the customer's equipment and facilities occupying a Collocation space and associated entrance conduit and riser space. If Focal is found to be in non-compliance with the terms and conditions of this Schedule, Focal must modify its installation to achieve compliance. Ameritech will notify Focal in advance of such inspections, and Focal shall have the right to be present at the time of the inspection.

3.0 DELIVERY OF VIRTUAL COLLOCATION SPACE

    3.1 Ameritech shall allow periodic inspections of Virtual Collocation space where Focal equipment is located.

                                Sch. 12.12 - 2

     3.2 Ameritech shall ensure that all applicable alarm systems (e.g., power)
                                                                   ----
that support Focal equipment are operational and the supporting databases are accurate so that equipment that is in alarm will be properly identified.

     3.3 See Tariff F.C.C. No. 2, Section 16.3.

                                Sch. 12.12 - 3

                                SCHEDULE 12.15

                              COMMON REQUIREMENTS

     The following requirements are applicable to both Physical and Virtual
Collocation:

     1. Ameritech shall provide to Focal any intraoffice facilities that Focal requests and that Ameritech provides by tariff or contract to any carrier.

     2. Ameritech shall allow for a Fiber Meet arrangement between the Parties' networks and facilities at the DS0, DS1, DS3, OC3, OC12 and OC48 rates pursuant to mutual agreement of the Parties.

     3. Focal may provide basic telephone service with a connection jack for the Collocated space.

     4. Ameritech shall provide adequate lighting, ventilation, power, heat, air conditioning, and other environmental conditions for Focal's space and equipment. These environmental conditions shall comply with Bellcore Network Equipment-Building System (NEBS) standards TR-EOP-000063 or other standards upon which the Parties may mutually agree.

     5. Ameritech shall provide access, where available, to eyewash stations, shower stations, bathrooms, and drinking water within the Collocated facility on a twenty-four (24) hours per day, seven (7) days per week basis for Focal personnel and its designated agents.

     6. Ameritech shall provide all ingress and egress of fiber cabling to Focal Collocated spaces in compliance with Focal's request for cable diversity. The specific level of diversity required for each site or Network Element will be provided in the request for Collocation. Focal will pay any additional costs incurred by Ameritech to meet any special diversity requirements of Focal which are beyond those normally provided by Ameritech.

     7. Ameritech shall provide Focal with written notice five (5) Business Days prior to those instances where Ameritech or its subcontractors may be performing nonemergency work that may affect the Collocated space occupied by Focal or the AC and DC power plants that support Focal equipment. Ameritech will inform Focal by telephone or any emergency-related activity that Ameritech or its subcontractors may be performing that may affect the Collocated space occupied by Focal or the AC and DC power plants that support Focal equipment. Notification of any emergency-related activity shall be made as soon as practicable after Ameritech learns that such emergency activity is necessary but in no event longer than thirty (30) minutes after such time. By the end of Contract Month 3/25/ the Implementation Team will agree upon the process for
                 --
the notification required by this Section (the "EMERGENCY NOTIFICATION PROCESS"). To the extent that the Emergency Notification Process requires Ameritech to incur additional costs, Focal shall reimburse Ameritech for such costs.

__________________

/25/     Since the terms of this Agreement are the result of Focal's adoption
 --
         under Section 252(i) of the Act of the AT&T Agreement, the Parties agree that the term "Contract Month 3", for purposes of this SECTION 7
                                                                      ---------
         OF SCHEDULE 12.15, shall expire on April 30, 1999.
         -----------------

                                Sch. 12.15 - 1

     8. Focal shall not be required by Ameritech to relocate its equipment during the Initial Term or any Renewal Term. If Focal, at Ameritech's request, agrees to relocate its equipment, then Ameritech shall reimburse Focal for any and all costs reasonably associated with such relocation.

     9. Should Ameritech sell or lease a Central Office or any portion thereof to a third person during the Initial Term or any Renewal Term, Ameritech shall require such third person to comply fully with the applicable terms and conditions of this Agreement as they relate to such third person.

    10. Power as referenced in this SCHEDULE 12.15 refers to any electrical
                                    ---------------
power source supplied by Ameritech for Focal equipment. It includes all superstructure, infrastructure, and overhead facilities, including cable, cable racks and bus bars. Ameritech will supply power to support Focal equipment at equipment specific DC and AC voltages as mutually agreed upon by the Parties. Ameritech shall supply power to Focal at parity with that provided by Ameritech to itself or to any third person. If Ameritech performance, availability, or restoration falls below industry standards, Ameritech shall bring itself into compliance with such industry standards as soon as technologically feasible.

    11. Subject to space limitations and Focal's compliance with the applicable request process and payment requirements of this Agreement, Ameritech shall provide power to meet Focal's reasonable needs for placement of equipment, Interconnection, or provision of service.

    12. Both Focal's power equipment and Ameritech power equipment supporting Focal's equipment shall comply with all applicable state and industry standards (e.g., Bellcore, NEBS and IEEE) or manufacturer's equipment power requirement
 ----
specifications for equipment installation, cabling practices, and physical equipment layout.

    13. Ameritech will provide Focal with written notification within ten (10) Business Days of any scheduled AC or DC power work or related activity in the collocated facility that poses a reasonable risk of cause an outage or any type of power disruption to Focal equipment located in the Ameritech facility. Ameritech shall provide Focal prompt notification by telephone of any emergency power activity.

    14. Power plant alarms shall adhere to Bellcore Network Equipment-Building System (NEBS) standards TR-EOP-000063.

    15. Cabling shall adhere to Bellcore Network Equipment-Building System
(NEBS) standards TR-EOP-000063.

    16. Ameritech shall provide Lock Out Tag Out and other electrical safety procedures and devices in accordance with OSHA or industry guidelines.

    17. Ameritech shall within ten (10) Business Days after the initial walkthrough provide Focal with a copy of any existing drawings showing Focal's proposed Collocation space and any related Ameritech facilities, and provide information relating to measurements for necessary Focal cabling which are not obtainable from the drawings. Any copies of drawings shall be redacted so as not to provide proprietary information of other carriers. So long as Ameritech charges other

                                Sch. 12.15 - 2

Telecommunications Carriers for the foregoing drawings and information, Focal shall reimburse Ameritech for the costs, if any, incurred by Ameritech to provide Focal with the foregoing drawings and information.

                                Sch. 12.15 - 3

                                SCHEDULE 12.16

          ADDITIONAL REQUIREMENTS APPLICABLE TO PHYSICAL COLLOCATION

    The following additional requirements shall be applicable to Physical Collocation only:

    1. Subject to space limitations and Focal's compliance with the applicable request process and payment requirements for the space, Ameritech shall provide space, as requested by Focal, to meet Focal's needs for placement of equipment necessary for Interconnection and access to Network Elements.

    2. Ameritech shall allow requests for contiguous space in increments of 100 ft /2/ if the space is not subject to outstanding requests by other Telecommunications Carriers.

    3. Other than reasonable security restrictions, Ameritech shall place no restriction on access to the Focal Collocated space by Focal's employees and designated agents. Such space shall be available to Focal designated agents twenty-four (24) hours per day each day of the week. In no case should any reasonable security restrictions be more restrictive than those Ameritech places on its own personnel or independent contractors.

    4. For each building in which Collocated space is provided and upon request by Focal for that building, Ameritech will, at its option, either certify that the building complies with all applicable environmental, health and safety regulations or complete an Environmental, Health & Safety Questionnaire provided by Focal. Focal may provide this questionnaire with its request for Collocation and Ameritech shall return it or the applicable certification to Focal within ten (10) Business Days after Ameritech's receipt thereof.

    5. Ameritech shall permit Focal to install, on equipment node enclosures, an intrusion alarm that can be remotely monitored by Focal's work center, provided, however, that no such Focal-installed equipment shall interfere with
-----------------
the existing use of the Central Office.

    6. Ameritech shall construct the collocated space in compliance with Focal's request for Collocation for cable holes, ground bars, doors, and convenience outlets as such are requested by Focal at prices to be determined.

    7. Focal shall not require advance approval from Ameritech to make improvements or alterations to the Collocated equipment configuration that are not substantial and do not require additional power.

    8. Central Office power supplied by Ameritech into the Focal equipment area shall be supplied in the form of fused power feeds from Ameritech's main power distribution board to Focal's BDFB located in the designated Focal equipment area. The power feeders (cables) shall efficiently and

                                Sch. 12.16 - 1
economically support the requested quantity and capacity of Focal equipment. The termination location shall be as mutually agreed upon by the Parties.

    9.  Ameritech power equipment supporting Focal's equipment shall:

    (a) Provide appropriate Central Office ground, connected to a ground electrode located within the Focal collocated space, at a level above the top of Focal's equipment plus or minus two (2) feet to the left or right of Focal's final request; and

    (b) Provide feeder capacity and quantity to support the ultimate equipment layout for Focal equipment upon completion of the equipment node construction in accordance with Focal's request for Collocation.

    10. Ameritech shall within ten (10) Business Days after the initial walkthrough provide Focal with (i) documentation submitted to and received from contractors for any work being done on behalf of Focal that will be billed as extraordinary expenses; and (ii) a parallel installation sequence.

    11. Ameritech shall secure external access to the Physical Collocation space in its Premises in the same or equivalent manner that Ameritech secures external access to spaces that house Ameritech's equipment.

    12. Ameritech shall within (30) days of the Effective Date provide to Focal
(i) work restriction guidelines related to any restrictions on the manner in which an Focal contractor can perform work on Ameritech's Premises and (ii) a list of Ameritech technical guidelines applicable to the collocation of equipment in Ameritech's Premises. Focal acknowledges that it is responsible to order such technical guidelines at its cost and expense. Ameritech will notify Focal in a timely manner of any changes to such work restriction and technical guidelines.

                                Sch. 12.16 - 2

                                SCHEDULE 16.10

                            3D AND CONDO AGREEMENTS


None.





                                Sch. 16.10 - 1

                                SCHEDULE 30.19

                           PRE EXISTING ARRANGEMENTS


None.




                                Sch. 30.19 - 1

                        PRICING SCHEDULE -- MICHIGAN/1/


               ITEM I -- EMERGENCY NUMBER SERVICE ACCESS (ENSA)

See Exhibit PS-I


                      ITEM II -- RECIPROCAL COMPENSATION

A. End Office Local Termination                   $.004053 per minute

B. Tandem Switching                               $.000698 per minute

C. Tandem Transport Termination                   $.000260 per minute

D. Tandem Transport Facility Mileage              $.000006 per minute, per mile


                   ITEM III -- INFORMATION SERVICES TRAFFIC

Information Services Billing and Collection:      $0.03 per message


                         ITEM IV -- BLV/BLVI TRAFFIC

A. Busy Line Verification (BLV):                  $0.613 per use

B. Busy Line Verification Interrupt (BLVI):       $0.753 per use
   (in addition to BLV charge)


______________

/1/ Certain of the rates, charges and prices contained in this Pricing Schedule have been established by the Commission pursuant to its July 14, 1997 and January 28, 1998 orders (collectively, the "Rate Order") in MPSC Case No. U-11280 (the "Permanent Rate Docket"). If the Commission determines that the rates, charges and prices set forth herein are inconsistent with the Commission's decision in the Permanent Rate Docket, either Party shall, upon written notice to the other Party, have the right to include or substitute rates, charges and prices that confirm to the Permanent Rate Docket. Notwithstanding anything to the contrary in this Agreement, including Section 29.3. if the Commission, a court or other tribunal
               -------------
     of competent jurisdiction issues an order or decision modifying the Rate Order (a "Modifying Order"), either Party shall, upon written notice to the other Party, have the right to require that this Agreement be amended to reflect such Modifying Order and such amended or new rates, charges or prices shall be effective as if such rates, charges and prices were originally established in the applicable Rate Order.

                     ITEM V -- UNBUNDLED NETWORK ELEMENTS

A.  Unbundled Loop Rates

    1.  Recurring Rates


                                                     Monthly Rates
                                                     Access Area/2/
                                                                 -
                                                   A       B       C
                                                 ------  ------  ------
        2-Wire Analog

            Basic                                $ 9.43  $12.02  $14.86

            Ground Start                         $10.17  $13.21  $15.89

            Electronic Key Line                  $14.63  $20.40  $22.08

        4-Wire Analg                             $22.46  $30.05  $34.90

        Digital

            ISDN                                 $11.22  $14.92  $17.35

            4-wire 64 Kbps                       $60.29  $60.24  $60.06

            4-wire 1.544 Mbps                    $92.88  $71.06  $64.58

            2-wire ADSL/HDSL
            Compatible                           $ 9.43  $12.02  $14.86

            4-wire HDSL Compatible               $22.46  $30.05  $34.90

        Cross-Connect Charge (additional,
        per cross-connect):

            2-wire                               $ 0.17

            4-wire                               $ 0.34

            6-wire                               $ 0.51

            8-wire                               $ 0.68

            DS1                                  $ 0.46


_____________

/2/  "Access Area" is as defined in Ameritech's applicable tariffs for business
 -
     and residential Exchange Line Services.

                                                 A          B            C
                                             ---------  --------      --------
           DS3                                 $ 0.84

        Service Coordination Fee,              $ 0.84
        Per Carrier Bill, per Switch

    2.  Non-Recurring Rates

        Service Order -- Establish/Change:
        (Business or Residence)                $ 6.42/3/

        Line Connection: (Business or
        Resident)                              $18.60/4/

        Record Change                          $ 6.42

        Provisioning Change                    $ 6.42

 B. NID/5/ No Charge
        -


 C. Switching

    1.  Unbundled Local Switching

                                                        Non-Recurring   Monthly
                                                        -------------   -------

        (a)  Custom Routing
             - per new LCC, per switch                     $114.68           --

        (b)  ULS Ports

             - Basic Line Port, per port                   $ 26.83        $2.27

             - Ground Start Line Port, per port            $ 26.83        $2.77


_____________

/3/  The Service Order Charge is a per occasion charge applicable to any number
 -
     of Loops ordered for the same location and same Customer account.

/4/  The Line Connection Charge applies to each Loop.
 -

/5/  Access to Network Interface Device for Accessing Customer Premises Wiring
 -
     (Inside Wire).

                                                   Non-Recurring     Monthly
                                                   -------------     -------
     - ISDN-Direct Port,
        per port                                      $ 26.83        $ 12.41
        per telephone number                               --        $  0.01

     - DID Trunk Port,
        per port                                      $ 26.83        $ 13.26
        per telephone number                               --        $  0.01
        add/rearrange each termination                $ 12.17             --

     - ISDN Prime Trunk Port,
        per port                                      $309.24        $159.23
        per telephone number                               --        $  0.01
        add/rearrange channels                        $ 12.17            --

        - Digital Trunking Trunk Port,                $309.24        $114.75
        per port

        - Custom Routing Port,
        per port                                      $309.24             --
        per individual trunk termination                   --        $ 99.83

     - Centrex Basic Line Port, per port              $ 26.83        $  2.27

     - Centrex ISDN Line Port, per port               $ 26.83        $ 12.41

     - Centrex EKL Line Port, per port                $ 26.83        $  2.78

     - Centrex Attendant Console Line Port,
        per port                                      $ 53.66        $ 74.78

 (c) Centrex System Charges

     - System Features, per common block                   --        $354.86

     - Common Block establishment, each               $189.07             --

     - System features change or rearrangement,
        per feature, per occasion                     $ 25.82             --

     - System feature activation, per feature,
        per occasion                                  $105.98             --

                                                    Non-Recurring    Monthly
                                                    -------------    -------
   (d) Service Charges

       Service Ordering Charges

       - Initial
         -------
           Line port, per occasion                     $     6.42           --
           Trunk port, per occasion                    $   167.76           --

       - Subsequent
         ----------
           per occasion                                $     6.42           --

       -   Record Order per occasion                   $     6.65           --

       Conversion Charge

       -   change from one type of line-port
           to another, per each changed                $    24.64           --

       Ameritech Cross-Connection Service, per
       carrier transport facility,
       -   2-Wire (Line port), each                            --    $    0.17
       -   DS1 (trunk port) (each individual trunk)            --    $    0.46

   (e) Service Coordination Fee
       - per carrier bill, per switch.                         --    $    0.84

   (f) Subsequent Training
       - per Company person, per hour                  $    33.41           --

   (g) ULS Usage
       - Billing Development                           $14,734.57           --

       - Per minute of use or fraction thereafter                    $0.003164

       - Daily Usage Feed per message                                $0.000789

2. Unbundled Tandem Switching

   Tandem Trunk (DS1), including features              $   310.31    $  131.06

   Service Order Charge                                $   167.76

   Cross-Connect Charge, per DS1                                     $    0.46

   Subsequent Changes                                  $    12.17           --

                                                    Non-Recurring    Monthly
                                                    -------------    -------


                                                       Per Minute
                                                       ----------

Usage Without Tandem Trunks                             $0.000756

D. Dedicated Interoffice Transmission Facility

                                                    Non-Recurring    Monthly
                                                    -------------    -------
   1.  DS1 Rates
       Entrance Facility
       Per point of Termination
         Terminating Bit Rate 1.544 Mbps

       Zone 1                                                  --     $92.88
       Zone 2                                                  --     $71.06
       Zone 3                                                  --     $64.58

       Interoffice Mileage Termination
       Per point of Termination 1.544 Mbps

       Zone 1                                                  --     $14.66
       Zone 2                                                  --     $14.66
       Zone 3                                                  --     $14.66

       Interoffice Mileage Per Mile 1.544
       Mbps

       Zone 1                                                  --     $ 1.37
       Zone 2                                                  --     $ 1.37
       Zone 3                                                  --     $ 1.37

       Optional Features and Functions Clear
       Channel Capability
       Per 1.544 Mbps Circuit Arrange

       Zone 1                                           $  189.84         --
       Zone 2                                           $  189.84         --
       Zone 3                                           $  189.84         --

                                                    Non-Recurring    Monthly
                                                    -------------    -------

       Interconnection Central Office
       Multiplexing

       DS1 to Voice/Base Rate/128.0, 256.0,
       384.0 Kbps Transport

       Zone 1                                                 --     $334.09
       Zone 2                                                 --     $334.09
       Zone 3                                                 --     $334.09

   2.  DS3 Rates
       Entrance Facility, per Point of
       Termination
          DS3 with Electrical Interface Per
          Termination

       Zone 1                                                 --     $719.52
       Zone 2                                                 --     $810.59
       Zone 3                                                 --     $793.90

       Interoffice Mileage Termination
       Per Point of Termination

       Zone 1                                                 --     $144.97
       Zone 2                                                 --     $144.97
       Zone 3                                                 --     $144.97

       Interoffice Mileage Per Mile

       Zone 1                                                 --     $ 29.16
       Zone 2                                                 --     $ 29.16
       Zone 3                                                 --     $ 29.16

       Optional Features and Functions

       Interconnection - Central Office
       Multiplexing, Per Arrangement

       DS3 to DS1

       Zone 1                                                 --     $383.31
       Zone 2                                                 --     $383.31
       Zone 3                                                 --     $383.31

                                                    Non-Recurring    Monthly
                                                    -------------    -------
3. OC-3 Rates Entrance Facility, per
   point of termination
   Terminating Bit Rate 155.52 Mbps                                  $326.74

   Interoffice Mileage Termination,
   per point of mileage termination
   155.52 Mbps                                                       $347.19

   Interoffice Mileage, per mile
   155.52 Mbps                                                       $204.80

   Optional Features and Functions

   OC-3 Add/Drop Multiplexing, per
   arrangement                                                       $562.48

   Add/Drop Function
   Per DS3 Add or Drop                                               $126.22
   Per DS1 Add or Drop                                               $ 38.99

   1 + 1 Protection, per OC-3 Entrance
   Facility                                                          $ 49.92

   1 + 1 Protection with Cable
   Survivability, per OC-3 Entrance
   Facility                                           $1,261.80      $ 49.92

   Cross-Connection of Services OC-3 to
   OC-3 Cross-Connect, per circuit                                   $ 92.22
                                                             --
   1 + 1 Protection with Route
   Survivability
                                                    Apply 1 + 1 Protection, per
   (1) Per OC-3 Entrance Facility                   OC-3 Entrance Facility Rates
                                                    and Charges as specified
                                                    above plus (2) below

   (2) Per Quarter Route Mile                                        $ 41.14

4. OC-12 Rates

   Entrance Facility, per point of
   termination, Terminating Bit
   Rate 622.08 Mbps                                                  $530.35

                                                    Non-Recurring    Monthly
                                                    -------------    -------
   Interoffice Mileage Termination,
   per point of mileage termination
   622.08 Mbps                                                       $  589.98

   Interoffice Mileage, per mile
   622.08 Mbps                                                       $  371.24

   Optional Features and Functions

   OC-12 Add/Drop Multiplexing, per
   arrangement                                                       $  630.21

   Add/Drop Function

   Per OC-3 Add or Drop                                              $  175.82
   Per DS3 Add or Drop                                                   38.12

   Cross-Connection of Services
   OC-12 to OC-12 Cross-Connect,
   per circuit                                                       $  486.16

   1 + 1 Protection, per OC- 12
   Entrance Facility                                                 $  246.97

   1 + 1 Protection with Cable
   Survivability, per OC-12
   entrance facility                                    $1,261.80    $  246.97

   1 + 1 Protection with Route
   Survivability

   (1) Per OC-12 Entrance Facility                 Apply 1 + 1 Protection, per
                                                   OC-12 Entrance Facility Rates
                                                   and Charges as specified
                                                   above plus (2) below

   (2) Per Quarter Route Mile                                        $   36.97

5. OC - 48 Rates

   Entrance Facility, per point of
   termination Terminating Bit Rate
   2488.32 Mbps                                                      $2,233.48

   Interoffice Mileage Termination, per
   point of mileage termination 2488.32
   Mbps                                                              $1,364.94

   Interoffice Mileage, per mile 2488.32
   Mbps                                                              $  239.33

                                                    Non-Recurring    Monthly
                                                    -------------    -------
       Optional Features and Functions

       OC-48 Add/Drop Multiplexing, per
       arrangement (not to exceed 12
       DS3s or equivalent)                                           $  732.90

       Add/Drop Function
       Per OC-12 Add or Drop                                         $  346.13
       Per OC-3 Add or Drop                                          $  159.92
       Per DS3 Add or Drop                                           $   57.27

       Cross-Connection of Services OC-48
       to OC-48 Cross-Connect, per circuit                           $1,074.81

       1 + 1 Protection, per OC-48
       entrance facility                                             $  930.44

       1 + 1 Protection with Cable
       Survivability, per OC-48 entrance               $1,261.80     $  930.44
       facility

       1 + 1 Protection with Route
       Survivability

       (1) Per OC-48 Entrance Facility             Apply 1 + 1 Protection, per
           Channel                                 OC-48 Entrance Facility Rates
                                                   and Charges as specified
                                                   above plus (2) below

       (2) Per Quarter Route Mile                                    $   61.60


                                                   Design and
                                                 Central Office     Carrier
                                                   Connection     Connection
                               Administration     Charge, per     Charge, per
                                Charge, per         circuit       termination
                                -----------      --------------   -----------
                                   order
                                   -----
6. Installation and
   Rearrangement
   Charges DS1
   Service 1.544 Mbps

                                                   Design and
                                                 Central Office     Carrier
                                                   Connection     Connection
                               Administration     Charge, per     Charge, per
                                Charge, per         circuit       termination
                                -----------      --------------   -----------
                                   order
                                   -----
          Zone 1                   $169.14        $267.42            $244.02
          Zone 2                   $169.14        $267.42            $244.02
          Zone 3                   $169.14        $267.42            $244.02

          DS3 Service 44.736
          Mbps

          Zone 1                   $128.09        $284.49            $157.75
          Zone 2                   $128.09        $284.49            $157.75
          Zone 3                   $128.09        $284.49            $157.75

          OC-3 Service
          155.52 Mbps              $ 51.93        $211.01            $414.21

          OC-12 Service
          622.08 Mbps              $ 51.93        $211.01            $414.21

          OC-48 Service
          2488.32 Mbps             $ 51.93        $211.01            $414.21


E.   Shared Interoffice Transmission Facilities

     The rates, charges and prices for Shared Interoffice Transmission Facilities are the following elements set forth in F.C.C. Tariff No. 2 Sections 6.1.3 and 6.9.1: (i) Tandem-Switched Termination per Access
     Minute and (ii) Tandem-Switched Facility per Access Minute per Mile. To the extent that Requesting Carrier also purchases Tandem Switching, Requesting Carrier shall compensate Ameritech for such Tandem Switching at the applicable rates set forth on Item V (C) (2) of the Pricing Schedule in addition to any applicable charges for Shared Interoffice Transmission Facilities.

                                                       Non-Recurring       Monthly        Usage
                                                       -------------       -------        -----
F. Transiting (local and intraLATA toll):

   Tandem Switching per minute                                   --             --        $0.004002
   Tandem Transport per minute                                   --             --        $0.000260
   Tandem Transport Facility per minute                          --             --        $0.000084

G. Signaling Networks and Call-Related
   Databases

   1. Signaling Networks (signal Links as per
      MPSC No. 21, Part 8)

      Signal Transfer Point, per port                       $254.79        $270.11               --

      Originating Point Code, per service
      added or changed                                      $  9.63             --               --

      Global Title Address Translation, per service
      added or changed                                      $  5.18             --               --

      Signal Switching, per ISUP message                         --             --        $0.000121

      Signal Switching, per TCAP message                         --             --        $0.000103

      Signal Transport, per ISUP message                         --             --        $0.000046

      Signal Transport, per TCAP message                         --             --        $0.000031

      Signal Formulation, per ISUP message                                                $0.000699

      Signal Formulation, per TCAP message                                                $0.000417

      Signal Tandem Switching, per ISUP message                                           $0.000207


                                                                                     Per Query
                                                                                     ---------

   2. Call-Related Databases

      800 Service

      Database Query Using Ameritech - Provided
      Facilities

      - 80ODB Call-Routing Query                                                          $0.002837

                                                                      Per Query
                                                                      ---------

      - 80ODB Routing Options Query                                   $0.000930

      Local STP Database Query Utilizing Requesting
      Carrier Provided Facilities between the Requesting
      Carrier's Switch and Ameritech's STP and
      Ameritech Provided Facilities between Ameritech's
      STP and Ameritech's Regional STP

      - 80ODB Carrier-ID-Only Query                                   $0.001227

      - 80ODB Routing Options Query                                   $0.000185

      Regional STP Database Query Utilizing Requesting
      Carrier - Provided Facilities

      - 80ODB Carrier-ID-Only Query                                   $0.001170

      - 80ODB Routing Options Query                                   $0.000131

      LIDB Service

      LIDB Queries

      - LIDB Validation Query                                         $0.013817
      - LIDB Transport Query                                          $0.000069
      - LIDB to LIDB Query                                            $0.048058

      Query at regional STP
      - LIDB Validation Query                                         $0.013817
      - LIDB Transport Query                                          $0.000013

      Ameritech Provided Services requiring LIDB Queries

      - LIDB Validation Query                                         $0.013817
          - LIDB Transport Query                                      $0.000813
          - LIDB to LIDB Query                                        $0.048803


   3. Service Management Systems

      Access to Databases - TBD/6/
      --------------------      -


_________________

/6/  "TBD" means "to be determined." The rate structure set forth herein may
 -
     ultimately be modified.

H.   Operator Services and Directory Assistance

     1. Operator Services

        Manual Call Assistance Occurrences - rates will apply based on the total
        -----------------------------------
        monthly volume and a LIDB charge will apply separately to all occurrences requiring billing validation.

        $0.340 per occurrence

        Automated Call Assistance Occurrences - rates will apply based on the
        --------------------------------------
        total monthly volume, and a LIDB charge will apply separately to all automated occurrences.

        $0.018 per occurrence

        Branding per trunk group  --  $386.56 non-recurring charge

     2. Directory Assistance

           Directory Assistance, rate per call $0.205

I.   Combinations of Network Elements /7/
                                       -

J.   Rates for Maintenance.

     1. Trip Charge -- as per Ameritech's Retail Tariff

     2. Time Charge -- as per Ameritech's Retail Tariff


                     ITEM VI -- WHOLESALE RESALE SERVICES

A.   See Schedule 10.1

B.   "Warm" Transfer          TBD



                            ITEM VII -- COLLOCATION

A. Physical


______________

/7/  Charges for Combinations of Network Elements are determined based on
 -
     charges set forth in this Pricing Schedule for individual elements as defined in Schedule 9.3.4. Notwithstanding anything to the contrary,
                ----------------
     Ameritech is not waiving its right to amend this Agreement pursuant to
     Section 29.3.
     -------------

Description                                        Recurring   Non-Recurrin
-----------                                        ---------   ------------
Order Charge                                              --
   - Per ACOI Application                                 --     $   123.17

      Central Office Floor Space
         - Per 100 Sq. Ft.                           $703.69             --

      Central Office Build Out
- Per Initial 100 Sq. Ft. of Floor Space
      Requested, Per Central Office                       --     $12,482.36
         - 50 % charge                                    --     $ 6,241.18
         - 25 % charge                                    --     $ 3,120.59

- Per Additional 100 Sq. Ft. of Floor Space
Requested, Per Central Office                             --     $ 5,342.22
   - 50 % charge                                          --     $ 2,671.11
   - 25 % charge                                          --     $ 1,335.56

Cable Vault Splicing
   - Per Initial Splice                                   --     $    90.26
   - Per Subsequent Splice                                --     $     6.61

Splice Testing
   - Per Initial Splice Test                              --     $    20.73
   - Per Additional Splice Test                           --     $     1.22

Cable Pulling From Manhole to Cable Vault
   - Per First Foot                                       --     $    98.04
   - Per Additional Foot                                  --     $     0.49

Cable Pulling From Cable Vault to
Transmission Node
   - Per First Foot                                       --     $    36.59
   - Per Additional Foot                                  --     $     0.37

Riser Space
   - Per Foot                                        $  1.05             --

Entrance Conduit
   - Per Inner Duct, per Foot                        $  0.05             --

Power Consumption
   - Per Fuse AMP                                    $  5.73             --

Power Delivery
   - Per Power Lead                                       --     $   751.63

     Description                                     Recurring    Non-Recurring
     -----------                                     ---------    -------------
     200 Conductor Electrical Cross-Connection
     Block
        - Per 200 Conductor Electrical Cross-          $69.78                --
        Connection Block

     Digital Cross-Connection Panel (DSX)
        - Per DSX-3 Termination (1 DS3
        termination)                                   $16.61                --
        - Per DSX-1 Panel (Up to 56 DS1
        terminations)                                  $52.04                --

     Optical Cross-Connection Panel (OCX)
        - Per OCX Panel Segment                        $ 6.25                --

     Space Reservation Charge
        - Per Reservation Request                          --         $  304.78

     Optional Features and Functions

     Transmission Node Enclosure
        - Per First 100 sq. ft. Enclosed                   --         $1,850.41
        - Per Additional 100 sq. ft. Enclosed              --         $  730.79

     Passive Bay Termination (includes Bay and
     Panel)                                            $ 0.58                --
        - DS1 Termination                              $ 7.32                --
        - DS3 Termination

     200 Conductor Electrical Termination Block
     (outside Transmission Node)
        - Per Termination Block                        $69.78                --

     Digital Timing Source
        - Per Sync Signal Provided                     $14.00                --

     DS1 Repeater                                      $ 6.49                --

     DS3 Repeater                                      $37.69                --

     Diverse Riser
        - Per floor traversed                              --         $  224.84

B.   Virtual
     Service Order Charge
        - Per Order                                        --         $   48.09

Description                                          Recurring    Non-Recurring
-----------                                          ---------    -------------
Optical Line   Entrance Facility
    - Per Foot                                        $ 0.05/8/              --
                                                             -

Riser
    - Space Per Foot                                  $ 0.24                 --
    - Per Fiber Termination                           $ 1.65                 --

Cable Vault Splicing
    - Per Initial Splice                                  --           $  90.26
    - Per Subsequent Splice                               --           $   6.61

Splice Testing
    - Per Initial Splice Test                             --           $  20.73
    - Per Subsequent Splice Test                          --           $   1.22

Cable Pulling From Manhole to Cable Vault
    - Per First Foot                                      --           $  98.04
    - Per Additional Foot                                 --           $   0.49

Cable Pulling From Cable Vault to the LGX Panel                        $  36.59
    - Per First Foot                                      --           $   0.37
    - Per Additional Foot                                 --

Diverse Riser
    - Per floor traversed                                 --           $ 224.84

Equipment Bay
    - Per 7' Bay Installed (Ameritech
    provided/installed/pre-packaged)                  $41.17           $ 164.00

Equipment Bay
    - Per 7' Bay Installed (Requesting
    Carrier provided/installed)                       $26.33                 --/9/

Project Management Fee
    - Per Initial 7' Bay Installed on Initial or
    Subsequent Order                                      --           $1219.12

    - Per Additional 7' Bay Installed on
    Initial or Subsequent Order                           --           $ 609.56

___________________
/8/  Rates indicated do not include cable.
 -

/9/  Rates indicated do not include cable.
 -

Description                                          Recurring    Non-Recurring
-----------                                          ---------    -------------
    - Per Initial Shelf Installed
    on Subsequent Order                                     --        $914.34

    - Per Additional Shelf Installed on Same                --        $548.61
    Subsequent Order

    - Per Bay Rearrangement and/or
    Miscellaneous Work                                      --        $731.47

Power Consumption
    - Per Fuse AMP                                      $ 5.73             --

Power Delivery
    - Per 7' Bay Installed                                  --        $751.63

200 Conductor Electrical Cross-Connection
Block
    - Per 200 Conductor Electrical                      $69.78             --
    Cross-Connection Block

Digital Cross-Connection Panel (DSX)
    - Per DSX-3 Termination (1 DS3
    termination)                                        $16.61             --

    - Per DSX-1 Panel (Up to 56 DS1
    terminations)                                       $52.04             --

Optical Cross-Connection Panel (OCX)
    - Per OCX Panel Segment                             $ 6.25             --

Digital Timing Source
    - Per Timing Circuit Required                       $ 2.79             --

    Thru-Connect
    - Per DSX-1 to DSX-1                                $ 0.21        $  2.92
    - Per OCX to OCX                                    $ 1.60        $  2.92


                            ITEM VIII -- STRUCTURE

See Exhibit PS-VIII.

                ITEM IX --- SERVICE PROVIDER NUMBER PORTABILITY

                                                      I.N.C./10/  Per Month/10/
                                                      -----  --   --------- --
  A. SPNP-Remote
     Service Ordering Charge, per occasion/11/        $ 31.05
                                           --
     per number ported                                $ 11.20        $  2.84
     per additional call path/12/ (1-5)               $  5.85        $  0.09
                              --
     per additional call path (6-90)                  $  5.85        $  0.34


  B. SPNP-Direct

     Service Ordering Charge, per occasion            $ 47.56


     Service Establishment Charge
        per SPNP-Direct trunk group,
        per switch                                    $ 31.77            ---

     SPNP-Direct Channel Termination
        charges, per SPNP-Direct VG
        channel termination                           $ 19.60        $ 20.05
         per SPNP-Direct DS1
        channel termination                           $159.02        $132.16


______________________

/10/ Rates suspended pending Commission approval of a competitively neutral cost
 --
     recovery mechanism.

/11/ Service Coordination Fee Charges apply.
 --

/12/ Service Ordering charges for additional call capacity for a ported number
 --
     are not applicable if ordered coincident with its specific ported number. If ordered subsequent to SPNP-Remote Service or with an unrelated ported number, Service Ordering charges apply per occasion.

                                               I.N.C. /13/                 Per Month /13/
                                               -----   --                  ---------  --
SPNP-Direct Number Charges
     per number ported                              $ 1.83                   $.034054

SPNP-Direct Transport Charges,/14//15/
                               --  --
     per SPNP-Direct VG transport              See Footnote /16/           See Footnote /16/
                                                             --                          --
     per SPNP-Direct VG w/o transport/17/
                                      --
     per SPNP-Direct DS1 transport             See Footnote /18/           See Footnote /18/
                                                             --                          --
     per SPNP-Direct DS1 w/o transport/17/
                                       --

Subsequent additions, deletions or
rearrangement of SPNP-Direct trunk
terminations in addition to above
charges
     per occasion                                   $12.13

__________________

/13/   Rates suspended pending Commission approval of a competitively neutral
 --
       cost recovery mechanism.

/14/   Service ordering charges, as shown in Item V, apply.
 --

/15/   Line connection charges, as shown in Item V, apply.
 --

/16/   Rates for unbundled PBX ground start loops apply, as specified in Item V.

/17/   Where SPNP Direct is provisioned, cross-connection charges as specified
 --
       in Item V apply.

/18/   SPNP Direct DS1 is provisioned at the rates and charges for DS1 service,
 --
       as specified in Item V.D.1 apply.

                                 EXHIBIT PS -1

Emergency Number Service Access
(ENSA)

Description                                  Non-Recurring           Monthly
-----------                                  -------------           -------

1. Channel Conditioning
   - Per Channel
     - Back to Back                               $365.89            $ 32.88
       Collocated                                 $365.89            $ 32.88
     - Direct (1st Channel) Channels              $357.39            $199.56
       2-24 (per channel)                         $357.39            $  1.88

ANI/ALI/SR and Database Management
- Per 1,000 main stations and
  equivalent network access lines served,
  rounded up to the nearest 1,000                 $  6.81            $ 27.77

Control Office Administration
- Per NXX                                         $122.11            $  2.15

The prices for Route Diversity will be determined on a case by case basis.

The charges for Alternate Control Office Access, enabling routing of 911 calls across multiple selective routing areas, is in addition to all other charges, and subject to Ameritech approval.

                                                       Nonrecurring
                                                       ------------

Alternate Control Office
-  Per Trunk Group                                       $548.24

Address & Routing File (ARF)
-  Per File Request                                      $ 56.50

Manual Updates
-  Per Record, per occasion                              $  1.58


                                Exhibit PS-1-1

                                EXHIBIT PS-VIII
                             STRUCTURE PRICING/1/
                                               -

             POLE ATTACHMENT AND CONDUIT OCCUPANCY ACCOMMODATIONS

                                             Nonrecurring Charge      Per Year
                                             ----------------------------------

Administrative Fee
-  per request or assignment                           $200.00

Pole Attachment Fee
-  per pole, per year for each foot of
   usable space occupied and for each power
   supply or equipment case or cabinet
   attached to a pole                                                $  1.97

Conduit Attachment Fee
-  per foot of innerduct occupied per year                           $   .33/2/
                                                                             -

________________

/1/  The rates set forth above are currently the charges for the lowest existing
 - contract available to an attaching party in the state of Michigan and shall be adjusted periodically consistent with the terms of the Agreement.

/2/  If an Attaching Party occupies an entire duct, the Attachment Fee shall be
 -   two (2) times the rate per innerduct foot for the Attachment.

                               Exhibit PS-VIII-1

                                EXHIBIT PS-VIII
                             STRUCTURE PRICING/3/
                                               -

A. The following fees, rates and charges apply to Attachment to Ameritech Structure.

     1. Administrative Fees. Administrative Fees cover the cost of establishing records, databases and systems, the processing of assignment of permits and similar administrative procedures to accommodate a Requesting Carrier's request for Attachment. Administrative Fees are payable with Requesting Carrier's initial request for Attachment, and for assignment of any permit, or series of permits, to a single assignee. Administrative fees are not refundable.

Administrative Fee - $200.00 per request of assignment.

     2. Maps, Records and Information Charges. Maps, Records and Information charges cover the cost of researching and preparing records and information and preparing maps or drawings in order to provide access to the same to a Requesting Carrier. Charges for these services will be as follows:

          a. Initial Map Preparation - The full cost to Ameritech to prepare a map or record for access by a Requesting Carrier.

          b. Record Searches and Information Requests - The full cost to Ameritech to research records and assemble information to respond to a Requesting Carrier's request for information and, if applicable, to meet with the Requesting Carrier to clarify the map, record or information.

Prior to initiating Initial Map Preparation or Record Searches and Information Requests, the Requesting Carrier shall deposit with Ameritech against the charges therefor Ameritech's estimated amount of charges associated with the requested Initial Map Preparation or Record Search and Information Request. The Requesting Carrier shall pay the amount by which the costs of the request exceeds the estimate. Ameritech will reimburse to the Requesting Carrier the amount by which the deposit exceeds the actual cost of the request.

     3. Make Ready Work Charges. Make Ready Work Charges include all of Ameritech's costs to prepare Structure for the Attachments of the Requesting Carrier, including engineering, field surveys, permits, construction, rearrangement, replacement, inspections, administration and supervision.

___________________

/3/  The rates set forth above are currently the charges for the lowest existing
 - contract available to an attaching party in the state of Michigan and shall be adjusted periodically consistent with the terms of the Agreement.

                               Exhibit PS-VIII-2

          a. The charges for Make Ready Work are the full cost to Ameritech to perform the required work.

          b. Prior to commencing any make Ready Work by Ameritech, the Requesting Carrier shall deposit with Ameritech against the Make Ready Work Charges, Ameritech's estimated amount of the Make Ready Work Charges. The Requesting Carrier shall pay the amount by which the Make Ready Work Charges exceeds the deposit. Ameritech will refund to the Attaching Party the amount by which the deposit exceeds the Make Ready Work Charges.

          c. For requests for access to Ameritech's Ducts, Conduit or Rights-of-way, the Requesting Carrier shall make separate deposits for field survey Make Ready Work to determine the actual availability of space based on Ameritech's records and for the Make Ready Work to prepare the Rights-of-way or conduit for the Requesting Carrier's Attachment.

          d. In the event that other Requesting Carriers, including Ameritech, share in the responsibility for the modification to Ameritech's Structure, the deposits required by this section shall be the Requesting Carrier's proportionate share of the Make Ready Work Charges.

     4. Attachment Fees. Attachment Fees are the recurring charges to the Requesting Carrier to place and maintain its Attachments in or on Ameritech's Structure.

          a. Attachment Fees are due and payable twice each Contract Year in advance. On January 1 of each year, the Requesting Carrier will be billed for its Attachments to Ameritech's Structure in place and for which Make Ready Work has been completed as of December 1 of the previous year. On July 1 of each Contract Year, the Requesting Carrier will be billed for its Attachments to Ameritech's Structure in place and for which Make Ready Work has been completed as of June. Any Attachments made within each billing period will be billed at the time of the Attachment for the entire billing period.

          b.   Pole Attachment Fees

               i) The Attachment Fee for poles applies to each pole on which the Requesting Carrier has placed it Attachment or for which Make Ready Work pursuant to a request for access has been completed.

               ii) Pole Attachment Fee: $1.97 per pole, per year for each one foot of space occupied by the Requesting Carrier's Attachments.

                               Exhibit PS-VIII-3

          c.   Duct or Conduit Attachment Fees

               i) The Attachment Fee for duct or conduit applies to the total number of feet of Ameritech's conduit system or ducts in which the Requesting Carrier placed Attachments or for which Make Ready Work pursuant to a request for access has been completed.

               ii) The length of the duct or conduit occupied is measured from wall to wall of the manholes, or from the wall of the manhole to the end of the Ameritech's conduit system or duct occupied by the Requesting Carrier's Attachment, plus the cable racking and maintenance loop space measured by the length of the Requesting Carrier's cable within each manhole.

               iii) If Requesting Carrier's partial occupancy of a continuous conduit system or duct renders the remainder of any portion thereof unusable, the Attachment Fee applies to both the portion occupied and the portion unusable.

               iv) If Requesting Carrier occupies an entire duct, the Attachment Fee shall be twice (2) times the rate per Inner-duct foot for the Attachment.

               v)   Conduit Attachment Fee:

                    $.33 per foot of Inner-duct or cable racking an maintenance loop space occupied per year.

          d.   Rights-of-Way Attachment Fees:

               i) The Attachment Fee for use of linear rights-of-way applies to the total linear footage of strips of land three feet (3') wide suitable for direct buried or trench placement of cable facilities of Ameritech's right-of-way in which the Requesting Carrier has placed Attachments or for which Make Ready Work pursuant to a request for access has been completed and is priced on a case-by-case basis.

               ii) If Requesting Carrier's partial occupancy of a continuous linear right-of-way renders the remainder or any portion thereof unusable, the Attachment Fee applies to both the portion occupied and the portion rendered unusable.

               iii) The Attachment Fees for the Requesting Carrier's equipment cabinets or enclosures placed on Ameritech's rights-of-way will be priced on a case-by-case basis, depending upon the proposed Attachment and the characteristics of the right-of-way in question including the consumption of useable space of the right-of-way by the Attachment and its useability for the Attachments of others, including Ameritech's, after the Attachment.

                               Exhibit PS-VIII-4

               iv) The Attachment Fees for the Requesting Carrier's Attachments to Ameritech's rights-of-way within buildings or on campuses owned by third parties will be priced on a case-by-case basis, depending upon the proposed Attachment and the characteristics of the right-of-way the Attachment and its useability for the Attachments of others, including Ameritech's after the Attachment, and the cost of Ameritech of the right-of-way in question.

          e.   Period Inspection Fees

               Periodic inspection fees will be assessed to cover the Requesting Carrier's portion of the costs to Ameritech to make periodic inspections of its Structure with respect to the Attachments of the Attaching Party and other attaching parties.

                               Exhibit PS-VIII-5

RATE ELEMENT                  MONTHLY CHARGE          NON-RECURRING CHARGE/2/
                                                                           -

 ADMINISTRATIVE CHANGE CHARGE                           $50.00
INITIAL ADDRESS MESSAGE (IAM)- $0.0011500 PER MESSAGE

RECIPROCAL COMPENSATION = $XXXX PER MINUTE FOR LOCAL CALLS /4/
                                                            -


/4/  Ameritech and Focal do not agree on the Reciprocal Compensation rate to be
 - paid by Ameritech for Local Traffic terminating on Focal's network. Focal will bill Ameritech at $0.005956 per minute for Local Traffic. Ameritech disagrees and believes the rate is $0.0050000 and will dispute Focal's billing in accordance with its rights under Section 28.2 of the Agreement. Either Party may reslove the dispute consistent with Section 28.3 of the Agreement. The Parties will true-up the difference, if any, after the correct rate is determined pursuant to Section 28.3.

                              Exhibit PS-VIII-A-2

                                   Exhibit A
                                   ---------

                          FOCAL/AMERITECH FIBER MEET


                            [DIAGRAM APPEARS HERE]


                               EXHIBIT PS-VIII-A
                    Focal Network Interconnection Services/1/
                                    Michigan

Rate Element                                       Monthly Charge                  Non-recurring Charge/2/
DS1 Collocation Termination Charge per DS1/3/
   1 -   28 DS1s                                      $ 36.00                            $267.00
  29 -   56 DS1s                                      $ 33.00                            $267.00
  57 -   84 DS1s                                      $ 26.00                            $267.00
  85 -  112 DS1s                                      $ 21.00                            $267.00
 113 -  140 DS1s                                      $ 17.00                            $267.00
 141 -  168 DS1s                                      $ 13.00                            $267.00
 169 -  300 DS1s                                      $ 12.00                            $175.00
 301 -  500 DS1s                                      $ 12.00                            $125.00
 501 -  750 DS1s                                      $ 12.00                            $ 75.00
 751 - 1000 DS1s                                      $ 12.00                            $ 50.00
1001+                                                 $ 12.00                            $ 25.00

DS3 to DS1 Multiplexing                               $620.00
 per DS3
Leased DS1 Facility
      w/o mileage                                     $186.00
      w/ mileage                                      $334.00 + $25.00 per mile
Signaling Link Port                                   $450.00                            $475.00
Termination
Installation per DS1 Trunk                                                               $177.50
Group
Service Order Charge Per                                                                 $ 50.00
Order
Engineering Charge per                                                                   $120.00
DS1 Trunk Group
Service Order Change Charge                                                              $ 50.00

/1/ The rates in this Exhibit are subject to change if the rates Ameritech charges Focal for comparable services provided under the Agreement change.

/2/ For moves within the same Focal Wire Center, which are not initiated by Focal, the Service Order Charge and one-half of the non-recurring charges will apply.

/3/ The DS1 Collocation Termination charge permits the Co-Carrier to terminate Co-Carrier provided facilities in the Co-Carrier equipment residing within Focal furnished, engineered and installed space and includes cross-connect to Focal equipment. It applies per terminated DS1 and not to spare DS1 capacity or access services Focal purchases from Ameritech. However, if a DS3 is terminated and Focal provides multiplexing, Ameritech must pay 28 DS1 Collocation Termination charges even if all trunks are not used. Ameritech acknowledges that the DS1 Collocation Termination charge will be identified on invoices as a "DS1 Port Termination Charge."

                              Exhibit PS-VIII-A-1

                        REPRESENTATION OF AUTHORIZATION

     Ameritech hereby represents to Focal, for purposes of obtaining a Customer's Customer Proprietary Network Information ("CPNI") or for placing an order to change or establish a Customer's service, that it is a duly certificated LEC and that it is authorized to obtain CPNI and to place orders for Telephone Exchange Service (including Resale Service) upon the terms and conditions contained herein.

1. With respect to requests for CPNI regarding prospective Customers of Ameritech, Ameritech acknowledges that it must obtain written or electronic authorization in the form of a signed letter, tape-recorded conversation, password verification, or other means ("Documentation of Authorization") which explicitly authorizes Ameritech to have access to the prospective Customer's CPNI. The Documentation of Authorization must be made by the prospective Customer or the prospective Customer's authorized representative. In order to obtain the CPNI of the prospective Customer, Ameritech must submit to Focal the Documentation of Authorization. If Ameritech cannot provide applicable Documentation of Authorization, then Focal shall not provide CPNI to Ameritech.

2. If Ameritech has already obtained Documentation of Authorization for the Customer to place an order for Telephone Exchange Service for the Customer, Ameritech need not submit Documentation of Authorization to obtain the Customer's CPNI.

3. With respect to placing a service order for Telephone Exchange Service (including Resale Services) for a Customer, Ameritech acknowledges that it must obtain Documentation of Authorization which explicitly authorizes Ameritech to provide Telephone Exchange Service to such Customer. The Documentation of Authorization must be made by the prospective Customer or Customer's authorized representative. Ameritech need not submit the Documentation of Authorization to process a service order. However, Ameritech hereby represents that it will not submit a service order to Focal unless it has obtained appropriate Documentation of Authorizaton from the prospective Customer and has such Documentation of Authorization in its possession.

4. The Documentation of Authorization must clearly and accurately identify Ameritech and the prospective Customer.

5. Ameritech shall retain all Documentation of Authorization in its files for as long as Ameritech provides Telephone Exchange Service to the Customer, or for as long as Ameritech makes requests for information on behalf of the Customer.

6. Ameritech shall make Documentation of Authorization available for inspection by Focal during normal business hours. In addition, Ameritech shall provide Documentation of Authorization for Customers or prospective Customers to Focal upon request.

7. Ameritech is responsible for, and shall hold Focal harmless from, any and all Losses (as defined in that certain Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated as of January 29, 1997 by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc. on behalf of and as agent for Ameritech Michigan and Focal Communications Corporation of Michigan, (the "Interconnection Agreement") resulting from Focal's reliance upon Ameritech's representations as to its authority to act on behalf of a Customer or prospective Customer in obtaining CPNI or placing a service order for Telephone Exchange Service.


8. If Ameritech fails to repeatedly and materially abide by the procedures set forth herein, Focal reserves the right to insist upon the submission of Documentation of Authorization for each Customer in connection with a request for a service order.

9. This Representation of Authorization shall commence on the date noted below and shall continue in effect until the termination or expiration of the Interconnection Agreement.

     Dated this 10th day of February 1999.

AMERITECH INFORMATION INDUSTRY
SERVICES, A DIVISION OF AMERITECH
SERVICES, INC., ON BEHALF OF AND
AS AGENT FOR AMERITECH MICHIGAN

By: /s/ Theodore Edwards
   --------------------------------
Title: Vice President
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Printed Name: Theodore A. Edwards
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